     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2005

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           PAHC HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)

              DELAWARE                               2819                              20-2297654
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)             Identification Number)

                               65 CHALLENGER ROAD
                       RIDGEFIELD PARK, NEW JERSEY 07660
                                 (201) 329-7300
   (Address, including zip code, and telephone number, including area code of registrant's principal executive office)

                               JACK C. BENDHEIM,
                      PRESIDENT AND CHAIRMAN OF THE BOARD
                           PAHC HOLDINGS CORPORATION
                               65 CHALLENGER ROAD
                       RIDGEFIELD PARK, NEW JERSEY 07660
                                 (201) 329-7300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                             LAWRENCE M. BELL, ESQ.
                   GOLENBOCK EISEMAN ASSOR BELL & PESKOE LLP
                               437 MADISON AVENUE
                         NEW YORK, NEW YORK 10022-7302
                                 (212) 907-7300

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED            PER UNIT             PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
15% Senior Secured Notes due 2010............     $29,000,000              100%             $29,000,000           $3,413.30
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 28, 2005

PROSPECTUS

                           PAHC HOLDINGS CORPORATION

                               OFFER TO EXCHANGE

         15% SENIOR SECURED NOTES DUE 2010 OF PAHC HOLDINGS CORPORATION
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                              FOR ALL OUTSTANDING
         15% SENIOR SECURED NOTES DUE 2010 OF PAHC HOLDINGS CORPORATION

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME ON           , 2005, UNLESS EXTENDED.

                             ---------------------

Terms of the exchange offer:

     We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

     We believe that the exchange of old notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Certain United States Federal Income Tax Considerations" on page 144 for more information.

     We will not receive any proceeds from the exchange offer.

     The terms of the new notes are substantially identical to the old notes, except that the new notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is           , 2005.

                               TABLE OF CONTENTS

Prospectus Summary..........................................    1
Risk Factors................................................   15
Use of Proceeds.............................................   27
Capitalization..............................................   28
Selected Consolidated Historical Financial Information......   29
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   32
Business....................................................   60
Conditions in Israel........................................   79
Management..................................................   81
Principal Stockholders......................................   89
Description of Capital Stock................................   90
Certain Relationships and Related Party Transactions........   92
Description of Certain Indebtedness.........................   95
The Exchange Offer..........................................   98
Description of the New Notes................................  107
Certain United States Federal Income Tax Consequences.......  144
Plan of Distribution........................................  150
Legal Matters...............................................  151
Experts.....................................................  151
Where You Can Find More Information.........................  151
Index to Consolidated Financial Statements..................  F-1

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. PAHC HOLDINGS CORPORATION HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION YOU SHOULD NOT RELY ON IT. PAHC HOLDINGS CORPORATION IS NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CANNOT LEGALLY BE OFFERED THE SECURITIES. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR ANY SUPPLEMENT.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. PAHC Holdings Corporation has agreed that, for a period of 90 days after the effective date of the registration statement of which this prospectus is a part, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                          FOR NEW HAMPSHIRE RESIDENTS

     Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Uniform Securities Act of 1933 with the state of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the secretary of state that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the secretary of state has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                    MARKET SHARE, RANKING AND INDUSTRY DATA

     The market share, ranking and other industry data contained in this prospectus, including our position and the position of our competitors within these markets, are based either on our management's knowledge of, and experience in, the markets in which we operate, or derived from industry data or third-party sources and, in each case, we believe these estimates are reasonable as of the date of this prospectus or, if an earlier date is specified, as of such earlier date. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information is subject to change and cannot always be verified due to limits on the availability and reliability of independent sources, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, purchasing patterns and consumer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth in this prospectus, and estimates and beliefs based on such data, may not be reliable.

                                   TRADEMARKS

     The following trademarks and service marks used throughout this prospectus belong to, are licensed to, or are otherwise used by us in our medicated feed additives business: Stafac(R); Eskalin(R); V-Max(R); Terramycin(R); Neo-Terramycin(R); CLTC(R); Mecadox(R); Nicarb(R); Amprol(R); Bloatguard(R); Aviax(R); Coxistac(R); Posistac(R); Banminth(R); Cerditac(R); Cerdimix(R); Rumatel(R).

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

     Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the expansion of product offerings geographically or through new applications, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

     - our substantial leverage and potential inability to service our debt,

     - our dependence on distributions from our subsidiaries,

     - risks associated with our international operations and significant foreign assets,

     - our dependence on our Israeli operations,

     - competition in each of our markets,

     - potential environmental liability,

     - potential legislation affecting the use of medicated feed additives,

     - extensive regulation by numerous government authorities in the United States and other countries,

     - our reliance on the continued operation and sufficiency of our manufacturing facilities,

     - our reliance upon unpatented trade secrets,

     - the risks of legal proceedings and general litigation expenses,

     - potential operating hazards and uninsured risks,

     - the risk of work stoppages, and

     - our dependence on key personnel.

     We believe the forward-looking statements in this prospectus are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                               PROSPECTUS SUMMARY

     The following summary highlights information that we believe is especially important concerning our business and this exchange offer. The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this prospectus. You should carefully read this entire prospectus and should consider, among other things, the matters set forth under "Risk Factors" before deciding to participate in the exchange offer. Unless otherwise indicated or the context requires otherwise, references in this prospectus to (1) the "Company," "our company," "we," "our," "us" and similar expressions refer to PAHC Holdings Corporation and its consolidated subsidiaries, including Phibro Animal Health Corporation, a New York corporation, (2) the "issuer" and "Holdings" refer to PAHC Holdings Corporation and not its subsidiaries, and (3) "PAHC" refers to Phibro Animal Health Corporation and its consolidated subsidiaries. We have recently been formed as a holding company for PAHC. As used herein, references to any "fiscal" year of our company refer to our fiscal year ended or ending on the June 30 of such year.

                               THE EXCHANGE OFFER

     On February 10, 2005, Holdings issued and sold $29.0 million aggregate principal amount of its 15% Senior Secured Notes due 2010 in a private placement. Interest is payable at the option of Holdings in cash or pay-in-kind notes. The notes issued and sold on February 10, 2005 are referred to as the old notes. PAHC is not obligated for the old notes. In connection with the sale of the old notes, Holdings entered into a registration rights agreement with the initial purchaser of the old notes in which Holdings agreed to deliver this prospectus to you and to complete an exchange offer for the old notes. As contemplated by the registration rights agreement, Holdings is offering to exchange an aggregate of $29.0 million aggregate principal amount of its new 15% Senior Secured Notes due 2010, referred to as the new notes, the issuance of which new notes have been registered under the Securities Act, for a like aggregate principal amount of our old notes. We urge you to read the discussions in this Prospectus Summary under the headings "Summary of the Exchange Offer" and "The New Notes" and in this Prospectus under the headings "The Exchange Offer" and "Description of the New Notes" for further information regarding the exchange offer and the new notes.

                                  THE COMPANY

OVERVIEW

     We were formed to serve as the issuer of the old notes and the notes offered hereby, by the holders of all of PAHC's capital stock, other than the holders of PAHC's Series C Preferred Stock. In particular, Jack Bendheim, Marvin Sussman and trusts for the benefit of Mr. Bendheim and his family exchanged all of their shares of Series A Preferred Stock and Class B Common Stock, and Mr. Bendheim exchanged fifty percent (50%) of his shares of Class A Common Stock, for the same number and class of shares of Holdings, having the same designations, relative rights, privileges and limitations as the PAHC shares of such class (except to the extent that Holdings is a Delaware corporation and PAHC is a New York corporation).

     The proceeds from the sale of the old notes were released from escrow on February 28, 2005 and $26.4 million of such proceeds were contributed by the issuer to the capital of PAHC and used to redeem on such date PAHC's Series C Preferred Stock, all of which was held by Palladium Equity Partners II, L.P. and certain of its affiliates, for $26.4 million. In connection with the release of the proceeds of the old notes from escrow and following the redemption of PAHC's Series C Preferred Stock, Mr. Bendheim contributed to the issuer the balance of PAHC's outstanding Class A Common Stock. All of PAHC's Series A Preferred Stock and Class B Common Stock, its non-voting classes of stock, and all of PAHC's outstanding Class A Common Stock, PAHC's voting stock, is currently owned by us and pledged as security for the old notes. The old notes are secured by all of our assets (now consisting substantially of all of the outstanding capital stock of PAHC). See "Principal Stockholders" and "Description of Capital Stock."

     Our corporate structure is as follows:

                           PAHC HOLDINGS CORPORATION
                                    (Issuer)
                       $29.0 million Senior Secured Notes
                                    due 2010

                                       -
                        PHIBRO ANIMAL HEALTH CORPORATION

                        Domestic Senior Credit Facility

                       $127.5 million 13% Senior Secured
                                 Notes due 2007

                          $48.0 million 9 7/8% Senior
                          Subordinated Notes due 2008
                                           100%

     We are a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives (MFAs) and nutritional feed additives (NFAs), which we sell throughout the world predominantly to the poultry, swine and cattle markets. MFAs are used preventively and therapeutically in animal feed to produce healthy livestock. We believe we are the third largest manufacturer and marketer of MFAs in the world, and we believe that certain of our MFA products have leading positions in the marketplace. We are also a specialty chemicals manufacturer and marketer, serving primarily the United States pressure-treated wood and chemical industries. We have several proprietary products, and many of our products provide critical performance attributes to our customers' products, while representing a relatively small percentage of total end-product cost. We operate in over 16 countries around the world and sell our animal health and nutrition products and specialty chemicals products into over 40 countries. Approximately 76% of our fiscal 2004 net sales were from our Animal Health and Nutrition business, and approximately 24% of our fiscal 2004 net sales were from our Specialty Chemicals business.

     Our Animal Health and Nutrition segment manufactures and markets more than 500 formulations and concentrations of medicated and nutritional feed additives, including antibiotics, antibacterials, anticoccidials, anthelmintics, trace minerals, vitamins, vitamin premixes and other animal health and nutrition products, to the livestock and pet food industries. Our MFA products are internationally recognized for quality and efficacy in the prevention and treatment of diseases in livestock, such as coccidiosis in poultry, dysentery in swine and acidosis in cattle. We market our Animal Health and Nutrition products under approximately 450 governmental product registrations, approving our MFA products with respect to animal drug safety and effectiveness.

     Our Specialty Chemicals business manufactures and markets a number of specialty chemicals for use in the pressure-treated wood, chemical catalyst, semiconductor, automotive, aerospace and agricultural industries. We anticipate that our proprietary manufacturing process to produce a copper-based solution for one of the leading new products for manufacturing pressure-treated wood will represent our largest growth opportunity in our Specialty Chemicals business. Over 39% of our fiscal 2004 net sales in our Specialty Chemicals business was derived from copper-based compounds, solutions or mixes.

     We have in recent years focused our business on animal health and nutrition products. As a result of the rapid decline of the printed circuit board industry in the United States, we have substantially exited that business, including our etchant recycling operations, and re-directed our productive capacity in niche markets. We have also sold other non-strategic businesses, such as our Agtrol copper fungicide business and our subsidiaries, Mineral Resource Technologies, Inc. ("MRT") and The Prince Manufacturing Company ("PMC"). In addition, we closed our operations in Odda, Norway ("Odda") and Bordeaux, France ("La Cornubia").

BUSINESS STRENGTHS

     Top Three MFA Provider in the World. We believe we are the world's third largest manufacturer and marketer of medicated feed additives in the poultry and swine markets. We manufacture and market over 200 MFA formulations and concentrations. We believe our MFAs rank first in sales in Brazil, and third in the United States. Our Animal Health and Nutrition business serves our customers in over 40 countries from 21 facilities. Many of our MFA products have been marketed for over 20 years.

     Significant Barriers to Entry. Medicated feed additives cannot be manufactured or marketed without governmental product registrations that are specific to each country -- the Food and Drug Administration ("FDA") for example, in the United States, Health Canada in Canada, and EFSA/EMEA authorities in Europe. Before a product registration is granted, the applicant must show the regulatory authority that the product and its proposed use are both effective and safe for the specified species and application. Obtaining an MFA product registration is comparable in cost and difficulty with obtaining approval for drugs used to treat humans. In addition to approval of formulation and labeling, regulatory authorities typically require approval and periodic inspection of the manufacturing facilities. Because of the costs and difficulties associated with obtaining MFA product registrations, there have been few new medicated feed additives developed and marketed over the last decade. The only two new MFA compounds approved for use in the last 10 years were semduramicin, one of our products, and ractopamine. Because of the inherent difficulties and high costs of obtaining major product registrations and their absolute necessity to operate in this business, our existing broad portfolio of product registrations provides us strength in the marketplace.

     Strong Brand Name Recognition of Our Medicated Feed Additives. We enjoy strong brand name recognition with our medicated feed additives for the prevention and control of diseases in poultry, swine and cattle. In particular, virginiamycin, an antibiotic marketed under the Stafac(R), Eskalin(R) and V-Max(R) brand names, is a popular and efficacious choice of medicated feed additive in the poultry, swine and cattle industry. Semduramicin, sold under the brand name Aviax(R), and salinomycin, sold under the brand name Coxistac(R), are also leading poultry anticoccidials. In fiscal 2004, branded MFAs accounted for approximately 50% of our total Animal Health and Nutrition sales.

     Established Global Network and Customer Base. From our 23 facilities in 16 countries, we manufacture and market our products, which are sold through multiple distribution channels to over 2,800 customers in a wide variety of end use markets. We sell our products through an established global sales, marketing and distribution network to customers in over 40 countries. In fiscal 2004, no single customer accounted for more than 5% of total revenues and our top 10 customers accounted for less than 22% of total revenues.

     Extensive Technical Support for Customers. We employ over 60 chemists, technicians, PhDs and veterinarians (DVMs) at our various facilities involved in providing technical services to customers. Our technical service group and sales personnel are able to work directly with commercial feed manufacturers and integrated poultry, swine and cattle producers to promote animal health. We are able to offer our customers products targeted to local markets, allowing us to serve those local markets more effectively. Our MFA field personnel are skilled in the area of product differentiation and have extensive applications knowledge so as to be able to work closely with customers in determining optimum benefits from usage of our products. As agricultural food production will continue to intensify and will adopt evolving technologies, our MFA personnel are constantly working with customers to better understand their needs in order to best utilize the products existing within our MFA portfolio. This commercial knowledge also plays a pivotal role within the R&D function to ensure that research results are applicable to customer needs and concerns.

     Manufacturing Expertise. Our manufacturing expertise and know-how in antibiotic manufacturing process and organic synthesis has given us unique positions in the marketplace. We believe that we are the only manufacturer of virginiamycin and semduramicin in the world. Our blending, compounding and formulation expertise is recognized by our customers in the animal health and nutrition market. In addition, in our Specialty Chemicals business, based on our more than 50 years of expertise in the metal chemical area, we have become a leading supplier of the new copper-containing compound to the pressure-treated wood industry. We also believe we hold leading positions in agricultural and other industrial applications for copper-containing compounds.

     Proven Management Team. We have assembled a strong and experienced management team at both the corporate and operating levels. Our top operating managers have an average of over 30 years of experience in the animal health and nutrition and specialty chemicals industries. With our expanded management team, we have added significant operational and international experience to our businesses. Our founding family owns 100% of our common stock.

BUSINESS STRATEGY

     Expand Applications for Animal Health and Nutrition Product Offerings to Our Primary Markets. We seek to increase our product lines through expanding the scope of our animal health and nutrition product registrations, through both extending the use claims and formulations and the geographic areas of such registrations. We are actively working with the FDA and other regulators to obtain additional registrations and cross-clearances so that our MFA products can continue to be used in situations where another MFA is also in use. In the United States, we obtained from the FDA a zero-day withdrawal registration for the use of our oxytetracycline product in cattle and recently obtained a cross clearance for Mecadox(R) and Terramycin(R) in swine. We have obtained approval for Aviax(R) in the EU, and are pursuing a modification of our Aviax(R) registration in the United States allowing for site change of the active ingredient. We believe that our receipt of FDA approval of Aviax(R), together with our EU approval of Aviax(R) and our other registration efforts, has the potential to increase our sales over the next two to three years. By leveraging our global reach and our position as the only leading animal health company dedicated to MFAs and NFAs, we are natural partners for small players in the industry, who approach us to help them license or distribute new products they have developed, because we do not compete with their other products.

     Expand Our Customer Base. We intend to expand and strengthen our customer base by (i) focusing on relationships with key accounts, (ii) continuing to incent our sales force to concentrate on fast-growing, high-margin areas within existing product groups, and (iii) pursuing growth opportunities for our existing products in new markets. As certain of our MFA products are used in rotation by our customers, we seek to supply all or substantially all of the various MFA products which our customers may want to use. Our MFA business has historically been strongest in the poultry market, and we are seeking to develop it further in the swine and cattle markets. We expect to continue to enhance our sales force in the swine market, and believe that there are further growth opportunities from doing so. In addition, we believe the under-penetrated Chinese and Latin American markets offer growth opportunities. In China, we are seeking to partner with local distributors, to leverage our existing local sales force.

RECENT DEVELOPMENTS

     Note Offering and Redemption. On February 10, 2005, we sold in a private placement under Rule 144A and Regulation S of the Securities Act $29.0 million of old notes. The proceeds from the sale of the old notes were used to redeem on February 28, 2005 all of PAHC's outstanding shares of Series C Preferred Stock, at a redemption price of $26.4 million.

     The 2004 Offering. On December 21, 2004, PAHC completed a private placement (the "2004 Offering") under Rule 144A and Regulation S of the Securities Act, pursuant to which PAHC and Philipp Brothers Netherlands III B.V. ("PB III B.V.") issued and sold $22.5 million of additional senior secured units, from which they received gross proceeds of approximately $23.4 million. The proceeds from the 2004 Offering were used to refinance indebtedness outstanding under PAHC's domestic senior credit facility. Such additional senior secured units were issued under the same indenture as the 105,000 senior secured units issued by PAHC and PB III B.V. on October 21, 2003. See "Description of Certain Indebtedness -- Domestic Senior Credit Facility" for more information.

     Sale of Belgium Plant. On December 16, 2004, Phibro Animal Health SA ("PAH Belgium"), a wholly owned subsidiary of PB III B.V., entered into an agreement with GlaxoSmithKline Biologicals ("GSK") to sell to GSK substantially all of PAH Belgium's facilities in Rixensart, Belgium (the "Belgium Plant"). Such sale, when completed, (the "Belgium Plant Transactions") will include the following elements (U.S. dollar amounts as of December 31, 2004 exchange rate): (i) the transfer of substantially all of the land and buildings and certain equipment of PAH Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of PAH Belgium, for a purchase price of EUR 6.2 million ($8.4 million), payable at closing; (ii) the transfer to GSK of a majority of the employees of PAH Belgium and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for PAH Belgium to reimburse GSK up to a maximum of EUR 0.7 million ($0.9 million) for such clean-up costs; (iv) in recognition of the benefits to the Company from the proposed transaction, PAH Belgium agreeing to pay to GSK EUR 1.5 million ($2.0 million) within six months from the closing date, EUR 1.5 million ($2.0 million) within eighteen months from the closing date, EUR 1.5 million ($2.0 million) within thirty months from the closing date, and EUR 0.5 million ($0.7 million) within forty-two months from the closing date; (v) PAH Belgium retaining certain excess land (valued at approximately EUR 0.4 million ($0.5 million)) and being able to sell such land for its own account; (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 9.1 million ($12.3 million), of which an amount estimated to be approximately EUR 4.6 million ($6.2 million) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 4.5 million ($6.1 million) would be payable over periods up to thirteen years; and (vii) PAH Belgium retaining certain equipment at the Belgium Plant, and being able to sell such equipment for the account of PAH Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to Phibro Saude Animal International Ltda. which owns a facility in Guarulhos, Brazil or in connection with alternative production arrangements.

     The foregoing transactions and agreements are subject to a closing that is expected to occur on November 30, 2005, but in no event earlier than July 1, 2005 or later than June 30, 2006.

     The 13% Senior Secured Notes due 2007 of PB III B.V. and related guarantees are collateralized by a mortgage on the Belgium Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

     Refinancing of PAHC's Domestic Senior Credit Facility with Proceeds of the Additional Units. To provide the necessary funds to build inventory of virginiamycin until the Brazil plant or alternative supplier is able to produce production quantities of virginiamycin and to finance the purchase of capital equipment to fit out the Brazilian plant with equipment to produce virginiamycin, other than equipment transferred from the Belgium Plant, the maximum amount of indebtedness under PAHC's domestic senior credit facility permitted under the indenture governing the senior secured notes of PAHC and PB III B.V. was increased from $15.0 million to $37.5 million, pursuant to the Second Supplemental Indenture, and PAHC increased its borrowing to $22.5 million. The proceeds of the 2004 Offering were used to refinance $22.5 million of borrowing under PAHC's domestic senior credit facility. The issuance of the additional senior secured units by PAHC and PB III B.V. in the 2004 Offering had the effect of reducing the maximum amount of indebtedness under PAHC's domestic senior credit facility permitted under the indenture governing such notes by the principal amount of the additional senior secured units issued in the

2004 Offering. Borrowings under PAHC's domestic senior credit facility continue to be subject to a borrowing base formula based on percentages of eligible domestic receivables and domestic inventory.
                             ---------------------

     PAHC Holdings Corporation is a Delaware corporation, recently formed as a holding company for PAHC and its subsidiaries, and our principal executive offices are located at 65 Challenger Road, Ridgefield Park, New Jersey 07660 and our phone number is (201) 329-7300.

                         SUMMARY OF THE EXCHANGE OFFER

     On February 10, 2005, Holdings completed a private offering of $29.0 million aggregate principal amount of its 15% Senior Secured Notes due 2010. In connection with this sale, Holdings entered into a registration rights agreement with the initial purchaser of the old notes in which Holdings agreed to deliver this prospectus to you and to complete an exchange offer for the old notes.

NEW NOTES OFFERED.............   $29.0 million aggregate principal amount of 15%
                                 Senior Secured Notes due 2010 of Holdings which have been registered under the Securities Act.
                                 The terms of the new notes and the old notes are identical in all material respects, except for transfer restrictions, registration rights relating to the old notes and certain provisions relating to increased interest rates in connection with the old notes under circumstances relating to the timing of this exchange offer. You are urged to read the discussions under the heading "The New Notes" in this summary for further information regarding the new notes.

THE EXCHANGE OFFER............   We are offering the new notes to you in
                                 exchange for a like number of old notes. The old notes may be exchanged only in integral multiples of $1,000. We intend by the issuance of the new notes to satisfy our obligations contained in the registration rights agreement.
                                 After the exchange offer is complete, you will no longer be entitled to any exchange or registration with respect to your old notes. In this prospectus, the term "exchange offer" means this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal.

CONSEQUENCES OF FAILURE TO
EXCHANGE NOTES................   If you do not exchange your old notes for new
                                 notes, subject to some limited exceptions, you will no longer be able to require us to register the old notes under the Securities
                                 Act. In addition, you will not be able to offer or sell the old notes unless:

                                 - they are registered under the Securities Act
                                   and applicable state securities laws (and we will have no obligation to register them, except for some limited exceptions), or

                                 - you offer or sell them under an exemption
                                   from the requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws.

                                 We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of new notes by these holders. For more information regarding the consequences of not tendering your old notes, see "Risk Factors -- Risk Factors Related to the Exchange Offer."

EXPIRATION DATE; WITHDRAWAL
OF TENDER.....................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2005, or
                                 such later date and time to which it
                                 may be extended by us. The tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the exchange offer.

CONDITIONS TO THE EXCHANGE
OFFER.........................   Our obligation to accept for exchange, or to
                                 issue new notes in exchange for, any old notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the exchange offer. See "The Exchange
                                 Offer -- Conditions to the Exchange Offer."

PROCEDURE FOR TENDERING OLD
NOTES.........................   If you wish to accept the exchange offer and
                                 tender your old notes, you must either:

                                 complete, sign and date the letter of
                                 transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such letter of transmittal, or the facsimile, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein; or

                                 if old notes are tendered pursuant to
                                 book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with The Depository Trust Company, or DTC, to cause an agent's message to be transmitted through DTC's Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering Old Notes."

BROKER-DEALERS................   Each broker-dealer that receives new notes for
                                 its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

USE OF PROCEEDS...............   We will not receive any proceeds from the
                                 exchange offer. See "Use of Proceeds."

EXCHANGE AGENT................   HSBC Bank USA, National Association is serving
                                 as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are provided in the section "The Exchange Offer," as well as in the letter of transmittal.

FEDERAL INCOME TAX
CONSEQUENCES..................   We believe that the exchange of old notes for
                                 new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You are referred to the discussion of the tax consequences of the exchange offer under "Certain United States
                                 Federal Income Tax Consequences." You should consult your tax advisor about the tax consequences as they apply to your individual circumstances.

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the Staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that holders of old notes (other than any holder who is an "affiliate" of the issuer within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell such new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     - the new notes are acquired in the ordinary course of the holders' business;

     - the holders have no arrangement or understanding with any person to participate in a distribution of the new notes; and

     - neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

     Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. Holdings has agreed, under the registration rights agreement and subject to limitations specified in the registration rights agreement, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the notes reasonably requests in writing. If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the indenture governing the notes and in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. See "The Exchange Offer -- Resales of New Notes."

     The old notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. Following commencement of the exchange offer but prior to its completion, the old notes may continue to be traded in the PORTAL market. Following completion of the exchange offer, however, the new notes will not be eligible for trading in the PORTAL market.

                                 THE NEW NOTES

     The terms of the new notes and the old notes are identical in all material respects, except for transfer restrictions, registration rights relating to the old notes and certain provisions relating to increased interest rates in connection with the old notes under circumstances relating to the timing of the exchange offer, which rights will terminate upon completion of the exchange offer. The new notes will evidence the same debt as the old notes and will be governed by the same indenture. This summary is not intended to be complete. For a more complete description of the terms of the new notes see "Description of the New Notes" in this prospectus.

ISSUER........................   PAHC Holdings Corporation.

SECURITIES OFFERED............   New 15% senior secured notes due 2010.

MATURITY DATE.................   February 1, 2010.

INTEREST RATE AND PAYMENT
DATES.........................   The issuer will pay interest on the notes at an
                                 annual rate of 15%. The issuer will make interest payments semi-annually on each
                                 February 1 and August 1, beginning on August 1,
                                 2005. The issuer may, at its option, in lieu of interest in cash, pay interest on the notes through the issuance of additional notes ("PIK notes"). As a result of this contingency and other contingencies described below in "Certain
                                 United States Federal Income Tax
                                 Consequences -- Characterization of Notes as
                                 Contingent Payment Debt Instruments", the notes will be treated as debt instruments providing for one or more contingent payments for U.S.
                                 federal income tax purposes.

USE OF PROCEEDS...............   The new notes issued in connection with the
                                 exchange offer are only being issued in
                                 exchange for your old notes. We will not receive any cash proceeds from the issuance of the new notes pursuant to the exchange offer.
                                 All old notes accepted by us in this exchange offer will be cancelled.

SECURITY INTEREST.............   The notes will be secured by substantially all
                                 of the assets of the issuer (which as of the date of this prospectus consists substantially of the capital stock of PAHC).

RANKING.......................   The notes will be senior secured obligations of
                                 the issuer and will rank equal in right of payment with any of the other senior indebtedness of the issuer.

                                 The notes will be effectively subordinated to all liabilities, including trade payables, of the issuer's subsidiaries, including PAHC. As of December 31, 2004, the issuer's subsidiaries had $302.3 million of liabilities outstanding.

MANDATORY REDEMPTION..........   If an Operating Company Refinancing Event (as
                                 defined in "Description of the New
                                 Notes -- Certain Definitions") occurs, the issuer will be required to redeem all of the notes on a date (the "Mandatory Redemption
                                 Date") that is not later than the 60(th) day following the date of such occurrence at the redemption price (expressed as a percentage of the aggregate principal amount of the notes) then applicable for optional redemptions on the Mandatory Redemption Date as set forth below under the caption "Optional Redemption," plus accrued and unpaid interest, if any, to the Mandatory Redemption Date; provided, that if the Mandatory Redemption Date is prior to

                                 June 1, 2005, the then applicable redemption price shall be deemed to be 115.0%.

OPTIONAL REDEMPTION...........   The issuer may not optionally redeem all or any
                                 of the notes prior to June 1, 2005. On or after June 1, 2005, the issuer may redeem all or a portion of the notes at its option at the redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest, if redeemed during the periods beginning on the dates indicated below:

                                          PERIOD                                           PERCENTAGE
                                          ------                                           ----------
                                          June 1, 2005...................................    115.0%
                                          February 1, 2007...............................    110.0%
                                          February 1, 2008...............................    105.0%
                                          February 1, 2009, and thereafter...............    100.0%

CHANGE OF CONTROL OFFER.......   If the issuer experiences a change of control,
                                 each holder of notes will have the right to sell the issuer all or a portion of the notes held by it at 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, and additional interest, if any, to the date of purchase.

ASSET SALE OFFERS.............   If the issuer or any of its restricted
                                 subsidiaries sells assets and does not reinvest the proceeds from the sale of its assets in its businesses and repay debt, the issuer may have to offer to use the proceeds to repurchase notes at 100% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. Any such repurchase of the notes shall be on a pro rata basis based upon the aggregate principal amount of the notes outstanding at the time of such repurchase.

RESTRICTIVE COVENANTS.........   The indenture governing the notes contains
                                 covenants that, among other things, limit our ability to:

                                 - incur additional indebtedness or issue
                                   disqualified capital stock;

                                 - make investments

                                 - pay dividends or make other restricted
                                   payments;

                                 - issue capital stock of certain subsidiaries

                                 - enter into transactions with affiliates;

                                 - create or incur liens;

                                 - transfer or sell assets;

                                 - incur dividend or other payment restrictions
                                   affecting certain subsidiaries; and

                                 - consummate a merger, consolidation or sale of
                                   all or substantially all of our assets.

                                 These covenants are subject to a number of important exceptions described below in "Description of the New Notes -- Certain Covenants."

                                  RISK FACTORS

     An investment in the new notes involves risks. You should consider carefully the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under the caption "Risk Factors," as well as all other information set forth in this prospectus.

          SUMMARY HISTORICAL AND UNAUDITED CONSOLIDATED FINANCIAL DATA

     The summary historical and unaudited consolidated financial data set forth below reflect continuing operations. Our Odda, Carbide, MRT and La Cornubia businesses have been classified as discontinued operations and are not included below. Odda operations were terminated in February 2003. Carbide was sold in April 2003. MRT was sold in August 2003. La Cornubia operations were terminated in June 2004.

     The summary consolidated financial data included in this prospectus have been prepared by, and are the responsibility of, our management. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has neither examined nor reviewed the accompanying summary consolidated financial data and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this prospectus relates only to our historical financial statements for the fiscal years ended June 30, 2004, 2003 and 2002. It does not extend to any other financial data and should not be read to do so. The historical consolidated financial statements included in this prospectus are those of PAHC, which are substantially identical to what PAHC Holdings Corporation would have reported historically.

     The following summary consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto appearing elsewhere in this prospectus.

                                                                     6 MONTHS ENDED
                                   FISCAL YEARS ENDED JUNE 30,        DECEMBER 31,
                                  ------------------------------   -------------------
                                    2002       2003       2004       2003       2004
                                  --------   --------   --------   --------   --------
                                                                       (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS)
RESULTS OF OPERATIONS:
Net sales.......................  $328,676   $341,746   $358,274   $177,490   $181,335
Gross profit....................    81,265     90,546     90,403     43,709     36,491
Selling, general and
  administrative expenses.......    70,636     65,050     71,389     32,609     34,353
Operating income................    10,629     25,496     19,014     11,100      2,138

                                                                 AS OF DECEMBER 31,
                                         AS OF JUNE 30,   ---------------------------------
                                              2004          2003       2004        2004
                                             ACTUAL        ACTUAL     ACTUAL    AS ADJUSTED
                                         --------------   --------   --------   -----------
                                                                     (UNAUDITED)
                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents(1)...........     $  5,568      $  8,682   $ 10,170    $ 10,770
Fixed assets...........................       58,786        60,689     61,111      61,111
Total assets(1)........................      241,369       254,936    265,050     267,650
Total debt(1)..........................      170,365       165,119    183,009     212,009
Series C redeemable preferred
  stock(2).............................       24,678        17,065     22,817          --
Total stockholders' deficit(2).........      (63,833)      (43,091)   (60,080)    (59,663)

---------------

(1) As adjusted balance sheet data give effect to the formation of Holdings on February 1, 2005 and the issuance of the old notes on February 10, 2005 as provided in "Prospectus Summary -- The Company -- Recent
    Developments -- Note Offering and Redemption."

(2) As adjusted financial data give effect to the application of proceeds from the issuance of the old notes to redeem PAHC's Series C Preferred Stock and the adjustments to Stockholders' Deficit to reflect the agreed upon redemption amount of the Series C Preferred Stock at February 28, 2005 as provided in "Prospectus Summary -- The Company -- Recent
    Developments -- Note Offering and Redemption" and to also give effect to the elimination of the Backstop Indemnification Amount at

    February 28, 2005 as provided in "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Holding Company, Old Notes and Redemption of Series C Preferred Stock." It does not give effect to the recording of a liability and offsetting charge to earnings for the fair-value of the post-redemption redemption price adjustment as provided in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Holding Company, Old Notes and Redemption of Series C Preferred Stock," as the Company is currently having a valuation performed to determine the fair-value.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated.

                                                                                6 MONTHS
                                                                                  ENDED
                                              FISCAL YEAR ENDED JUNE 30,      DECEMBER 31,
                                           --------------------------------   -------------
                                           2000   2001   2002   2003   2004   2003    2004
                                           ----   ----   ----   ----   ----   -----   -----
Ratio of earnings to fixed charges(a)....  1.1    (b )   (b )   1.4    2.2     3.7    (b )

---------------

(a) For purposes of computing the consolidated ratio of earnings to fixed charges, earnings represent earnings (loss) from continuing operations before income taxes, loss on equity investments and fixed charges. Fixed charges include interest expense (whether expensed or capitalized) and a portion of rentals determined to be representative of the interest component of such rental expense. Management believes that one-third is representative of the interest component of such rental expense.

(b) The amounts by which earnings were inadequate to cover fixed charges were $9,563, $10,384 and $7,672 for the fiscal years ended June 30, 2001 and 2002, and the six months ended December 31, 2004, respectively.

                                  RISK FACTORS

     An investment in the new notes involves a significant degree of risk, including the risks described below. You should carefully consider the following risk factors and the other information in this prospectus before deciding to exchange old notes for new notes. The risks described below are not the only ones facing us. This prospectus contains forward-looking statements that involve risks and uncertainties, including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Although we believe that our plans, intentions and expenditures reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth below and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

RISK FACTORS RELATED TO THE EXCHANGE OFFER

  IF YOU FAIL TO EXCHANGE YOUR OLD NOTES FOR NEW NOTES, YOUR OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

     The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes under the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  IF AN ACTIVE TRADING MARKET FOR THE NEW NOTES DOES NOT DEVELOP, THE LIQUIDITY AND VALUE OF THE NEW NOTES COULD BE HARMED.

     While the old notes are currently eligible for trading on the PORTAL market, even if the registration statement becomes effective, which will generally allow resale of the new notes, there is no established trading market for the new notes. We do not intend to list the new notes on any U.S. national securities exchange or automated quotation system. We cannot assure you that an active trading market will develop for the new notes. If no active trading market develops, you may not be able to resell your new notes at their fair market value or at all. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our ability to complete the exchange offer and the market for similar securities. The initial purchaser has advised us that it currently intends to make a market in the new notes, but it is not obligated to do so and may discontinue any market making in the new notes at any time.

  THE ISSUANCE OF THE NEW NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE OLD
  NOTES.

     To the extent that the old notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old notes could be adversely affected.

  YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE THE NEW NOTES.

     The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation or a confirmation of blocking instructions related thereto, a properly completed and executed letter of transmittal, or an agent's message and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither the Company nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

RISK FACTORS RELATING TO THE NEW NOTES

  OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.

     We have a substantial amount of debt. As of December 31, 2004, we had approximately $183.0 million of total indebtedness outstanding and the amount by which earnings were inadequate to cover fixed charges was $7.7 million. We had the ability to borrow, as of December 31, 2004, an additional $17.2 million under the revolving portion of PAHC's domestic senior credit facility, subject to certain restrictions. Additionally, subject to restrictions in PAHC's indentures and PAHC's domestic senior credit facility, we may incur additional indebtedness.

     Our high level of indebtedness could have important consequences to you, including the following:

     - it may make it difficult for us to satisfy our obligations under the notes and our other indebtedness and contractual and commercial commitments;

     - we must use a substantial portion of our cash flow from operations to pay interest on the notes and our other indebtedness, which will reduce the funds available to us for other purposes;

     - all of the indebtedness outstanding under PAHC's domestic senior credit facility and under PAHC's indentures will have a prior ranking claim on our assets and will mature prior to the notes;

     - PAHC's domestic senior credit facility has a variable rate of interest, which exposes us to the risk of increased interest rates;

     - our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited;

     - our high level of indebtedness could limit our flexibility in reacting to changes in the industry and make us more vulnerable to adverse changes in our business or economic conditions in general;

     - our high level of indebtedness could place us at a competitive disadvantage to those of our competitors who operate on a less leveraged basis; and

     - if we fail to comply with the covenants in the indenture relating to the notes, our domestic senior credit facility or in the instruments governing our other indebtedness (including the indentures for PAHC's outstanding senior secured notes due 2007 and subordinated notes due
       2008), such failure could have a material adverse effect on our business and our ability to repay the notes.

     Our ability to make payments with respect to the notes and to satisfy our other debt obligations will depend on our future operating performance and our ability to refinance our indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control.

  WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE AND OTHER OBLIGATIONS DUE TO EVENTS BEYOND OUR CONTROL.

     Upon the issuance of the old notes, our interest expense increased compared to prior years. Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness, including equipment and other leases, will depend on our future financial performance. Our future performance will be affected by a range of economic, competitive and business factors that we cannot control, such as general economic and financial conditions in our industry or the economy at large. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition, or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our debt and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital. We cannot assure you that any of these alternative strategies could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the notes and our other indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     We urge you to consider the information under "Capitalization," "Prospectus Summary -- Summary Historical and Unaudited Consolidated Financial Data," "Description of the New Notes," and "Description of Certain Indebtedness" for more information on these matters.

  WE ARE A HOLDING COMPANY, AND WE ARE DEPENDENT ON THE ABILITY OF OUR SUBSIDIARIES TO DISTRIBUTE FUNDS TO US.

     We are a holding company and our subsidiaries conduct all of our consolidated operations and own all of our consolidated assets. All of our operating income comes from our subsidiaries. Therefore, we will depend on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on the notes. Our subsidiaries, however, are legally distinct from us and have no obligation to pay amounts due pursuant to the notes or to make funds available for these payments. Our subsidiaries have not guaranteed the notes, and their ability to make payments to us will be subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect and applicable law. In addition, in the case of our foreign subsidiaries, dividends and interest may be subject to foreign withholding taxes, which would reduce the amount of funds we receive from such foreign subsidiaries. Distributions from our foreign subsidiaries may also be subject to fluctuations in currency exchange rates, which could reduce the amount of funds we receive from such foreign subsidiaries. If we are unable to obtain funds from our subsidiaries as a result of these restrictions, we may not be able to pay principal or interest (including additional interest, if any) on the notes when due, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

  THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL EXISTING AND FUTURE LIABILITIES, INCLUDING ALL INDEBTEDNESS, OF OUR SUBSIDIARIES.

     As a result of our holding company structure, claims of creditors of our subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of us and the holders of our indebtedness, including the notes. The notes will therefore be effectively subordinated to all existing and future liabilities, including indebtedness, of our subsidiaries, including PAHC's domestic senior credit facility, its senior secured notes due 2007 and senior subordinated notes due 2008 and our subsidiaries' trade payables. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of such subsidiaries before any assets are made available for distribution to us. As of December 31, 2004 , our subsidiaries had indebtedness for borrowed money and had other liabilities of $302.3 million reflected on our consolidated balance sheet.

  THE COLLATERAL SECURING THE NOTES MAY BE INSUFFICIENT OR UNAVAILABLE IN THE EVENT OF A DEFAULT.

     No appraisal of the value of the collateral has been made in connection with this offering and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, we cannot assure you that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any other senior secured creditors. Nor can we assure you that the fair market value of the collateral securing the notes would be sufficient to pay any amounts due under the notes following their acceleration.

     Additionally, the terms of the indenture allow us to issue additional notes provided that we meet a specified coverage ratio. The indenture does not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Any additional notes issued pursuant to the indenture will rank pari passu to the notes sold in this offering and be entitled to the same rights and priority with respect to the collateral. Thus, the issuance of additional notes pursuant to the indenture may have the effect of significantly diluting your ability to recover payment in full from the then existing pool of collateral. See "Description of the New Notes -- Security."

  THE ABILITY OF THE COLLATERAL AGENT TO FORECLOSE ON THE COLLATERAL MAY BE LIMITED PURSUANT TO BANKRUPTCY LAWS.

     The right of the collateral agent, as a secured party under the collateral documents for the benefit of itself, the trustee and the holders of the notes, to foreclose upon and sell the collateral upon the occurrence of a payment default is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay provision contained in Section 362 of the Bankruptcy Code. Under applicable federal bankruptcy laws, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments. In view of the broad discretionary powers of a bankruptcy court, we cannot predict whether payments under the notes would be made following commencement of, and during the pendency of, a bankruptcy case, whether or when the collateral agent could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral. Furthermore, if a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, holders of notes would hold "under-secured claims." Applicable federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorney's fees for "under-secured claims" during a debtor's bankruptcy case.

  THE INDENTURE GOVERNING PAHC'S SENIOR SECURED NOTES AND THE INSTRUMENTS GOVERNING PAHC'S OTHER INDEBTEDNESS IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS THAT MAY PREVENT US FROM PURSUING CERTAIN BUSINESS OPPORTUNITIES AND RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS.

     The indenture governing PAHC's senior secured notes and PAHC's domestic senior credit facility contain covenants that restrict our ability to take various actions, such as:

     - incur additional indebtedness or issue disqualified capital stock;

     - make investments

     - pay dividends or make other restricted payments;

     - issue capital stock of certain subsidiaries;

     - enter into transactions with affiliates;

     - create or incur liens;

     - transfer or sell assets;

     - incur dividend or other payment restrictions affecting certain subsidiaries; and

     - consummate a merger, consolidation or sale of all or substantially all of our assets.

     Our ability to comply with these covenants can be affected by events beyond our control and we cannot assure you that we will satisfy those requirements. A breach of any of these provisions could result in a default under these instruments, which could allow all amounts outstanding thereunder to be declared immediately due and payable. We cannot assure you that our assets would be sufficient to repay such amounts (including amounts due under the notes) in full. We may also be prevented from taking advantage of business opportunities that arise if we fail to meet certain financial ratios or because of the limitations imposed on us by the restrictive covenants under these instruments. We urge you to read the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Certain Indebtedness" and "Description of the New Notes -- Certain Covenants" for a more detailed discussion of the substantive requirements of these covenants.

  WE MAY BE UNABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of a change of control, we will be required to offer to purchase all outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest, if any, and additional interest or liquidated damages, if any, to the date of repurchase.

     However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes. If we are required to repurchase the notes, we would probably require third party financing. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all. See "Description of the New
Notes -- Change of Control."

     One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our capital stock or assets. However, the phrase "all or substantially all" will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of "all or substantially all" of our capital stock or assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all of a portion of the notes held by such holder may be impaired.

  THERE IS NO ESTABLISHED TRADING MARKET FOR THE NEW NOTES, AND YOU MAY NOT BE ABLE TO SELL THEM QUICKLY OR AT THE PRICE YOU PAID.

     The notes are a new issue of securities and there is no established trading market for the notes. Although, upon being declared effective, the registration statement will generally allow resales of the new notes, the new notes will constitute a new issue of securities with no established trading market. We do not intend to apply for the new notes to be listed on any security exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchaser has advised us that it intends to make a market in the old notes and the new notes, but it is not obligated to do so and may discontinue any market making in the old notes or new notes at any time, in its sole discretion. You may not be able to sell your old notes or new notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the old notes or new notes, or, in the case of any holders of the old notes that do not exchange them, the trading market for the old notes following the offer to exchange the old notes for the new notes. As a result, you may be required to bear the financial risk of your investment in the notes indefinitely. Future trading prices of the old notes and new notes may be volatile and will depend on many factors, including:

     - our operating performance and financial condition;

     - our ability to complete the offer to exchange the old notes for the new notes;

     - the interest of securities dealers in making a market for them; and

     - the market for similar securities.

  PURCHASERS OF THE NOTES WILL BE REQUIRED TO INCLUDE AMOUNTS IN GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES IN ADVANCE OF RECEIPT OF CASH PAYMENTS.

     The notes will be treated for United States federal income tax purposes as debt instruments providing for one or more contingent payments, including payments that are contingent as to time. As described below under the heading "Certain United States Federal Income Tax Consequences -- Characterization of Notes as Contingent Payment Debt Instruments", the U.S. federal income tax consequences to a U.S. holder of the ownership and disposition of a note are not clear. In the absence of clear rules, the issuer intends to treat the inclusion of income with respect to the notes as governed by a method described below under the heading "Certain United States Federal Income Tax Consequences -- Tax Consequences of Ownership and Disposition of Notes -- U.S. Holders". Under that method, U.S. holders, as defined under "Certain United States Federal Income Tax Consequences," will be required to include amounts in income in respect of the notes on a constant yield to maturity basis in advance of the receipt of the cash to which such income is attributable, and gain recognized on a taxable disposition of the notes could be treated as ordinary interest income. Although the issuer believes that such method is reasonable, no assurance can be given that the Internal Revenue Service would not challenge such method or that any such challenge would not be sustained. See "Certain United States Federal Income Tax Consequences -- Tax Consequences of Ownership and Disposition of
Notes -- U.S. Holders -- Income on the Notes."

RISK FACTORS RELATING TO OUR BUSINESS

  WE HAVE SIGNIFICANT ASSETS LOCATED OUTSIDE THE UNITED STATES AND A SIGNIFICANT PORTION OF OUR SALES AND EARNINGS ARE ATTRIBUTABLE TO OPERATIONS CONDUCTED ABROAD.

     During fiscal 2004, we operated manufacturing and other facilities in over 16 countries and sold our products in over 40 countries. At December 31, 2004, approximately 59% of our assets were located outside the United States, representing manufacturing facilities in Belgium, Brazil, Israel and the United Kingdom, and, for fiscal 2004, approximately 29% of our net sales consisted of sales made by us outside the United States. Changes in the relative values of currencies take place from time to time and could in the future adversely affect our results of operations as well as our ability to meet interest and principal obligations on the notes. To the extent that the U.S. dollar weakens or strengthens versus the applicable foreign currency, our results are favorably or unfavorably affected. We may from time to time manage this exposure by entering into foreign currency forward exchange contracts. Such contracts generally are entered into with respect to anticipated revenues denominated in foreign currencies for which timing of the receipt of payment can be reasonably estimated. No assurances can be given that such hedging activities will not result in losses which will have an adverse effect on our financial condition or results of operations. In addition, there are times when we do not hedge against foreign currency fluctuations and are therefore subject to the risks associated with fluctuations in currency exchange rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 18 to our Consolidated Financial Statements included elsewhere in this prospectus.

     In addition, international manufacturing, sales and raw materials sourcing are subject to other inherent risks, including possible nationalization or expropriation, labor unrest, political instability, price and exchange controls, limitation on foreign participation in local enterprises, health-care regulation, export duties and quotas, domestic and international customs and tariffs, unexpected changes in regulatory environments, difficulty in obtaining distribution and support, and potentially adverse tax consequences. Although such risks have not had a material adverse effect on us in the past, there can be no assurance that these factors will not have a material adverse impact on our ability to increase or maintain our international sales or on our results of operations in the future.

  WE HAVE ASSETS LOCATED IN ISRAEL AND A PORTION OF OURS SALES AND EARNINGS ARE ATTRIBUTABLE TO OPERATIONS CONDUCTED IN ISRAEL.

     Israeli operations are conducted through Koffolk (1949) Ltd., a wholly owned subsidiary, and accounted for approximately 13% of our consolidated assets as of December 31, 2004 and approximately 12% of our fiscal 2004 consolidated net sales. We maintain two manufacturing facilities in Israel, one located near Tel Aviv in Petach Tikva, which manufacturers and markets nutritional feed additives for the livestock feed industry, and the second located south of Beersheba in Ramat Hovav, which synthesizes anticoccidials (nicarbazin and amprolium) and vitamins, the bulk of which are exported from Israel to the major world markets. Accordingly, Koffolk is dependent on foreign markets and its ability to reach those markets. Consequently, we are affected by social, political and economic conditions affecting Israel, and any major hostilities involving Israel as well as the Middle East or curtailment of trade between Israel and its current trading partners, either as a result of hostilities or otherwise, could have a material adverse effect on us. See "Conditions in Israel."

  WE FACE COMPETITION IN EACH OF OUR MARKETS FROM A NUMBER OF LARGE AND SMALL COMPANIES, SOME OF WHICH HAVE GREATER FINANCIAL, RESEARCH AND DEVELOPMENT, PRODUCTION AND OTHER RESOURCES THAN WE HAVE.

     Many of our products, including our Animal Health and Nutrition and Specialty Chemicals products, face competition from products which may be used as an alternative or substitute therefore. In addition, we compete with several large companies in the animal health and nutrition and specialty chemicals businesses. To the extent these companies, or new entrants into the market, offer comparable animal health and nutrition or specialty chemical products at lower prices, our business could be adversely affected.

     Our competitive position is based principally on our product registrations, customer service and support, breadth of product line, product quality, manufacturing technology, facility location, and the selling prices of our products. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. There can be no assurance that we will have sufficient resources to maintain our current competitive position or market share. We typically do not enter into long-term agreements with our customers. See "Business -- Competition" and "Business -- Sales, Marketing and Distribution."

  OUR OPERATIONS, PROPERTIES AND SUBSIDIARIES ARE SUBJECT TO A WIDE VARIETY OF COMPLEX AND STRINGENT FEDERAL, STATE, LOCAL AND FOREIGN ENVIRONMENTAL LAWS AND REGULATIONS, INCLUDING THOSE GOVERNING THE USE, STORAGE, HANDLING, GENERATION, TREATMENT, EMISSION, RELEASE, DISCHARGE AND DISPOSAL OF CERTAIN MATERIALS AND WASTES, THE REMEDIATION OF CONTAMINATED SOIL AND GROUNDWATER, THE MANUFACTURE, SALE AND USE OF PESTICIDES AND THE HEALTH AND SAFETY OF EMPLOYEES (COLLECTIVELY, "ENVIRONMENTAL LAWS").

     Pursuant to these Environmental Laws, certain of our subsidiaries are required to obtain and retain numerous governmental permits and approvals, including RCRA Part B permits, to conduct various aspects of their operations, any of which may be subject to revocation, modification or denial under certain circumstances. U.S. manufacturers of specialty chemicals, including certain of our subsidiaries, have expended, and may be required to expend in the future, substantial funds for compliance with such Environmental Laws.

     As recyclers of hazardous metal-containing chemical waste, certain of our subsidiaries have been, and are likely to be, the focus of extensive compliance reviews by federal, state and local environmental regulatory authorities. In the past, certain of our subsidiaries have paid certain fines and agreed to certain consent orders. While procedures have been implemented at each facility which are intended to achieve compliance in all material respects with Environmental Laws, there can be no assurance that our operations or activities or those of certain of our subsidiaries will not result in civil or criminal enforcement actions or private actions, resulting in mandatory clean-up requirements, revocation of required permits or licenses or significant fines, penalties or damages which could have a material adverse effect on us. In addition, we cannot predict the extent to which any further legislation or regulation may affect the market for our services or our cost of doing business. For instance, if governmental enforcement efforts should lessen, the market for the recycling services by certain of our subsidiaries could decline. Alternatively, changes in Environmental Laws (some of which are set forth below) might increase the cost of such services by imposing additional requirements. States that have received authorization to administer their own hazardous waste management programs may also amend their applicable Environmental Laws, and may impose requirements which are stricter than those imposed by the U.S. Environmental Protection Agency ("EPA"). No assurance can be provided that such changes will not adversely affect the ability of our subsidiaries to provide services at a competitive price and thereby reduce the market for their services.

     As such, the nature of our current and former operations and those of our subsidiaries exposes us and our subsidiaries to the risk of claims with respect to such matters and there can be no assurance that material costs and liabilities will not be incurred in connection with such claims. Based upon our experience to date, we believe that the future cost of compliance with existing Environmental Laws, and liability for known environmental claims pursuant to such Environmental Laws, will not have a material adverse effect on us. However, future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Environmental Matters," "Business -- Legal Proceedings," and our Consolidated Financial Statements included in this prospectus.

  THE USE OF ANTIBIOTICS IN MEDICATED FEED ADDITIVES IS A SUBJECT OF LEGISLATIVE AND REGULATORY INTEREST.

     The issue of potential for increased bacterial resistance to certain antibiotics used in certain food-producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotic MFAs in these food-producing animals. The sale of medicated feed additives containing antibiotics is a material portion of our business. Legislative bills are introduced in the U.S. Congress from time to time, some of which, if adopted, could have an adverse effect on our business. However, in the past, such bills that could have had a material adverse effect, have not had sufficient support to become law. The animal pharmaceutical industry is actively engaged in the legislative process. One of these initiatives is a proposed bill (S.1460) referred to the Committee on Health, Education, Labor, and Pensions of the Senate, called the Preservation of Antibiotics for Medical Treatment Act of 2003, sponsored by Senator Edward Kennedy. Should legislative, regulatory or other developments, including increased influence of consumer groups and other special interest lobbyists on the legislative and/or regulatory process, result in further restrictions on the sale of such products, it could have a material adverse impact on our financial position, results of operations and cash flows.

     On November 23, 2004, the FDA's Center for Veterinary Medicine released a draft for comment of its long awaited risk assessment of streptogramin resistance for treatment of certain infections in humans attributable to the use of streptogramins in animals (the "virginiamycin risk assessment"). The risk assessment was initiated over three years ago after the 1999 approval of Synercid for treating E. faecium infection in humans, which approval led to increased attention to the use of streptogramins in animals. Synercid and virginiamycin are both members of the streptogramin class of antimicrobial drugs. The draft risk assessment specifically addresses the risk of humans failing Synercid therapy for E. faecium infections due to the acquisition of resistance as a result of the ingestion of resistant strains of E. faecium present in food. The draft risk assessment found that it is difficult to assess the extent of transfer of streptogramin resistance from virginiamycin-exposed E. faecium infection to E. faecium infection found in human infections based on the available data, and that there are certain differences in the characteristics of
E. faecium isolated from animal and human sources. The risk assessment concluded that these two findings, along with the current incomplete knowledge of the genetic basis of streptogramin resistance, prevents the risk assessment from making firm conclusions as to whether, and, if so, how much, the use of virginiamycin in food animals contributes to the occurrence of virginiamycin-resistant infections in humans via a foodborne pathway.

     In August 2002, Japan's Ministry of Agriculture, Forests and Fisheries
(MAFF) launched a review of 29 U.S., European, and Japanese animal feed additives to determine whether the preventive use of certain medicated animal feed additives should be restricted because of the potential transfer of antimicrobial resistance to similar drugs used in treating humans. In January 2003, MAFF announced that it would conduct a transparent science-based risk assessment of certain feed additives, consistent with the World Trade Organization's ("WTO") Agreement on the Application of Sanitary and Phyto-Sanitary Measures (SPS Agreement), and thus was no longer considering an immediate ban on such products. The SPS Agreement requires the 165 countries that are WTO Members to base food safety and animal health measures on scientific principles and evidence. Accordingly, such a risk assessment involves a detailed study of potential risks and appropriate methods of managing such risks, and must be based on valid scientific principles and evidence.

     The Australian Pesticides and Veterinary Medicines Authority (APPVMA) is conducting a review of virginiamycin, which is likely to result in additional restrictions on the labeling of virginiamycin.

     In February 2003, the Sixtieth Joint FAO/WHO Expert Committee on Food Additives (JECFA) was held in Geneva, Switzerland to evaluate certain residues of veterinary drugs in food. Based on an earlier opinion from the thirty-sixth JECFA meeting in 1990, the Committee determined that an "acceptable daily intake" (ADI) of carbadox and another animal drug, flumequine, could not be established, because of the lack of an internationally agreed methodology for evaluating the scientific risks posed by such products. Accordingly, the JECFA recommended that the international Maximum Residue Levels (MRLs) for such products be withdrawn.

     The JECFA consists of experts from various countries acting in their individual capacities. Its recommendations are not binding on the full Codex Alimentarius Commission ("Codex"), which is the recognized international standard-setting body for animal drugs. The Codex and its member countries are responsible for any final decision regarding the MRL, and must review JECFA's recommendations before any decision could be made. At present, the MRL for carbadox, which was established by JECFA in 1990, remains the international standard. Nevertheless, foreign governments could decide to restrict the uses of carbadox in the interim, as has occurred in the European Union. Japan has banned the use of carbadox in Japan, while allowing the import of pork from swine fed a carbadox containing MFA so long as no residues are detectable in the imported pork.

     Codex Committee on Residues of Veterinary Drugs in Food (CCRVDF) has recently endorsed the JECFA recommendation to withdraw the Codex MRL for carbadox.

     In 1998, the FDA conducted an evaluation of carbadox and found that it was safe based on the U.S. "sensitivity of the method" policy. Accordingly, the FDA continues to permit the approved use of carbadox in the United States.

     In the European Union, the Commission withdrew marketing authorization of a number of anticoccidials, including nicarbazin, as the Commission did not consider the submissions to be in full compliance with its new regulations. We have since completed the necessary data and resubmitted our nicarbazin dossier. Feasibility and timetable for new registration will depend on the nature of demands and remarks from the Commission.

     There can be no assurance that the United States, Japan or other countries may not decide to ban or curtail the uses of certain medicated feed additives. Such a ban, depending upon the product involved and its importance to our MFA business, in one or more countries could have a material adverse effect on our business.

  THE TESTING, MANUFACTURING, AND MARKETING OF CERTAIN OF OUR PRODUCTS ARE SUBJECT TO EXTENSIVE REGULATION BY NUMEROUS GOVERNMENT AUTHORITIES IN THE UNITED STATES AND OTHER COUNTRIES, INCLUDING, BUT NOT LIMITED TO, THE UNITED STATES FOOD AND DRUG ADMINISTRATION (FDA).

     Among other requirements, FDA approval of our MFA and NFA products, including a review of the manufacturing processes and facilities used to produce such products, is required before such products may be marketed in the United States. Similarly, marketing approval by a foreign governmental authority is typically required before such MFA and NFA products may be marketed in a particular foreign country.
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

In order to obtain FDA approval of a new animal health and nutrition product, we must, among other things, demonstrate to the satisfaction of the FDA that the product is safe and effective for its intended uses and that we are capable of manufacturing the product with procedures that conform to the FDA's current good manufacturing practice ("cGMP") regulations, which must be followed at all times. The process of seeking FDA approvals can be costly, time consuming, and subject to unanticipated and significant delays. There can be no assurance that such approvals will be granted to us on a timely basis, or at all. Any delay in obtaining or any failure to obtain such approvals would adversely affect our ability to introduce and market MFA and NFA products and to generate product revenue. See "Business -- Government Regulation."

     FIFRA, a health and safety statute, requires that all pesticides sold or distributed in the U.S. must first be registered with the EPA. In order to obtain a registration, an applicant typically must demonstrate through test data that its product will not cause unreasonable adverse effects on the environment. Depending on the specific requirements at issue, these tests can be very expensive, running to millions of dollars. However, if the product in question is generic in nature (i.e., chemically identical or substantially similar to a previously-registered product), the applicant has the option of citing and relying on the test data supporting the original registrant's product, in lieu of submitting data. Should the generic applicant choose the citation option, it must offer to pay compensation to the original submitter and must agree to enter into binding arbitration with the original submitter if the parties are unable to agree on the terms and amount of compensation.

     We have elected the citation option in the past and may use the citation option in the future should we conclude that it is economically desirable to do so. While there are cost savings associated with the opportunity to avoid one's own testing and demonstration to the EPA of test data, there is, in each instance, a risk that the level of compensation ultimately required to be paid by us to the original registrant will be substantial. There is also the risk that a third party will elect the citation option with respect to one of our products, and that the level of compensation ultimately required to be paid to us as the original registrant will not be substantial.

  MR. JACK BENDHEIM OWNS A SUBSTANTIAL AMOUNT OF OUTSTANDING SHARES OF OUR VOTING CAPITAL STOCK.

     Pursuant to corporate law and certain shareholder agreements, Mr. Bendheim controls the election of all but two of the directors of the issuer, and Marvin Sussman, Mr. Bendheim's brother-in-law, controls the election of one of such directors of the issuer. Mr. Bendheim's capital stock in the issuer and board seats give him substantial influence on the outcome of corporate transactions or other matters submitted to the board of directors or stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Mr. Bendheim is also the Chairman of the Board and President of the issuer and PAHC.

     The interests of Mr. Bendheim could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of Mr. Bendheim as a significant holder of our equity might conflict with your interests as a holder of the notes. Mr. Bendheim also may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in his judgment, could enhance his equity investment, even though such transactions might involve risks to you, as holders of the notes. See "Management -- Directors and Executive Officers" and "Principal Stockholders."

  THE PRINCIPAL RAW MATERIALS USED BY US IN THE MANUFACTURE OF OUR PRODUCTS CAN BE SUBJECT TO CYCLICAL PRICE FLUCTUATIONS.

     No single raw material accounted for more than 5% of our fiscal 2004 cost of goods sold. While the selling prices of our products tend to increase or decrease over time with the cost of raw materials, such changes may not occur simultaneously or to the same degree. There can be no assurance that we will be able to pass any increases in raw material costs through to our customers in the form of price increases.

Significant increases in the price of raw materials, if not offset by product price increases, would have an adverse impact upon our profitability.

  OUR REVENUES ARE DEPENDENT ON THE CONTINUED OPERATION OF OUR VARIOUS MANUFACTURING FACILITIES AND INTELLECTUAL PROPERTY.

     Although presently all our operating plants are considered to be in good condition, the operation of animal health and nutrition and specialty chemical manufacturing plants involves many risks, including the breakdown, failure or substandard performance of equipment, power outages, the improper installation or operation of equipment, natural disasters and the need to comply with environmental and other directives of governmental agencies. Certain of our product lines are manufactured at a single facility and production would not be transferable to another site. The occurrence of material operational problems, including but not limited to the above events, may adversely affect our profitability during the period of such operational difficulties.

     Our competitive position is also dependent upon unpatented trade secrets, which generally are difficult to protect. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that such trade secrets will not be disclosed or that we can effectively protect our rights to unpatented trade secrets.

  WE HAVE BEEN AND MAY CONTINUE TO BE SUBJECT TO CLAIMS OF INJURY FROM DIRECT EXPOSURE TO CERTAIN OF OUR SUBSIDIARIES' PRODUCTS, WHICH CONSTITUTE OR CONTAIN HAZARDOUS MATERIALS AND FROM INDIRECT EXPOSURE WHEN SUCH MATERIALS ARE INCORPORATED INTO OTHER COMPANIES' PRODUCTS.

     Because certain of our subsidiaries' products constitute or contain hazardous materials, and because the production of certain chemicals involves the use, handling, processing, storage and transportation of hazardous materials, we and our subsidiaries have been subject to claims of injury from direct exposure to such materials and from indirect exposure when such materials are incorporated into other companies' products. There can be no assurance that as a result of past or future operations, there will not be additional claims of injury by employees or members of the public due to exposure, or alleged exposure, to such materials. In most cases, such claims are covered by insurance and, where applicable, worker's compensation insurance, subject to policy limits and exclusions.

     Furthermore, we and our subsidiaries are parties to a number of claims and lawsuits arising out of the normal course of business including product liabilities and governmental regulation. Certain of these actions seek damages in various amounts. In most cases, such claims are covered by insurance. We also have exposure to present and future claims with respect to workplace exposure, workers' compensation and other matters. There can be no assurance as to the actual amount of these liabilities or the timing thereof.

  WE ARE SUBJECT TO RISKS THAT MAY NOT BE COVERED BY OUR INSURANCE POLICIES.

     In addition to pollution and other environmental risks, we are subject to risks inherent in the animal health and nutrition and specialty chemicals industries, such as explosions, fires and spills or releases. Any significant interruption of operations at our principal facilities could have a material adverse effect on us. We maintain general liability insurance and property and business interruption insurance with coverage limits that we believe are adequate. Because of the nature of industry hazards, it is possible that liabilities for pollution and other damages arising from a major occurrence may not be covered by our insurance policies or could exceed insurance coverages or policy limits or that such insurance may not be available at reasonable rates in the future. Any such liabilities, which could arise due to injury or loss of life, severe damage to and destruction of property and equipment, pollution or other environmental damage or suspension of operations, could have a material adverse effect on us. See "-- Our operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the remediation of contaminated soil and groundwater, the manufacture, sale and use of pesticides and the health and safety of employees (collectively, "Environmental Laws")."

  CERTAIN OF OUR EMPLOYEES ARE COVERED BY COLLECTIVE BARGAINING AGREEMENTS.

     As of December 31, 2004, approximately 14 of our domestic employees were covered by a collective bargaining agreement which expires in 2006. Most of our employees in Israel are covered by collective bargaining agreements. We believe that we have satisfactory relations with our unions and, therefore, anticipate reaching new agreements on satisfactory terms as the existing agreements expire or shortly thereafter. There can be no assurance, however, that new agreements will be reached without a work stoppage or strike or will be reached on terms satisfactory to us. A prolonged work stoppage or strike at any of our manufacturing facilities could have a material adverse effect on our results of operations.

  WE ARE DEPENDENT ON KEY PERSONNEL.

     Our operations are dependent on the continued efforts of our senior executive officers, Jack Bendheim, Gerald Carlson and Richard Johnson. The loss of the services of any of Messrs. Bendheim, Carlson or Johnson could have a material adverse effect on us. We do not carry key-man life insurance other than to fund stock repurchase or compensation obligations. See
"Management -- Directors and Executive Officers."

                                USE OF PROCEEDS

     We will not receive any proceeds from this exchange offer. In consideration for issuing the new notes, we will receive in exchange a like amount of the old notes. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of this exchange offer. No underwriter is being used in connection with the exchange offer.

     The net proceeds from the sale of the old notes were approximately $27.0 million, after deducting fees and expenses from the offering. See "Description of Certain Indebtedness" for more information. A portion of these net proceeds, $26.4 million, was contributed by the issuer to the capital of PAHC and used to redeem PAHC's Series C Preferred Stock, all of which was held by Palladium Equity Partners II, L.P. and certain of its affiliates, for $26.4 million. Such redemption occurred on February 28, 2005. The balance of the proceeds were retained as working capital.

                                 CAPITALIZATION

     The following table sets forth our capitalization at December 31, 2004 and, as adjusted to give effect to the formation of the issuer, the issuance of the old notes and the redemption of the Series C Preferred Stock of PAHC, as described under "Prospectus Summary -- The Company -- Recent Developments -- Note Offering and Redemption." This presentation should be read in conjunction with our historical financial statements and the related notes thereto included elsewhere in this prospectus.

                                                              AS OF DECEMBER 31, 2004
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   ------------
                                                                    (UNAUDITED)
                                                               (DOLLARS IN THOUSANDS)
Total debt:
  Domestic senior credit facility...........................  $    297      $    297
  Foreign bank loans........................................     7,192         7,192
  Senior secured notes due 2007 of PAHC.....................   127,491       127,491
  Senior subordinated notes due 2008 of PAHC................    48,029        48,029
  Senior secured notes due 2010 of Holdings(1)..............        --        29,000
                                                              --------      --------
     Total debt.............................................   183,009       212,009
Series C redeemable preferred stock(2)......................    22,817            --
Stockholders' deficit(2)....................................   (60,080)      (59,663)
                                                              --------      --------
     Total capitalization...................................  $145,746      $152,346
                                                              ========      ========

---------------

(1) As adjusted financial data give effect to the formation of Holdings on February 1, 2005 and the issuance of the old notes on February 10, 2005 as provided in "Prospectus Summary -- The Company -- Recent
    Developments -- Note Offering and Redemption."

(2) As adjusted financial data give effect to the application of proceeds from the issuance of the old notes to redeem PAHC's Series C Preferred Stock and the adjustments to Stockholders' Deficit to reflect the agreed upon redemption amount of the Series C Preferred Stock at February 28, 2005 as provided in "Prospectus Summary -- The Company -- Recent
    Developments -- Note Offering and Redemption" and to also give effect to the elimination of the Backstop Indemnification Amount at February 28, 2005 as provided in "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Holding Company, Old Notes and Redemption of Series C Preferred Stock." It does not give effect to the recording of a liability and offsetting charge to earnings for the fair-value of the post-redemption redemption price adjustment as provided in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Holding Company, Old Notes and Redemption of Series C Preferred Stock," as the Company is currently having a valuation performed to determine the fair-value.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

     The following selected consolidated financial data as of and for fiscal years ended June 30, 2000, 2001, 2002, 2003 and 2004 have been derived from our audited annual consolidated financial statements. The following selected consolidated financial data as of and for the six months ended December 31, 2004 and 2003 have been derived from our unaudited interim consolidated financial statements. The historical consolidated financial statements included in this prospectus are those of PAHC Holdings Corporation, which are substantially identical to what PAHC reported historically. The selected consolidated financial data reflect our Odda, Carbide, MRT and La Cornubia businesses as discontinued operations for all periods presented. You should read the information set forth below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                            6 MONTHS ENDED
                                               FISCAL YEARS ENDED JUNE 30,                   DECEMBER 31,
                                   ----------------------------------------------------   -------------------
                                     2000       2001       2002       2003       2004       2003       2004
                                   --------   --------   --------   --------   --------   --------   --------
                                               (2)(3)                            (7)
                                                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
RESULTS OF OPERATIONS:
Net sales........................  $261,769   $302,328   $328,676   $341,746   $358,274   $177,490   $181,335
Cost of goods sold(10)...........   201,320    234,784    247,411    251,200    267,871    133,781    144,844
                                   --------   --------   --------   --------   --------   --------   --------
Gross profit.....................    60,449     67,544     81,265     90,546     90,403     43,709     36,491
Selling, general and
  administrative expenses(5).....    47,528     61,624     70,636     65,050     66,128     32,609     34,353
Curtailment of operations at
  manufacturing facility.........    (1,481)        --         --         --         --         --         --
Costs of non-completed
  transaction....................        --         --         --         --      5,261         --         --
                                   --------   --------   --------   --------   --------   --------   --------
Operating income.................    14,402      5,920     10,629     25,496     19,014     11,100      2,138
Interest expense.................    14,520     17,919     18,070     16,281     18,618      8,482     10,635
Interest (income)................      (600)      (566)      (346)       (85)      (130)       (74)       (58)
Other expense (income), net......      (506)       327      3,354      1,666        (89)      (458)      (767)
(Gain) from property damage
  claim..........................      (946)        --         --         --         --         --         --
(Gain) from sale of assets.......        --     (1,790)        (5)      (127)      (692)        --         --
Net (gain) on extinguishment of
  debt(6)........................        --         --         --         --    (23,226)   (23,226)        --
                                   --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing
  operations before income
  taxes..........................     1,934     (9,970)   (10,444)     7,761     24,533     26,376     (7,672)
Provision (benefit) for income
  taxes(4).......................     1,143        (24)    14,767     10,060      7,969      3,663         40
                                   --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing
  operations.....................       791     (9,946)   (25,211)    (2,299)    16,564     22,713     (7,712)
Income (loss) from discontinued
  operations(1)..................     9,262     (4,949)   (26,559)   (14,577)    (1,625)      (403)        --
Income (loss) on disposal of
  discontinued operations(1).....        --         --         --       (683)    (2,089)       231         --
                                   --------   --------   --------   --------   --------   --------   --------
Net income (loss)................    10,053    (14,895)   (51,770)   (17,559)    12,850     22,541     (7,712)
Change in derivative
  instruments....................        --         --      1,062       (981)       (72)       419        322
Change in foreign currency
  translation adjustment.........        55     (5,146)    (6,125)     7,377       (776)     2,172      8,311
                                   --------   --------   --------   --------   --------   --------   --------
Comprehensive income (loss)......    10,108    (20,041)   (56,833)   (11,163)    12,002     25,132        921
                                   ========   ========   ========   ========   ========   ========   ========

                                                                                            6 MONTHS ENDED
                                               FISCAL YEARS ENDED JUNE 30,                   DECEMBER 31,
                                   ----------------------------------------------------   -------------------
                                     2000       2001       2002       2003       2004       2003       2004
                                   --------   --------   --------   --------   --------   --------   --------
                                               (2)(3)                            (7)
                                                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Net income (loss)................  $ 10,053   $(14,895)  $(51,770)  $(17,559)  $ 12,850   $ 22,541   $ (7,712)
Excess of the reduction of
  redeemable preferred stock over
  total assets divested and costs
  and liabilities incurred on the
  Prince Transaction.............        --         --         --         --     20,138     20,138        973
Dividends and equity value
  accreted on series B and C
  redeemable preferred stock.....        --     (8,172)    (7,623)   (12,278)   (11,463)    (3,851)     1,859
                                   --------   --------   --------   --------   --------   --------   --------
Net income (loss) available to
  common shareholders............    10,053    (23,067)   (59,393)   (29,837)    21,525     38,828     (4,880)
                                   ========   ========   ========   ========   ========   ========   ========
OTHER FINANCIAL DATA:
Depreciation and amortization....  $  7,931   $ 10,063   $ 12,355   $ 12,524   $ 13,183   $  6,544   $  7,308
Capital expenditures.............    11,033      6,437      8,518      8,636      6,244      2,280      3,676
Ratio of earnings to fixed
  charges(8).....................       1.1         --         --        1.4        2.2        3.7         --
(Deficiency) in earnings
  necessary to cover fixed
  charges(9).....................        --     (9,563)   (10,384)        --         --         --     (7,672)
BALANCE SHEET DATA:
Cash and cash equivalents........  $  2,403   $ 14,845   $  6,419   $ 11,179   $  5,568   $  8,682   $ 10,170
Total assets.....................   258,450    330,019    296,444    274,347    241,369    254,936    265,050
Long-term debt...................   139,685    139,455    136,641    102,263    158,018    156,283    178,630
Series B and C redeemable
  preferred stock................        --     48,980     56,602     68,881     24,678     17,065     22,817
Total stockholders' equity
  (deficit)......................    31,618      3,405    (61,189)   (84,510)   (63,833)   (43,091)   (60,080)

---------------

 (1) PAHC's Odda Smelteverk (Norway) ("Odda"), Carbide Industries (U.K.) ("Carbide"), Mineral Resource Technologies, Inc. ("MRT"), and La Cornubia S.A. (France) ("La Cornubia") businesses have been classified as discontinued operations as discussed in the notes to consolidated financial statements contained in this prospectus. PAHC's selected consolidated financial data have been reclassified to report separately the operating results, financial position and cash flows of the discontinued operations.

 (2) On November 30, 2000, PAHC purchased the Medicated Feed Additives ("MFA") business of Pfizer, Inc. The operating results, financial position and cash flows of this business are included in the PAHC's selected consolidated financial data from the date of acquisition. The acquisition was financed through the issuance of a note payable to Pfizer, Inc. and the issuance by PAHC of its Series B and C redeemable preferred stock.

 (3) During May and June 2001, PAHC sold its Agtrol crop protection business to Nufarm, Inc. The sale included inventory and intangible assets, but did not include manufacturing facilities. The results of operations, financial position and cash flows of the Agtrol business are included in PAHC's selected consolidated financial data through the dates of divestiture.

 (4) PAHC's fiscal 2002 provision for income taxes includes a charge of $12,200 for an increased valuation allowance for deferred tax assets recorded in previous years and a charge of $13,600 for a full valuation allowance for deferred tax assets relating to fiscal 2002 operating losses. PAHC's fiscal 2003 provision for income taxes includes a charge of $5,600 for increased valuation allowances for deferred tax assets in foreign jurisdictions.

 (5) PAHC's selling, general and administrative expenses include litigation income of $742 in fiscal 2002 and $3,040 in fiscal 2003 relating to a class action suit brought against various vitamin manufacturers.

 (6) PAHC recorded a net gain on extinguishment of debt relating to its refinancing activities in fiscal 2004 as discussed in the notes to consolidated financial statements contained in this prospectus.

 (7) Effective December 26, 2003, PAHC completed the divestiture of substantially all of the business and assets of its subsidiary, The Prince Manufacturing Company ("PMC"), as discussed in the notes to consolidated financial statements contained in this prospectus. The results of operations, financial position and cash flows of PMC are included in PAHC's selected consolidated financial data through the date of divestiture.

 (8) For purposes of computing the consolidated ratio of earnings to fixed charges, earnings represents earnings from continuing operations before income taxes and fixed charges. Fixed charges include interest expense and a portion of rentals determined to be representative of the interest component of such rental expense. Management believes that one-third is representative of the interest component of such rental expense.

 (9) For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency, instead of the ratio, is disclosed.

(10) Costs of goods sold includes Belgium Plant Transactions costs of $9,536 for the six months ended December 31, 2004.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This information should be read in conjunction with the consolidated financial statements and related notes contained in this prospectus. The Company's MRT and LaCornubia businesses have been classified as discontinued operations. This discussion presents information only for continuing operations, unless otherwise indicated. The Company presents its annual consolidated financial statements on the basis of its fiscal year ending June 30.

GENERAL

     The Company is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives (MFAs) and nutritional feed additives (NFAs), which are sold throughout the world predominantly to the poultry, swine and cattle markets. MFAs are used preventatively and therapeutically in animal feed to produce healthy livestock. The Company believes it is the third largest manufacturer and marketer of MFAs in the world, and that certain of its MFA products have leading positions in the marketplace. The Company is also a specialty chemicals manufacturer and marketer, serving primarily the United States pressure-treated wood and chemical industries. The Company has several proprietary products, and many of the Company's products provide critical performance attributes to customers' products, while representing a relatively small percentage of total end-product cost.

HOLDING COMPANY, OLD NOTES AND REDEMPTION OF SERIES C PREFERRED STOCK

     On February 1, 2005, PAHC Holdings Corporation ("Holdings") was formed by the holders of all of PAHC's capital stock, other than the holders of PAHC's Series C Preferred Stock, to hold the capital stock of PAHC, except for its Series C Preferred Stock. In particular, Jack Bendheim, Marvin Sussman and trusts for the benefit of Mr. Bendheim and his family exchanged all of their shares of Series A Preferred Stock and Class B Common Stock, and Mr. Bendheim exchanged fifty percent (50%) of his shares of Class A Common Stock, for the same number and class of shares of Holdings, having the same designations, relative rights, privileges and limitations as the PAHC shares of such class (except to the extent that Holdings is a Delaware corporation and PAHC is a New York corporation).

     On February 10, 2005, Holdings issued $29.0 million aggregate principal amount of its 15% Senior Secured Notes due 2010 in a private placement. Interest is payable at the option of Holdings in cash or pay-in-kind notes. The notes issued and sold on February 10, 2005 are referred to as the old notes. PAHC is not obligated for these old notes. PAHC's ability to make payments to Holdings is subject to the terms of PAHC's Senior Secured Notes, its Senior Subordinated Notes, and its domestic senior credit facility, and to applicable law.

     The proceeds from the sale of the old notes were released from escrow on February 28, 2005 and $26.4 million of such proceeds were contributed by the issuer to the capital of PAHC and used to redeem on such date PAHC's Series C Preferred Stock, all of which was held by Palladium Equity Partners II, L.P. and certain of its affiliates, for $26.4 million. In connection with the release of the proceeds of the old notes from escrow and following the redemption of PAHC's Series C Preferred Stock, Mr. Bendheim contributed to the issuer the balance of PAHC's outstanding Class A Common Stock. All of PAHC's Series A Preferred Stock and Class B Common Stock, its non-voting classes of stock, and all of PAHC's outstanding Class A Common Stock, PAHC's voting stock, is currently owned by us and pledged as security for the old notes. The old notes are secured by all of our assets (now consisting substantially of all of the outstanding capital stock of PAHC). See "Principal Stockholders" and "Description of Capital Stock."

     In connection with the redemption, the Company, PAHC, the Palladium investors and the principal stockholders of the Company entered into an agreement with respect to (1) the redemption price (consisting of $19.6 million of liquidation preference and $6.8 million of equity value), (2) amending the terms of the post-redemption redemption price adjustment set forth in the certificate of incorporation of

PAHC (A) from an amount payable upon the occurrence of certain capital stock transactions determined with respect to the value of PAHC upon the occurrence of such capital stock transaction, to a liquidated amount of $4 million, payable only after the occurrence of certain capital stock transactions and the receipt by the current stockholders of the Company, on a cumulative basis, of an aggregate of $24 million of dividends and distributions in respect of such capital stock transactions, and (B) to remove the one-year time period for such adjustment of the redemption price, and (3) eliminating the backstop indemnification obligation of PAHC to the Palladium investors of up to $4 million incurred in connection with the sale by PAHC to the Palladium investors in December 2003 of The Prince Manufacturing Company. In addition, the directors of PAHC designated by the Palladium investors resigned. The excess of the redemption price over the carrying value of the Series C Preferred Stock and the elimination of the backstop indemnification obligation will be reflected as adjustments to stockholder's deficit on the consolidated balance sheet. The post-redemption redemption price adjustment will be fair-valued and recorded as a liability on the consolidated balance sheet, with an offsetting charge to earnings on the consolidated statements of operations and comprehensive income
(loss).

BELGIUM PLANT TRANSACTIONS

     On December 16, 2004, Phibro Animal Health SA ("PAH Belgium"), a wholly owned subsidiary of PB III B.V., entered into an agreement with GlaxoSmithKline Biologicals ("GSK") to sell to GSK substantially all of PAH Belgium's facilities in Rixensart, Belgium (the "Belgium Plant"). Such sale, when completed, (the "Belgium Plant Transactions") will include the following elements (U.S. dollar amounts as of December 31, 2004 exchange rate): (i) the transfer of substantially all of the land and buildings and certain equipment of PAH Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of PAH Belgium, for a purchase price of EUR 6.2 million ($8.4 million), payable at closing; (ii) the transfer to GSK of a majority of the employees of PAH Belgium and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for PAH Belgium to reimburse GSK up to a maximum of EUR
0.7 million ($0.9 million) for such clean-up costs; (iv) in recognition of the benefits to the Company from the proposed transaction, PAH Belgium agreeing to pay to GSK EUR 1.5 million ($2.0 million) within six months from the closing date, EUR 1.5 million ($2.0 million) within eighteen months from the closing date, EUR 1.5 million ($2.0 million) within thirty months from the closing date, and EUR 0.5 million ($0.7 million) within forty-two months from the closing date; (v) PAH Belgium retaining certain excess land (valued at approximately EUR
0.4 million ($0.5 million)) and being able to sell such land for its own account; (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 9.1 million ($12.3 million), of which an amount estimated to be approximately EUR 4.6 million ($6.2 million) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 4.5 million ($6.1 million) would be payable over periods up to thirteen years; and (vii) PAH Belgium retaining certain equipment at the Belgium Plant, and being able to sell such equipment for the account of PAH Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to Phibro Saude Animal International Ltda. ("PAH Brazil") which owns a facility in Guarulhos, Brazil or in connection with alternative production arrangements.

     The foregoing transactions and agreements are subject to a closing that is expected to occur on November 30, 2005, but in no event earlier than July 1, 2005 or later than June 30, 2006.

     The Dutch Notes and related guarantees are collateralized by a mortgage on the Belgium Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

     As a result of the above agreement, the Company will depreciate the Belgium plant to its estimated salvage value of EUR 2.5 million ($3.3 million) as of the projected closing date of November 30, 2005. The Company recorded incremental depreciation expense of EUR 0.4 million ($0.5 million) in December 2004 and will record an additional EUR 8.7 million ($11.7 million) of incremental depreciation expense ratably through November 2005. The Company recorded severance expense of EUR 6.7 million

($9.0 million) in December 2004 for the estimated minimum severance amounts indicated by law, contract, and/or past practice. The Company estimates it will record additional expense of EUR 2.4 million ($3.3 million) ratably through November 2005 for severance, retention agreements and other costs. The incremental depreciation expense of $0.5 million and severance expense of $9.0 million recorded in December 2004 are included in cost of goods sold on the Company's condensed consolidated statements of operations and comprehensive income (loss).

     The Company has determined that the carrying amount of the Belgium Plant at December 31, 2004 is recoverable based on the estimated future cash flows arising from the use of the assets.

     In anticipation of transferring production of virginiamycin from the Belgium Plant to an alternative production location, the Company has been increasing inventory levels of virginiamycin to ensure adequate supplies during the transfer period. At December 31, 2004, worldwide virginiamycin inventories were approximately $40.0 million and are expected to continue to increase through November 2005, based on current production rates.

2004 OFFERING

     On December 21, 2004, PAHC completed a private placement (the "2004 Offering") pursuant to which it and Philipp Brothers Netherlands III B.V., an indirect wholly-owned subsidiary of PAHC (the "Dutch Issuer" and together with PAHC, the "Issuers") issued and sold 22,491 additional units consisting of $18.2 million 13% Senior Secured Notes due 2007 of PAHC (the "U.S. Notes") and $4.3 million 13% Senior Secured Notes due 2007 of the Dutch Issuer (the "Dutch Notes" and together with the U.S. Notes, the "Additional Notes"), from which they received gross proceeds of $23.4 million. The proceeds were used to refinance indebtedness outstanding under PAHC's domestic senior credit facility. PAHC incurred financing costs of $2.3 million in connection with the issuance of the Additional Notes. The Additional Notes were issued under the Indenture dated October 21, 2003, as amended and supplemented (the "Indenture") under which the Issuers previously issued 105,000 units consisting of $85.0 million aggregate principal amount of U.S. Notes and $20.0 million aggregate principal amount of Dutch Notes.

     In connection with the completion of the 2004 Offering, PAHC solicited consents with regard to the outstanding senior secured notes of PAHC and PB III B.V. to amendments to the indenture governing such notes to permit the sale of substantially all of the facilities owned by Phibro Animal Health SA (formerly Phibro Animal Health (Belgium) SPRL) ("PAH Belgium"), a wholly owned subsidiary of the Dutch Issuer, in Rixensart, Belgium (the "Belgium Plant"), to reduce excess manufacturing capacity and to reduce operating expenses and, in furtherance thereof, to permit the maximum amount of indebtedness under PAHC's domestic senior credit facility permitted under the indenture governing PAHC's senior secured notes to be increased from $15.0 million to $37.5 million and to permit certain related transactions. The requisite consents were obtained and the indenture was amended pursuant to the Second Supplemental Indenture dated as of December 8, 2004. The amendments became effective on December 21, 2004 in connection with the 2004 Offering.

     On January 14, 2005, PAHC and its domestic subsidiaries filed a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-4 with respect to an exchange offer for all its senior secured notes, comprised of 105,000 units sold on October 21, 2003 and 22,491 additional units sold on December 21, 2004. On February 4, 2005, such registration statement was declared effective. On February 24, 2005, PAHC and its domestic subsidiaries filed a post-effective amendment to their registration statement. On March 2, 2005, such post-effective amendment was declared effective. On March 9, 2005, all of PAHC's outstanding units were exchanged for the new registered units.

     On December 21, 2004, concurrent with the completion of the offering of the Additional Notes, PAHC amended its domestic senior credit facility to: (i) amend the EBITDA definition to exclude charges and expenses related to the sale of the Belgium Plant in an aggregate amount not to exceed $26.8 million for purposes of calculating a certain financial covenant; (ii) amend the Indenture reserve definition to include scheduled payments of interest due on the Additional Notes; (iii) amend the maximum aggregate amount of borrowing available under the working capital facility to permit a temporary increase to $22.5 million and for its reduction to $17.5 million on such borrowings being refinanced by the proceeds of the Additional Notes; (iv) amend the Permitted Investments definition to include investments in connection with the sale of the Belgium Plant and transfer of certain equipment, together with other assets and rights related to the production of virginiamycin, to PAH Brazil or in connection with alternative production arrangements; and (v) provide for the issuance of the Additional Notes and the sale of the Belgium Plant and related transactions.

COSTS OF NON-COMPLETED TRANSACTION

     During 2004, the Company incurred $5.3 million of costs in connection with a potential acquisition transaction that was not completed. The Company has charged the costs to expense in its 2004 results. The costs primarily consisted of professional fees for services in connection with the transaction.

DISCONTINUED OPERATIONS -- SUMMARY

     On June 30, 2004, one of the Company's French subsidiaries, La Cornubia SA ("La Cornubia"), filed for bankruptcy under the insolvency laws of France. The Company believes that, as a result of the bankruptcy filing by La Cornubia, it is possible that LC Holding S.A. ("LC Holding"), La Cornubia's parent, a holding company with no assets except for its investment in La Cornubia, may also file for bankruptcy in France. The Company does not believe that La Cornubia's bankruptcy filing, nor the possible bankruptcy filing by LC Holding, will have a material adverse effect on its financial condition or results of operations.

     In August 2003, the Company completed the sale of MRT for net proceeds after transaction costs of approximately $13.8 million. In December 2003, the Company completed the divestiture of substantially all of the assets of The Prince Manufacturing Company (see discussion below under "Prince Transactions").

REFINANCING

     On October 21, 2003, PAHC issued 105,000 units consisting of $85.0 million of its 13% Senior Secured Notes due 2007 (the "US Senior Secured Notes") and $20.0 million 13% of Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V. (the "Dutch Senior Secured Notes" and, together with the US Senior Secured Notes, the "Senior Secured Notes"), an indirect wholly-owned subsidiary of the issuer (the "Dutch issuer"). PAHC used the proceeds from the issuance to: (i) repurchase $52.0 million of its 9 7/8% Senior Subordinated Notes due 2008 at a price equal to 60% of the principal amount thereof, plus accrued and unpaid interest; (ii) repay $34.9 million under its then outstanding domestic senior credit facility; (iii) satisfy, for a payment of approximately $29.3 million certain of its outstanding obligations to Pfizer Inc., including:
(a) $20.1 million aggregate principal amount of its promissory note plus accrued and unpaid interest, (b) $9.7 million of accounts payable, (c) $9.0 million of accrued expenses, and (d) future contingent purchase price obligations under its agreements with Pfizer Inc. by which PAHC acquired Pfizer's medicated feed additive business; and (iv) pay fees and expenses relating to the above transactions.

     A net gain on extinguishment of debt is included in PAHC's condensed consolidated statement of operations, calculated as follows (amounts in thousands):

NET GAIN ON REPURCHASE OF 9 7/8% SENIOR SUBORDINATED NOTES
  DUE 2008:
  Principal amount of repurchased notes.....................  $ 51,971
  Repurchased at 60% of principal amount....................   (31,183)
  Transaction costs.........................................    (4,107)
                                                              --------
NET GAIN ON REPURCHASE OF NOTES.............................    16,681
                                                              --------
LOSS ON REPAYMENT OF DOMESTIC SENIOR CREDIT FACILITY........    (1,018)
                                                              --------
NET GAIN ON PAYMENT OF PFIZER OBLIGATIONS:
  Obligations paid:
  -- promissory note........................................    20,075
  -- accrued interest on promissory note....................     1,015
  -- accounts payable and accrued expenses..................    18,788
                                                              --------
  Total obligations paid....................................    39,878
  Cash payment to Pfizer....................................   (29,315)
  Transaction costs.........................................    (3,000)
                                                              --------
NET GAIN ON PAYMENT OF PFIZER OBLIGATIONS...................     7,563
                                                              --------
NET GAIN ON EXTINGUISHMENT OF DEBT..........................  $ 23,226
                                                              ========

     On December 21, 2004, PAHC (the "US issuer") and the Dutch issuer issued and sold 22,491 additional units, consisting of an additional $18.207 million principal amount of US Senior Secured Notes and $4.284 million principal amount of Dutch Senior Secured Notes.

     The US Senior Secured Notes and the Dutch Senior Secured Notes are senior secured obligations of each of the US issuer and the Dutch issuer, respectively. The US Senior Secured Notes and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by all the US issuer's domestic restricted subsidiaries, and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by the US issuer and by the restricted subsidiaries of the Dutch issuer, presently consisting of Phibro Animal Health SA. The US Senior Secured Notes and related guarantees are collateralized by substantially all of the US issuer's assets and the assets of its domestic restricted subsidiaries, other than real property and interests therein, including a pledge of all the capital stock of such domestic restricted subsidiaries. The Dutch Senior Secured Notes and related guarantees are collateralized by a pledge of all the accounts receivable, a security interest or floating charge on the inventory to the extent permitted by applicable law, and a mortgage on substantially all of the real property of the Dutch issuer and each of its restricted subsidiaries, a pledge of 100% of the capital stock of each subsidiary of the Dutch issuer, a pledge of the intercompany loans made by the Dutch issuer to its restricted subsidiaries and substantially all of the assets of the U.S. guarantors, other than real property and interests therein. The indenture governing the Senior Secured Notes provides for optional make-whole redemptions at any time prior to June 1, 2005, optional redemption on or after June 1, 2005, and requires PAHC to make certain offers to purchase Senior Secured Notes upon a change of control, upon certain asset sales and from fifty percent (50%) of excess cash flow (as such terms are defined in the indenture).

     Also, on October 21, 2003, PAHC entered into a new replacement domestic senior credit facility with Wells Fargo Foothill, Inc., providing for a working capital facility plus a letter of credit facility. The aggregate amount of borrowings under such working capital and letter of credit facilities initially could not exceed $25.0 million including aggregate borrowings under the working capital facility up to $15.0 million. On April 29, 2004, PAHC amended the domestic senior credit facility to increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $25.0 million to

$27.5 million and to increase the amount of aggregate borrowings available under the working capital facility from $15.0 million to $17.5 million. As of September 24, 2004, PAHC amended the domestic senior credit facility to: (i) increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $27.5 million to $32.5 million; the amount of aggregate borrowings available under the working capital facility remained unchanged at $17.5 million; (ii) amend the EBITDA definition to exclude charges and expenses related to unsuccessful acquisitions and related financings in an aggregate amount not to exceed $5.3 million for the period beginning January 1, 2004 and ending June 30, 2004; (iii) amend the definition of Additional Indebtedness to exclude advances under the working capital facility; (iv) amend the definition of Permitted Investments to allow other investments made during the period from January 1, 2004 through June 30, 2004 in an aggregate amount not to exceed $336,000; and (v) establish covenant EBITDA levels for the periods ending after June 30, 2004. The amendment was effective June 30, 2004 for items
(i), (ii) and (iii); effective January 1, 2004 for item (iv); and effective September 24, 2004 for all other items.

     Borrowings under PAHC's domestic senior credit facility are subject to a borrowing base formula based on percentages of eligible domestic receivables and domestic inventory. Under the domestic senior credit facility, PAHC may choose between two interest rate options: (i) the applicable base rate as defined plus 0.50% and (ii) the LIBOR rate as defined plus 2.75%. Indebtedness under the domestic senior credit facility is secured by a first priority lien on substantially all of PAHC's assets and assets of substantially all of PAHC's domestic subsidiaries. PAHC is required to pay an unused line fee of 0.375% on the unused portion of the domestic senior credit facility, a monthly servicing fee and standard letter of credit fees to issuing banks. Borrowings under the domestic senior credit facility are available until, and are repayable no later than, October 31, 2007, although borrowings must be repaid by June 30, 2007 if the maturity of the Senior Secured Notes has not been extended, as required by the domestic senior credit facility, by that date.

     Pursuant to the terms of an intercreditor agreement, as amended in connection with the 2004 Offering, the security interest securing the Senior Secured Notes and the guarantees made by PAHC's domestic restricted subsidiaries is subordinated to a lien securing the domestic senior credit facility.

     On January 14, 2005, PAHC and its domestic subsidiaries filed a registration statement with the SEC on Form S-4 with respect to an exchange offer for all of its senior secured notes, comprised of 105,000 units sold on October 21, 2003 and 22, 491 additional units sold on December 21, 2004. On February 4, 2005, such registration statement was declared effective. On February 24, 2005, PAHC and its domestic subsidiaries filed a post-effective amendment to their registration statement. On March 2, 2005, such post-effective amendment was declared effective. On March 9, 2005, all of PAHC's outstanding units were exchanged for the new registered units.

PRINCE TRANSACTIONS

     Effective December 26, 2003 (the "Closing Date"), PAHC completed the divestiture of substantially all of the business and assets of The Prince Manufacturing Company ("PMC") to a company ("Buyer") formed by Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"), and the related reduction of PAHC's preferred stock held by the Palladium Investors (collectively the "Prince Transactions").

     Pursuant to definitive purchase and other agreements executed on and effective as of the Closing Date, the Prince Transactions included the following elements: (i) the transfer of substantially all of the business and assets of PMC to Buyer; (ii) the reduction of the value of PAHC's Preferred Stock owned by the Palladium Investors from $72.2 million to $16.5 million (accreted through the Closing Date) by means of the redemption of all of its shares of Series B Preferred Stock and a portion of its Series C Preferred Stock; (iii) the termination of $2.2 million in annual management advisory fees payable by PAHC to Palladium; (iv) a cash payment of $10.0 million to the Palladium Investors in respect of the portion of PAHC's Preferred Stock not exchanged in consideration of the business and assets of PMC; (v) the agreement of the Buyer to pay PAHC for advisory fees for the next three years of $1.0 million,

$0.5 million, and $0.2 million, respectively (which were pre-paid at closing by the Buyer and satisfied for $1.3 million, the net present value of such payments); and (vi) the Buyer agreed to supply manganous oxide and red iron oxide products and to provide certain mineral blending services to PAHC's Prince Agriproducts subsidiary ("Prince Agri"). Prince Agri agreed to continue to provide the Buyer with certain laboratory, MIS and telephone services, all on terms substantially consistent with the historic relationship between Prince Agri and PMC, and to lease to Buyer office space used by PMC in Quincy, Illinois. PAHC has an agreement to receive certain treasury services from Palladium for $0.1 million per year. Pursuant to definitive agreements, PAHC made customary representations, warranties and environmental and other indemnities, agreed to a post-closing working capital adjustment, paid $4.0 million in full satisfaction of all intercompany debt owed to PMC, paid a closing fee to Palladium of $0.5 million, made certain capital expenditure adjustments included as part of the intercompany settlement amount, and agreed to pay for certain out-of-pocket transaction expenses. PMC retained $0.4 million of its accounts receivable. PAHC established a $1.0 million letter of credit escrow for two years to secure its working capital adjustment and certain indemnification obligations. PAHC agreed to indemnify the Palladium Investors for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of Buyer for less than $21.0 million up to a maximum payment by PAHC of $4.0 million (the "Backstop Indemnification Amount"). The Backstop Indemnification Amount would be payable on the earlier to occur of July 1, 2008 or six months after the redemption date of all of PAHC's Senior Secured Notes due 2007 if such a disposition closes prior to such redemption and six months after the closing of any such disposition if the disposition closes after any such redemption. PAHC's obligations with respect to the Backstop Indemnification Amount would cease if the Palladium Investors do not close the disposition of Buyer by January 1, 2009. The definition of "Equity Value" in PAHC's Certificate of Incorporation was amended to reduce the multiple of trailing EBITDA payable in connection with any future redemption of Series C Preferred to 6.0 from 7.5. The amount of consideration paid and payable in connection with the Prince Transactions and all matters in connection therewith were determined pursuant to arm's length negotiations. In connection with the redemption by PAHC of all of its Series C Preferred Stock, the Palladium investors agreed to terminate the Backstop Indemnification.

     On December 29, 2004, PAHC and the Buyer reached agreement regarding the post-closing working capital adjustment, which resulted in a final $227,000 payment to PAHC from the Buyer. PAHC reassessed the accruals relating to the Prince Transactions and adjusted the accruals accordingly. The adjustments resulted in a net gain of $973,000 which was recorded as a decrease to accumulated deficit on the Company's condensed consolidated balance sheet as of December 31, 2004.

     The excess of the reduction in redeemable preferred stock over total assets divested and costs and liabilities incurred on the Prince Transactions was recorded as a decrease to accumulated deficit on

PAHC's condensed consolidated balance sheet at December 31, 2003, and was calculated as follows (amounts in thousands):

SERIES B & C REDEEMABLE PREFERRED STOCK:
Accreted value pre-transaction..............................  $72,184
Accreted value post-transaction.............................   16,517
                                                              -------
REDUCTION IN REDEEMABLE PREFERRED STOCK.....................   55,667
                                                              -------
ASSETS DIVESTED AND COSTS INCURRED:
PMC net assets divested.....................................    7,430
Cash paid to Palladium Investors for:
  -- reduction of redeemable preferred stock................   10,000
   -- settlement of PMC intercompany debt...................    3,958
   -- working capital adjustment............................    1,331
   -- closing fee...........................................      500
Transaction costs...........................................    8,310
Contingent Backstop Indemnification Amount accrued..........    4,000
                                                              -------
TOTAL ASSETS DIVESTED AND COSTS AND LIABILITIES INCURRED....   35,529
                                                              -------
EXCESS AMOUNT RECORDED AS A DECREASE TO ACCUMULATED
  DEFICIT...................................................  $20,138
                                                              =======

     PMC is included in the Company's Industrial Chemicals segment. The divestiture of PMC has not been reflected as a discontinued operation due to continuing supply and service agreements.

OTHER RISKS AND UNCERTAINTIES

     The Company's ability to fund its operating plan depends upon the continued availability of borrowing under PAHC's domestic senior credit facility. The Company believes that it will be able to comply with the terms of its covenants under the domestic senior credit facility based on its forecasted operating plan. In the event of adverse operating results and/or violation of covenants under this facility, there can be no assurance that the Company would be able to obtain waivers or amendments on favorable terms, if at all. The Company expects adequate liquidity throughout 2005, with periods of reduced availability around the dates of the semi-annual interest payments due June 1 and December 1 related to PAHC's Senior Secured Notes and Senior Subordinated Notes. The Company is pursuing additional cost reduction activities, working capital improvement plans, and sales of non-strategic assets to ensure additional liquidity. The Company also has availability under foreign credit lines that likely would be available. There can be no assurance the Company will be successful in any of the above-noted actions.

     The use of antibiotics in medicated feed additives is a subject of legislative and regulatory interest. The issue of potential for increased bacterial resistance to certain antibiotics used in certain food-producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotics in food-producing animals. The sale of feed additives containing antibiotics is a material portion of the Company's business. Should regulatory or other developments result in further restrictions on the sale of such products, it could have a material adverse impact on the Company's financial position, results of operations and cash flows.

     The testing, manufacturing, and marketing of certain of the Company's products are subject to extensive regulation by numerous government authorities in the United States and other countries.

     The Company has significant assets located outside of the United States, and a significant portion of the Company's sales and earnings are attributable to operations conducted abroad.

     The Company has assets located in Israel and a portion of its sales and earnings are attributable to operations conducted in Israel. The Company is affected by social, political and economic conditions affecting Israel, and any major hostilities involving Israel as well as the Middle East or curtailment of trade between Israel and its current trading partners, either as a result of hostilities or otherwise, could have a material adverse effect on the Company.

     The Company's operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the remediation of contaminated soil and groundwater, the manufacture, sale and use of pesticides and the health and safety of employees. As such, the nature of the Company's current and former operations and those of its subsidiaries exposes the Company and its subsidiaries to the risk of claims with respect to such matters.

SUMMARY CONSOLIDATED RESULTS OF CONTINUING OPERATIONS

                                              THREE MONTHS ENDED    SIX MONTHS ENDED
                                                 DECEMBER 31,         DECEMBER 31,
                                              ------------------   -------------------
                                               2004       2003       2004       2003
                                              -------   --------   --------   --------
                                                 (THOUSANDS)           (THOUSANDS)
Net sales...................................  $93,060   $ 92,540   $181,335   $177,490
Gross profit................................   13,869     22,549     36,491     43,709
Selling, general and administrative.........   17,759     16,824     34,353     32,609
Operating income............................   (3,890)     5,725      2,138     11,100
Interest expense, net.......................    5,356      4,717     10,577      8,408
Other expense (income), net.................     (791)       127       (767)      (458)
Net (gain) on extinguishment of debt........       --    (23,226)        --    (23,226)
Provision (benefit) for income taxes........     (884)     2,880         40      3,663
Income from continuing operations...........  $(7,571)  $ 21,227   $ (7,712)  $ 22,713

  COMPARISON OF THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003

     Net Sales of $93.1 million increased $0.5 million, or 1%. Animal Health and Nutrition sales of $70.7 million grew $2.0 million, or 3%, due to volume increases offset in part by lower average selling prices. Specialty Chemical Group (comprised of the Industrial Chemicals, Distribution and All Other segments) sales of $22.4 million decreased $1.5 million. Excluding The Prince Manufacturing Company ("PMC"), which was divested effective December 26, 2003, Specialty Chemical Group sales increased by $3.9 million due to volume increases in Industrial Chemicals and All Other segments. The Specialty Chemical Group included PMC sales of $5.4 million for the 2003 quarter.

     Gross Profit of $13.9 million decreased $8.7 million to 14.9% of net sales. The Belgium Plant Transactions increased costs by $9.5 million for the current quarter. Excluding this charge, Animal Health and Nutrition gross profit increased due to higher unit volumes and lower unit costs offset in part by lower average selling prices. The Specialty Chemical Group also contributed to the improvement due to expanded sales of the Company's new copper-based wood treatment product. The Specialty Chemical Group included PMC gross profit of $1.7 million for the 2003 quarter.

     Selling, General and Administrative Expenses of $17.8 million increased $0.9 million. Expenses in the operating segments, excluding PMC, increased over the prior year due to higher research and development costs associated with registration trials, unfavorable foreign exchange rates, costs associated with the relocation of the Company's corporate office, higher depreciation and amortization charges and severance costs. Corporate expenses decreased due to the elimination of the Palladium management fee of $0.6 million in 2003 and income of $0.3 million from the PMC advisory fee. In addition, the Company recognized additional gains of $0.4 million from the previous sale of its etchant business. PMC expenses were $0.6 million for the 2003 quarter.

     Operating Income (Loss) of ($3.9) million decreased $9.6 million from the 2003 quarter. Operating income, excluding the Belgium Plant Transactions and PMC, improved in both the Animal Health and Nutrition and Specialty Chemical Group with increased gross profit offset in part by higher selling, general and administrative expenses. PMC contributed $1.1 million for the 2003 quarter offset in part by the elimination of the $0.6 million Palladium management fee.

     Interest Expense, Net of $5.4 million increased $0.6 million from the 2003 quarter, primarily due to higher average interest rates and also higher borrowing levels associated with the issuance of PAHC's Senior Secured Notes.

     Other (Income) Expense, Net principally reflects foreign currency transaction net (gains) losses related to short-term inter-company balances and foreign currency translation (gains) losses.

     Income Tax (Benefit) of ($0.9) million were recorded on a consolidated pre-tax loss of $7.6 million. The tax rate reflects income tax provisions in profitable foreign jurisdictions and for state income taxes. A provision for U.S. federal income taxes has not been recorded due to the utilization of net operating loss carryforwards. The Company has recorded valuation allowances related to substantially all deferred tax assets. The Company will continue to evaluate the likelihood of recoverability of these deferred tax assets based upon actual and expected operating performance.

  COMPARISON OF SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003

     Net Sales of $181.3 million increased $3.8 million, or 2%. Animal Health and Nutrition sales of $136.5 million grew $8.0 million, or 6%, due to volume increases offset in part by lower average selling prices. Specialty Chemical Group (comprised of the Industrial Chemicals, Distribution and All Other segments) sales of $44.8 million decreased $4.2 million. Excluding PMC, Specialty Chemical group sales increased by $7.0 million due to volume increases in Industrial Chemicals and All Other segments. The Specialty Chemical Group included PMC sales of $11.1 million for the 2003 period.

     Gross Profit of $36.5 million decreased $7.2 million to 20.1% of net sales. The Belgium Plant Transactions increased costs by $9.5 million for the current period. Excluding this charge, Animal Health and Nutrition gross profit increased due to higher unit volumes and lower unit costs offset in part by lower average selling prices. The Specialty Chemical Group also contributed to the improvement due to expanded sales of the Company's new copper-based wood treatment product and higher unit volumes in its Distribution and All Other businesses. The Specialty Chemical Group included PMC gross profit of $3.6 million for the 2003 period.

     Selling, General and Administrative Expenses of $34.4 million increased $1.7 million. Expenses in the operating segments, excluding PMC, increased over the prior year due to higher research and development costs associated with registration trials, unfavorable foreign exchange rates, costs associated with the relocation of the Company's corporate office, higher depreciation and amortization charges and severance costs. Corporate expenses decreased due to the elimination of the Palladium management fee of $1.1 million in 2003 and income of $0.5 million from the PMC advisory fee. In addition, the Company recognized additional gains of $0.7 million from the previous sale of its etchant business. PMC expenses were $1.3 million for the 2003 period.

     Operating Income of $2.1 million decreased $9.0 million. Operating income, excluding the Belgium Plant Transactions and PMC, improved in both the Animal Health and Nutrition and Specialty Chemical Group with increased gross profit offset in part by higher selling, general and administrative expenses. PMC contributed $2.3 million for the 2003 period offset in part by the elimination of the $1.1 million Palladium management fee.

     Interest Expense, Net of $10.6 million increased $2.2 million from the 2003 period, primarily due to higher average interest rates and also higher borrowing levels associated with the issuance of PAHC's senior secured notes.

     Other (Income) Expense, Net principally reflects foreign currency transaction net (gains) losses related to short-term inter-company balances and foreign currency translation (gains) losses.

     Income Taxes of $0.0 million were recorded on consolidated pre-tax loss of $7.7 million. The tax rate reflects income tax provisions in profitable foreign jurisdictions and for state income taxes. A provision for U.S. federal income taxes has not been recorded due to the utilization of net operating loss carryforwards. The Company has recorded valuation allowances related to substantially all deferred tax assets. The Company will continue to evaluate the likelihood of recoverability of these deferred tax assets based upon actual and expected operating performance.

                                                            YEAR ENDED JUNE 30,
                                                       ------------------------------
                                                         2004       2003       2002
                                                       --------   --------   --------
Net Sales............................................  $358,274   $341,746   $328,676
Gross Margin.........................................    90,403     90,546     81,265
Selling, general and administrative expenses.........    66,128     65,050     70,636
Costs of non-completed transaction...................     5,261         --         --
Operating income.....................................    19,014     25,496     10,629
Interest expense, net................................    18,488     16,196     17,724
Other expense (income), net..........................      (781)     1,539      3,349
Net (gain) on extinguishment of debt.................   (23,226)        --         --
Provision for income taxes...........................     7,969     10,060     14,767
Income (loss) from continuing operations.............  $ 16,564   $ (2,299)  $(25,211)

  COMPARISON OF YEARS ENDED JUNE 30, 2004 AND 2003

     Net Sales of $358.3 million increased $16.5 million, or 5%. Animal Health and Nutrition sales of $265.4 million grew $14.7 million, or 6%, due to volume increases. Specialty Chemical Group sales (comprised of the Industrial Chemicals, Distribution and All Other segments) of $92.9 million increased $1.8 million, or 2%, primarily due to volume increases in all segments, offset by a decrease in PMC sales. The Specialty Chemical Group included PMC sales of $11.1 million and $22.3 million for 2004 and 2003, respectively.

     Gross Profit of $90.4 million decreased $0.1 million to 25.2% of net sales, compared with 26.5% in 2003. Animal Health and Nutrition gross profit decreased due to lower average selling prices and unfavorable currency related to the effect of the Euro on Belgium manufacturing costs. Improvements in the Specialty Chemical Group partially offset the Animal Health and Nutrition decline. The Specialty Chemical Group included PMC gross profit of $3.6 million and $6.2 million, respectively, for the fiscal 2004 and 2003 periods.

     Gross profit increased $2.0 million in the fourth quarter of 2004 due to an agreement related to the production and sale of amprolium, an anticoccidial MFA. The Company acquired the rights to sell amprolium in most international markets. In payment for the acquired rights, the Company relinquished its claims against the seller for certain purchase order commitments, and will make $2.1 million of cash payments to the seller over the next five years. The present value of these payments is $1.9 million and was recorded as a liability. The $2.4 million value of the purchase order commitments was recorded as a reduction in cost of goods sold and inventory, and an intangible asset of $4.3 million was recorded representing the fair value of the acquired rights and is included on the Company's balance sheet at June 30, 2004. The Company will amortize this intangible over a 10 year period. No amortization was recorded in 2004. Amortization expense for each of the next five years from 2005 to 2009 is expected to be $0.4 million per year.

     Selling, General and Administrative Expenses of $66.1 million increased $1.1 million. Expenses in the operating segments, excluding PMC, approximated the prior year primarily due to lower environmental and severance accruals offset in part by unfavorable foreign exchange rates. Corporate expenses in the current fiscal year reflect the elimination of the Palladium annual management fee of $2.25 million as of December 31, 2003 and income of $0.5 million from the PMC Advisory fee. Corporate expenses increased in fiscal 2004 due to higher depreciation and amortization charges and insurance costs offset by lower benefit charges. Corporate expenses in fiscal 2003 included vitamin settlement income of $3.0 million. PMC expenses were $1.3 million and $2.6 million for 2004 and 2003, respectively.

     Costs of non-completed transaction. During 2004, the Company incurred $5.3 million of costs in connection with a potential acquisition transaction that was not completed. The Company has charged the costs to expense in its 2004 results. The costs primarily consisted of professional fees for services in connection with the transaction.

     Net gain on extinguishment of debt. The Company recorded a net gain on the extinguishment of debt of $23.2 million due to the repurchase of senior subordinated notes ($16.7 million), and the repayment of Pfizer obligations ($7.6 million) offset in part by a loss on repayment of the domestic senior credit facility ($1.0 million).

     Operating Income of $19.0 million decreased $6.5 million to 5.3% of sales. The decrease was primarily due to the non-completed transaction costs described above. In addition, gross profit declined in the Animal Health and Nutrition segment but was offset in part by improved operating performance of the Specialty Chemical Group. PMC contributed $2.3 million and $3.6 million for 2004 and 2003, respectively.

     Interest Expense, Net of $18.5 million increased $2.3 million from the prior year, primarily due to higher borrowing levels and also higher average interest rates associated with the issuance of PAHC's Senior Secured Notes.

     Other (Income) Expense, Net of ($0.8) million improved in comparison with $1.5 million of expense last year. During 2004, the Company's Phibro-Tech subsidiary received $1.0 million in exchange for the sale of certain assets related to the manufacture and sale of ferric chloride from its plant in Joliet, Illinois and recognized a net gain of $0.7 million. The balance of other (income) expense principally reflects foreign currency transaction net (gains) losses related to short-term inter-company balances and foreign currency translation (gains) losses.

     Income Taxes of $8.0 million were 32% of consolidated pre-tax income of $24.5 million. The tax rate reflects income tax provisions in profitable foreign jurisdictions and for state income taxes. A provision for U.S. federal income taxes has not been recorded due to the utilization of net operating loss carryforwards. The Company has recorded valuation allowances related to substantially all deferred tax assets. The Company will continue to evaluate the likelihood of recoverability of these deferred tax assets based upon actual and expected operating performance.

  COMPARISON OF YEARS ENDED JUNE 30, 2003 AND 2002

     Net Sales of $341.7 million increased $13.1 million, or 4%. Animal Health and Nutrition sales of $250.7 million grew $11.1 million, or 5%, due to volume increases. Specialty Chemical Group sales of $91.0 million increased $2.0 million, or 2%, primarily due to volume increases in the Distribution and All Other businesses.

     Gross Profit of $90.5 million improved $9.3 million to 26.5% of net sales, compared with 24.7% in 2002. Animal Health and Nutrition gross profit improvements were responsible for the overall increase. Purchase accounting adjustments related to the MFA acquisition resulted in a $3.3 million increase to cost of goods sold in 2002. Excluding the purchase accounting adjustment, the gross profit ratio would have been 25.7% in 2002.

     Selling, General and Administrative Expenses of $65.1 million decreased $5.6 million, or 8%. Expenses declined $6.5 million in the Specialty Chemicals Group due to downsizing and restructuring of the Industrial Chemicals segment, reflecting the decline in the printed circuit board market. Industrial Chemicals included expense for additional environmental reserves and write-offs of unamortized permit fees at closed facilities of $1.0 million and $1.6 million for 2003 and 2002, respectively. Animal Health and Nutrition expenses decreased by approximately $0.4 million. Corporate expenses increased $1.3 million, primarily due to increased staff levels. Corporate expenses included a vitamin settlement income of $3.0 million and $0.7 million in 2003 and 2002, respectively, from the settlement of class action litigation against European vitamin manufacturers. Debt restructuring costs of $0.8 million, severance of $0.4 million, and expense related to a divested business of $0.2 million were also recorded in 2003. Included in 2002 was $0.4 million non-cash income to reflect the decrease in value of redeemable common stock; no amount was recorded in 2003.

     Operating Income of $25.5 million increased $14.9 million to 7.5% of sales. The improvement was due to sales growth, gross margin improvements in Animal Health and Nutrition, and operating expense reductions.

     Interest Expense, Net of $16.2 million decreased $1.5 million, compared with $17.7 million in 2002, primarily due to lower average interest rates and reduced average borrowing levels.

     Other Expense, Net of $1.5 million in fiscal 2003 improved in comparison with $3.4 million in the prior year. The expense principally reflects foreign currency transaction and translation net losses related to short-term inter-company balances.

     Income Taxes of $10.1 million were primarily due to a $5.6 million increase in valuation allowances for deferred tax assets in foreign jurisdictions where future profitability is not currently considered more likely than not, and income tax provisions in profitable foreign jurisdictions. The Company has recorded valuation allowances related to substantially all deferred tax assets. The Company will continue to evaluate the likelihood of recoverability of these deferred tax assets based upon actual and expected operating performance.

OPERATING SEGMENTS

     The Animal Health and Nutrition segment manufactures and markets MFAs and NFAs to the poultry, swine and cattle markets, and includes the operations of the Phibro Animal Health business unit, Prince AgriProducts, Koffolk (1949) Ltd. and Planalquimica. The Industrial Chemicals segment manufacturers and markets specialty chemicals for use in the pressure treated wood and chemical industries, and includes Phibro-Tech and, until its divestiture, PMC. The Distribution segment markets a variety of specialty chemicals, and includes PhibroChem and Ferro operations. The All Other segment includes contract manufacturing of crop protection chemicals, Wychem and all other operations. Due to the divestiture of PMC in December 2003, PMC's results are shown separately for comparability.

                                               THREE MONTHS ENDED     SIX MONTHS ENDED
                                                  DECEMBER 31,          DECEMBER 31,
                                               -------------------   -------------------
                                                 2004       2003       2004       2003
                                               --------   --------   --------   --------
                                                   (THOUSANDS)           (THOUSANDS)
Net Sales
  Animal Health & Nutrition..................  $70,708    $68,687    $136,514   $128,528
  Industrial Chemicals -- ex PMC.............    7,686      6,244      16,079     12,543
  Industrial Chemicals -- PMC................       --      5,435          --     11,118
  Distribution...............................    8,104      7,656      15,765     15,595
  All other..................................    6,562      4,518      12,977      9,706
                                               -------    -------    --------   --------
                                               $93,060    $92,540    $181,335   $177,490
                                               =======    =======    ========   ========

                                              THREE MONTHS ENDED      SIX MONTHS ENDED
                                                 DECEMBER 31,           DECEMBER 31,
                                              -------------------   ---------------------
                                                2004       2003      2004        2003
                                              --------   --------   -------   -----------
                                                  (THOUSANDS)            (THOUSANDS)
Operating Income
  Animal Health & Nutrition.................  $(1,520)   $ 7,655    $ 6,295     $14,555
  Industrial Chemicals -- ex PMC............      655       (287)     1,428        (678)
  Industrial Chemicals -- PMC...............       --      1,065         --       2,278
  Distribution..............................      796        692      1,660       1,533
  All other.................................      455        657      1,160       1,326
  Corporate expenses and adjustments........   (4,276)    (4,057)    (8,405)     (7,914)
                                              -------    -------    -------     -------
                                              $(3,890)   $ 5,725    $ 2,138     $11,100
                                              =======    =======    =======     =======

  OPERATING SEGMENTS COMPARISON OF THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003

  Animal Health and Nutrition

     Net Sales of $70.7 million increased $2.0 million, or 3%. MFA net sales decreased by $0.8 million. Revenues were lower primarily for antibacterials and anticoccidials but were offset in part by higher sales of antibiotics. The decrease in MFA revenues was due to lower average selling prices offset in part by higher unit volumes and favorable currency effect on international sales. NFA net sales increased by $2.8 million principally due to volume increases in trace mineral premixes and other feed ingredients.

     Operating Income (Loss) of ($1.5) million decreased $9.2 million from the 2003 period. Operating income, excluding costs relating to the Belgium Transactions of $9.5 million, improved due to higher unit volumes and lower unit costs offset in part by lower average selling prices and increased selling, general and administrative expenses.

  Specialty Chemicals

     Industrial Chemicals net sales of $7.7 million, excluding PMC, increased $1.4 million, or 23%. Sales of copper-related products to the wood treatment markets increased due to the introduction of new copper based wood treatment products. PMC, divested in December 2003, generated revenues of $5.4 million for the 2003 quarter. Operating income, excluding PMC, of $0.7 million improved by $0.9 million from the 2003 quarter. This improvement was due to new product introductions and savings from previously implemented headcount reductions and facility restructurings in Phibro-Tech operations. PMC provided operating income of $1.1 million for the 2003 quarter.

     Distribution net sales of $8.1 million increased $0.4 million, or 6%. Higher domestic unit volumes and slightly higher average selling prices were offset in part by lower sales volumes in Europe. Distribution operating income of $0.8 million improved by $0.1 million from the 2003 quarter. As a percentage of sales, operating income was 10% and 9% in 2004 and 2003, respectively.

     All Other net sales of $6.6 million increased $2.0 million, or 45%. Revenues for contract manufacturing increased $2.0 million due to increased volumes. Revenues from specialized lab projects and formulations approximated the prior period. Operating income of $0.5 million decreased by $0.2 million from the prior period due to higher manufacturing costs.

  OPERATING SEGMENTS COMPARISON OF SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003

  Animal Health and Nutrition

     Net Sales of $136.5 million increased $8.0 million, or 6%. MFA net sales increased by $1.6 million. Revenues were higher primarily for antibacterials and antibiotics but were offset in part by lower sales of anticoccidials. The increase in MFA revenues was due to higher unit volumes and favorable currency effect on international sales offset in part by lower average selling prices. NFA net sales increased by $6.4 million principally due to volume increases in trace mineral premixes and other feed ingredients.

     Operating Income of $6.3 million decreased $8.3 million from the 2003 period. Operating income, excluding costs relating to the Belgium Transactions of $9.5 million, improved due to higher sales unit volumes and lower unit costs offset in part by lower average selling prices and increased selling, general and administrative expenses.

  Specialty Chemicals

     Industrial Chemicals net sales of $16.1 million, excluding PMC, increased $3.5 million, or 28%. Sales of copper-related products to the wood treatment markets increased due to the introduction of new copper based wood treatment products. PMC, divested in December 2003, generated revenues of $11.1 million for the 2003 period. Operating income, excluding PMC, of $1.4 million improved by $2.1 million from the 2003 period. This improvement was due to new product introductions and savings from previously implemented headcount reductions and facility restructurings in Phibro-Tech operations. PMC provided operating income of $2.3 million for the 2003 period.

     Distribution net sales of $15.8 million increased $0.2 million, or 1%. Higher domestic unit volumes and slightly higher average selling prices were offset in part by lower sales volumes in Europe. Distribution operating income of $1.7 million improved by $0.1 million from the 2003 period. As a percentage of sales, operating income was 11% and 10% in 2004 and 2003, respectively.

     All Other net sales of $13.0 million increased $3.3 million, or 34%. Revenues for contract manufacturing increased $2.8 million due to increased volumes and average selling prices. Revenues from specialized lab projects and formulations increased $0.5 million over the prior period. Operating income of $1.2 million decreased from the prior period due to higher manufacturing costs.

                                                            YEAR ENDED JUNE 30,
                                                       ------------------------------
                                                         2004       2003       2002
                                                       --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
Net Sales:
  Animal Health & Nutrition..........................  $265,421   $250,706   $239,602
  Industrial Chemicals -- ex PMC.....................    31,135     26,465     29,403
  Industrial Chemicals -- PMC........................    11,118     22,332     21,451
  Distribution.......................................    30,861     30,072     27,852
  All other..........................................    19,739     12,171     10,368
                                                       --------   --------   --------
                                                       $358,274   $341,746   $328,676
                                                       ========   ========   ========
Operating Income:
  Animal Health & Nutrition..........................  $ 33,307   $ 38,472   $ 28,298
  Industrial Chemicals -- ex PMC.....................       621     (5,434)   (10,964)
  Industrial Chemicals -- PMC........................     2,278      3,579      3,640
  Distribution.......................................     2,900      3,207      2,345
  All other..........................................     2,301        620      1,164
  Corporate expenses and adjustments.................   (22,393)   (14,948)   (13,854)
                                                       --------   --------   --------
                                                       $ 19,014   $ 25,496   $ 10,629
                                                       ========   ========   ========

  OPERATING SEGMENTS COMPARISON OF YEARS ENDED JUNE 30, 2004 AND 2003

  Animal Health and Nutrition

     Net Sales of $265.4 million increased $14.7 million, or 6%. Medicated Feed Additives net sales decreased by $7.8 million. Revenues were lower primarily for anticoccidials but were offset in part by higher sales of other medicated feed additives. Sales of anticoccidial products were $7.1 million lower due to contract negotiations with a major customer that were completed in the fourth quarter of 2004. The decrease in MFA revenues also was due to lower average selling prices offset in part by favorable currency effect on international sales. Nutritional Feed Additives net sales increased by $22.5 million, principally due to volume increases in core inorganic minerals, trace mineral premixes and other ingredients.

     Operating Income of $33.3 million decreased $5.2 million, or 13%. Operating income declined due to product mix, higher cost of goods reflecting the stronger Euro's effect on Belgian manufacturing cost and unfavorable currency effects on international selling, general and administrative expense. Lower average selling prices also contributed to the decrease. Operating income increased $2.0 million in the fourth quarter of 2004 due to an agreement related to the production and sale of amprolium, an anticoccidial MFA.

  Specialty Chemicals

     Industrial Chemicals net sales of $31.1 million, excluding PMC, increased $4.7 million, or 18%. Sales of copper related products to the wood treatment markets increased due to the introduction of new copper based wood treatment chemicals which offset the divestiture of the Company's Eastern United States etchant business in mid 2003. The Company continues its existing etchant business at one remaining facility. PMC, divested in December 2003, generated revenues of $11.1 million and $22.3 million for 2004 and 2003, respectively. Operating income of $0.6 million improved by $6.1 million from the prior year. This improvement was due to new product introductions and savings from headcount reductions and facility restructurings in Phibro-Tech operations. PMC provided operating income of $2.3 million and $3.6 million for 2004 and 2003, respectively.

     Distribution net sales of $30.9 million increased $0.8 million, or 3%. Higher sales volumes in Europe were offset in part by lower domestic unit volumes and lower average selling prices. Distribution operating income of $2.9 million decreased $0.3 million from the prior year. As a percentage of sales, operating income was 9% and 11% in 2004 and 2003, respectively.

     All Other net sales of $19.7 million increased $7.6 million, or 62%. Revenues for contract manufacturing increased $7.6 million due to increased volumes and average selling prices. Specialized lab projects and formulations approximated the prior year. Operating income of $2.3 million improved by $1.7 million from the prior year due to higher revenues and increased margins on contract manufacturing.

  OPERATING SEGMENTS COMPARISON OF YEARS ENDED JUNE 30, 2003 AND 2002

  Animal Health and Nutrition

     Net Sales of $250.7 million increased $11.1 million, or 5%. Medicated Feed Additives net sales increased by $6.7 million. Revenues were higher for antibacterials, antibiotics and anticoccidials but were offset in part by lower sales of anthelmintics and other medicated feed additives. The increased revenues were due to volume increases offset in part by lower average selling prices, including the effect of currency devaluations in Latin America. Nutritional Feed Additives net sales increased by $4.4 million, principally due to volume increases in core inorganic minerals, trace mineral premixes and other ingredients.

     Operating Income of $38.5 million increased $10.2 million, or 36%. Purchase accounting adjustments relating to inventory in the MFA acquisition resulted in a $3.3 million increase to 2002 cost of goods sold. The operating income ratio increased to 15% in 2003 from 13% in 2002 (excluding the purchase accounting adjustments). The improvement in operating income resulted from increased sales of higher margin products and close control of operating expenses.

  Specialty Chemicals

     Industrial Chemicals net sales of $26.5 million, excluding PMC, decreased $2.9 million, or 10%. Industrial Chemicals net sales decreased due to the divestiture of the Company's Eastern United States etchant business in mid-fiscal 2003 and reduced sales of etchants to the printed circuit board market.

PMC, divested in December 2003, generated revenues of $22.3 million and $21.5 million for fiscal periods 2003 and 2002, respectively. Industrial Chemicals operating loss of $5.4 million improved by $5.5 million from the year earlier loss. The improvement principally was due to the partial disposal during 2003 of the ammoniacal etchant business and savings from headcount reductions and facility restructurings. The gain on the transaction was not material. PMC provided operating income of $3.6 million in each of the 2003 and 2002 fiscal periods.

     Distribution net sales of $30.1 million increased $2.2 million, or 8%. Higher sales volumes in Europe and improved product mix in domestic operations accounted for the increase. Distribution operating income of $3.2 million increased $0.9 million, or 37%. As a percentage of sales, operating income increased to 11% in 2003 from 8% in 2002. The improvement in operating income margins resulted principally from increased sales of higher margin products.

     All Other net sales of $12.2 million increased $1.8 million, or 17%. Revenues for contract manufacturing increased $2.4 million due to increased volumes. Revenues from specialized lab projects and formulations declined $0.6 million. Operating income of $0.6 million decreased primarily due to specialized lab projects and formulations.

DISCONTINUED OPERATIONS

     In August 2003, PAHC divested Mineral Resource Technologies, Inc and shutdown its operations at La Cornubia. These businesses have been classified as discontinued operations. PAHC's consolidated financial statements have been reclassified to report separately the operating results and cash flows of the discontinued operations.

                                                                 THREE MONTHS ENDED
                                                                 DECEMBER 31, 2003
                                                            ----------------------------
                                                             MRT    LA CORNUBIA   TOTAL
                                                            -----   -----------   ------
Net Sales.................................................  $ --      $3,503      $3,503
                                                            =====     ======      ======
Operating Loss............................................  $ --      $ (108)     $ (108)
Interest Expense, net.....................................    --          26          26
Other Expense (Income), net...............................    --        (193)       (193)
Provision (benefit) for income tax........................    --          --          --
                                                            -----     ------      ------
Net Income (loss) from discontinued operations............  $ --      $   59      $   59
                                                            =====     ======      ======
Depreciation and Amortization.............................  $ --      $  101      $  101
                                                            =====     ======      ======

                                                                SIX MONTHS ENDED
                                                                DECEMBER 31, 2003
                                                          -----------------------------
                                                           MRT     LA CORNUBIA   TOTAL
                                                          ------   -----------   ------
Net Sales...............................................  $3,327     $5,723      $9,050
                                                          ======     ======      ======
Operating Loss..........................................  $ (124)    $ (480)     $ (604)
Interest Expense, net...................................      --         42          42
Other Expense (Income), net.............................      --       (243)       (243)
Provision (benefit) for income tax......................      --         --          --
                                                          ------     ------      ------
Net Income (loss) from discontinued operations..........  $ (124)    $ (279)     $ (403)
                                                          ======     ======      ======
Depreciation and Amortization...........................  $   --     $  201      $  201
                                                          ======     ======      ======

     Mineral Resource Technologies, Inc. ("MRT"). In August 2003, PAHC divested MRT for net proceeds, after transaction costs, of approximately $13.8 million. MRT was included in the Company's All Other segment.

     La Cornubia. On June 30, 2004, one of PAHC's French subsidiaries, La Cornubia SA ("La Cornubia"), filed for bankruptcy under the insolvency laws of France. The Company believes that, as a result of the bankruptcy filing by La Cornubia, it is possible that LC Holding S.A. ("LC Holding"), La Cornubia's parent, a holding company with no assets except for its investment in La Cornubia, may also file for bankruptcy in France. The Company does not believe that La Cornubia's bankruptcy filing, nor the possible bankruptcy filing by LC Holding, will have a material adverse effect on its financial condition or results of operations.

     During fiscal 2004, the Company shut down its operations at La Cornubia. During fiscal 2003, the Company shut down or divested Odda Smelteverk (Norway), Carbide Industries (U.K.), and Mineral Resource Technologies, Inc. These businesses have been classified as discontinued operations. PAHC's consolidated financial statements have been reclassified to report separately the operating results, financial position, and cash flows of the discontinued operations. Prior year financial statements have been reclassified to conform to the 2004 presentation.

                                                      YEAR ENDED JUNE 30, 2004
                                            ---------------------------------------------
                                            LA CORNUBIA   ODDA/CARBIDE    MRT      TOTAL
                                            -----------   ------------   ------   -------
Net Sales.................................    $13,918        $  --       $3,327   $17,245
                                              =======        =====       ======   =======
Operating Loss............................    $(1,491)       $  --       $ (124)  $(1,615)
Interest Expense, net.....................         94                                  94
Other Expense (Income), net...............       (102)          --           --      (102)
Provision (benefit) for income tax........         18           --           --        18
                                              -------        -----       ------   -------
Net Income (Loss) from discontinued
  operations..............................    $(1,501)       $  --       $ (124)  $(1,625)
                                              =======        =====       ======   =======
Depreciation & Amortization...............    $   400        $  --       $   --   $   400
                                              =======        =====       ======   =======

                                                     YEAR ENDED JUNE 30, 2003
                                          -----------------------------------------------
                                          LA CORNUBIA   ODDA/CARBIDE     MRT      TOTAL
                                          -----------   ------------   -------   --------
Net Sales...............................    $13,479       $ 11,217     $18,671   $ 43,367
                                            =======       ========     =======   ========
Operating Loss..........................    $  (359)      $(13,462)    $(3,454)  $(17,275)
Interest Expense, net...................         60                                    60
Other Expense (Income), net.............       (389)        (2,327)         --     (2,716)
Provision (benefit) for income tax......         16             58          --        (42)
                                            -------       --------     -------   --------
Net Income (Loss) from discontinued
  operations............................    $   (46)      $(11,077)    $(3,454)  $(14,577)
                                            =======       ========     =======   ========
Depreciation & Amortization.............    $   359       $    894     $ 1,309   $  2,562
                                            =======       ========     =======   ========

                                                     YEAR ENDED JUNE 30, 2002
                                          -----------------------------------------------
                                          LA CORNUBIA   ODDA/CARBIDE     MRT      TOTAL
                                          -----------   ------------   -------   --------
Net Sales...............................    $11,873       $ 31,219     $17,045   $ 60,137
                                            =======       ========     =======   ========
Operating Loss..........................    $  (912)      $(27,709)    $(2,930)  $(31,551)
Interest Expense, net...................         78                                    78
Other Expense (Income), net.............       (263)        (3,699)                (3,962)
Provision (benefit) for income tax......         62         (1,170)         --     (1,108)
                                            -------       --------     -------   --------
Net Income (Loss) from discounted
  operations............................    $  (789)      $(22,840)    $(2,930)  $(26,559)
                                            =======       ========     =======   ========
Depreciation & Amortization.............    $   325       $ 17,676     $ 1,192   $ 19,193
                                            =======       ========     =======   ========

     Odda and Carbide. During fiscal 2003, the Company determined that it would permanently shut down and no longer fund the operations of Odda. On February 28, 2003, Odda filed for bankruptcy in Norway. The bankruptcy is proceeding in accordance with Norwegian law. PAHC removed all assets, liabilities (except as noted below), and cumulative translation adjustments related to Odda from PAHC's consolidated balance sheet as of June 30, 2003, and recorded the net result as a loss on disposal of discontinued operations. The Company has been advised that, as a result of the bankruptcy, the creditors of Odda have recourse only to the assets of Odda, except in the case of certain debt guaranteed by PAHC. During fiscal 2004, PAHC paid the remaining guaranteed debt of $5.7 million. PAHC has been advised by Norwegian counsel that it has obtained the benefit of the banks' position as a secured creditor upon payment pursuant to the guarantees. During fiscal 2003, the Company sold Carbide, previously a distributor for one of Odda's product lines. Proceeds from the divestiture were not material. Odda was included in the Company's Industrial Chemicals segment and Carbide was included in the Company's Distribution segment.

     The Company recorded a $0.7 million loss on disposal of Odda and Carbide during fiscal 2003. The loss primarily related to the write-off of Odda's remaining net assets, including the related cumulative currency translation adjustment.

LIQUIDITY AND CAPITAL RESOURCES

     Net Cash (Used) by Operating Activities. Cash (used) by operations for the six months ended December 31, 2004 and 2003 was ($5.1) million and ($0.7) million, respectively. Cash used was due to higher working capital requirements offset in part by income from continuing operations. The Company is currently increasing inventory levels of virginiamycin to enhance future supply flexibility and reduce cost as part of the planned exit of the Belgium Plant. Cash provided by operations for fiscal 2004 and 2003 was $2.9 million and $34.7 million, respectively. Cash provided in fiscal 2004 was due to income from continuing operations offset in part by working capital requirements. In addition, payment of the Pfizer obligations (shown in financing activities) eliminated additional working capital requirements that otherwise would have been necessary. Cash provided in fiscal 2003 was due to improved income from continuing operations and aggressive working capital management. The Company incurred $5.3 million of costs for a non-completed acquisition transaction and paid approximately $1.4 million of these charges in fiscal 2004.

     Net Cash Provided (Used) by Investing Activities. Net cash provided (used) by investing activities for the six months ended December 31, 2004 and 2003 was ($3.6) million and $12.1 million, respectively. Capital expenditures of $3.7 million and $2.3 million for 2004 and 2003, respectively, were for new product capacity, for maintaining the Company's existing asset base and for environmental, health and safety projects. Discontinued operations, primarily from the sale of MRT, provided funds of $14.4 million in 2003. Net cash provided
(used) by investing activities for fiscal 2004 and 2003 was $9.1 million and ($4.0) million, respectively. Discontinued operations, primarily from the sale of MRT, provided funds of $14.9 million in fiscal 2004. Discontinued operations provided $1.4 million in fiscal 2003. Capital expenditures of $6.2 million and $8.6 million for fiscal 2004 and 2003, respectively, were for new product capacity, for maintaining the Company's existing asset base and for environmental, health and safety projects. Proceeds from sales of fixed assets and other investing activities accounted for the remainder of cash provided by investing activities in fiscal 2004.

     Net Cash Provided (Used) by Financing Activities. Net cash provided (used) by financing activities for the six months ended December 31, 2004 and 2003 was $12.9 million and ($14.2) million, respectively. Proceeds from long-term debt reflect the issuance of additional 13% Senior Secured Notes and borrowings of Koffolk Israel. The decrease in short-term debt is due to the reduction of the senior credit facility. Payments of long-term debt reflect the repayments of Koffolk Israel borrowings. Net cash (used) by financing activities for fiscal 2004 and 2003 was ($17.8) million and ($26.4) million, respectively. Short-term debt decreased due to the reduction of the domestic senior credit facility of $21.2 million, debt payments related to Odda of $5.7 million and by other increases of $0.1 million in fiscal 2004. Proceeds from long-term debt reflect the issuance of $105.0 million Senior Secured Notes and an increase of $4.6 million in foreign bank loans in fiscal 2004. Payments of long-term debt primarily reflect the retirement of Senior Subordinated Notes in fiscal 2004. Payments of the Pfizer obligations, the Prince transactions and costs related to the refinancing account for the remainder of funds used by financing activities in fiscal 2004.

     Working Capital and Capital Expenditures. Working capital as of December 31, 2004 was $75.7 million compared to $54.4 million at June 30, 2004, an increase of $21.3 million. The fiscal 2005 increase in working capital primarily was due to higher inventory levels and higher cash balances related to the issuance of new long-term debt.

     The Company anticipates spending approximately $8.0 million for capital expenditures in fiscal 2005, primarily to cover the Company's asset replacement needs, to improve processes, and for environmental and regulatory compliance, subject to the availability of funds.

     Liquidity. At December 31, 2004 the amount of credit extended under PAHC's domestic senior credit facility totaled $0.3 million under the working capital facility and $9.8 million under the letter of credit facility, and PAHC had $17.2 million available under the working capital facility. In addition, certain of our foreign subsidiaries also had availability totaling $3.9 million under their respective loan agreements.

     As of September 24, 2004, PAHC amended its domestic senior credit facility to: (i) increase the aggregate amount of borrowings available under such working capital and letter of credit facilities to $32.5 million; the amount of aggregate borrowings available under the working capital facility remained unchanged at $17.5 million; (ii) amend the EBITDA definition to exclude charges and expenses related to unsuccessful acquisitions and related financings in an aggregate amount not to exceed $5.3 million for the period beginning January 1, 2004 and ending June 30, 2004; (iii) amend the definition of Additional Indebtedness to exclude advances under the working capital facility; (iv) amend the definition of Permitted Investments to allow other investments made during the period from January 1, 2004 through June 30, 2004 in an aggregate amount not to exceed $336,000; and (v) establish covenant EBITDA levels for the periods ending after June 30, 2004. The amendment was effective June 30, 2004 for items
(i), (ii) and (iii); effective January 1, 2004 for item (iv); and effective September 24, 2004 for item (v).

     On December 21, 2004, concurrent with the completion of the offering of the Additional Notes, PAHC amended the domestic senior credit facility to: (i) amend the EBITDA definition to exclude charges and expenses related to the sale of the Belgium Plant in an aggregate amount not to exceed $26.8 million for purposes of calculating a certain financial covenant; (ii) amend the Indenture reserve definition to include scheduled payments of interest due on the Additional Notes; (iii) amend the maximum aggregate amount of borrowing available under the working capital facility to permit a temporary increase to $22.5 million and for its reduction to $17.5 million on such borrowings being refinanced by the proceeds of the Additional Notes; (iv) amend the Permitted Investments definition to include investments in connection with the sale of the Belgium Plant and transfer of certain equipment, together with other assets and rights related to the production of virginiamycin, to PAH Brazil or in connection with alternative production arrangements; and (v) provide for the issuance of the Additional Notes and the sale of the Belgium Plant and related transactions.

     The domestic senior credit facility contains a lock-box requirement and a material adverse change clause should an event of default (as defined in the agreement) occur. Accordingly, the amounts outstanding have been classified as short-term and are included in loans payable to banks in the condensed consolidated balance sheet.

     The Company's ability to fund its operating plan depends upon the continued availability of borrowing under PAHC's domestic senior credit facility. PAHC believes that it will be able to comply with the terms of its covenants under PAHC's domestic senior credit facility based on its forecasted operating plan. In the event of adverse operating results and/or violation of covenants under this facility, there can be no assurance that the Company would be able to obtain waivers or amendments on favorable terms, if at all. The Company expects adequate liquidity throughout 2005, with periods of reduced availability around the dates of the semi-annual interest payments due June 1 and December 1 related to its Senior Secured Notes and Senior Subordinated Notes. The Company is pursuing additional cost reduction activities, working capital improvement plans, and sales of non-strategic assets to ensure additional liquidity. The Company also has availability under foreign credit lines that likely would be available. There can be no assurance the Company will be successful in any of the above-noted actions.

     The Company's contractual obligations (in millions) at December 31, 2004 mature as follows:

                                                                    YEARS
                                                ---------------------------------------------
                                                WITHIN 1   OVER 1 TO 3   OVER 3 TO 5   OVER 5   TOTAL
                                                --------   -----------   -----------   ------   ------
Loans payable to banks........................   $ 0.3       $   --         $  --       $ --    $  0.3
Long-term debt (including current portion)....     4.1        129.8          48.8         --     182.7
Interest payments.............................    22.3         44.9           2.4         --      69.6
Lease commitments.............................     1.4          2.7           2.0        2.0       8.1
Acquisition of rights.........................     0.5          0.7           0.2         --       1.4
                                                 -----       ------         -----       ----    ------
  Total contractual obligations...............   $28.6       $178.1         $53.4       $2.0    $262.1
                                                 =====       ======         =====       ====    ======

     The Company's contractual obligations (in millions) at December 31, 2004, adjusted to give effect to the issuance of the old notes, mature as follows:

                                                                    YEARS
                                                ---------------------------------------------
                                                WITHIN 1   OVER 1 TO 3   OVER 3 TO 5   OVER 5   TOTAL
                                                --------   -----------   -----------   ------   ------
Loans payable to banks........................   $ 0.3       $   --         $  --       $ --    $  0.3
Long-term debt (including current
  portion)(a).................................     4.1        174.0          48.8         --     226.9
Interest payments(b)..........................    22.3         47.8           2.4         --      72.5
Lease commitments.............................     1.4          2.7           2.0        2.0       8.1
Acquisition of rights.........................     0.5          0.7           0.2         --       1.4
                                                 -----       ------         -----       ----    ------
  Total contractual obligations...............   $28.6       $225.2         $53.4       $2.0    $309.2
                                                 =====       ======         =====       ====    ======

---------------

(a)  Includes interest accrued as pay-in-kind notes.

(b)  Includes call premium on the old notes.

SUPPLEMENTAL INFORMATION (UNAUDITED)

     The Company shutdown Odda and divested Carbide during fiscal 2003, sold MRT in August 2003, and shutdown La Cornubia in June 2004. These businesses have been classified as discontinued operations. PAHC's consolidated financial statements have been reclassified to report separately the operating results, financial position, and cash flows of the discontinued operations. In addition, the Company completed the

Prince Transactions in December 2003, including the divestiture of PMC and the termination of management fees to the Palladium Investors.

     To facilitate quarterly comparisons, the following unaudited statements present the quarterly operating results of continuing operations, for the years ended June 30, 2004, 2003 and 2002. Amounts are in thousands.

                                                          QUARTERS ENDED                   YEAR
                                             -----------------------------------------    ENDED
                                             SEP. 30,   DEC. 31,   MAR. 31,   JUN. 30,   JUN. 30,
                                               2003       2003       2004       2004       2004
                                             --------   --------   --------   --------   --------
NET SALES:
  Animal Health & Nutrition................  $59,841    $ 68,687   $64,819    $72,074    $265,421
  Industrial Chemicals -- ex PMC...........    6,299       6,244    10,000      8,592      31,135
  Industrial Chemicals -- PMC..............    5,683       5,435        --         --      11,118
  Distribution.............................    7,939       7,656     7,916      7,350      30,861
  All Other................................    5,188       4,518     4,302      5,731      19,739
                                             -------    --------   -------    -------    --------
     Total net sales.......................   84,950      92,540    87,037     93,747     358,274
Cost of goods sold.........................   63,790      69,991    63,843     70,247     267,871
                                             -------    --------   -------    -------    --------
     Gross profit..........................   21,160      22,549    23,194     23,500      90,403
Selling, general and administrative
  expenses.................................   15,785      16,824    16,165     17,354      66,128
Costs of non-completed transaction.........       --          --        --      5,261       5,261
                                             -------    --------   -------    -------    --------
OPERATING INCOME (LOSS):
  Animal Health & Nutrition................    6,900       7,655     8,370     10,382      33,307
  Industrial Chemicals -- ex PMC...........     (391)       (287)    1,136        163         621
  Industrial Chemicals -- PMC..............    1,213       1,065        --         --       2,278
  Distribution.............................      841         692       789        578       2,900
  All Other................................      669         657       557        418       2,301
  Corporate Expenses.......................   (3,377)     (4,132)   (4,116)    (9,729)    (21,354)
  Eliminations.............................       82         638       293       (927)         86
  Palladium management fee.................     (562)       (563)       --         --      (1,125)
                                             -------    --------   -------    -------    --------
     Total operating income (loss).........    5,375       5,725     7,029        885      19,014
OTHER:
  Interest expense.........................    3,933       4,549     4,918      5,218      18,618
  Interest (income)........................     (242)        168       (43)       (13)       (130)
  Other expense, net.......................     (585)        127      (131)      (192)       (781)
  Net (gain) on extinguishment of debt.....       --     (23,226)       --         --     (23,226)
                                             -------    --------   -------    -------    --------
     Income (loss) from continuing
       operations before income taxes......    2,269      24,107     2,285     (4,128)     24,533
Provision for income taxes.................      783       2,880     2,209      2,097       7,969
                                             -------    --------   -------    -------    --------
     Income/(loss) from continuing
       operations..........................    1,486      21,227        76     (6,225)     16,564
DISCONTINUED OPERATIONS:
  Income (loss) from operations............     (462)         59      (471)      (751)     (1,625)
  Gain (loss) on disposal..................      231          --        --     (2,320)     (2,089)
                                             -------    --------   -------    -------    --------
     Net income/(loss).....................  $ 1,255    $ 21,286   $  (395)   $(9,296)   $ 12,850

                                                          QUARTERS ENDED                   YEAR
                                             -----------------------------------------    ENDED
                                             SEP. 30,   DEC. 31,   MAR. 31,   JUN. 30,   JUN. 30,
                                               2003       2003       2004       2004       2004
                                             --------   --------   --------   --------   --------
                                             =======    ========   =======    =======    ========
DEPRECIATION AND AMORTIZATION FROM
  CONTINUING OPERATIONS:
  Animal Health & Nutrition................  $ 2,029    $  2,059   $ 2,086    $ 2,089    $  8,263
  Industrial Chemicals -- ex PMC...........      406         395       403        432       1,636
  Industrial Chemicals -- PMC..............      243         244        --         --         487
  Distribution.............................        3           4         3          1          11
  All Other................................      115          98       105        101         419
  Corporate Expenses.......................      372         576       660        759       2,367
                                             -------    --------   -------    -------    --------
     Total depreciation and amortization...  $ 3,168    $  3,376   $ 3,257    $ 3,382    $ 13,183
                                             =======    ========   =======    =======    ========

                                                          QUARTERS ENDED                   YEAR
                                             -----------------------------------------    ENDED
                                             SEP. 30,   DEC. 31,   MAR. 31,   JUN. 30,   JUN. 30,
                                               2002       2002       2003       2003       2003
                                             --------   --------   --------   --------   --------
NET SALES:
  Animal Health & Nutrition................  $59,976    $ 66,650   $62,675    $61,405    $250,706
  Industrial Chemicals -- ex PMC...........    8,138       5,946     6,449      5,932      26,465
  Industrial Chemicals -- PMC..............    5,756       5,285     5,743      5,548      22,332
  Distribution.............................    8,096       7,197     7,612      7,167      30,072
  All Other................................    1,711       2,190     3,793      4,477      12,171
                                             -------    --------   -------    -------    --------
     Total net sales.......................   83,667      87,268    86,272     84,529     341,746
Cost of goods sold.........................   61,638      63,366    63,306     62,890     251,200
                                             -------    --------   -------    -------    --------
     Gross profit..........................   22,039      23,902    22,966     21,639      90,546
Selling, general and administrative
  expenses.................................   15,544      15,874    17,496     16,136      65,050
OPERATING INCOME (LOSS):
  Animal Health & Nutrition................    9,420      11,593     8,902      8,557      38,472
  Industrial Chemicals -- ex PMC...........   (1,035)     (1,815)   (1,555)    (1,029)     (5,434)
  Industrial Chemicals -- PMC..............    1,127         901       839        712       3,579
  Distribution.............................      750         802       900        755       3,207
  All Other................................       13         245       356          6         620
  Corporate Expenses.......................   (3,051)     (3,440)   (3,324)    (2,905)    (12,720)
  Eliminations.............................     (167)        305       (86)       (30)         22
  Palladium management fee.................     (562)       (563)     (562)      (563)     (2,250)
                                             -------    --------   -------    -------    --------
     Total operating income (loss).........    6,495       8,028     5,470      5,503      25,496
OTHER:
  Interest expense.........................    4,489       3,641     3,958      4,193      16,281
  Interest (income)........................     (126)         31       (39)        49         (85)
  Other expense, net.......................    1,155         235       201        (52)      1,539
                                             -------    --------   -------    -------    --------
     Income (loss) from continuing
       operations before income taxes......      977       4,121     1,350      1,313       7,761
Provision for income taxes.................      432       1,409       599      7,620      10,060
                                             -------    --------   -------    -------    --------
     Income/(loss) from continuing
       operations..........................      545       2,712       751     (6,307)     (2,299)

                                                          QUARTERS ENDED                   YEAR
                                             -----------------------------------------    ENDED
                                             SEP. 30,   DEC. 31,   MAR. 31,   JUN. 30,   JUN. 30,
                                               2002       2002       2003       2003       2003
                                             --------   --------   --------   --------   --------
DISCONTINUED OPERATIONS:
  Income (loss) from operations............     (702)    (10,547)   (1,681)    (1,647)    (14,577)
  Gain (loss) on disposal..................       --          --    (1,342)       659        (683)
                                             -------    --------   -------    -------    --------
     Net income/(loss).....................  $  (157)   $ (7,835)  $(2,272)   $(7,295)   $(17,559)
                                             =======    ========   =======    =======    ========
DEPRECIATION AND AMORTIZATION FROM
  CONTINUING OPERATIONS:
  Animal Health & Nutrition................  $ 1,892    $  1,920   $ 1,890    $ 1,988    $  7,690
  Industrial Chemicals -- ex PMC...........      587         699       498        164       1,948
  Industrial Chemicals -- PMC..............      232         239       240        245         956
  Distribution.............................        3           3         2          4          12
  All Other................................       87          90        94         93         364
  Corporate Expenses.......................      355         395       405        399       1,554
                                             -------    --------   -------    -------    --------
     Total depreciation and amortization...  $ 3,156    $  3,346   $ 3,129    $ 2,893    $ 12,524
                                             =======    ========   =======    =======    ========

                                                          QUARTERS ENDED                   YEAR
                                             -----------------------------------------    ENDED
                                             SEP. 30,   DEC. 31,   MAR. 31,   JUN. 30,   JUN. 30,
                                               2001       2001       2002       2002       2002
                                             --------   --------   --------   --------   --------
NET SALES:
  Animal Health & Nutrition................  $57,943    $63,156    $59,378    $ 59,125   $239,602
  Industrial Chemicals -- ex PMC...........    6,591      6,253      7,258       9,301     29,403
  Industrial Chemicals -- PMC..............    5,062      5,218      5,418       5,753     21,451
  Distribution.............................    7,590      6,640      6,753       6,869     27,852
  All Other................................    2,377      2,448      2,595       2,948     10,368
                                             -------    -------    -------    --------   --------
     Total net sales.......................   79,563     83,715     81,402      83,996    328,676
Cost of goods sold.........................   59,592     60,128     60,885      66,806    247,411
                                             -------    -------    -------    --------   --------
     Gross profit..........................   19,971     23,587     20,517      17,190     81,265
Selling, general and administrative
  expenses.................................   16,431     17,614     17,577      19,014     70,636
OPERATING INCOME (LOSS):
  Animal Health & Nutrition................    7,365     10,259      6,246       4,428     28,298
  Industrial Chemicals -- ex PMC...........   (2,759)    (2,160)    (1,175)     (4,870)   (10,964)
  Industrial Chemicals -- PMC..............      821        588      1,058       1,173      3,640
  Distribution.............................      612        544        496         693      2,345
  All Other................................      214        367        108         475      1,164
  Corporate Expenses.......................   (2,204)    (2,708)    (2,733)     (3,746)   (11,391)
  Eliminations.............................       53       (354)      (498)        586       (213)
  Palladium management fee.................     (562)      (563)      (562)       (563)    (2,250)
                                             -------    -------    -------    --------   --------
     Total operating income (loss).........    3,540      5,973      2,940      (1,824)    10,629

                                                          QUARTERS ENDED                   YEAR
                                             -----------------------------------------    ENDED
                                             SEP. 30,   DEC. 31,   MAR. 31,   JUN. 30,   JUN. 30,
                                               2001       2001       2002       2002       2002
                                             --------   --------   --------   --------   --------
OTHER:
  Interest expense.........................    4,596      4,660      4,590       4,224     18,070
  Interest (income)........................      (65)      (231)        (6)        (44)      (346)
  Other expense, net.......................    1,263        753        368         965      3,349
                                             -------    -------    -------    --------   --------
     Income (loss) from continuing
       operations before income taxes......   (2,254)       791     (2,012)     (6,969)   (10,444)
Provision for income taxes.................     (197)     1,203      1,264      12,497     14,767
                                             -------    -------    -------    --------   --------
     Income/(loss) from continuing
       operations..........................   (2,057)      (412)    (3,276)    (19,466)   (25,211)
DISCONTINUED OPERATIONS:
  Income (loss) from operations............     (308)    (1,287)    (5,796)    (19,168)   (26,559)
  Gain (loss) on disposal..................       --         --         --          --         --
                                             -------    -------    -------    --------   --------
     Net income/(loss).....................  $(2,365)   $(1,699)   $(9,072)   $(38,634)  $(51,770)
                                             =======    =======    =======    ========   ========
DEPRECIATION AND AMORTIZATION FROM
  CONTINUING OPERATIONS:
  Animal Health & Nutrition................  $ 1,810    $ 1,589    $ 1,996    $  2,043   $  7,438
  Industrial Chemicals -- ex PMC...........      633        579        609         748      2,569
  Industrial Chemicals -- PMC..............      242        240        242         242        966
  Distribution.............................        7         (1)         3           3         12
  All Other................................       81         78         80          82        321
  Corporate Expenses.......................      264        268        263         254      1,049
                                             -------    -------    -------    --------   --------
     Total depreciation and amortization...  $ 3,037    $ 2,753    $ 3,193    $  3,372   $ 12,355
                                             =======    =======    =======    ========   ========

CRITICAL ACCOUNTING POLICIES

     Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

     Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, management of the Company is required to make certain estimates and assumptions during the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period they are determined to be necessary. Actual results could differ from those estimates. The accounting policies and related risk described in our Annual Report on Form 10-K for the year ended June 30, 2004 are those that depend most heavily on these judgments and estimates. As of December 31, 2004 there have been no material changes to any of the critical accounting policies contained therein.

  REVENUE RECOGNITION

     Revenues are recognized when title to products and risk of loss are transferred to customers. Additional conditions for recognition of revenue are that collection of sales proceeds is reasonably assured and the Company has no further performance obligations. Net sales are comprised of total sales billed, less reductions for returned goods, trade discounts and customer allowances.

  LITIGATION

     The Company is subject to legal proceedings and claims arising out of the normal course of business. The Company routinely assesses the likelihood of any adverse judgments or outcomes to these matters as well as ranges of probable losses. A determination of the amount of the reserves required for these contingencies is based on an analysis of the various issues, historical experience, other third party judgments and outside specialists, where required. The required reserves may change in the future due to new developments in each matter. For further discussion, see notes to the Condensed Consolidated Financial Statements (Unaudited) appearing elsewhere in this prospectus.

  ENVIRONMENTAL MATTERS

     The Company determines the costs of environmental remediation of its facilities and formerly owned properties on the basis of current law and existing technologies. Uncertainties exist in these evaluations primarily due to unknown conditions, changing governmental regulations and legal standards regarding liability, and evolving technologies. The liabilities are adjusted periodically as remediation efforts progress or as additional information becomes available. The Company has recorded liabilities of $2.8 million at December 31, 2004 for such activities.

  LONG-LIVED ASSETS

     Long-lived assets, including plant and equipment, and other intangible assets are reviewed for impairment when events or circumstances indicate that a diminution in value may have occurred, based on a comparison of undiscounted future cash flows to the carrying amount of the long-lived asset. If the carrying amount exceeds undiscounted future cash flows, an impairment charge is recorded based on the difference between the carrying amount of the asset and its fair value.

     The assessment of potential impairment for a particular asset or set of assets requires certain judgments and estimates by the Company, including the determination of an event indicating impairment; the future cash flows to be generated by the asset, including the estimated life of the asset and likelihood of alternative courses of action; the risk associated with those cash flows; and the Company's cost of capital or discount rate to be utilized.

  USEFUL LIVES OF LONG-LIVED ASSETS

     Useful lives of long-lived assets, including plant and equipment and other intangible assets are based on management's estimates of the periods that the assets will be productively utilized in the revenue-generation process. Factors that affect the determination of lives include prior experience with similar assets and product life expectations and management's estimate of the period that the assets will generate revenue.

  INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out (FIFO) and average methods for most inventories. The determination of market value to compare to cost involves assessment of numerous factors, including costs to dispose of inventory and estimated selling prices. Reserves are recorded for inventory determined to be damaged, obsolete, or otherwise unsaleable.

  INCOME TAXES

     Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities. The Company records a valuation allowance on deferred tax assets when appropriate to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, certain judgments are made relating to recoverability of deferred tax assets, use of tax loss carryforwards, level of expected future taxable income and available tax planning strategies. These judgments are routinely reviewed by management. For further discussion, see Note 15 to the Consolidated Financial Statements.

NEW ACCOUNTING PRONOUNCEMENTS

     During the quarter, the Financial Accounting Standards Board released three new standards. These standards will be adopted by the Company during fiscal 2005 and are discussed in the notes to condensed consolidated financial statements included in this prospectus.

EFFECT OF INFLATION; FOREIGN CURRENCY EXCHANGE RATES

     Inflation generally affects the Company by increasing the cost of labor, equipment and raw materials. The Company does not believe that inflation has had any material effect on the Company's business over the last two years.

     Our substantial foreign operations expose it to risk of exchange rate fluctuations. Financial position and results of operations of our international subsidiaries generally are measured using local currencies as the functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect at each fiscal year end. The translation adjustments related to assets and liabilities that arise from the use of differing exchange rates from period to period are included in accumulated other comprehensive loss in shareholders' equity. Income statement accounts are translated at the average rates of exchange prevailing during the year.

     A business unit of Koffolk and all of Planalquimica operate primarily in U.S. dollars. The U.S. dollar is designated as the functional currency for these businesses and translation gains and losses are included in determining net income or loss.

     Foreign currency transaction gains and losses primarily arise from short-term intercompany balances. Net foreign currency transaction and translation (gains) losses were ($116), $789 and $3,385 for fiscal 2004, 2003 and 2002, respectively, and were included in other expense, net in the consolidated statements of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     In the normal course of operations, the Company is exposed to market risks arising from adverse changes in interest rates, foreign currency exchange rates, and commodity prices. As a result, future earnings, cash flows and fair values of assets and liabilities are subject to uncertainty. The Company uses, from time to time, foreign currency forward contracts as a means of hedging exposure to foreign currency risks. The Company also utilizes, on a limited basis, certain commodity derivatives, primarily on copper used in its manufacturing processes, to hedge the cost of its anticipated purchase requirements. The Company does not utilize derivative instruments for trading purposes. The Company does not hedge its exposure to market risks in a manner that completely eliminates the effects of changing market conditions on earnings, cash flows and fair values. The Company monitors the financial stability and credit standing of its major counterparties.

  INTEREST RATE RISK

     The Company uses sensitivity analysis to assess the market risk of its debt-related financial instruments and derivatives. Market risk is defined for these purposes as the potential change in the fair value resulting from an adverse movement in interest rates.

     The Company's debt portfolio is comprised of fixed rate and variable rate debt of approximately $183.0 million as of December 31, 2004. Approximately 2% of the debt is variable and would be interest rate sensitive. For further details, see notes to Condensed Consolidated Financial Statements (Unaudited) of the Company appearing elsewhere in this prospectus.

     For the purposes of the sensitivity analysis, an immediate 10% change in interest rates would not have a material impact on the Company's cash flows and earnings over a one year period.

     As of June 30, 2004, the fair value of PAHC's senior secured and subordinated notes are estimated based on quoted market rates at $158 million and the related carrying amount is $153 million.

  FOREIGN CURRENCY EXCHANGE RATE RISK

     A significant portion of the financial results of the Company is derived from activities conducted outside the U.S. and denominated in currencies other than the U.S. dollar. Because the financial results of the Company are reported in U.S. dollars, they are affected by changes in the value of the various foreign currencies in relation to the U.S. dollar. Exchange rate risks are reduced, however, by the diversity of the Company's foreign operations and the fact that international activities are not concentrated in any single non-U.S. currency. Short-term exposures to changing foreign currency exchange rates are primarily due to operating cash flows denominated in foreign currencies. From time to time, the Company may cover known and anticipated operating exposures by using purchased foreign currency exchange option and forward contracts. The primary currencies for which the Company has foreign currency exchange rate exposure are the Euro, the Brazilian Real, and Japanese yen.

     The Company uses sensitivity analysis to assess the market risk associated with its foreign currency transactions. Market risk is defined for these purposes as the potential change in fair value resulting from an adverse movement in foreign currency exchange rates. The fair value associated with the foreign currency contracts has been estimated by valuing the net position of the contracts using the applicable spot rates and forward rates as of the reporting date. Based on the limited amount of foreign currency contracts at December 31, 2004, the Company does not believe that an instantaneous 10% adverse movement in foreign currency rates from their levels at December 31, 2004, with all other variables held constant, would have a material effect on the Company's results of operations, financial position or cash flows.

  COMMODITY PRICE RISK

     The Company purchases certain raw materials, such as copper, under short-term supply contracts. The purchase prices thereunder are generally determined based on prevailing market conditions. The Company uses commodity derivative instruments to modify some of the commodity price risks. Assuming a 10% change in the underlying commodity price, the potential change in the fair value of commodity derivative contracts held at December 31, 2004 would not be material when compared to the Company's operating results and financial position.

     The foregoing market risk discussion and the estimated amounts presented are Forward-Looking Statements that assume certain market conditions. Actual results in the future may differ materially from these projected results due to developments in relevant financial markets and commodity markets. The methods used above to assess risk should not be considered projections of expected future events or results.

                                    BUSINESS

OVERVIEW

     We are a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives (MFAs) and nutritional feed additives (NFAs), which we sell throughout the world predominantly to the poultry, swine and cattle markets. MFAs are used preventively and therapeutically in animal feed to produce healthy livestock. We believe we are the third largest manufacturer and marketer of MFAs in the world, and we believe that certain of our MFA products have leading positions in the marketplace. We are also a specialty chemicals manufacturer and marketer, serving primarily the United States pressure-treated wood and chemical industries. We have several proprietary products, and many of our products provide critical performance attributes to our customers' products, while representing a relatively small percentage of total end-product cost. We operate in over 16 countries around the world and sell our animal health and nutrition products and specialty chemicals products into over 40 countries. Approximately 76% of our fiscal 2004 net sales were from our Animal Health and Nutrition business, and approximately 24% of our fiscal 2004 net sales were from our Specialty Chemicals business.

     Our Animal Health and Nutrition segment manufactures and markets more than 500 formulations and concentrations of medicated and nutritional feed additives, including antibiotics, antibacterials, anticoccidials, anthelmintics, trace minerals, vitamins, vitamin premixes and other animal health and nutrition products, to the livestock and pet food industries. Our MFA products are internationally recognized for quality and efficacy in the prevention and treatment of diseases in livestock, such as coccidiosis in poultry, dysentery in swine and acidosis in cattle. We market our Animal Health and Nutrition products under approximately 450 governmental product registrations, approving our MFA products with respect to animal drug safety and effectiveness.

     Our Specialty Chemicals business manufactures and markets a number of specialty chemicals for use in the pressure-treated wood, chemical catalyst, semiconductor, automotive, aerospace and agricultural industries. We anticipate that our proprietary manufacturing process to produce a copper-based solution for one of the leading new products for manufacturing pressure-treated wood will represent our largest growth opportunity in our Specialty Chemicals business. Over 39% of our fiscal 2004 net sales in our Specialty Chemicals business was derived from copper-based compounds, solutions or mixes.

     We have in recent years focused our business on animal health and nutrition products. As a result of the rapid decline of the printed circuit board industry in the United States, we have substantially exited that business, including our etchant recycling operations, and re-directed our productive capacity in niche markets. We have also sold other non-strategic businesses, such as our Agtrol copper fungicide business and our subsidiaries, Mineral Resource Technologies, Inc. ("MRT") and The Prince Manufacturing Company ("PMC"). In addition, we closed our operations in Odda, Norway ("Odda") and Bordeaux, France ("La Cornubia").

     In August 2003, PAHC completed the sale of MRT for net proceeds after transaction costs of approximately $13.8 million. MRT managed and sold coal combustion by-products, including fly ash.

     Effective December 26, 2003, the Company completed the divestiture of substantially all of the business and assets of PMC to a company formed by Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"), and the related reduction of PAHC's preferred stock held by the Palladium Investors. PMC manufactured and marketed various mineral oxides, including iron compounds and manganese compounds (see Note 4 to Consolidated Financial Statements) (the "Prince Transactions"). Unless otherwise indicated, the information in this prospectus does not include PMC.

     On June 30, 2004, one of our French subsidiaries, La Cornubia SA, filed for bankruptcy under the insolvency laws of France. The Company believes that as a result of the bankruptcy filing by La Cornubia, it is possible that LC Holding S.A. ("LC Holding"), La Cornubia's parent, a holding company with no assets except for its investment in La Cornubia, may also file for bankruptcy in France.

     On December 16, 2004, Phibro Animal Health SA ("PAH Belgium") entered into an agreement with GlaxoSmithKline Biologicals ("GSK") to sell to GSK substantially all of PAH Belgium's facilities in Rixensart, Belgium (the "Belgium Plant"). Such sale, when completed, (the "Belgium Plant Transactions") will include the following elements (U.S. dollar amounts as of December 31, 2004 exchange rate): (i) the transfer of substantially all of the land and buildings and certain equipment of PAH Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of PAH Belgium, for a purchase price of EUR 6.2 million ($8.4 million), payable at closing; (ii) the transfer to GSK of a majority of the employees of PAH Belgium and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for PAH Belgium to reimburse GSK up to a maximum of EUR 0.7 million ($0.9 million) for such clean-up costs; (iv) in recognition of the benefits to the Company from the proposed transaction, PAH Belgium agreeing to pay to GSK EUR 1.5 million ($2.0 million) within six months from the closing date, EUR 1.5 million ($2.0 million) within eighteen months from the closing date, EUR 1.5 million ($2.0 million) within thirty months from the closing date, and EUR 0.5 million ($0.7 million) within forty-two months from the closing date; (v) PAH Belgium retaining certain excess land (valued at approximately EUR 0.4 million ($0.5 million)) and being able to sell such land for its own account; (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 9.1 million ($12.3 million), of which an amount estimated to be approximately EUR 4.6 million ($6.2 million) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 4.5 million ($6.1 million) would be payable over periods up to thirteen years; and (vii) PAH Belgium retaining certain equipment at the Belgium Plant, and being able to sell such equipment for the account of PAH Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to Phibro Saude Animal International Ltda. which owns a facility in Guarulhos, Brazil or in connection with alternative production arrangements.

     The foregoing transactions and agreements are subject to a closing that is expected to occur on November 30, 2005, but in no event earlier than July 1, 2005 or later than June 30, 2006.

     The Dutch Notes and related guarantees are collateralized by a mortgage on the Belgium Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

     As a result of the above agreement, the Company will depreciate the Belgium plant to its estimated salvage value of EUR 2.5 million ($3.3 million) as of the projected closing date of November 30, 2005. The Company recorded incremental depreciation expense of EUR 0.4 million ($0.5 million) in December 2004 and will record an additional EUR 8.7 million ($11.7 million) of incremental depreciation expense ratably through November 2005. The Company recorded severance expense of EUR 6.7 million ($9.0 million) in December 2004 for the estimated minimum severance amounts indicated by law, contract, and/or past practice. The Company estimates it will record additional expense of EUR 2.4 million ($3.3 million) ratably through November 2005 for severance, retention agreements and other costs. The incremental depreciation expense of $0.5 million and severance expense of $9.0 million recorded in December 2004 are included in cost of goods sold on the Company's condensed consolidated statements of operations and comprehensive income (loss).

     The Company has determined that the carrying amount of the Belgium Plant at December 31, 2004 is recoverable based on the estimated future cash flows arising from the use of the assets.

     In anticipation of transferring production of virginiamycin from the Belgium Plant to an alternative production location, the Company has been increasing inventory levels of virginiamycin to ensure adequate supplies during the transfer period. At December 31, 2004, worldwide virginiamycin inventories were approximately $40.0 million and are expected to continue to increase through November 2005, based on current production rates.

     On December 21, 2004, PAHC completed a private placement of $22.491 million of additional senior secured notes to refinance borrowings under PAHC's domestic senior credit facility incurred to fund alternative virginiamycin production arrangements and the increase of virginiamycin inventory pending supply under such alternative production arrangements.

BUSINESS STRENGTHS

     Top Three MFA Provider in the World. We believe we are the world's third largest manufacturer and marketer of medicated feed additives in the poultry and swine markets. We manufacture and market over 200 MFA formulations and concentrations. We believe our MFAs rank first in sales in Brazil, and third in the United States. Our Animal Health and Nutrition business serves our customers in over 40 countries from 21 facilities. Many of our MFA products have been marketed for over 20 years.

     Significant Barriers to Entry. Medicated feed additives cannot be manufactured or marketed without governmental product registrations that are specific to each country -- the Food and Drug Administration ("FDA") for example, in the United States, Health Canada in Canada, and EFSA/EMEA authorities in Europe. Before a product registration is granted, the applicant must show the regulatory authority that the product and its proposed use are both effective and safe for the specified species and application. Obtaining an MFA product registration is comparable in cost and difficulty with obtaining approval for drugs used to treat humans. In addition to approval of formulation and labeling, regulatory authorities typically require approval and periodic inspection of the manufacturing facilities. Because of the costs and difficulties associated with obtaining MFA product registrations, there have been few new medicated feed additives developed and marketed over the last decade. The only two new MFA compounds approved for use in the last 10 years were semduramicin, one of our products, and ractopamine. Because of the inherent difficulties and high costs of obtaining major product registrations and their absolute necessity to operate in this business, our existing broad portfolio of product registrations provides us strength in the marketplace.

     Strong Brand Name Recognition of Our Medicated Feed Additives. We enjoy strong brand name recognition with our medicated feed additives for the prevention and control of diseases in poultry, swine and cattle. In particular, virginiamycin, an antibiotic marketed under the Stafac(R), Eskalin(R) and V-Max(R) brand names, is a popular and efficacious choice of medicated feed additive in the poultry, swine and cattle industry. Semduramicin, sold under the brand name Aviax(R), and salinomycin, sold under the brand name Coxistac(R), are also leading poultry anticoccidials. In fiscal 2004, branded MFAs accounted for approximately 50% of our total Animal Health and Nutrition sales.

     Established Global Network and Customer Base. From our 23 facilities in 16 countries, we manufacture and market our products, which are sold through multiple distribution channels to over 2,800 customers in a wide variety of end use markets. We sell our products through an established global sales, marketing and distribution network to customers in over 40 countries. In fiscal 2004, no single customer accounted for more than 5% of total revenues and our top 10 customers accounted for less than 22% of total revenues.

     Extensive Technical Support for Customers. We employ over 60 chemists, technicians, PhDs and veterinarians (DVMs) at our various facilities involved in providing technical services to customers. Our technical service group and sales personnel are able to work directly with commercial feed manufacturers and integrated poultry, swine and cattle producers to promote animal health. We are able to offer our customers products targeted to local markets, allowing us to serve those local markets more effectively. Our MFA field personnel are skilled in the area of product differentiation and have extensive applications knowledge so as to be able to work closely with customers in determining optimum benefits from usage of our products. As agricultural food production will continue to intensify and will adopt evolving technologies, our MFA personnel are constantly working with customers to better understand their needs in order to best utilize the products existing within our MFA portfolio. This commercial knowledge also plays a pivotal role within the R&D function to ensure that research results are applicable to customer needs and concerns.

     Manufacturing Expertise. Our manufacturing expertise and know-how in antibiotic manufacturing process and organic synthesis has given us unique positions in the marketplace. We believe that we are the only manufacturer of virginiamycin and semduramicin in the world. Our blending, compounding and formulation expertise is recognized by our customers in the animal health and nutrition market. In addition, in our Specialty Chemicals business, based on our more than 50 years of expertise in the metal chemical area, we have become a leading supplier of the new copper-containing compound to the pressure-treated wood industry. We also believe we hold leading positions in agricultural and other industrial applications for copper-containing compounds.

     Proven Management Team. We have assembled a strong and experienced management team at both the corporate and operating levels. Our top operating managers have an average of over 30 years of experience in the animal health and nutrition and specialty chemicals industries. With our expanded management team, we have added significant operational and international experience to our businesses. Our founding family owns 100% of our capital stock.

BUSINESS STRATEGY

     Expand Applications for Animal Health and Nutrition Product Offerings to Our Primary Markets. We seek to increase our product lines through expanding the scope of our animal health and nutrition product registrations, through both extending the use claims and formulations and the geographic areas of such registrations. We are actively working with the FDA and other regulators to obtain additional registrations and cross-clearances so that our MFA products can continue to be used in situations where another MFA is also in use. In the United States, we obtained from the FDA a zero-day withdrawal registration for the use of our oxytetracycline product in cattle and recently obtained a cross clearance for Mecadox(R) and Terramycin(R) in swine. We have obtained approval for Aviax(R) in the EU, and are pursuing a modification of our Aviax(R) registration in the United States allowing for site change of the active ingredient. We believe that our receipt of FDA approval of Aviax(R), together with our EU approval of Aviax(R) and our other registration efforts, has the potential to increase our sales over the next two to three years. By leveraging our global reach and our position as the only leading animal health company dedicated to MFAs and NFAs, we are natural partners for small players in the industry, who approach us to help them license or distribute new products they have developed, because we do not compete with their other products.

     Expand Our Customer Base. We intend to expand and strengthen our customer base by (i) focusing on relationships with key accounts, (ii) continuing to incentive our sales force to concentrate on fast-growing, high-margin areas within existing product groups, and (iii) incent growth opportunities for our existing products in new markets. As certain of our MFA products are used in rotation by our customers, we seek to supply all or substantially all of the various MFA products which our customers may want to use. Our MFA business has historically been strongest in the poultry market, and we are seeking to develop it further in the swine and cattle markets. We expect to continue to enhance our sales force in the swine market, and believe that there are further growth opportunities from doing so. In addition, we believe the under-penetrated Chinese and Latin American markets offer growth opportunities. In China, we are seeking to partner with local distributors, to leverage our existing local sales force.

OUR ANIMAL HEALTH AND NUTRITION BUSINESS -- MEDICATED FEED ADDITIVES

     We manufacture and market a broad range of medicated feed additive products to the global livestock industry, either directly to large integrated producers or through a network of independent distributors. Feed additives provide both therapeutic benefits and increased conversion efficiency -- key drivers of profitability for livestock producers.

     Our MFA products can be grouped into five principal categories: antibiotics, antibacterials, anticoccidials, anthelmintics and other medicated feed additives. In fiscal 2004, antibiotics and antibacterials generated sales for us of approximately $79 million, anticoccidials generated sales for us of approximately $44 million, and anthelmintics and other medicated feed additives generated sales for us of approximately $9 million.

     Our core MFA products are listed in the table below:

         BRAND             ACTIVE/ANTIGEN     MARKET ENTRY                  COMMENT
         -----             --------------     ------------                  -------
Terramycin(R)/Neo-        oxytetracycline,      1951         Antibiotic with multiple applications
  Terramycin(R)/Neo-      neomycin/OTC                       for a wide number of species
  TM(R)
CLTC(R)                   chlortetracycline     1954         Antibiotic with multiple applications
                                                             for a wide number of species
Nicarb(R)                 nicarbazin            1955         Anticoccidial for poultry
Amprol(R)                 amprolium             1960         Anticoccidial for poultry and cattle
Bloatguard(R)             poloxalene            1966         Anti-bloat treatment for cattle
Banminth(R)               pyrantel tartrate     1969         Anthelmintic for livestock
Mecadox(R)                carbadox              1971         Antibacterial used in swine feeds to
                                                             control salmonellosis and dysentery
Stafac(R)/Eskalin(R)/V-Max(R) virginiamycin     1972         Antibiotic used to prevent and control
                                                             diseases in poultry, swine and cattle
Coxistac(R)/Posistac(R)   salinomycin           1979         Anticoccidial for poultry; disease
                                                             preventative in swine
Rumatel(R)                morantel tartrate     1981         Anthelmintic for livestock
Cerditac(R)/Cerdimix(R)   oxibendazole          1982         Anthelmintic for livestock
Aviax(R)                  semduramicin          1995         Anticoccidial for poultry

  ANTIBIOTICS

     Antibiotics are natural products produced by fermentation and are used to treat or to prevent diseases, thereby promoting more efficient growth. Several factors contribute to limit the efficiency, the weight gain and feed conversions of livestock production, including poor nutrition, environmental and management problems, heat stress and subclinical disease.

     Virginiamycin. Virginiamycin is an antibiotic marketed under our brand names Stafac(R) for treating swine, cattle, broilers and turkeys, Eskalin(R) for dairy cows and V-Max(R) for feed lot cattle. We formulate virginiamycin to improve health in poultry, swine and cattle and prevent necrotic enteritis in poultry, dysentery in swine and liver abscesses in cattle. The product is sold to large poultry and swine producers and feed companies in North America, Latin America and Asia.

     First discovered in Belgium in 1954, virginiamycin is an antibiotic produced from the streptomyces virginiae fungus. Virginiamycin has been successful due to a number of strong product features. For example, no withdrawal period is required since it is virtually unabsorbed from the digestive tract. It is excreted in very low concentrations and rapidly degraded. It alleviates some of the production limiting effects of certain diseases of livestock and poultry. To date, no generic competition has been introduced due to our proprietary virginiamycin manufacturing technology.

     Terramycin and Neo-Terramycin. Terramycin(R) and Neo-Terramycin(R), which are derived from the active ingredient oxytetracycline, are effective against a range of diseases including:

     - fowl cholera in chickens,

     - airsacculitis in turkeys,

     - pneumonia and enteritis in swine, and

     - pneumonia, enteritis and liver abscesses in cattle.

     We sell Terramycin(R) and Neo-Terramycin(R) feed additive products in various concentrations. Terramycin(R) is approved for use for poultry, swine, cattle and sheep. Neo-Terramycin(R) combines the active ingredients oxytetracycline and neomycin to prevent and treat a wide range of diseases caused by Gram-positive and Gram-negative organisms, including bacterial enteritis in chickens and turkeys, baby pig diarrhea in swine and calf diarrhea. These terramycin products are sold mostly in the United States to livestock producers, feed companies and distributors. Limited quantities are sold in selected countries in Latin America and Asia.

  ANTIBACTERIALS

     Antibacterials are produced through chemistry and are used to treat and prevent diseases.

     Carbadox. We market carbadox under the brand name Mecadox(R). Carbadox is an antibacterial compound recommended for use in swine feeds to promote and to control swine salmonellosis and swine dysentery. In swine production, the primary objective of producers is the rapid and efficient development of swine at minimal cost. Since 1970, Mecadox(R) has been a leader in reducing livestock production costs through meaningful performance enhancement. Mecadox(R) is a leading product for starter/grower swine in the United States. In addition to its antimicrobial properties, it also improves nitrogen retention and increases the efficiency of amino acid metabolism, two critical factors in the development of young swine. Mecadox(R) is chemically unrelated to any other antibacterial that is used in animals or humans. Mecadox(R) is sold primarily in North America to feed companies and large integrated swine producers.

  ANTICOCCIDIALS

     Anticoccidials are produced through fermentation and chemistry, and are primarily used to prevent and control the disease coccidiosis in poultry and in cattle. Coccidiosis is a disease of the digestive tract that is of great concern to animal producers. Caused by the protozoan parasite Eimeria spp., coccidiosis is one of the most destructive diseases facing the world's poultry producers. Common effects of this disease (such as weight loss, wet droppings, poor feed utilization and higher mortality rates) rapidly affect an entire flock of poultry, resulting in annual losses of hundreds of millions of dollars for the poultry industry.

     Modern, large scale poultry production is based on intensive animal management practices. This type of animal production requires routine preventive medications in order to prevent health problems. Coccidiosis is one of the critical disease challenges which poultry producers face globally. We sell our anticoccidials globally, primarily to integrated poultry producers and feed companies in North America, the Middle East, Latin America and Asia, and to international animal health companies.

     Nicarbazin and Amprolium. We produce nicarbazin and amprolium for distribution to the world-wide poultry industry through major multinational life science and veterinary companies. Nicarbazin is a broad-spectrum anticoccidial which works by interfering with mitochondrial metabolism. It is classified as an oxidative phosphorylation uncoupler and is used for coccidiosis prevention in broiler chickens.

     We believe that we are the largest volume world-wide producer of amprolium, and the largest volume world-wide producer of nicarbazin. We are also the sole Latin American producer of nicarbazin. Nicarbazin and amprolium, along with salinomycin and semduramicin, are among the most effective medications for the prevention of coccidiosis in chickens when used in rotation with other anticoccidials. In the United States, we market nicarbazin under the trademark Nicarb(R).

     Other Anticoccidials. From a class of compounds known as ionophores, we developed Aviax(R) and Coxistac(R) to combat coccidiosis. These two products have demonstrated increased feed efficiency and the ability to suppress coccidial lesions, with minimal side-effects. Through a third product, Posistac(R), we have extended the application of the active ingredient in Coxistac(R) to swine.

     Aviax(R) contains the ionophore semduramicin which provides protection for poultry against all major coccidial parasites. The product can be incorporated into virtually any type of feed, and provided to broilers of any production stage. We have received regulatory approval to sell Aviax(R) in the EU and have applied in the United States for the sale of Aviax(R) in mycelial dosage form. This dosage form is significantly more cost-effective and may improve profitability.

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     Coxistac(R) contains the ionophore salinomycin. The product acts early in the coccidial life cycle by killing sporozoites, trophozoites and early developing schizonts before poultry can be severely damaged. Coxistac(R) has proven to be effective and safe with minimal resistance development evident in commercial studies. The recommended dosage provides a high level of protection against coccidiosis even through temporary periods of low feed intake caused by disease or adverse climatic conditions. No withdrawal period is required for poultry before slaughter. Coxistac(R) is a leading anticoccidial in Asia, Latin America, the Middle East and Canada.

     Posistac(R) contains salinomycin which acts as a productivity enhancer for grower/finisher swine. The compound increases the utilization and digestion of feed ingredients by mature swine thereby allowing swine to reach market weight earlier and at less cost than swine fed conventional feed additives. Posistac(R) can be used up to the slaughter phase without the need for withdrawal.

  ANTHELMINTICS

     Anthelmintics protect against internal parasites. Our anthelmintic products are marketed under the Rumatel(R) and Banminth(R) brand names.

     Rumatel(R). Rumatel(R) is a potent broad-spectrum anthelmintic that effectively eliminates the major internal nematode parasites in cattle. Unlike other single-dose dewormers, Rumatel(R) may be administered to lactating dairy cattle with no milk withdrawal. Dairy cattle may be treated with Rumatel(R) at any time during their production cycle, whether dry, pregnant or lactating.

     Banminth(R). Banminth(R) is an anthelmintic compound, a member of the class of synthetic compounds called tetra-hydropyrimidines. Banminth(R) has a mode of action that works effectively in protecting swine against the two major internal parasites, large roundworms (Ascaris suum) and nodular worms (Oesophagostomum spp.). Banminth(R) kills adult parasites and prevents roundworm larval migration, preventing damage to the liver and lungs of swine. When used continuously in feeds, Banminth(R) prevents re-infection of swine raised on dirt.

  OTHER MEDICATED FEED ADDITIVES

     Our other medicated feed additives include a range of products sold under the Bloat Guard(R) brand name. Bloat Guard(R) controls legume or wheat pasture bloat in cattle. The products control bloat for at least 12 hours after a single dose with no adverse effect on reproduction, rumen function or milk production.

     We manufacture bulk active ingredients for our MFA products primarily in four modern facilities located in:

     - Guarulhos, Brazil (salinomycin and semduramicin),

     - Rixensart, Belgium (virginiamycin and semduramicin), which facility is to be sold (see "Prospectus Summary -- The Company -- Recent
       Developments -- Sale of the Belgium Plant"),

     - Ramat Hovav, Israel (nicarbazin and amprolium), and

     - Braganca Paulista, Brazil (nicarbazin).

     Active ingredients are further processed in our facilities and in contract premix facilities located in each major region of the world.

     We have established sales and technical offices for our MFA products in 14 countries including: the United States, Canada, Mexico, Venezuela, Brazil, Argentina, Costa Rica, Australia, China, Thailand, Malaysia, South Africa, Belgium and Israel. The business is not dependent on any one customer.

     The use of MFAs is controlled by regulatory authorities that are specific to each country (e.g., the Food and Drug Administration ("FDA") in the United States, Health Canada in Canada, EFSA/EMEA authorities in Europe, etc.), responsible for the safety and wholesomeness of the human food supply,

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including feed additives for animals from which human foods are derived. Each product is registered separately in each country where it is sold. The appropriate registration files pertaining to such regulations and approvals are continuously monitored, maintained and updated by us. In certain countries where we are working with a third party distributor, local regulatory requirements may require registration in the name of such distributor.

ANIMAL HEALTH AND NUTRITION -- NUTRITIONAL FEED ADDITIVES

     We manufacture and market trace minerals, trace mineral premixes, vitamins and other nutritional ingredients to the livestock feed and pet food industries, predominantly in the United States and Israel. These products generally fortify, enhance or make more nutritious or palatable the livestock feeds and pet foods with which they are mixed. The majority of the other ingredients that we sell are nutrients that are used as supplements for animal feed. We serve customers in major feed segments, including swine, dairy, poultry and beef. We customize trace mineral premixes at our blending facilities in Marion, Iowa, Bremen, Indiana and Petach Tikva, Israel, and market a diverse line of other trace minerals and macro-minerals. Our major customers for these products are medium-to-large feed companies, co-ops, blenders, integrated poultry operations and pet food companies. We sell other ingredients, such as buffers, yeast, palatants, vitamin K and amino acids, including lysine, tryptophan and threonine. We also market copper sulfate as an animal feed supplement.

OUR SPECIALTY CHEMICALS BUSINESS

     We manufacture and market a number of specialty chemicals for use in the wood treatment, chemical catalyst, semiconductor, automotive, aerospace and agricultural industries. Our manufacturing customers incorporate our specialty chemicals products into their finished products in various industrial markets. We seek to take advantage of opportunistic niche markets where we believe that our expertise and capabilities can be leveraged.

  COPPER WOOD TREATMENT PRODUCTS

     For many years, we were a major supplier of an important ingredient (copper oxide) used in the manufacture of CCA (chromated-copper-arsenic) wood treating solutions for the pressure-treated wood industry. Pursuant to a United States Environmental Protection Agency ("EPA") ruling, since December 31, 2003, all pressure-treated wood for the residential and recreational markets can no longer be treated using the standard chromated-copper-arsenic (CCA) solution. A leading replacement solution for CCA pressure-treated wood is a copper carbonate compound. We currently estimate that the total potential size of this copper solution to the pressure-treated wood market is approximately $120 million annually. We have already signed a multi-year, take-or-pay contract with a major chemicals supplier to the pressure-treated wood industry to provide it with this new product, which we estimate will increase our sales by approximately $30 million over the life of the contract, based on existing forecasts. A patent with respect to the manufacturing process of our solution, and the claims in our patent application was granted and issued on November 11, 2003. We believe that our manufacturing process allows us to operate in this market with a lower cost of capital and higher factory through-put than our competition. To take advantage of this potential new market, we have constructed and are operating commercial production facilities in Sumter, South Carolina and in Joliet, Illinois. In addition, we have filed a provisional patent for a new, large molecule pressure-treated wood copper compound product. We believe that this new product may be the next generation in copper-based wood treatment products, with the potential to substantially increase the duration of protection for treated wood.

  OTHER COPPER PRODUCTS

     We manufacture on a contract basis copper compounds for use primarily in agricultural fungicides from our Sumter, South Carolina facility. This contract was part of the sale by us of our Agtrol business to Nufarm, Inc. in the fourth quarter of fiscal 2001. Utilizing our over fifty-year history in producing

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

copper chemicals, we supply various metal-based chemicals to the catalyst and electronics industries. We also manufacture copper compounds for a broad variety of industrial customers.

  OTHER SPECIALTY CHEMICALS PRODUCTS

     We market and distribute fine and specialty chemicals to manufacturers of health and personal care products and chemical coating products to customers in the automotive, metal finishing and chemical intermediate markets. Among our products for such applications are sodium fluoride and stannous fluoride, DL Panthenol and selenium disulfide. Sodium fluoride is the active anti-cavity ingredient in fluoride toothpaste, powders and mouthwashes. Selenium disulfide is used as a dandricide in shampoo and hair care preparations.

  SALES, MARKETING AND DISTRIBUTION

     We have approximately 2,800 customers. Sales to our top ten customers represented approximately 22% of our fiscal 2004 net sales and no single customer represented more than 5% of our fiscal 2004 net sales.

     Our world-wide sales and marketing network consists of approximately 118 employees, 5 independent agents and 125 distributors who specialize in particular markets.

     Our products are often critical to the performance of our customers' products, while representing a relatively small percentage of the total end-product cost. We believe the three key factors to marketing our products successfully are high quality products, a highly trained and technical sales force, and customer service.

     Most of our plants have chemists and technicians on staff involved in product development, quality assurance, quality control and also providing technical services to customers. Technical assurance is an important aspect of our overall sales effort. We field Animal Health and Nutrition technical service people throughout the world, with capabilities to interface with all key customers on a marketing, sales training and technical (product) basis, and who work directly with commercial feed manufacturers and integrated poultry, swine and cattle producers to promote animal health. Our MFA and NFA field personnel are skilled in the area of product differentiation and have extensive application knowledge so as to work closely with customers in determining optimum benefits from product usage. As agricultural food production will continue to intensify and will adopt evolving technologies, our MFA and NFA personnel are constantly working with customers to better understand their needs in order to best utilize the products existing within our portfolio. This commercial knowledge also plays a pivotal role within the research and development function to ensure that research results are applicable to customer needs and concerns.

PRODUCT REGISTRATIONS, PATENTS AND TRADEMARKS

     We own certain product registrations, patents, tradenames and trademarks, and use know-how, trade secrets, formulae and manufacturing techniques which assist in maintaining the competitive positions of certain of our products. Product registrations are required to manufacture and sell medicated feed additives. Formulae and know-how are of particular importance in the manufacture of a number of the products sold in our specialty chemicals business. We believe that no single patent or trademark is of material importance to our business and, accordingly, that the expiration or termination thereof would not materially affect our business. See "Government Regulation."

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PROPERTIES

     In December 2004, we relocated our principal executive offices and sales offices to 34,000 square feet of leased space in Ridgefield Park, New Jersey. We operate company-owned manufacturing facilities and utilize third party toll manufacturers. The chart below sets forth the locations and sizes of the principal manufacturing and other facilities operated by us and uses of such facilities, all of which are owned, except as noted.

                                            APPROXIMATE
LOCATION                                   SQUARE FOOTAGE                    USES
--------                                   --------------                    ----
ANIMAL HEALTH AND NUTRITION
Bangkok, Thailand(a).....................          500      Sales
Braganca Paulista, Brazil................       35,000      Sales, Manufacturing and Administrative
Bremen, Indiana..........................       50,000      Sales, Premixing and Warehouse
Buenos Aires, Argentina(a)...............          900      Sales and Administrative
San Jose, Costa Rica.....................          800      Sales and Administrative
Guarulhos, Brazil(b).....................    1,234,000      Sales, Premixing, Manufacturing and
                                                            Administrative
Hong Kong, China(a)......................          750      Sales and Administrative
Kuala Lumpur, Malaysia(a)................        7,300      Sales, Premixing and Warehouse
Ladora, Iowa.............................        9,500      Warehouse
Lee's Summit, Missouri(a)................        1,500      Sales
Marion, Iowa.............................       32,500      Premixing and Warehouse
Petach Tikva, Israel.....................       60,000      Sales, Premixing, Warehouse and
                                                            Administrative
Pretoria, South Africa(a)................        3,200      Sales and Administrative
Quincy, Illinois(c)......................       50,000      Sales, Warehouse, Research and
                                                            Administrative
Rixensart, Belgium(d)....................      865,000      Sales, Manufacturing, Research and
                                                            Administrative
Ramat Hovav, Israel......................      140,000      Manufacturing and Research
Regina, Canada(a)........................        1,000      Sales and Administrative
Queretaro, Mexico(a).....................        3,500      Sales and Administrative
Sydney, Australia(a).....................        3,500      Sales and Administrative
Valencia, Venezuela(a)...................        1,100      Sales and Administrative
SPECIALTY CHEMICALS
Garland, Texas...........................       20,000      Manufacturing
Joliet, Illinois.........................       34,500      Manufacturing
Reading, United Kingdom(a)...............        3,100      Sales and Administrative
Santa Fe Springs, California(e)..........       90,000      Manufacturing
Stradishall, United Kingdom..............       20,000      Sales, Manufacturing and Administrative
Sumter, South Carolina...................      123,000      Manufacturing and Research

---------------

(a) This facility is leased. Our leases expire through 2027. For information concerning our rental obligations, see Note 15 to our Consolidated Financial Statements included herein.

(b) Our Guarulhos, Brazil plant utilizes fermentation processes to produce the active ingredients semduramicin-mycelial and salinomycin. The plant also produces Aviax(R), Terramycin(R), Stafac(R) and Coxistac(R) Granular formulations. The plant is cGMP compliant and is FDA approved.

(c)  Comprises three facilities, including a warehouse, laboratory and office.

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

(d) Our Rixensart, Belgium plant utilizes fermentation processes to produce the active ingredients semduramicin-crystalline and virginiamycin. The plant also produces Stafac(R) formulations and is responsible for all of our fermentation development activities. The plant has been approved by the FDA and is cGMP compliant. We have entered into an agreement to sell the Rixensart facility (see "Prospectus Summary -- The Company -- Recent Developments -- Sale of Belgium Plant").

(e) We lease the land under this facility from a partnership owned by Jack Bendheim, Marvin Sussman and James Herlands. See "Certain Relationships and Related Party Transactions."

     Our subsidiary, CP Chemicals, Inc., leases portions of a previously owned inactive, former manufacturing facility in Sewaren, New Jersey, and another of our subsidiaries owns inactive, former manufacturing facilities in Powder Springs, Georgia, Union, Illinois, Union City, California and Wilmington, Illinois.

     We believe that our existing and planned facilities are and will be adequate for the conduct of our business as currently conducted and as currently contemplated to be conducted.

     We and our subsidiaries are subject to extensive regulation by numerous governmental authorities, including the FDA and corresponding state and foreign agencies, and to various domestic and foreign safety standards. Our manufacturing facilities in Ramat Hovav, Israel, Rixensart, Belgium (to be sold; see "Prospectus Summary -- Recent Developments -- Sale of the Belgium Plant"), and Guarulhos, Brazil manufacture products that conform to the FDA's cGMP regulations. Three domestic facilities involved with recycling have final RCRA Part B hazardous waste storage and treatment permits. Our regulatory compliance programs include plans to achieve compliance with international quality standards known as ISO 9000 standards, which became mandatory in Europe in 1999 and environmental standards known as ISO 14000. The FDA is in the process of adopting the ISO 9000 standards as regulatory standards for the United States, and it is anticipated that these standards will be phased in for U.S. manufacturers over a period of time. Our plant in Petach Tikva, Israel has achieved ISO 9000 certification. We do not believe that adoption of the ISO 9000 standards by the FDA will have a material effect on our financial condition, results of operations or cash flows.

RAW MATERIALS

     The raw materials used in our business include certain active drug ingredients, a wide variety of chemicals, mineral ores and copper metal that are purchased from manufacturers and suppliers in the United States, Europe and Asia. In fiscal 2004, no single raw material accounted for more than 5% of our cost of goods sold. Total raw materials cost was approximately $133 million or 38% of net sales in fiscal 2004. We believe that for most of our raw materials, alternate sources of supply are available to us at competitive prices.

RESEARCH AND DEVELOPMENT

     Research, development and technical service efforts are conducted at our various facilities. We operate research and development facilities in Rixensart, Belgium (which is to be sold; see "Prospectus Summary -- Recent
Developments -- Sale of the Belgium Plant"), Sumter, South Carolina, Ramat Hovav, Israel and Stradishall, England. These facilities provide research and development services relating to fermentation development in the areas of micro-biological strain improvement as well as: process scale-up; wood treatment products; and organic chemical intermediates.

     Technology is an important component of our competitive position, providing us unique and low cost positions enabling us to produce high quality products. Patents protect some of our technology, but a great deal of our competitive advantage revolves around know-how built up over many years of commercial operation.

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

CUSTOMERS

     We do not consider our business to be dependent on a single customer or a few customers, and the loss of any of our customers would not have a material adverse effect on our results. No single customer accounted for more than 5% of our fiscal 2004 net sales. We typically do not enter into long-term contracts with our customers.

COMPETITION

     We are engaged in highly competitive industries and, with respect to all of our major products, we face competition from a substantial number of global and regional competitors. Some of our competitors have greater financial, research and development, production and other resources than we do. Our competitive position is based principally on customer service and support, product quality, manufacturing technology, facility location and price. We have competitors in every market in which we participate. Many of our products face competition from products that may be used as an alternative or substitute.

EMPLOYEES

     As of June 30, 2004, we had 1,051 employees worldwide. Of these, 210 employees were in management and administration, 118 were in sales and marketing, 132 were chemists, technicians or quality control personnel, and 591 were in production. Certain employees are covered by individual employment agreements. Our Israeli operations continue to operate under the terms of Israel's national collective bargaining agreement, portions of which expired in 1994. We consider our relations with both our union and non-union employees to be good.

ENVIRONMENTAL MATTERS

     We and our subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the manufacture, sale and use of pesticides and the health and safety of employees. Pursuant to environmental laws, our subsidiaries are required to obtain and retain numerous governmental permits and approvals to conduct various aspects of their operations, any of which may be subject to revocation, modification or denial under certain circumstances. Under certain circumstances, we or any of our subsidiaries might be required to curtail operations until a particular problem is remedied. Known costs and expenses under environmental laws incidental to ongoing operations are generally included within operating budgets. Potential costs and expenses may also be incurred in connection with the repair or upgrade of facilities to meet existing or new requirements under environmental laws or to investigate or remediate potential or actual contamination and from time to time we establish reserves for such contemplated investigation and remediation costs. In many instances, the ultimate costs under environmental laws and the time period during which such costs are likely to be incurred are difficult to predict.

     Our subsidiaries have, from time to time, implemented procedures at their facilities designed to respond to obligations to comply with environmental laws. We believe that our operations are currently in material compliance with such environmental laws, although at various sites our subsidiaries are engaged in continuing investigation, remediation and/or monitoring efforts to address contamination associated with their historic operations. As many environmental laws impose a strict liability standard, however, we can provide no assurance that future environmental liability will not arise.

     In addition, we cannot predict the extent to which any future environmental laws may affect any market for our products or services or our costs of doing business. Alternatively, changes in environmental laws might increase the cost of our products and services by imposing additional requirements on us. States that have received authorization to administer their own hazardous waste management programs may also amend their applicable statutes or regulations, and may impose requirements which are stricter than those imposed by the EPA. We can provide no assurance that such changes will not adversely affect

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

our ability to provide products and services at competitive prices and thereby reduce the market for our products and services.

     The nature of our and our subsidiaries' current and former operations exposes us and our subsidiaries to the risk of claims with respect to environmental matters and we can provide no assurance that we will not incur material costs and liabilities in connection with such claims. Based upon our experience to date, we believe that the future cost of compliance with existing environmental laws, and liability for known environmental claims pursuant to such environmental laws, will not have a material adverse effect on us. Based upon information available, we estimate the cost of further investigation and remediation of identified soil and groundwater problems at operating sites, closed sites and third-party sites, (including the litigation referred to under "Legal Proceedings") to be approximately $2.9 million, which is included in current and long-term liabilities in our June 30, 2004 consolidated balance sheet. However, future events, such as new information, changes in existing environmental laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material. For all purposes of the discussion under this caption, under "Legal Proceedings" and elsewhere in this prospectus, it should be noted that we take and have taken the position that neither Phibro Animal Health Corporation, nor any of our subsidiaries is liable for environmental or other claims made against one or more of our other subsidiaries or for which any of such other subsidiaries may ultimately be responsible.

  FEDERAL REGULATION

     The following summarizes the principal federal environmental laws affecting our business:

     Resource Conservation and Recovery Act of 1976, as amended
("RCRA"). Congress enacted RCRA to regulate, among other things, the generation, transportation, treatment, storage and disposal of solid and hazardous wastes. RCRA required the EPA to promulgate regulations governing the management of hazardous wastes, and to allow individual states to administer and enforce their own hazardous waste management programs as long as such programs were equivalent to and no less stringent than the federal program. Such facilities are also subject to closure and post-closure requirements.

     The EPA's regulations, and most state regulations in authorized states, establish categories of regulated entities and set standards and procedures those entities must follow in their handling of hazardous wastes. The three general categories of waste handlers governed by the regulations are hazardous waste generators, hazardous waste transporters, and owners and operators of hazardous waste treatment, storage and/or disposal facilities. Generators are required, among other things, to obtain identification numbers and to arrange for the proper treatment and/or disposal of their wastes by licensed or permitted operators and all three categories of waste handlers are required to utilize a document tracking system to maintain records of their activities. Transporters must obtain permits, transport hazardous waste only to properly permitted treatment, storage or disposal facilities, and maintain required records of their activities. Treatment, storage and disposal facilities are subject to extensive regulations concerning their location, design and construction, as well as the operating methods, techniques and practices they may use. Such facilities are also required to demonstrate their financial responsibility with respect to compliance with RCRA, including closure and post-closure requirements.

     The Federal Water Pollution Control Act, as amended (the "Clean Water Act"). The Clean Water Act prohibits the discharge of pollutants to the waters of the United States without governmental authorization. Like RCRA, the Clean Water Act provides that states with programs approved by the EPA may administer and enforce their own water pollution control programs. Pursuant to the mandate of the Clean Water Act, the EPA has promulgated "pre-treatment" regulations, which establish standards and limitations for the introduction of pollutants into publicly-owned treatment works.

     Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"). Under CERCLA and similar state laws, we and our subsidiaries may have strict and, under certain circumstances, joint and several liability for the investigation and remediation of environmental pollution and natural resource damages associated with real property
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

currently and formerly-owned or operated by us or a subsidiary and at third-party sites at which our subsidiaries disposed of or treated, or arranged for the disposal of or treatment of, hazardous substances.

     Federal Insecticide, Fungicide and Rodenticide Act, as amended
("FIFRA"). FIFRA governs the manufacture, sale and use of pesticides, including the copper-based fungicides sold by us. FIFRA requires such products and the facilities at which they are formulated to be registered with the EPA before they may be sold. If the product in question is generic in nature (i.e., chemically identical or substantially similar to a previously registered product), the new applicant for registration is entitled to cite and rely on the test data supporting the original registrant's product in lieu of submitting data of its own. Should the generic applicant choose this citation option, it must offer monetary compensation to the original registrant and must agree to binding arbitration if the parties are unable to agree on the terms and amount of compensation. We have elected this citation option in the past and may use the citation option in the future should we conclude it is, in some instances, economically desirable to do so. While there are cost savings associated with the opportunity to avoid one's own testing and demonstration to the EPA of test data, there is, in each instance, a risk that the level of compensation ultimately required to be paid to the original registrant will be substantial.

     Under FIFRA, the EPA also has the right to "call in" additional data from existing registrants of a pesticide, should the EPA determine, for example, that the data already in the file need to be updated or that a specific issue or concern needs to be addressed. The existing registrants have the option of submitting data separately or by joint agreement. Alternatively, if one registrant agrees to generate and submit the data, the other(s) may meet their obligations under the statute by making a statutory offer to jointly develop or share in the costs of developing the data. In that event, the offering party must, again, agree to binding arbitration to resolve any dispute as to the terms of the data development arrangement.

     The Clean Air Act. The Federal Clean Air Act of 1970 ("Clean Air Act") and amendments to the Clean Air Act, and corresponding state laws regulate the emissions of materials into the air. Such laws affect the coal industry both directly and indirectly and, therefore, the operations of MRT, which was divested in August 2003. Phibro-Tech is also impacted by the Clean Air Act and has various air quality permits, including a Title V operating air permit at its Sumter, South Carolina facility.

  STATE AND LOCAL REGULATION

     In addition to those federal programs described above, a number of states and some local governments have also enacted laws and regulations similar to the federal laws described above governing hazardous waste generation, handling and disposal, emissions to the water and air and the design, operation and maintenance of recycling facilities.

  FOREIGN REGULATION

     Our foreign subsidiaries are subject to a variety of foreign environmental laws relating to pollution and protection of the environment, including the generation, handling, storage, management, transportation, treatment and disposal of solid and hazardous materials and wastes, the manufacture and processing of pesticides and animal feed additives, emissions to the air, discharges to land, surface water and subsurface water, human exposure to hazardous and toxic materials and the remediation of environmental pollution relating to their past and present properties and operations.

  REGULATION OF RECYCLING ACTIVITIES

     We have substantially reduced our recycling activities at our Joliet, Illinois; Garland, Texas; Sumter, South Carolina; and Sewaren, New Jersey sites. Our recycling activities may be broken down into the following segments for purposes of regulation under RCRA or equivalent state programs: (i) transport of wastes to our facilities; (ii) storage of wastes prior to processing; (iii) treatment and/or recycling of wastes; (iv) corrective action at our RCRA facilities; and (v) management of wastes and residues from the recycling process. Although all aspects of the treatment and recycling of waste at our recycling facilities are not currently the subject of federal RCRA regulation, our subsidiaries decided to permit our
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recycling facilities as RCRA regulated facilities. Final RCRA "Part B" permits to operate as hazardous waste treatment and storage facilities have been issued at our facilities in Santa Fe Springs, California; Garland, Texas; Joliet, Illinois; Sumter, South Carolina; and Sewaren, New Jersey (expired August 2003, see "Particular Facilities -- Sewaren, NJ" below). Part B renewal applications have been submitted for the Santa Fe Springs, Garland and Joliet sites. The applications are being reviewed.

     In connection with RCRA Part B permits for the waste storage and treatment units of various facilities, our subsidiaries have been required to perform extensive site investigations at such facilities to identify possible contamination and to provide regulatory authorities with plans and schedules for remediation. Soil and groundwater contamination has been identified at several plant sites and has required and will continue to require corrective action and monitoring over future years. In order to maintain compliance with RCRA Part B permits, which are subject to suspension, revocation, modification or denial under certain circumstances, we have been, and in the future may be, required to undertake additional capital improvements or corrective action.

     Our subsidiaries involved in recycling activities are required by the RCRA and their Part B permits to develop and incorporate in their Part B permits estimates of the cost of closure and post-closure monitoring for their operating facilities. In general, in order to close a facility which has been the subject of a RCRA Part B permit, a RCRA Part B closure permit is required which approves the investigation, remediation and monitoring closure plan, and requires post-closure monitoring and maintenance for up to 30 years. Accordingly, we incur additional costs in connection with any such closure. These cost estimates are updated annually for inflation, developments in available technology and corrective actions already undertaken. We have, in most instances, chosen to provide the regulatory guarantees required in connection with these matters by means of our coverage under an environmental impairment liability insurance policy. We can provide no assurance that such policy will continue to be available in the future at economically acceptable rates, in which event other methods of financial assurance will be necessary.

     In addition to certain operating facilities, we or our subsidiaries have been and will be required to investigate and remediate certain environmental contamination at shutdown plant sites. We or our subsidiaries are also required to monitor such sites and continue to develop controls to manage these sites within the requirements of RCRA corrective action programs.

  WASTE BYPRODUCTS

     In connection with our subsidiaries' production of finished chemical products, limited quantities of waste by-products are generated. Depending on the composition of the by-product, our subsidiaries either sell it, send it to smelters for metal recovery or send it for treatment or disposal to regulated facilities.

  PARTICULAR FACILITIES

     The following is a description of certain environmental matters relating to certain facilities of certain of our subsidiaries. References to "we" or "us" throughout this section is intended to refer only to the applicable subsidiary unless the context otherwise requires. These matters should be read in conjunction with the description of Legal Proceedings below, certain of which involve such facilities, and Note 16 to our Consolidated Financial Statements.

     In 1984, Congress enacted certain amendments to RCRA under which facilities with RCRA permits were required to have RCRA facility assessments ("RFA") by the EPA or the authorized state agency. Following an RFA, a RCRA facility investigation, a corrective measures study, and corrective measure implementation must, if warranted, be developed and implemented. As indicated below, certain of our subsidiaries are in the process of developing or completing various actions associated with these regulatory phases at certain of their facilities.

     Sumter, SC. In 2003, the South Carolina Department of Health and Environmental Control ("DHEC") ordered Phibro-Tech, Inc., a subsidiary ("Phibro-Tech"), to prepare a RCRA Facility Investigation ("RFI") and to prepare and propose Corrective Action Plans. Phibro-Tech has done so, and

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such proposed investigatory activities and Corrective Action Plans are being reviewed by the State. Additional Corrective Action is also being undertaken by Phibro-Tech pursuant to prior agreements with DHEC to remedy certain deficiencies in the plant's hazardous waste closure, storage and management system.

     Santa Fe Springs, CA. Phibro-Tech submitted an application for renewal of the Part B Permit for the Santa Fe Springs, California facility. Such application is presently under review by the State of California and may require certain corrective actions including, but not limited to, a pump and treat system utilizing existing water treatment facilities. Phibro-Tech has submitted a report to the State recommending that soil be remediated instead of groundwater. This recommendation is also under review by the State.

     Joliet, IL. Phibro-Tech has submitted an application for renewal of the Part B Permit for the Joliet, Illinois facility. In connection with this application, Phibro-Tech completed an initial investigation and determined that certain minor corrective action was required. Phase I and Phase II corrective action work has been completed. The application for renewal is presently pending and is expected to be issued in the first quarter of 2005.

     Garland, TX. The renewal application for the Part B Permit at the Garland, Texas facility has been granted effective September 12, 2003. As part of an earlier site investigation, certain corrective action was required including upgrading of pollution control equipment and additional site characterization. Both of these are presently underway.

     Powder Springs, GA. Phibro-Tech's facility in Powder Springs, Georgia has been operationally closed since 1985. Phibro-Tech retains environmental compliance responsibility for this facility and has effected a RCRA closure of the regulated portion of the facility, a surface impoundment. Post-closure monitoring and corrective action are required pursuant to a state-issued permit. As required by the permit, corrective action for groundwater has begun, and Phibro-Tech has submitted and received approval from the state for a remedial investigation plan.

     Sewaren, NJ. Operations at the Sewaren facility were curtailed on or about September 30, 1999. In June, 2000, CP Chemicals, Inc., a subsidiary ("CP"), transferred title to the Sewaren property to Woodbridge Township while, at the same time, entering into a 10-year lease with the Township providing for lease payments aggregating $2 million, and covering certain areas of the property, including those areas of the property relating to the existing hazardous waste storage, treatment and transfer permit, loading docks and pads, and a building, as well as access, parking, scale use and office space.

     The property is the subject of an Administrative Consent Order executed in March 1991 between the New Jersey Department of Environmental Protection (or "DEP") and CP. CP has ongoing obligations under that Administrative Consent Order. CP is required to complete the implementation of the Remedial Action Work Plan approved by the Department of Environmental Protection and the United States Environmental Protection Agency. Remediation of soils at the Sewaren facility is complete, with the exception of long term maintenance, and groundwater remediation is underway. Although some of the obligations of the Administrative Consent Order, specifically with respect to groundwater, have been assumed by the Township under the Lease, CP remains responsible to the Department of Environmental Protection and the United States Environmental Protection Agency. CP is currently engaged in discussions with the Department of Environmental Protection, the United States Environmental Protection Agency and the Township concerning the ongoing groundwater remediation. CP has posted financial assurance, based on the estimated costs of implementation, under the Administrative Consent Order.

     The property is also regulated under the Corrective Action Program administered by the United States Environmental Protection Agency pursuant to the Resource Conservation and Recovery Act. The property has been designated as a RCRA facility for which achieving the Environmental Indicators is a priority. Currently, CP is interfacing with the Department of Environmental Protection and the Environmental Protection Agency to coordinate its efforts under this program and the Administrative

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

Consent Order discussed above. Much of the effort required by CP in this program is already being conducted as part of the requirements of the Administrative Consent Order discussed above.

     The hazardous waste facility permit issued to CP for this facility expired in August 2003. CP has completed the implementation of its approved closure plan and is awaiting DEP approval. Based on a formula established by the Department of Environmental Protection, those closure costs were estimated at $292,823 and submitted to the Department in April 2003. CP has also advised the New Jersey Division of Law of its intent to withdraw from the licensing program governing facilities.

     Union City, CA. Closure of the Union City, California facility has been completed.

     Union, IL. The facility in Union, Illinois, has been closed since 1986. A revised remedial action plan ("RAP") has been submitted to the Illinois Environmental Protection Agency (the "IEPA"). Negotiations between the IEPA and Phibro-Tech have resulted in an agreed closure plan consistent with the proposed RAP. The agreed closure plan is expected to resolve Phibro-Tech's appeal of the IEPA's initial closure requirements. That appeal is currently pending before the Illinois Pollution Control Board but is expected to be voluntarily dismissed upon receipt of IEPA's written approval of the negotiated closure plan.

     Ramat Hovav, Israel. Koffolk (1949) Ltd's ("Koffolk Israel") Ramat Hovav plant produces a wide range of organic chemical intermediates for the animal health, chemical, pharmaceutical and veterinary industries. Israeli legislation enacted in 1997 amended certain environmental laws by authorizing the relevant administrative and regulatory agencies to impose certain sanctions, including issuing an order against any person that violates such environmental laws to remove the environmental hazard. In addition, this legislation imposes criminal liability on the officers and directors of a corporation that violates such environmental laws, and increases the monetary sanctions that such officers, directors and corporations may be ordered to pay as a result of such violations. The Ramat Hovav plant operates under the regulation of the Ministry of Environment of the State of Israel. The sewage system of the plant is connected to the Ramat Hovav Local Industrial Council's central installation, where Koffolk Israel's sewage is treated together with sewage of other local plants. Owners of the plants in the area, including Koffolk Israel, have been required by the Israeli Ministry of Environment to build facilities for pre-treatment of their sewage.

GOVERNMENT REGULATION

     Most of our Animal Health and Nutrition Group products require licensing by a governmental agency before marketing. In the United States, governmental oversight of animal nutrition and health products is shared primarily by the United States Department of Agriculture ("USDA") and the Food and Drug Administration. A third agency, the Environmental Protection Agency, has jurisdiction over certain products applied topically to animals or to premises to control external parasites.

     The issue of the potential for increased bacterial resistance to certain antibiotics used in certain food producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotics in these food producing animals. The sale of feed additives containing antibiotics is a material portion of our business. Should regulatory or other developments result in restrictions on the sale of such products, it could have a material adverse impact on our financial position, results of operations and cash flows.

     The FDA is responsible for the safety and wholesomeness of the human food supply. It regulates foods intended for human consumption and, through The Center for Veterinary Medicine, regulates the manufacture and distribution of animal drugs, including feed additives and drugs that will be given to animals from which human foods are derived, as well as feed additives and drugs for pet (or companion) animals.

     To protect the food and drug supply for animals, the FDA develops technical standards for animal drug safety and effectiveness and evaluates data bases necessary to support approvals of veterinary drugs. The USDA monitors the food supply for animal drug residues.

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     FDA approval is based on satisfactory demonstration of safety and efficacy.
Efficacy requirements are based on the desired label claim and encompass all species for which label indication is desired. Safety requirements include target animal safety and, in the case of food animals, drug residues and the safety of those residues must be considered. In addition to the safety and efficacy requirements for animal drugs used in food producing animals, the environmental impact must be determined. Depending on the compound, the environmental studies may be quite extensive and expensive. In many instances the regulatory hurdles for a drug which will be used in food producing animals are at least as stringent if not more so than those required for a drug used in humans. For FDA approval of a new animal drug it is estimated the cost is $100 million to $150 million and time for approval could be 8 to 10 years.

     The Office of New Animal Drug Evaluation ("NADE") is responsible for reviewing information submitted by drug sponsors who wish to obtain approval to manufacture and sell animal drugs. A new animal drug is deemed unsafe unless there is an approved New Animal Drug Application ("NADA"). Virtually all animal drugs are "new animal drugs" within the meaning of the term in the Federal Food, Drug, and Cosmetic Act. Although the procedures for licensing products by the FDA are formalized, the acceptance standards of performance for any product are agreed upon between the manufacturer and the NADE. A NADA in animal health is analogous to a New Drug Application ("NDA") in human pharmaceuticals. Both are administered by the FDA. The drug development process for human therapeutics can be more involved than that for animal drugs. However, for food-producing animals, food safety residue levels are an issue, making the approval process longer than for animal drugs for non-food producing animals, such as pets.

     The FDA may deny a NADA if applicable regulatory criteria are not satisfied, require additional testing or information, or require postmarketing testing and surveillance to monitor the safety or efficacy of a product. There can be no assurances that FDA approval of any NADA will be granted on a timely basis or at all. Moreover, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which it may be marketed. Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Among the conditions for NADA approval is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to Current Good Manufacturing Practice ("cGMP"). The plant must be inspected biannually by the FDA for determination of compliance with cGMP after an initial preapproval inspection. After FDA approval, any manufacturing changes that may have an impact on the safety and/or efficacy must be approved by the FDA prior to implementation. In complying with standards set forth in these regulations, manufacturers must continue to expend time, monies and effort in the area of production and quality control to ensure compliance.

     For clinical investigation and marketing outside the United States, we are also subject to foreign regulatory requirements governing investigation, clinical trials and marketing approval for animal drugs. The foreign regulatory approval process includes all of the risks associated with FDA approval set forth above. Currently, in the EU, feed additives which are successfully sponsored by a manufacturer are assigned to an Annex. Initially, they are assigned to Annex II. During this period, member states may approve the feed additive for local use. After five years or earlier, the product passes to Annex I if no adverse reactions or trends develop over the probationary period.

     The EU is in the process of centralizing the regulatory process for animal drugs for member states. In 1997, the EU drafted new regulations requiring the re-registration of feed additives, including coccidiostats. Part of these regulations include a provision for manufacturers to submit quality data for their own formulation, in effect adopting a Product License procedure similar to that of the FDA. The provision is known as Brand Specific Approval ("BSA"), and provides manufacturers with the opportunity to register their own unique brands, instead of simply the generic compound. The BSA process is being implemented over time. The new system is more like the U.S. system, where regulatory approval is for the formulated product or "brand." A number of manufacturers, including us, have submitted dossiers in order to re-register various anticoccidials for the purpose of obtaining regulatory approval from the European Commission. As a result of its review of said dossiers, the Commission withdrew marketing authorization of a number of anticoccidials, including nicarbazin, as the Commission did not consider the submissions to
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be in full compliance with its new regulations. We have subsequently resubmitted our nicarbazin dossier. Feasibility and timetable for new registration will depend on the nature of demands and remarks from the Commission. Notwithstanding the Commission's actions with respect to our nicarbazin dossier, we are able to sell, and do sell, nicarbazin as an active ingredient for another MFA marketer's product which has obtained a BSA and is sold in the EU.

LEGAL PROCEEDINGS

     Reference is made to the discussion above under "Environmental Matters" for information as to various environmental investigation and remediation obligations of our subsidiaries associated principally with their recycling and production facilities and to certain legal proceedings associated with such facilities.

     In addition to such matters, we or certain of our subsidiaries are subject to certain litigation described below.

     On or about April 17, 1997, CP and we were served with a complaint filed by Chevron U.S.A. Inc. ("Chevron") in the United States District Court for the District of New Jersey, alleging that the operations of CP at its Sewaren plant affected adjoining property owned by Chevron and alleging that we, as the parent of CP, are also responsible to Chevron. In July 2002, a phased settlement agreement was reached and a Consent Order entered by the Court. That settlement is in the process of being implemented. Our portion of the settlement for past costs and expenses through the entry of the Consent Order was $495,000 and is included in selling, general and administrative expenses in the June 30, 2002 statement of operations and comprehensive income. Such amount was paid in July 2002. The Consent Order then provides for a period of due diligence investigation of the property owned by Chevron. The investigation has been conducted and the results are under review. The investigation costs are being split with one other defendant, Vulcan Materials Company. Upon completion of the review of the results of the investigation, a decision will be made whether to opt out of the settlement or proceed. If no party opts out of the settlement, Phibro Animal Health Corporation and CP will take title to the adjoining Chevron property, probably through the use of a three-member New Jersey limited liability company. In preparation to move forward, a limited liability company has been formed, with Vulcan Materials Company as the third member. We also have commenced negotiations with Chevron regarding its allocation of responsibility and associated costs under the Consent Order. While the costs cannot be estimated with any degree of certainty at this time, we believe that insurance recoveries will be available to offset some of those costs.

     Our Phibro-Tech subsidiary was named in 1993 as a potentially responsible party ("PRP") in connection with an action commenced under CERCLA by the EPA, involving a former third-party fertilizer manufacturing site in Jericho, South Carolina. An agreement has been reached under which we have agreed to contribute up to $900,000 of which $634,596 has been paid as of December 31, 2004. Some recovery from insurance and other sources is expected. We have also accrued our best estimate of any future costs.

     Phibro-Tech, Inc. has resolved certain alleged technical permit violations with the California Department of Toxic Substance Control ("DTSC") and has reached an agreement to pay $425,000 over a six (6) year period ending October 2008. The annual payments required under this agreement are not expected to have any material adverse impact on us.

     Phibro-Tech, Inc. and DTSC are currently negotiating the settlement of certain alleged technical permit violations from 2003. Phibro-Tech, Inc. believes most if not all of the alleged violations will be withdrawn. In the event penalties are assessed, they are not expected to exceed $50,000.

     In February 2000, the EPA notified numerous parties of potential liability for waste disposed of at a licensed Casmalia, California disposal site, including a business, assets of which were originally acquired by a subsidiary of ours in 1984. A settlement has been reached in this matter and we have paid $171,103 in full settlement.

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     On or about April 5, 2002, PAHC was served, as a potentially responsible party, with an information request from the EPA relating to a third-party superfund site in Rhode Island. The Company is investigating the matter, which relates to events in the 1950's and 1960's, but management does not believe that the Company has any liability in this matter.

     On or about August 13, 2004, PAHC was served with a Request for Information pursuant to Section 104 of CERCLA and Section 3007 of RCRA relating to possible discharges into Turkey Creek in Sumter, South Carolina. The Company is preparing its response to the Request for Information and believes that, because its Sumter, South Carolina facility is distant from Turkey Creek and does not discharge into Turkey Creek, there is a low probability of liability associated with this matter.

     We and our subsidiaries are party to a number of claims and lawsuits arising out of the normal course of business including product liabilities and governmental regulation. Certain of these actions seek damages in various amounts. In most cases, such claims are covered by insurance. We believe that none of the claims or pending lawsuits, either individually or in the aggregate, will have a material adverse effect on our financial position or results of operations.

                              CONDITIONS IN ISRAEL

     The following information discusses certain conditions in Israel that could affect our Israeli subsidiary, Koffolk Israel. Israeli operations (excluding Koffolk Israel's non-Israeli subsidiaries) accounted for approximately 13% of our consolidated assets as of December 31, 2004 and approximately 12% of our consolidated net sales for fiscal 2004. We are, therefore, directly affected by the political, military and economic conditions in Israel.

POLITICAL AND MILITARY CONDITIONS

     Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying from time to time in intensity and degree, has led to security and economic problems for Israel. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, since October 2000 there has been a significant increase in violence and terrorist activity in Israel. In April 2002, and from time to time thereafter, Israel undertook military operations in several Palestinian cities and towns. We cannot predict whether the current violence and unrest will continue and to what extent it will have an adverse impact on Israel's economic development or on Koffolk Israel's or our results of operations. We also cannot predict whether or not any further hostilities will erupt in Israel and the Middle East and to what extent such hostilities, if they do occur, will have an adverse impact on Israel's economic development or on Koffolk Israel's or our results of operations.

     Certain countries, companies and organizations continue to participate in a boycott of Israeli firms and other companies doing business in Israel or with Israel companies. We do not believe that the boycott has had a material adverse effect on us, but we can not provide assurance that restrictive laws, policies or practices directed toward Israel or Israeli businesses will not have an adverse impact on our operations or expansion of the our business.

     Generally, male adult citizens who are permanent residents of Israel under the age of 40 are, unless exempt, obligated to perform certain military duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Some of the employees of Koffolk Israel currently are obligated to perform annual reserve duty. While Koffolk Israel has operated effectively under these and similar requirements in the past, we cannot assess the full impact of such requirements on Koffolk Israel and us in the future, particularly if emergency circumstances occur and employees of Koffolk Israel are called to active duty.

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ECONOMIC CONDITIONS

     Israel is currently experiencing the longest recession since the establishment of Israel in 1948. Factors affecting Israel's economy include the Intifada, which began in September 2000, the slowdown in world trade and the global slump in the high-tech industry. In addition, Israel's economy has been subject to numerous destabilizing factors, including a period of rampant inflation in the early to mid-1980's, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and security incidents. Further disruptions to the Israeli economy as a result of these or other factors could have a material adverse affect on Koffolk Israel's and our results of operations.

     Koffolk Israel receives a portion of its revenues in U.S. dollars while its expenses are principally payable in New Israeli Shekels. Dramatic changes in the currency rates could have an adverse effect on Koffolk Israel's results of operations.

INVESTMENT INCENTIVES

     Certain of our Israeli production facilities have been granted Approved Enterprise status pursuant to the Law for the Encouragement of Capital Investments, 1959, and consequently may enjoy certain tax benefits and investment grants. Taxable income of Koffolk Israel derived from these production facilities is subject to a lower rate of company tax than the normal rate applicable in Israel. Dividends distributed by Koffolk Israel out of the same income are subject to lower rates of withholding tax than the rate normally applicable to dividends distributed by an Israeli company to a non-resident corporate shareholder. The grant available to newly Approved Enterprises was decreased throughout recent years. Certain of our Israeli production facilities further enjoyed accelerated depreciation under regulation extended from time to time and other deductions. We cannot provide assurance that we will, in the future, be eligible for or receive such or similar grants.

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                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is certain information with respect to our directors and executive officers.

NAME                                        AGE                    POSITION
----                                        ---                    --------
Jack C. Bendheim..........................  58    Chairman of the Board of Directors and
                                                  President of the issuer and PAHC
Gerald K. Carlson.........................  61    Chief Executive Officer of the issuer and
                                                  PAHC
Marvin S. Sussman.........................  57    Vice Chairman of the Board of Directors of
                                                  the issuer and PAHC and President, Prince
                                                  Agri
James O. Herlands.........................  62    Director and Executive Vice President of
                                                  the issuer and PAHC
Richard G. Johnson........................  55    Chief Financial Officer of the issuer and
                                                  PAHC
Daniel M. Bendheim........................  33    President, Specialty Chemicals Group of
                                                  PAHC(1)
Steven L. Cohen...........................  60    Vice President, General Counsel and
                                                  Assistant Secretary of the issuer and PAHC
Keith R. Collins..........................  50    President, Phibro Animal Health Division of
                                                  PAHC(2)
Daniel A. Welch...........................  55    Senior Vice President, Human Resources of
                                                  PAHC
Sam Gejdenson.............................  56    Director of PAHC, Noteholder Representative
Mary Lou Malanoski........................  48    Director of PAHC

---------------

(1) William A. Mathison, the former President, Specialty Chemicals Group, retired in August 2004.

(2) David G. McBeath, the former President, Phibro Animal Health Group, returned, as planned, to his private consulting business in December 2004.

     Peter A. Joseph and Marco Rodriguez served on PAHC's board of directors as designees of the holders of Series C Preferred Stock of PAHC. Upon the redemption of the Series C Preferred Stock by PAHC on February 28, 2005, Messrs. Joseph and Rodriguez tendered their resignations from the board effective February 28, 2005.

     Jack C. Bendheim Chairman of the Board of Directors and President. Mr. Bendheim has been President since 1988. He was Chief Operating Officer from 1988 to 1998, and was Chief Executive Officer from 1998 to May 2002. He has been a director since 1984. Mr. Bendheim joined us in 1969 and served as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from 1975 to 1983. Mr. Bendheim is also a director of The Berkshire Bank in New York, New York, and Empire Resources, Inc., a metals trading company in Fort Lee, New Jersey.

     Gerald K. Carlson Chief Executive Officer. Mr. Carlson joined us in May 2002 and has served as our Chief Executive Officer since then. Prior to joining us, Mr. Carlson served as the Commissioner of Trade and Development for the State of Minnesota from January 1999 to March 2001. Mr. Carlson served as Senior Vice President -- Corporate Planning and Development from June 1996 to his retirement in October 1998 from Ecolab, Inc. During his thirty-two year career at Ecolab, Mr. Carlson also served as Senior Vice President of International as well as Senior Vice President and General Manager -- Institutional North America.

     Marvin S. Sussman Vice Chairman of the Board of Directors and President of our Prince Agri subsidiary. He has been a director since 1988 and was Chief Operating Officer from 1998 to 2002. Mr. Sussman joined us in 1971. Since then, he has served in various executive positions with us. Mr. Sussman was President of our Prince Group from 1988 to 2002. Mr. Sussman is the brother-in-law of Jack Bendheim.

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     James O. Herlands Director; Executive Vice President. Mr. Herlands joined us in 1964. Since then, he has served in various capacities in sales/marketing and purchasing. He has been a director since 1988 and served as President of our CP/PhibroChem division since 1992. In addition, Mr. Herlands has served as our Executive Vice President since 1988. Mr. Herlands is the first cousin of Jack Bendheim.

     Richard G. Johnson Chief Financial Officer. Mr. Johnson joined us in September 2002 and has served as our Chief Financial Officer since then. Prior to joining us, Mr. Johnson served as Director of Financial Management for Laserdyne Prima, Inc. from 2001 to 2002 and as Vice President -- Planning and Control, Latin America for Ecolab, Inc. from 1992 to 1999. In addition, Mr. Johnson served in various senior financial positions at Ecolab over a fifteen year period.

     Daniel M. Bendheim President, Specialty Chemicals Group. Mr. Bendheim joined us in 1998. In 2001 he was appointed Vice President of Business Development, and was appointed to his current position of President, Specialty Chemicals Group in September, 2004. Prior to joining us, Mr. Bendheim worked as an analyst at SouthCoast Capital. Mr. Bendheim received a JD from Harvard Law School in 1996 and a BA from Yeshiva University in 1993. Mr. Bendheim is a son of Jack Bendheim.

     Steven L. Cohen Vice President and General Counsel. Mr. Cohen joined us in October 2000 and has served as our Vice President -- Regulatory and General Counsel since then. Prior to joining us, Mr. Cohen was, from 1997 to 2000, General Counsel of Troy Corporation, a multi-national chemical company. From 1994 to 1997, Mr. Cohen was in the private practice of law.

     Keith R. Collins President, Phibro Animal Health Division. Mr. Collins joined us in August 2004. Prior to joining us, Mr. Collins was, from 2000 to 2004, Director, Global Strategic Marketing for Cattle and Swine with Merial Ltd., the world's largest animal health company. From 1995 to 2000, he was Director of European Operations with Hoechst Roussel Vet and Intervet based in Germany and Holland respectively. Mr. Collins is a Fellow of the New Zealand Institute of Management.

     Daniel A. Welch Senior Vice President Human Resources. Mr. Welch joined us on August 9, 2004. Prior to joining us, he was Director of Human Resources of Pfizer Inc. since 2001. From 1998 to 2001, Mr. Welch was the President of Value Growth Dynamics, LLC, a consulting firm focused on strategic change.

     Sam Gejdenson Director. From 1981 to 2000, Congressman Sam Gejdenson served eastern Connecticut in the U.S. House of Representatives. Mr. Gejdenson was the senior Democrat on the House International Relations Committee. He received an A.S. degree from Mitchell College in New London, Connecticut in 1968 and a B.A. from the University of Connecticut in Storrs, Connecticut in 1970. In 1974, he was elected to the Connecticut House of Representatives, serving two terms before accepting a post in the administration of Connecticut Governor Ella T. Grasso. Mr. Gejdenson is now involved in international trade in his own company Sam Gejdenson International.

     Mary Lou Malanoski Director. Ms. Malanoski currently serves as a Managing Director at Morgan Joseph & Co. Inc. From 1994 until June 2001, Ms. Malanoski served as Managing Director and Chief Financial Officer of New Street Advisors LP, a private equity firm that she co-founded. Ms. Malanoski began her career at Drexel Burnham Lambert in 1980 in the Corporate Finance Department. She subsequently served in various positions, finally serving as Managing Director in the Mergers and Acquisitions Department and Chair of the Corporate Finance Underwriting Commitment Committee. Following Drexel's bankruptcy filing in 1990, Ms. Malanoski was responsible for formulating the firm's plan of reorganization, which was successfully consummated in 1992. She remained at the reorganized firm, which was renamed New Street Capital Corp., as a Managing Director responsible for many of the firm's merchant banking investments. Following New Street Capital's sale in 1994, Ms. Malanoski co-founded New Street Advisors. She is a Trustee of Rosemont College, from which she received a B.A. degree in Mathematics, and she also received an MBA from the Johnson School of Cornell University.

BOARD COMPOSITION

     Our entire Board of Directors consists of three members, all of whom are currently designated and serving as directors. Since the redemption of the Series C Preferred Stock of PAHC on February 28, 2005, PAHC's entire Board of Directors consists of five members, all of whom are currently designated and serving as directors. Our and PAHC's Board of Directors is elected annually, and our and PAHC's directors hold office until the next annual meeting of our and their respective shareholders or until their successors are elected and qualified. Each officer serves at the discretion of the applicable Board of Directors.

COMPENSATION OF DIRECTORS

     Except for the payment of $50,000 annually to Mr. Sam Gejdenson, the director of PAHC designated by the holders of the Senior Secured Notes of PAHC, none of our or PAHC's directors receive any cash compensation for service on our or PAHC's Board of Directors. Directors may be reimbursed for certain expenses in connection with attendance at board meetings, however. We have entered into certain transactions with certain of the directors. See "Certain Relationships and Related Transactions."

CODE OF ETHICS

     Neither our nor PAHC's Board of Directors has adopted a code of ethics applicable to our principal executive, financial or accounting officers. Each such Board of Directors believes that our current internal control procedures and business practices are adequate to promote honest and ethical conduct and to deter wrongdoing by these executives.

COMMITTEES OF THE BOARD OF DIRECTORS

     We are not a "listed issuer" as defined under Section 10A-3 of the Exchange Act and are therefore not required to have an audit committee comprised of independent directors. We currently do not have an audit committee and our and PAHC's Board of Directors has determined that we and PAHC, respectively, do not need to have an audit committee financial expert. Each such Board of Directors believes that each of its members has the requisite financial background, experience, and knowledge to fulfill the duties and obligations that an audit committee would have, and therefore does not believe that it is necessary at this time to search for a person who would qualify as an audit committee financial expert.

     Neither our nor PAHC's Board of Directors has created any committees other than with respect to PAHC, a compensation committee.

     The duties of the Compensation Committee of the Board of Directors of PAHC are to recommend to the Board of Directors of PAHC a compensation program, including incentives, for the Chief Executive Officer and other senior officers of PAHC for approval by the full Board of Directors of PAHC.

     The current members of the Compensation Committee of PAHC are Mr. Jack C. Bendheim and Mr. Gejdenson.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by us and our subsidiaries for services during fiscal 2004, 2003, and 2002 to each of our five most highly compensated executive officers:

                                                    ANNUAL COMPENSATION
                                            ------------------------------------
                                                                    OTHER ANNUAL      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS     COMPENSATION   COMPENSATION(1)
---------------------------          ----   ----------   --------   ------------   ---------------
Jack C. Bendheim...................  2004   $1,650,000   $     --     $     --         $ 2,050
  Chairman of the Board; President   2003    1,650,000         --      150,000(2)        6,500
                                     2002    1,500,000    265,000           --           6,000
Gerald K. Carlson(3)...............  2004      500,000    575,000       24,000           1,458
  Chief Executive Officer            2003      500,000         --       24,000              --
                                     2002       49,350         --           --              --
Marvin S. Sussman(4)...............  2004    1,000,000    101,372           --          24,581(6)
  Vice Chairman of the Board;        2003    1,000,000         --           --          24,500(6)
  President of Prince Agri           2002    1,000,000         --           --           6,000
James O. Herlands..................  2004      400,000     95,519           --           6,581
  Executive Vice President           2003      400,000    150,000           --           6,500
                                     2002      400,000    150,000           --           6,000
Richard G. Johnson(5)..............  2004      268,750    200,000       13,500           6,703
  Chief Financial Officer            2003      192,308         --       39,000              --

---------------

(1) Represents contributions by us under our 401(k) Retirement and Savings Plan. See "Compensation Pursuant to Plans."

(2) In fiscal 2003, Mr. Bendheim was paid $150,000 for temporary deferral of fiscal 2002 compensation.

(3) 2002 salary is for a partial year commencing May 2002. In fiscal 2004 and 2003, Mr. Carlson received $24,000 for relocation and housing assistance.

(4) Pursuant to a Stockholders Agreement between us and Mr. Sussman, we are required to purchase, at book value, all shares of our Class B Common Stock owned by Mr. Sussman in the event of his retirement, death, disability or the termination of his employment by us. Should Mr. Sussman elect to sell his shares, we have a right of first offer and an option to purchase the shares. See "Certain Relationships and Related Party Transactions." As a result, each year, we are required to record as compensation expense (income) in our results of operations the change in our book value attributable to Mr. Sussman's shares. For 2004, 2003 and 2002, the expense (income) attributable to Mr. Sussman's shares was $0, $0 and ($378,000), respectively. No distributions have been made to Mr. Sussman under this agreement.

(5) Salary is since date of employment for 2003. In fiscal 2004 and 2003, Mr. Johnson received $13,500 and $39,000, respectively, for relocation and housing assistance.

(6) Of such amount, $18,000 represents the cost of the term portion of a life insurance policy purchased by the Company in the face amount of $10 million on the life of Mr. Sussman, with a required premium of $252,000 per year. The policy commenced in April 2002.

     In fiscal 2004, no options were granted to the named executive officers and no options were held or exercised by any of the named executive officers.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     PAHC entered into an employment agreement with Gerald K. Carlson in May 2002 (recently extended to the issuer), whereby Mr. Carlson will serve as PAHC's and our Chief Executive Officer. The agreement provides for a base salary of $500,000 during the first year of its term. Mr. Carlson is eligible to receive an annual bonus of up to 150% of his base salary based on our achievement of certain specified EBITDA growth targets. If Mr. Carlson is terminated without Cause (as defined) or he voluntarily terminates the agreement with Good Reason (as defined), he is entitled to receive the accrued portion of the target annual bonus, as well as an amount ranging from two to eight months of base salary depending on when such termination occurs. If, within six months after a Change of Control (as defined), Mr. Carlson is terminated without cause or he voluntarily terminates the agreement with Good Reason, he will be entitled to receive a lump sum payment equal to the amount of annual target bonus accrued to the date of termination, plus 100% of base salary and 50% of annual target bonus. PAHC is obligated under the agreement to provide separate indemnification insurance to Mr. Carlson in the amount of the current coverage provided to our current board of directors.

     PAHC entered into an employment agreement with Marvin S. Sussman in December 1987 (recently extended to the issuer). The term of employment is from year-to-year, unless terminated by us at any time or by his death or permanent disability.

     In December 2004, David McBeath resigned as President, Animal Health Group. PAHC entered into a consulting agreement with Mr. McBeath in November 2004, pursuant to which Mr. McBeath agreed to provide to PAHC consulting services through December 2005. The consulting agreement provides that during such time Mr. McBeath shall work ten days per month at a rate of GBP1,000 per day from January through June 2005 and five days per month at a rate of GBP1,100 per day through December 2005.

     In 1995, James O. Herlands purchased stock in Phibro-Tech. In connection therewith, we entered into a severance agreement with him. The agreement provides that, upon his Actual or Constructive Termination or a Change in Control Event (as such terms are defined), he is entitled to receive a cash Severance Amount (as defined therein), based upon a multiple of Phibro-Tech's pre-tax earnings (as defined therein). In addition, if an Extraordinary Event (as defined) occurs within 12 months after the occurrence of an Actual or Constructive Termination, the executive is entitled to receive an additional Catch-up Payment (as defined). At June 30, 2004, no severance payments would have been due to Mr. Herlands if he were terminated. See "Certain Relationships and Related Party Transactions."

COMPENSATION PURSUANT TO PLANS

     401(k) Plan. PAHC maintains for the benefit of our employees a 401(k) Retirement and Savings Plan (the "Plan"), which is a defined contribution, profit sharing plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Our employees are eligible for participation in the Plan once they have attained age 21 and completed a year of service (in which the employee completed 1,000 hours of service). Up to $200,000 (indexed for inflation) of an employee's base salary may be taken into account for Plan purposes. Under the Plan, employees may make pre-tax contributions of up to 60.0% of such employee's base salary, and we will make non-matching contributions equal to 1% of an employee's base salary and matching contribution equal to 50.0% of an employee's pre-tax contribution up to 3.0% of such employee's base salary and 25.0% of such employee's pre-tax contribution from 3.0% to 6.0% of base salary. Participants are vested in employer contributions in 20% increments beginning after completion of the second year of service and become fully vested after five years of service. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 59 1/2, disposition of substantially all of our assets or upon financial hardship. The Plan also provides for Plan loans to participants.

     The accounts of Messrs. Bendheim, Carlson, Sussman, Herlands, and Johnson were credited with employer contributions of $2,050, $1,458, $6,581, $6,581, and $6,703, respectively, for fiscal 2004.

     Retirement Plan. PAHC has adopted The Retirement Plan of Phibro Animal Health Corporation and Subsidiaries and Affiliates, which is a defined benefit pension plan (the "Retirement Plan"). Our employees are eligible for participation in the Retirement Plan once they have attained age 21 and completed a year of service (which is a Plan Year in which the employee completes 1,000 hours of service). The Retirement Plan provides benefits equal to the sum of (a) 1.0% of an employee's "average salary" plus 0.5% of the employee's "average salary" in excess of the average of the employee's social security taxable wage base, times years of service after July 1, 1989, plus (b) the employee's frozen accrued benefit, if any, as of June 30, 1989 calculated under the Retirement Plan formula in effect at that time. For purposes of calculating the portion of the benefit based on "average salary" in excess of the average wage base, years of service shall not exceed
35. "Average salary" for these purposes means the employee's salary over the consecutive five year period in the last ten years preceding retirement or other termination of employment which produces the highest average; or, if an employee has fewer than five years of service, all such years of service. An employee becomes vested in his plan benefit once he completes five years of service with us. In general, benefits are payable after retirement or disability in the form of a 50%, 75% or 100% joint or survivor annuity, life annuity or life annuity with a five or ten year term. In some cases benefits may also be payable under the Retirement Plan in the event of an employee's death.

     The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications, assuming a life annuity with a ten year term.

                                                      YEARS OF SERVICE
                                       -----------------------------------------------
AVERAGE COMPENSATION                     15        20        25        30        35
--------------------                   -------   -------   -------   -------   -------
$25,000..............................  $ 3,750   $ 5,000   $ 6,250   $ 7,500   $ 8,750
$50,000..............................  $ 7,500   $10,000   $12,500   $15,000   $17,500
$75,000..............................  $11,420   $15,000   $18,750   $22,500   $26,250
$100,000.............................  $17,040   $22,000   $26,980   $31,990   $37,280
$150,000.............................  $28,290   $37,000   $45,730   $54,490   $63,530
$200,000.............................  $39,540   $52,000   $64,480   $76,990   $89,780

     As of June 30, 2004, Messrs. Bendheim, Carlson, Sussman, Herlands, and Johnson had 35, 2, 33, 40 and 2 estimated credited years of service, respectively, under the Retirement Plan. The compensation covered by the Retirement Plan for each of these officers as of June 30, 2004 is $205,000. Such individuals, at normal retirement age 65, will have 43, 6, 41, 43 and 12 credited years of service, respectively. The annual expected benefit after normal retirement at age 65 for each of these individuals, based on the compensation taken into account as of June 30, 2004, is $118,200, $16,580, $134,110, $129,240, and $32,000, respectively.

     Most of our foreign subsidiaries have retirement plans covering substantially all employees. Contributions to these plans are generally deposited under fiduciary-type arrangements. Benefits under these plans are primarily based on levels of compensation. Funding policies are based on applicable legal requirements and local practices.

     Deferred Compensation Plan. In 1994, PAHC adopted a non-qualified Deferred Compensation Plan and Trust, as an incentive for certain executives. The plan provides for (i) a Retirement Income Benefit (as defined), (ii) a Survivor's Income Benefit (as defined), and (iii) Deferred Compensation Benefit (as defined). Three employees currently participate in this plan. A trust has been established to provide the benefits described above.

     The following table shows the estimated benefits from this plan as of June 30, 2004.

                                                     ANNUAL       SURVIVOR'S     DEFERRED
                                                   RETIREMENT       INCOME     COMPENSATION
                                                 INCOME BENEFIT    BENEFIT       BENEFIT
                                                 --------------   ----------   ------------
Jack C. Bendheim...............................     $35,309       $1,500,000     $386,368
Marvin S. Sussman..............................     $35,309       $1,000,000     $128,451
James O. Herlands..............................     $35,085       $  400,000     $347,104

     We determine the Retirement Income Benefit based upon the employee's salary, years of service and age at retirement. At present, it is contemplated that a benefit of 1% of each participant's eligible compensation will be accrued each year. The benefit is payable upon retirement (after age 65 with at least 10 years of service) in monthly installments over a 15 year period to the participant or his named beneficiary. The Survivor's Income Benefit for the current participants is one times annualized compensation at the time of death, capped at $1,500,000, payable in 24 equal monthly installments. The Deferred Compensation Benefit is substantially funded by compensation deferred by the participants. Such benefit is based upon a participant making an election to defer no less than $3,000 and no more than $20,000 of his compensation in excess of $150,000, payable in a lump sum or in monthly installments for up to 15 years. We make a matching contribution of $3,000. Participants have no claim against us other than as unsecured creditors. We intend to fund the payments using the cash value or the death benefit from the life insurance policies insuring each Executive's life.

     Executive Income Program. On March 1, 1990, PAHC entered into an Executive Income Program to provide a pre-retirement death benefit and a retirement benefit to certain of our executives. The Program consists of a Split-Dollar Agreement and a Deferred Compensation Agreement with Jack Bendheim, Marvin S. Sussman and James O. Herlands (the "Executives"). The Split Dollar Agreement provides for us to own a whole life insurance policy in the amount of $1,000,000 (plus additions) on the life of each Executive.

     Each policy also contains additional paid-up insurance and extended term insurance. On the death of the Executive prior to his 60th birthday or his actual retirement date, whichever is later: (i) the first $1,000,000 of the death benefit is payable to the Executive's spouse, or issue; (ii) the excess is payable to us up to the aggregate amount of premiums paid by us; and (iii) any balance is payable to the Executive's spouse or issue. The Split-Dollar Agreement terminates and no benefit is payable if the Executive dies after his retirement. The Deferred Compensation Agreement provides that upon the Executive's retirement, at or after attaining age 65, we will make retirement payments to the Executive during his life for 10 years or until he or his beneficiaries have received a total of 120 monthly payments. Participants have no claim against us other than as unsecured creditors. We intend to fund the payments using the cash value or the death benefit from the life insurance policies insuring each Executive's life. The retirement benefits are as follows:
Jack Bendheim $30,000; Marvin S. Sussman $30,000; and James O. Herlands $20,000.

     1993 Split Dollar Agreement. On August 12, 1993, PAHC entered into a Split Dollar Agreement with David Butler and Gail Bendheim, as trustees under an Indenture of Trust dated August 12, 1993 (the "Trust"). This Agreement provides for the Trust to purchase and own life insurance policies on the life of Jack C. Bendheim in the aggregate face amount of $5,000,000 (plus additions). The premiums for such insurance are paid in part by the Trust (to the extent of the lesser of the P.S. 58 rates, or the insurers' current published premium rate for annually renewable term insurance for standard risks) and in part by us (we pay the balance of the premiums not paid by the Trust). Upon the death of Jack C. Bendheim or upon the cancellation of the policies or the termination of the Agreement, we have the right to be repaid the total amount we advanced toward payment of premiums. To secure our right to be repaid, the Trust has assigned each policy to us as collateral. After repayment of the amount due to us, the remaining cash surrender value or the remaining death benefit is payable to the Trust, the beneficiaries of which are the wife and issue of Jack C. Bendheim.

MEETINGS OF DIRECTORS

     During fiscal 2004, the Board of Directors took certain actions by both written consent and at regular meetings. Directors are elected annually and serve until the next annual meeting of Shareholders or until their successors are elected and qualified.

REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee was established during fiscal 2004. The responsibility of the compensation committee is to recommend to the Board of Directors a compensation program, including incentives, for the Chief Executive Officer and other senior officers, for approval by the full Board of Directors. The compensation committee will prepare recommendations to the Board of Directors for the 2005 fiscal year. Executive compensation for the 2004 fiscal year was determined by the Board as a whole. During fiscal 2004 the directors participated in deliberations regarding compensation of our officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jack Bendheim, Marvin S. Sussman and James O. Herlands are members of our Board of Directors and are executive officers. Jack Bendheim and Sam Gejdenson are members of the compensation committee of PAHC. None of our executive officers serve as a member of the Board of Directors of any other non-Company entity which has one or more members serving as a member of our Board of Directors, except that Jack Bendheim serves as a directors of Penick Holding Company. Messrs. Bendheim, Sussman, and Herlands have participated in certain transactions with us and our subsidiaries and affiliates. See "Certain Relationships and Related Party Transactions."

                             PRINCIPAL STOCKHOLDERS

     The table sets forth certain information as of December 31, 2004 regarding beneficial ownership of our capital stock by each of our directors and named executive officers, each beneficial owner of 5% or more of the outstanding shares of capital stock and all directors and officers as a group.

                                                            NUMBER OF COMMON SHARES
                                                             (PERCENTAGE OF CLASS)
                                                   -----------------------------------------
NAME                                               CLASS A VOTING(1)   CLASS B NON-VOTING(2)
----                                               -----------------   ---------------------
Jack Bendheim(3)(4)..............................    12,600(100)%         10,699.65(90%)
Marvin S. Sussman................................        --                1,188.85(10%)
All other officers and directors(5)..............        --                      --
All officers and directors as a group............    12,600(100)%         11,888.50(100%)

---------------

(1) The entire voting power is exercised by the holders of Class A Common Stock, except that the holders of Class A Common Stock currently are entitled to elect all but one of the directors of the issuer and all but two of the directors of PAHC. The holders of Class B Common Stock are entitled to elect one director of the issuer and PAHC but do not vote on any other matters. The holders of PAHC's Series C Preferred Stock were entitled to elect two directors of PAHC but did not have the power to vote on any other matters. All of the outstanding shares of Series C Preferred Stock of PAHC were redeemed by PAHC on February 28, 2005. In addition, the holders of the units of senior secured notes have the right to designate one member of the Board of Directors of PAHC.

(2) Class B Common shareholders will receive the entire equity upon our liquidation, after payment of preferences to holders of Class A Common Stock.

(3) Jack Bendheim also owns 5,207 (100%) shares of Series A Preferred Stock.

(4) Includes 6,308.527 shares of Class B Common Stock owned by trusts for the benefit of Jack Bendheim, his spouse, his children and their spouses and his grandchildren.

(5) Peter A. Joseph and Marcos Rodriguez had been designated as directors of PAHC by Palladium Equity Partners II, LP ("Palladium") which, until February 28, 2005, beneficially owned 10,591 shares of Series C Preferred Stock of PAHC. Palladium had the right to designate two directors to the Board of Directors of PAHC until such date. All of the outstanding shares of Series C Preferred Stock of PAHC were redeemed by PAHC on February 28, 2005. See "Use of Proceeds" and "Certain Relationships and Related Party Transactions."

                          DESCRIPTION OF CAPITAL STOCK

     Holdings' authorized capital stock consists of 30,300 shares of Common Stock, allocated as follows: 16,200 shares of Class A Common Stock, par value $0.10 per share, and 14,100 shares of Class B Common Stock, par value $0.10 per share, and 155,750 shares of Preferred Stock, par value $100 per share, of which a series of 5,207 shares of Series A Preferred Stock has been established.

     At the date of this prospectus, there are issued and outstanding 12,600 shares of Class A Common Stock, 11,888.5 shares of Class B Common Stock, and 5,207 shares of Series A Preferred Stock.

     The following description of the terms of all classes and series of our common and preferred stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation (the "Certificate of Incorporation").

     The entire voting power is vested in the holders of Class A Common Stock, except that the holders of shares of Class B Common Stock are entitled to elect one director. The holders of shares of Class A Common Stock are entitled to one vote per share upon all matters submitted for a vote of the shareholders. The Certificate of Incorporation does not provide for cumulative voting. The holders of Common Stock are entitled to preemptive rights.

     No dividends may be paid to holders of Common Stock until all dividends have been paid to holders of Preferred Stock. Directors elected by the holders of Class A Common Stock have the exclusive right and power to cause us to declare and pay other dividends. Non-cumulative dividends are payable on the outstanding Series A Preferred Stock and Common Stock, in the following order only when and as declared by the Board: each share of Series A Preferred
Stock -- $1.00 per year; each share of Class A Common Stock -- $0.0055 per year; and each share of Class B Common Stock, as determined by the Board.

     The shares of Series A Preferred Stock are redeemable at our option, in whole or part, at any time or from time to time, for a redemption price equal to the par value thereof plus any declared but unpaid dividends.

     In the event of any complete liquidation, dissolution or winding up of the business, or sale of all of our assets, each share of Series A Preferred Stock is entitled to a distribution equal to the par value thereof and any declared but unpaid dividends. Thereafter, our remaining assets shall be distributed, first to the holders of Class A Common Stock in an amount equal to $0.10 per share, and then to the holders of Class B Common Stock. In the event that no shares of Class B Common Stock are then outstanding, all remaining assets will be paid to the holders of Class A Common Stock.

     The Board of Directors is authorized to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, we have no plans to issue any shares of Preferred Stock.

PAHC

     PAHC's authorized capital stock consists of 30,300 shares of Common Stock, allocated as follows: 16,200 shares of Class A Common Stock, par value $0.10 per share, and 14,100 shares of Class B Common Stock, par value $0.10 per share, and 155,750 shares of Preferred Stock, par value $100 per share, of which a series of 5,207 shares of Series A Preferred Stock has been established.

     At the date of this prospectus, there are issued and outstanding 12,600 shares of Class A Common Stock, 11,888.5 shares of Class B Common Stock, and 5,207 shares of Series A Preferred Stock. All of the outstanding shares of PAHC are owned by the issuer.

     Pursuant to the certificate of incorporation of PAHC, in the event of certain capital stock transactions within twelve months after a redemption of the Series C Preferred Stock, the redemption price is to be adjusted by a percentage, up to thirty percent (30%), of the excess (if any) of the increase in value of PAHC's outstanding common shares based on the capital stock transaction, over its equity value.

     In connection with the redemption, Holdings, PAHC, the Palladium investors and the principal stockholders of Holdings entered into an agreement with respect to (1) the redemption price (consisting of $19.6 million of liquidation preference and $6.8 million of equity value), (2) amending the terms of the post-redemption redemption price adjustment set forth in the certificate of incorporation of PAHC (A) from an amount payable upon the occurrence of certain capital stock transactions determined with respect to the value of PAHC upon the occurrence of such capital stock transaction, to a liquidated amount of $4 million, payable only after the occurrence of certain capital stock transactions and the receipt by the current stockholders of Holdings, on a cumulative basis, of an aggregate of $24 million of dividends and distributions in respect of such capital stock transactions, and (B) to remove the one-year time period for such adjustment of the redemption price, and (3) eliminating the backstop indemnification obligation of PAHC to the Palladium investors of up to $4 million incurred in connection with the sale by PAHC to the Palladium investors in December 2003 of The Prince Manufacturing Company. The matters referred to in clauses (1) and (2) are also reflected in a certificate of amendment of the certificate of incorporation of PAHC filed with respect to such redemption agreement.

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              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Our Phibro-Tech subsidiary leases the property underlying its Santa Fe Springs, California facility from First Dice Road Company, a California limited partnership ("First Dice"), in which Jack Bendheim, our President and principal stockholder, Marvin S. Sussman and James O. Herlands, directors, own 39.0%, 40.0% and 20.0% limited partnership interests, respectively. The general partner, having a 1% interest in the partnership, is Western Magnesium Corp., a wholly-owned subsidiary of ours, of which Jack Bendheim is the president. The lease expires on June 30, 2008. The annual rent is $250,000. Phibro-Tech is also required to pay all real property taxes, personal property taxes and liability and property insurance premiums. In June 2001, Jack Bendheim entered into a secured $1.4 million revolving credit arrangement with First Union National Bank, which replaced a prior loan from Fleet Bank. Mr. Bendheim reloans borrowings under the First Union credit line to First Dice on the same terms as his borrowing from First Union. We believe that the terms of such lease and loan are on terms no less favorable to Phibro-Tech than those that reasonably could be obtained at such time in a comparable arm's-length transaction from an unrelated third-party.

     Pursuant to a Shareholders Agreement dated December 29, 1987 between Marvin
S. Sussman and PAHC (recently extended to the issuer), we are required to purchase, at book value, all shares of our Class B Common Stock owned by Mr. Sussman, in the event of his retirement, death, permanent disability or the termination of his employment by us. Should Mr. Sussman elect to sell his shares, we have a right of first offer and an option to purchase the shares.

     A Shareholders Agreement initially entered into by Phibro-Tech and three executives of Phibro-Tech, including James O. Herlands (the "Executives") provides, among other things, for restrictions on their shares as to voting, dividends, liquidation and transfer rights. The Shareholders Agreement also provides that upon the death of an Executive or termination of an Executive's employment, Phibro-Tech must purchase the Executive's shares at their fair market value, as determined by a qualified appraiser. In the event of a Change of Control (as defined), the Executive has the option to sell his shares to Phibro-Tech at such value. The Shareholders Agreement provides, that, upon the consent of Phibro-Tech, the Executives and us, the Executives' shares of Phibro-Tech Common Stock may be exchanged for a number of shares of our Common Stock, which may be non-voting Common Stock, having an equivalent value, and upon any such exchange such shares of our Common Stock will become subject to the Shareholders Agreement. We and Phibro-Tech also entered into Severance Agreements with the Executives which provide, among other things, for certain severance payments. See "Management -- Executive Compensation -- Employment and Severance Agreements."

     We advanced $200,000 to Marvin Sussman and his wife in 1987, pursuant to a secured promissory note that is payable on demand and bears interest at the annual rate of 9%.

     Certain relatives of Jack Bendheim, other than Mr. Sussman and Mr. Herlands named above, provide services to us, in one case through a consulting firm controlled by a relative, and in other cases as employees, and received directly or through such consulting firm annual aggregate payments of approximately $650,000 for the fiscal year ended June 30, 2004.

     On January 5, 2000, the United States Bankruptcy Court for the Eastern District of New York confirmed a Plan of Reorganization for Penick Corporation and Penick Pharmaceutical, Inc. (collectively, "Penick") which prior to such confirmation were debtors in proceedings in such Court for reorganization under Chapter 11 of the Bankruptcy Code, and awarded Penick to Penick Holding Company ("PHC"). PHC is a corporation formed to effect such acquisition by PAHC, PBCI LLC, a limited liability company controlled by Mr. Jack Bendheim, and several other investors, including Peter A. Joseph, a director of PAHC. Pursuant to a Shareholders' Agreement among the shareholders of PHC, Messrs. Bendheim and Joseph have been designated as two of five directors of PHC, and Mr. Katzenstein, our Secretary, has been designated as Secretary and Treasurer of PHC. PAHC has invested approximately $2,000,000 for shares of Series A Preferred Stock of PHC bearing an 8.5 percent annual cumulative dividend, and PBCI LLC invested approximately $800,000 for approximately 15 percent of the Common Stock of PHC. Mr. Joseph owns or controls approximately 13 percent of the Common Stock of PHC.
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     In connection with the sale by PAHC of its Series B and Series C Preferred
Stock to the Palladium Investors, PAHC and Jack Bendheim entered into a Stockholders Agreement (the "Palladium Stockholders Agreement") dated November 30, 2000 with the Palladium Investors. The Palladium Stockholders Agreement provided for PAHC's Board to include two directors to be designated by the Palladium Investors, and contained covenants which restricted without the consent of at least one director designated by the Palladium Investors, certain issuances of equity securities, purchases and sales of assets, borrowings and other transactions by PAHC. Peter A. Joseph and Marcos Rodriguez were the two most recent designees of the Palladium Investors serving as directors of PAHC. The Palladium Stockholders Agreement terminated upon the redemption by PAHC of all of its outstanding Series C Preferred Stock owned by the Palladium Investors on February 28, 2005.

     Pursuant to the Management and Advisory Services Agreement dated November 30, 2000 between PAHC and the Palladium Investors, PAHC agreed to pay, on a quarterly basis, the Palladium Investors an annual management advisory fee of $2.25 million until such time as all shares of Series B and Series C Preferred Stock are redeemed. Pursuant to the sale of PMC described below, PAHC's obligations for this fee have been terminated.

     Our policy with respect to the sale, lease or purchase of assets or property of any related party is that such transaction should be on terms that are no less favorable to us or our subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable arm's length transaction from an unrelated third party. The indenture and PAHC's domestic senior credit facility and indentures include a similar restriction on us and our domestic subsidiaries with respect to the sale, purchase, exchange or lease of assets, property or services, subject to certain limitations as to the applicability thereof.

     Effective December 26, 2003 (the "Closing Date"), PAHC completed the divestiture of substantially all of the business and assets of The Prince Manufacturing Company ("PMC") to a company ("Buyer") formed by Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"), and the related reduction of PAHC's preferred stock held by the Palladium Investors (collectively the "Prince Transactions").

     Pursuant to definitive purchase and other agreements executed on and effective as of the Closing Date, the Prince Transactions included the following elements: (i) the transfer of substantially all of the business and assets of PMC to Buyer; (ii) the reduction of the value of PAHC's Preferred Stock owned by the Palladium Investors from $72.2 million to $16.5 million (accreted through the Closing Date) by means of the redemption of all of its shares of Series B Preferred Stock and a portion of its Series C Preferred Stock; (iii) the termination of $2.25 million in annual management advisory fees payable by PAHC to Palladium; (iv) a cash payment of $10.0 million to the Palladium Investors in respect of the portion of PAHC's Preferred Stock not exchanged in consideration of the business and assets of PMC; (v) the agreement of the Buyer to pay PAHC for advisory fees for the next three years of $1.0 million, $0.5 million, and $0.2 million, respectively (which were pre-paid at closing by the Buyer and satisfied for $1.3 million, the net present value of such payments); and (vi) the Buyer agreed to supply manganous oxide and red iron oxide products and to provide certain mineral blending services to PAHC's Prince Agriproducts subsidiary ("Prince Agri"). Prince Agri agreed to continue to provide the Buyer with certain laboratory, MIS and telephone services, all on terms substantially consistent with the historic relationship between Prince Agri and PMC, and to lease to Buyer office space used by PMC in Quincy, Illinois. PAHC has an agreement to receive certain treasury services from Palladium for $0.1 million per year. Pursuant to definitive agreements, PAHC made customary representations, warranties and environmental and other indemnities, agreed to a post-closing working capital adjustment, paid $4.0 million in full satisfaction of all intercompany debt owed to PMC, paid a closing fee to Palladium of $0.5 million, made certain capital expenditure adjustments included as part of the intercompany settlement amount, and agreed to pay for certain out-of-pocket transaction expenses. PMC retained $0.4 million of its accounts receivable. PAHC established a $1.0 million letter of credit escrow for two years to secure its working capital adjustment and certain indemnification obligations. PAHC agreed to indemnify the Palladium Investors for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of Buyer for less than $21.0 million up to a maximum payment by PAHC of $4.0 million (the
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"Backstop Indemnification Amount"). The Backstop Indemnification Amount would be payable on the earlier to occur of July 1, 2008 or six months after the redemption date of all of PAHC's Senior Secured Notes due 2007 if such a disposition closes prior to such redemption and six months after the closing of any such disposition if the disposition closes after any such redemption. PAHC's obligations with respect to the Backstop Indemnification Amount would cease if the Palladium Investors do not close the disposition of Buyer by January 1, 2009. The definition of "Equity Value" in PAHC's Certificate of Incorporation was amended to reduce the multiple of trailing EBITDA payable in connection with any future redemption of Series C Preferred to 6.0 from 7.5. The amount of consideration paid and payable in connection with the Prince Transactions and all matters in connection therewith were determined pursuant to arm's length negotiations. In connection with the redemption by PAHC of all of its Series C Preferred Stock, the Palladium Investors agreed to terminate the Backstop Indemnification.

     In connection with the 2004 Offering, PAHC agreed with the holders of the Series C Preferred Stock that, for purposes of calculating the Equity Value, which is calculated as part of the calculation of the Liquidation Value of the Series C Preferred Stock, the total net debt of PAHC would not exceed $170 million.

     In connection with the redemption, Holdings, PAHC, the Palladium investors and the principal stockholders of Holdings entered into an agreement with respect to (1) the redemption price (consisting of $19.6 million of liquidation preference and $6.8 million of equity value), (2) amending the terms of the post-redemption redemption price adjustment set forth in the certificate of incorporation of PAHC (A) from an amount payable upon the occurrence of certain capital stock transactions determined with respect to the value of PAHC upon the occurrence of such capital stock transaction, to a liquidated amount of $4 million, payable only after the occurrence of certain capital stock transactions and the receipt by the current stockholders of Holdings, on a cumulative basis, of an aggregate of $24 million of dividends and distributions in respect of such capital stock transactions, and (B) to remove the one-year time period for such adjustment of the redemption price, and (3) eliminating the backstop indemnification obligation of PAHC to the Palladium investors of up to $4 million incurred in connection with the sale by PAHC to the Palladium investors in December 2003 of The Prince Manufacturing Company. In addition, the directors of PAHC designated by the Palladium investors resigned, the Palladium investors released PAHC and Holdings from certain claims, and confirmed the termination of the Palladium Stockholders Agreement. See "Description of Capital Stock."

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                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a summary of certain indebtedness of our subsidiaries. To the extent such summary contains descriptions of the credit agreements and other loan documents, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which are available at or through the SEC or upon request from us.

SENIOR SECURED NOTES DUE 2007

     In October 2003 Phibro Animal Health Corporation (the "US issuer") issued 105,000 units, consisting of $85.0 million of 13% Senior Secured Notes due 2007 (the "US Senior Secured Notes") and $20.0 million of 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V. (the "Dutch Senior Secured Notes"), an indirect wholly-owned subsidiary of PAHC (the "Dutch issuer"). In December 2004, the U.S. issuer and Dutch issuer issued and sold (the "2004 Offering") $22.491 million of additional units, consisting of $18,207,000 additional U.S. Senior Secured Notes and $4,284,000 Dutch Senior Secured Notes. The additional units issued in the 2004 Offering were issued under the same indenture as the 105,000 units issued on October 21, 2003.

     The US Senior Secured Notes and the Dutch Senior Secured Notes are senior secured obligations of each of the US issuer and the Dutch issuer, respectively. The US Senior Secured Notes and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by all the US issuer's domestic restricted subsidiaries, and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by the US issuer and by the restricted subsidiaries of the Dutch issuer, presently consisting of Phibro Animal Health SA. The US Senior Secured Notes and related guarantees are collateralized by substantially all of the US issuer's assets and the assets of its domestic restricted subsidiaries, other than real property and interests therein, including a pledge of all the capital stock of such domestic restricted subsidiaries. The Dutch Senior Secured Notes and related guarantees are collateralized by a pledge of all the accounts receivable, a security interest or floating charge on the inventory to the extent permitted by applicable law, and a mortgage on substantially all of the real property of the Dutch issuer and each of its restricted subsidiaries, a pledge of 100% of the capital stock of each subsidiary of the Dutch issuer, a pledge of the intercompany loans made by the Dutch issuer to its restricted subsidiaries and substantially all of the assets of the U.S. guarantors, other than real property and interests therein. The indenture governing the Senior Secured Notes provides for optional make-whole redemptions at any time prior to June 1, 2005, optional redemption on or after June 1, 2005, and requires PAHC to make certain offers to purchase Senior Secured Notes upon a change of control, upon certain asset sales and from fifty percent (50%) of excess cash flow (as such terms are defined in the indenture governing the Senior Secured Notes).

     The indenture governing the Senior Secured Notes contains certain covenants with respect to PAHC and the guarantors, which restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale of assets, (e) certain payment restrictions affecting subsidiaries, and (f) transactions with affiliates. The indenture restricts PAHC's ability to consolidate, or merge with or into, or to transfer all or substantially all of its assets to, another person.

DOMESTIC SENIOR CREDIT FACILITY

     Substantially simultaneously with the completion of the offering of the senior secured units, on October 21, 2003, PAHC entered into a new replacement domestic senior credit facility with Wells Fargo Foothill, Inc., providing for a working capital facility plus a letter of credit facility. The aggregate amount of borrowings under such working capital and letter of credit facilities originally were not permitted to exceed $25.0 million, including aggregate borrowings under the working capital facility of up to $15.0 million. On April 29, 2004, the domestic senior credit facility was amended to increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $25.0 million to $27.5 million and to increase the amount of aggregate borrowings available under the working capital facility from $15.0 million to $17.5 million. As of September 24, 2004, the domestic senior credit facility

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was amended to: (i) increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $27.5 million to $32.5 million; the amount of aggregate borrowings available under the working capital facility remained unchanged at $17.5 million; (ii) amend the EBITDA definition to exclude charges and expenses related to unsuccessful acquisitions and related financings in an aggregate amount not to exceed $5.3 million for the period beginning January 1, 2004 and ending June 30, 2004; (iii) amend the definition of Additional Indebtedness to exclude advances under the working capital facility; (iv) amend the definition of Permitted Investments to allow other investments made during the period from January 1, 2004 through June 30, 2004 in an aggregate amount not to exceed $336,000; and (v) establish covenant EBITDA levels for the periods after June 30, 2004. The amendment was effective June 30, 2004 for items (i), (ii) and (iii); effective January 1, 2004 for item (iv); and effective September 24, 2004 for all other items.

     Concurrent with the completion of the 2004 Offering, on December 21, 2004, PAHC amended the domestic senior credit facility to (i) amend the EBITDA definition to exclude charges and expenses related to the sale of the Belgium Plant in an aggregate amount not to exceed $26.8 million for purposes of calculating a certain financial covenant, (ii) amend the Indenture Reserve definition to include scheduled payments of interest due on the additional senior secured notes, (iii) amend the maximum aggregate amount of borrowings available under the working capital facility to permit a temporary increase to $22.5 million and for its reduction to $17.5 million on such borrowings being refinanced by the proceeds of the additional senior secured notes issued in the 2004 Offering, (iv) amend the Permitted Investments definition to include investments in connection with the sale of the Belgium Plant and transfer of certain equipment, together with other assets and rights related to the production of virginiamycin, to our subsidiary in Brazil or in connection with alternative production arrangements, and (v) provide for the issuance of the additional senior secured notes and the sale of the Belgium Plant and related transactions.

     Borrowings under PAHC's domestic senior credit facility are subject to a borrowing base formula based on percentages of eligible domestic receivables and domestic inventory. Under the domestic senior credit facility, PAHC may choose between two interest rate options: (i) the applicable base rate as defined plus 0.50% and (ii) the LIBOR rate as defined plus 2.75%. Indebtedness under the domestic senior credit facility is secured by a first priority lien on substantially all of PAHC's assets and assets of substantially all of its domestic subsidiaries. PAHC is required to pay an unused line fee of 0.375% on the unused portion of the domestic senior credit facility, a monthly servicing fee and standard letter of credit fees to issuing banks. Borrowings under the domestic senior credit facility are available until, and are repayable no later than, October 31, 2007, although borrowings must be repaid by June 30, 2007 if the maturity of the Senior Secured Notes has not been extended, as required by the domestic senior credit facility, by that date. Pursuant to the terms of an intercreditor agreement, as amended in connection with the 2004 Offering, the security interest securing the Senior Secured Notes and the guarantees made by PAHC's domestic restricted subsidiaries is subordinated to a lien securing the domestic senior credit facility.

     The domestic senior credit facility also contains various covenants which restrict PAHC and its subsidiaries with respect to, among other things, incurring indebtedness, entering into merger or consolidation transactions, disposing of assets (other than in the ordinary course of business), acquiring assets (with permitted exceptions), making certain restricted payments, making optional redemptions of, or excess cash flow offers for the notes, repaying our Senior Subordinated Notes not purchased by us with the proceeds of the offering of old notes, creating any liens on our assets, making investments, creating guarantee obligations and entering into sale and leaseback transactions and transactions with affiliates. In the event our total availability under PAHC's domestic senior credit facility falls below specified levels, the facility will require that PAHC comply with various financial covenants, including meeting a minimum EBITDA requirement and limitations on capital expenditures. The domestic senior credit facility agreement provides for certain events of default, including default upon the nonpayment of principal, interest, fees or other amounts, a cross default with respect to other obligations of PAHC's and its subsidiaries, failure to comply with certain covenants, conditions or provisions under the domestic senior credit facility, the existence of certain unstayed or undischarged judgments, the invalidity or unenforceability of the relevant security documents, the making of materially false or misleading

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representations or warranties, commencement of reorganization, bankruptcy, insolvency or similar proceedings and the occurrence of certain ERISA events. Upon the occurrence of an event of default under the domestic senior credit facility, the lenders may declare all obligations thereunder to be immediately due and payable.

     We may from time to time, prior to the maturity date of the notes, refinance, replace, restructure, substitute for, amend or supplement the domestic senior credit facility. The actual terms of any new or modified credit facility which replaces the domestic senior credit facility could differ substantially from the facility summarized above.

OTHER INDEBTEDNESS AND CREDIT FACILITIES

     In June 1998, PAHC issued $100 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2008. Proceeds of the offering of the old units issued on October 21, 2003 were used to complete the repurchase of $51,971,000 of PAHC's 9 7/8% Senior Subordinated Notes at a price equal to 60% of the principal amount thereof plus accrued and unpaid interest. The Senior Subordinated Notes are general unsecured obligations and are subordinated in right of payment to all existing and future senior debt (as defined in the indenture of PAHC), and rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of PAHC. The Senior Subordinated Notes are unconditionally guaranteed on a senior subordinated basis by PAHC's domestic subsidiaries. The restrictive covenants in the indenture for the Senior Subordinated Notes were amended in certain respects.

     Certain of our foreign subsidiaries have existing local credit arrangements which will continue in effect after the offering. Our subsidiary in Israel, Koffolk Israel, has a $10.5 million working capital facility with Israeli banks for loans in various currencies, including dollars, euros and shekels. Borrowings under such facility bear interest at the LIBOR rate as defined plus 2.25%. Such facility matures every twelve months, subject to renewal, and is secured by a general floating lien over the accounts receivables and inventories of Koffolk Israel and its Israeli subsidiaries.

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                               THE EXCHANGE OFFER

     Simultaneously with the sale of the old notes in February 2005, the issuer entered into a registration rights agreement with Jefferies & Company, Inc., the initial purchaser of the old notes. We are conducting the exchange offer to satisfy our obligations under the registration rights agreement.

     The form and terms of the new notes are identical in all material respects to the form and terms of the old notes, except that the new notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the old notes; and will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

     The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both the old notes and the new notes will be treated as a single series of debt securities under the indenture. For a description of the indenture, see "Description of the New Notes."

     The exchange offer is not extended to, nor will we accept tenders for exchange from, old note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

TERMS OF THE EXCHANGE OFFER

     We are offering to exchange an aggregate of $29.0 million principal amount of 15% Senior Secured Notes due 2010.

     Holders may only exchange old notes for new notes. The old notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The exchange offer is not conditioned upon holders tendering a minimum number of old notes. As of the date of this prospectus, all of the old notes are outstanding.

     Only whole notes will be accepted in the exchange offer; no fractions of old notes will be accepted.

     Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the indenture relating to the old notes and the new notes. Existing transfer restrictions would continue to apply to such old notes. See "Risk Factors -- If you fail to exchange your old notes for new notes, your old notes will continue to be subject to restrictions on transfer" for more information regarding old notes outstanding after the exchange offer.

     Neither the issuer nor our board of directors or management recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate number of old notes to tender.

     The expiration date is 5:00 p.m., New York City time, on           , 2005,
or such later date and time to which the exchange offer is extended.

     We have the right, in accordance with applicable law, at any time:

     - to delay the acceptance of the old notes;

     - to terminate the exchange offer and not accept any old notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

     - to extend the expiration date of the exchange offer and retain all old notes tendered in the exchange offer other than those notes properly withdrawn; and

     - to waive any condition or amend the terms of the exchange offer in any manner.
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     If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the old notes disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

     If we exercise any of the rights listed above, we will as promptly as practicable give oral notice, promptly confirmed in writing, to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

     During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

     We will accept all old notes validly tendered and not withdrawn. Promptly after the expiration date, we will issue new notes registered under the Securities Act and deliver them to the exchange agent.

     The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and, after the expiration date, processes the required documents.

     We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give oral notice, promptly confirmed in writing, to the exchange agent of our acceptance of the tendered old notes. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents.

     In tendering old notes, you must warrant in the letter of transmittal or in an agent's message (described below) that:

     - you have full power and authority to tender, exchange, sell, assign and transfer old notes;

     - we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

     - the old notes tendered for exchange are not subject to any adverse claims or proxies.

     You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

PROCEDURES FOR TENDERING OLD NOTES

  VALID TENDER

     We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. The letter of transmittal is to be completed by a holder of old notes either if (1) a tender of old notes is to be made by delivering physical certificates for such old notes to the exchange agent, (2) a tender of old notes is to be made by book-entry transfer to the account of the exchange agent for the exchange offer at DTC, or by confirmation of blocking instructions in accordance with the standard operating procedures of Euroclear or Clearstream, as the case may be, pursuant to the procedures set forth below or (3) a tender of old notes is to be made according to the guaranteed delivery procedures set forth below.

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     Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC, Euroclear or Clearstream, as applicable, and either:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - in lieu of delivering a letter of transmittal, instruct DTC, Euroclear or Clearstream, as the case may be, to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which agent's message (as defined below) shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     In addition, either:

     - the exchange agent must receive old notes along with the letter of transmittal; or

     - the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

     - the exchange agent must receive, before the expiration date, timely confirmation from Euroclear or Clearstream, as the case may be, that the securities account to which the old notes are credited has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to such old notes at any time after such date.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption "-- Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption "-- Exchange Agent."

     The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If you tender fewer than all of your old notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with their respective procedures does not constitute delivery to the exchange agent.

     If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

     If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in

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DTC, Euroclear or Clearstream, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

     If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

     Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the old notes from the exchange agent at its offices listed under the caption "-- Exchange Agent."

SIGNATURE GUARANTEES

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the old notes surrendered for exchange are tendered:

     - by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     An "eligible institution" is a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Exchange Act, including:

     - a bank;

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

     - a credit union;

     - a national securities exchange, registered securities association or clearing agency; or

     - a savings association.

     If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

DTC BOOK-ENTRY TRANSFERS

     For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account in accordance with its ATOP procedures for transfer.

     Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent's message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under "-- Exchange Agent." In this context, the term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject

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of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

EUROCLEAR AND CLEARSTREAM PROCEDURES FOR BLOCKING INSTRUCTIONS

     The registered holder of the old notes on the records of Euroclear or Clearstream must instruct Euroclear or Clearstream to block the securities in the account in Euroclear or Clearstream to which such old notes are credited. In order for the exchange offer to be accepted, the exchange agent must have received, prior to the expiration date, a confirmation from Euroclear or Clearstream that the securities account of old notes tendered has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to the old notes at any time after such date. Old notes should be blocked in accordance with the procedures of Euroclear or Clearstream, as the case may be. The exchange of the old notes so tendered will be made only after a timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by Euroclear or Clearstream and received by the exchange agent that states that Euroclear or Clearstream has received an express acknowledgment from a participant tendering old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the old notes desires to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer or a confirmation of blocking instructions cannot be completed on a timely basis, a tender may nonetheless be effected if:

     - the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

     - prior to the expiration date of the exchange offer, the exchange agent received from the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) and Notice of Guaranteed Delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer or a confirmation of blocking instructions, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States with the exchange agent; and

     - the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer or a confirmation of blocking instructions, as the case may be, and all other documents required by the Letter of Transmittal are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

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DETERMINATION OF VALIDITY

     We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither we, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will we or they be liable for failing to give any such notice.

     We reserve the absolute right, in our sole and absolute discretion:

     - to reject any tenders determined to be in improper form or unlawful;

     - to waive any of the conditions of the exchange offer; and

     - to waive any condition or irregularity in the tender of old notes by any holder.

     Any waiver to the exchange offer will apply to all old notes tendered.

WITHDRAWAL RIGHTS

     You can withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

     - specify the name of the person tendering the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the total principal amount of old notes to be withdrawn; and

     - where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

     If you delivered or otherwise identified old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. If you tendered old notes as a book-entry transfer or through the blocking procedures described above, the notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn old notes may again be tendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

     We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither we, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

     Withdrawn old notes will be returned to the holder after withdrawal. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn or not exchanged will be credited to an account maintained with DTC. The old notes will be returned or credited to the account maintained with DTC promptly after withdrawal, rejection of tender or termination of the exchange offer. In the case of old
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notes tendered in accordance with the blocking procedures of Euroclear or
Clearstream, as the case may be, the old notes will be returned to their holder by cancellation of the blocking instruction in accordance with the standard operating procedures of Euroclear or Clearstream, as applicable. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

     - the new notes to be received will not be tradable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - we have not received all applicable governmental approvals;

     - the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation or policy of the staff of the SEC; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

     The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such waiver, other than a waiver involving governmental approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "-- Terms of the Exchange Offer."

     In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

     If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreement requires that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed and declared effective by the SEC. See "-- Registration Rights and Additional Interest on the Old Notes."

EXCHANGE AGENT

     We appointed HSBC Bank USA, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery to the exchange agent at the address and phone number as follows:

                      HSBC Bank USA, National Association
                         One Hanson Place, Lower Level
                               Brooklyn, NY 11243
                  Attention: Paulette Shaw -- Corporate Trust
         By facsimile (for eligible institutions only): (718) 488-4488
              Confirm facsimile by telephone ONLY: (800) 662-9844

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

     If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

FEES AND EXPENSES

     The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

     We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the old notes. Accordingly, Holdings will not recognize any gain or loss for accounting purposes. Holdings intends to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

REGISTRATION RIGHTS AND ADDITIONAL INTEREST ON CERTAIN OLD NOTES

     In the event that applicable interpretations of the Staff do not permit the issuer to effect the exchange offer or if for any other reason the exchange offer is not consummated by the 210th day following the Issue Date, or if the initial purchaser so requests with respect to the notes not eligible to be exchanged for exchange notes in the exchange offer or if any holder of notes is prohibited by law or Commission policy from participating in the exchange offer or does not receive freely tradeable exchange notes in the exchange offer, the issuer will, at our expense, (a) promptly file the Shelf Registration Statement permitting resales from time to time of the notes, (b) use our best efforts to cause the Shelf Registration Statement to become effective and (c) use our best efforts to keep the Shelf Registration Statement current and effective until two years from the Issue Date or such shorter period that will terminate when all the notes covered by the Shelf Registration Statement have been sold pursuant thereto. The issuer, at our expense, will provide to each holder of the notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes from time to time. A holder of notes who sells such notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

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     In the event that:

          (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th day after the Issue Date or declared effective on or prior to the 180th day after the Issue Date,

          (ii) the Exchange Offer is not consummated on or prior to the 30th day following the effectiveness of the Exchange Offer Registration Statement,

          (iii) the Shelf Registration Statement is not filed or declared effective within the required time periods or

          (iv) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective (except as specifically permitted therein) for a period of 15 consecutive days without being succeeded immediately by an additional Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, filed and declared effective (each such event, a "Registration Default"), then, the interest rate borne by the notes shall be increased by 0.25% per annum for the 90-day period following such Registration Default. Such interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period following such Registration Default, up to a maximum aggregate increase of 1.0% per annum. From and after the date that all Registration Defaults have been cured, the notes will bear interest at the rate set forth on the cover page of this prospectus. Following the cure of all Registration Defaults, the accrual of such increased interest rate will cease.

RESALES OF NEW NOTES

     Based on existing SEC interpretations issued to third parties in unrelated transactions, we believe that the new notes will be freely transferable by holders other than affiliates of us after the registered exchange offer without further registration under the Securities Act if the holder of the new notes is acquiring the new notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the new notes and is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment of the notes) with the prospectus contained in the exchange offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

     By tendering old notes, the holder, other than participating broker-dealers, as defined below, of those old notes will represent to us that, among other things:

     - the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder;

     - neither the holder nor any other person receiving the new notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the new notes; and

     - neither the holder nor any other person receiving the new notes is an "affiliate" (as defined under the Securities Act) of us.

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

     If any holder or any such other person is an "affiliate" of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" of the new notes, such holder or other person:

     - may not rely on the applicable interpretations of the staff of the SEC referred to above; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an "underwriter" (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, for a period of 90 days after the effective date of the registration statement of which this prospectus is a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

                          DESCRIPTION OF THE NEW NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." For purposes of this description the words "we," "our" and "Company" refer only to PAHC Holdings Corporation and not to any of its subsidiaries.

     On February 10, 2005, we issued and sold $29.0 million aggregate principal amount of 15% Senior Secured Notes due 2010 under an indenture (the "Indenture"), dated as of February 10, 2005, between the Company and HSBC Bank USA, National Association, as trustee (the "Trustee") and collateral agent (the "Collateral Agent"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Collateral Agreements referred to herein under the subcaption "Security" contain the terms of the security interests that will secure the Notes.

     The following description is a summary of the material provisions of the Indenture and the Collateral Agreements. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Collateral Agreements because they, and not this description, define your rights. Copies of the Indenture and the Collateral Agreements are available from the Company.

     The terms of the new notes are the same as the terms of the old notes, except that:

     - the new notes will be registered under the Securities Act of 1933, as amended;

     - the new notes will not bear restrictive legends restricting their transfer under the Securities Act;

     - the holder of the new notes are not entitled to certain rights under the registration rights agreement; and

     - the new notes will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

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

BRIEF DESCRIPTION OF THE NOTES

     The Notes will:

     - be senior obligations of the Company;

     - rank equally in right of payment with all other senior obligations of the Company;

     - rank senior in right of payment to all Indebtedness of the Company which by its terms is subordinated to the Notes;

     - be secured by security interests in substantially all assets of the Company (which as of the date of this prospectus consists substantially of the Capital Stock of Phibro Animal Health), subject to Permitted Liens; and

     - be structurally subordinated to all liabilities of the Subsidiaries of the Company.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to us, we will pay all principal, interest and premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the Holders of the Notes, and we or any of our Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange the Notes in accordance with the Indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes. No service charge will be made for any transfer, exchange or redemption of the Notes. However, Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of the Notes to be redeemed.

PRINCIPAL, MATURITY AND INTEREST

     The Indenture does not limit the maximum principal amount of Notes that we may issue thereunder. We will issue $29.0 million aggregate principal amount of Notes in this offering. We may issue additional Notes ("Additional Notes") from time to time, subject to the limitations set forth under "-- Certain
Covenants -- Limitation on Incurrence of Indebtedness." The Notes and any Additional Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. Because, however, any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers, be represented by a different Global Note or Notes, and otherwise be treated as a separate class or classes of Notes for other purposes. We will issue the Notes in denominations of $1,000 and in integral multiples of $1,000, subject to the issuance of fractional Notes in lieu of cash interest as provided in the next paragraph. The Notes will mature on February 1, 2010.

     Interest on the Notes will accrue at the rate of 15% per annum and will be payable semi-annually in arrears on February 1 and August 1 in each year, commencing on August 1, 2005, to Holders of record on the immediately preceding January 15 and July 15, respectively. Interest on the Notes will accrue from the date it was most recently paid or, if no interest has been paid, from February 10, 2005. The Company

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

may, at its option, in lieu of the payment of interest in cash, pay interest on the Notes through the issuance of additional Notes ("PIK Notes") in an aggregate principal amount equal to the amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Notes if such interest were paid in cash. We will pay interest on overdue principal at 1% per annum in excess of the above rate and we will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

     Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

SECURITY

     Pursuant to the terms of the Collateral Agreements, the Notes will be secured by substantially all of the assets of the Company (which as of the date of this prospectus consists substantially of the Capital Stock of Phibro Animal Health).

     Upon the occurrence of an Event of Default, the proceeds from the sale of Collateral securing the Notes will likely be insufficient to satisfy our obligations under the Notes. No appraisals of any of the Collateral have been prepared in connection with the Offering. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of such sale, as well as the timing and manner of such sale. By its nature, all or some of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral, if saleable, can be sold in a short period of time.

     To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. The ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "-- Certain Bankruptcy and Other Limitations."

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any of our Subsidiaries and until delivery of a written notice from the Collateral Agent, to exercise any voting, consensual rights and other rights pertaining to such pledged Capital Stock.

     Upon the occurrence and during the continuance of an Event of Default, upon notice from the Collateral Agent:

          (a) all of our rights to exercise such voting, consensual rights, or other rights shall cease following the delivery of such written notice and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights;

          (b) all of our rights to receive all cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent; and

          (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements. All funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the Holders shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

     The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral having at least equal value under certain circumstances, including asset sales made in compliance with the Indenture.
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

CERTAIN BANKRUPTCY AND OTHER LIMITATIONS

     The right of the Collateral Agent to repossess and dispose of or otherwise exercise remedies relating to the Collateral upon the occurrence and during the continuance of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of its Domestic Restricted Subsidiaries prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the exercise of its remedies with respect to the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Domestic Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Domestic Collateral through the requirement of "adequate protection."

REDEMPTION

     Mandatory Redemption; Offers to Purchase; Open Market Purchases. The Notes are not subject to any mandatory sinking fund redemption prior to maturity. However, under certain circumstances, we may be required to offer to purchase the Notes as described under the captions "-- Change of Control" and "-- Certain Covenants -- Limitation on Asset Sales." In addition, if an Operating Company Refinancing Event shall occur, we will be required to redeem all of the Notes on a date (the "Mandatory Redemption Date") that is not later than the 60(th) day following the date of such occurrence at the redemption price (expressed as a percentage of the aggregate principal amount of the Notes) then applicable for optional redemptions on the Mandatory Redemption Date as set forth below under "Optional Redemptions," plus accrued and unpaid interest and Additional Interest, if any, to the Mandatory Redemption Date; provided, that if the Mandatory Redemption Date is prior to June 1, 2005, the then applicable redemption price shall be deemed to be 115.0%. We may at any time and from time to time purchase Notes in the open market or otherwise.

     Optional Redemptions. The Notes are not optionally redeemable by us, in whole or in part, at any time prior to June 1, 2005. The Notes are redeemable at our option, in whole or in part, at any time on or after June 1, 2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest and Additional Interest, if any, to the date of redemption, if redeemed during the periods beginning on the dates indicated below:

PERIOD                                                        PERCENTAGE
------                                                        ----------
June 1, 2005................................................    115.0%
February 1, 2007............................................    110.0%
February 1, 2008............................................    105.0%
February 1, 2009 and thereafter.............................    100.0%

     Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a

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

securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate; provided, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000.

     Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the Holder of the original Note a Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest and Additional Interest, if applicable, will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

     In the event of a Change of Control of the Company, each Holder will have the right, unless we have given a notice of redemption, subject to the terms and conditions of the Indenture, to require us to offer to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the terms set forth below.

     If a Change of Control were to occur, there can be no assurance that we would have sufficient assets to purchase all of the Notes that might be delivered by Holders seeking to accept a Change of Control Offer (as defined below). In the event we are required to purchase outstanding Notes pursuant to a Change of Control Offer, we expect that we would seek third party financing to the extent we do not have available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain such financing and the terms of the Indenture may restrict our ability to obtain such financing. See "Risk Factors -- We may be unable to purchase the notes upon a change of control."

     The Indenture provides the Holders protection in the event of a highly leveraged transaction to the extent that our ability to effect a highly leveraged transaction, in connection with any Change of Control or otherwise, is subject to the provisions of the Indenture described below under the caption
"-- Certain Covenants," including without limitation the provisions described thereunder under the headings "Limitation on Incurrence of Indebtedness." The covenant described below under the heading "Limitation on Incurrence of Indebtedness" does not specifically limit the leverage of any particular transaction, but requires that we have a ratio of consolidated cash flow to interest expense above a specified level in order to incur Indebtedness, subject to certain enumerated exceptions.

     In general, the Change of Control provisions would not be triggered if the Company were to recapitalize or to enter into transactions with management or its affiliates unless at least one of the events relating to the Company and specified in the definition of the term "Change of Control" were also to occur. See "-- Certain Definitions."

     Without the consent of each Holder affected, no amendment of the Indenture or waiver of any Default or Event of Default thereunder, will, following the occurrence of a Change of Control, amend, change or modify our obligation to make and consummate a Change of Control Offer as a result of such a Change of Control or modify the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Change of Control. See
"-- Amendment, Supplement and Waiver."

     On or before the 30th day following the occurrence of any Change of Control, we will mail an offer (each, a "Change of Control Offer") to each Holder at such Holder's registered address a notice by first-class mail stating:
(i) that a Change of Control has occurred and that such Holder has the right to require us to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than

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

60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest and Additional Interest, if any, as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest and Additional Interest, if applicable, (iv) that, unless we default in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if applicable, on the Change of Control Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a Holder in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

     We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     On the Change of Control Purchase Date, we will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each Holder whose Notes or portions thereof were accepted for payment an amount equal to the purchase price for such Notes or portion thereof plus accrued and unpaid interest and Additional Interest, if any, thereon, and the Trustee shall promptly authenticate and mail to each Holder whose Notes or portions thereof were accepted for payment in part a Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest and Additional Interest, if applicable, will cease to accrue on the Notes or portions thereof accepted for payment, unless we default in the payment of the purchase price therefor. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     As used in the definition of Change of Control, the phrase "all or substantially all" of the Capital Stock or assets of the Company and its Restricted Subsidiaries will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of "all or substantially all" of the Capital Stock or assets of the Company and its Restricted Subsidiaries has occurred, in which case a Holder's ability to obtain the benefit of a Change or Control Offer may be impaired.

     We will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.

CERTAIN COVENANTS

     Limitation on Incurrence of Indebtedness.  The Indenture provides that

          (a) The Company will not create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt), except that the Company may incur Indebtedness (including Acquired Debt) if, immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of the Company for the most recently ended four fiscal quarters would be at least 2.25 to 1.0 if incurred during the period from the Issue Date through October 21, 2005, and 2.50 to 1.0 if incurred thereafter.

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

          (b) The foregoing limitations do not apply to the incurrence of any of the following, each of which shall be given independent effect:

             (1) the Notes issued on the Issue Date;

             (2) PIK Notes issued as PIK Interest in accordance with the terms of the Notes;

             (3) guarantees by the Company of Indebtedness incurred by Restricted Subsidiaries pursuant to the Credit Agreement or evidenced by the 2007 Notes or the 2008 Notes;

             (4) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement, in whole or in part (a "refinancing"), of any Indebtedness incurred as permitted under paragraph (a) of this covenant or any Indebtedness described in any of clauses (1) and (2) above, and this clause (4) ("Company Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Company Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus accrued interest on the Indebtedness being refinanced plus the premiums, if any, on the Indebtedness being refinanced and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced); and (b) the final maturity of such Company Refinancing Indebtedness shall not be earlier than the final maturity of the Indebtedness being Refinanced; and

             (5) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the holder of a Subsidiary Permitted Lien, in each case, subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Subsidiary Permitted Lien; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company's Obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Subsidiary Permitted Lien, owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted to be incurred under this clause (5) by the Company.

          (c) The Company will not permit any Restricted Subsidiary to incur any Indebtedness (including Acquired Debt), except that the Phibro Animal Health and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) if, immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of Phibro Animal Health for the most recently ended four fiscal quarters would be at least 2.25 to 1.0 if incurred during the period from the Issue Date through October 21, 2005, and 2.50 to 1.0 if incurred thereafter.

          (d) The foregoing limitations do not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

             (i) Indebtedness of Phibro Animal Health and its Restricted Subsidiaries arising under the Credit Agreement, in an aggregate principal amount not to exceed at any time outstanding an amount equal to $15.0 million;

             (ii) Indebtedness of any Restricted Subsidiary in existence, and Indebtedness pursuant to any commitment in effect under any credit agreement or facility, in each case, on the Issue Date, other than Indebtedness described in clause (i) of this paragraph (d) and Indebtedness incurred in compliance with clauses (xi), (xiv), (xv) or
        (xvii) of Section 4.12 of the 2007 Indenture ("Existing Indebtedness");

             (iii) Indebtedness of a Restricted Subsidiary to another Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary; provided that if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (iii) by the issuer of such Indebtedness;

             (iv) Indebtedness represented by performance, completion, guarantee, surety and similar bonds and assurances provided by or for the Company or any Restricted Subsidiary in the ordinary course of business;

             (v) any Indebtedness incurred in connection with a refinancing of any Indebtedness incurred as permitted under paragraph (c) of this covenant or any Indebtedness described in clause (ii) above, and this clause (v) ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus accrued interest on the Indebtedness being refinanced plus the premiums, if any, on the Indebtedness being refinanced and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced); and (b) the final maturity of such Refinancing Indebtedness shall not be earlier than the final maturity of the Indebtedness being Refinanced;

             (vi) Indebtedness of any Restricted Subsidiary (a) representing Capital Lease Obligations and any amendments, modifications, renewals, refundings, replacements or refinancings thereof and/or (b) in respect of Purchase Money Obligations for property acquired, constructed or improved in the ordinary course of business and any refinancings thereof, which taken together in the aggregate principal amount do not exceed $5.0 million at any one time outstanding;

             (vii) (A) commodity agreements entered into in the ordinary course of business to protect against fluctuations in the prices of raw materials and not for speculative purposes and (B) foreign currency forward exchange contracts entered into in the ordinary course of business to protect against fluctuations in the relative values of currencies that could adversely affect our results of operations and not for speculative purposes;

             (viii) Indebtedness incurred by any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business (A) in respect of (1) workers' compensation claims or self-insurance or (2) other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance or (B) for regulatory or insurance purposes;

             (ix) Indebtedness incurred in respect of letters of credit issued for the account of any Restricted Subsidiary in an aggregate stated amount not to exceed $5.0 million (or the foreign currency equivalent thereof being determined as of the later of the date of the issuance thereof or any date on which the stated amount of such letter of credit is increased);

             (x) Indebtedness of Foreign Restricted Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed $2.5 million, incurred to finance losses or costs relating to catastrophic occurrences or expenses occurring outside of the ordinary course of business; provided, that, in the case of losses or costs relating to catastrophic occurrences, the amount of any such losses or costs shall be deemed to be reduced by all insurance and condemnation proceeds on the thirtieth day following the receipt thereof by the any Restricted Subsidiary in connection with such catastrophic occurrence(s);

             (xi) Any guaranty by Restricted Subsidiaries of each other's Indebtedness or the Notes; provided that such other Indebtedness is permitted to be incurred under the Indenture;

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

             (xii) Indebtedness of any Restricted Subsidiary in addition to that described in clauses (i) through (xi) above and clause (xiii) and (xiv) below, and any amendments, modifications, renewals, refundings, replacements or refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xii) does not exceed $2.5 million at any one time outstanding;

             (xiii) Indebtedness arising from agreements of a Restricted Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds or value of the consideration actually received by the Restricted Subsidiaries in connection with such transaction; and

             (xiv) Indebtedness of Restricted Subsidiaries arising under the Belgium Purchase Agreement.

     For purposes of determining any particular amount of Indebtedness under this covenant, any guaranty, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, except in the case of any such letter of credit to the extent the stated amount thereof exceeds the principal amount of such other Indebtedness so supported.

     Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment; provided, however, that Restricted Subsidiaries may make Restricted Payments if, at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company):

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) Phibro Animal Health could incur at least $1.00 of additional Indebtedness pursuant to paragraph (c) of the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness;" and

          (iii) the aggregate amount of all Restricted Payments made by the Restricted Subsidiaries after October 21, 2003 shall not exceed the sum of:

             (a) an amount equal to 50% of Phibro Animal Health's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on November 1, 2003 and ending on the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

             (b) the aggregate amount of all net cash proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) and the principal amount of Indebtedness of the Company or any Restricted Subsidiary issued or incurred on or after the Issue Date that has been converted into or exchanged for Capital Stock (other than Disqualified Stock), in any such case and solely for purposes of avoiding duplication, to the extent that such proceeds are not theretofore used (x) to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of the next paragraph or (y) to make any Restricted Investment pursuant to clause (iv) of the next paragraph; plus

             (c) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any guaranty of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of the term "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

             (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or the proceeds of such sale are converted into cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

     The foregoing provisions do not prohibit, so long as no Default or Event of Default is continuing or would occur as a consequence thereof, the following actions (collectively, "Permitted Payments"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture (which payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph);

          (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control by the Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued or any refinancing of Subordinated Indebtedness permitted by the Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company has complied with its obligations under the provisions described under "-- Change of Control;"

          (iv) any Restricted Investment to the extent the sole consideration for which consists of, or is made with the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (v) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers and employees of the Company and its Subsidiaries pursuant to the terms of an employee benefit plan or employee agreement in an aggregate amount that shall not exceed $500,000 since the Issue Date plus the aggregate cash proceeds from any payments on insurance policies in which the Company or any of its Subsidiaries is the beneficiary with respect to any directors, officers or employees of the Company and its Subsidiaries which proceeds are used to purchase the Capital Stock of the Company or any Restricted Subsidiary of the Company held by any of such directors, officers or employees; and the
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     repurchase of Capital Stock of the Company or a Restricted Subsidiary by
     the Company or such Restricted Subsidiary pursuant to the terms of any of the Shareholders Agreements;

          (vi) loans or advances to employees of the Company or any of its Subsidiaries which loans or advances exist on the Issue Date, and other loans or advances to employees of the Company or any Subsidiary to pay reasonable relocation expenses or otherwise entered into in the ordinary course of business not to exceed $500,000 in the aggregate principal amount at any one time outstanding;

          (vii) Restricted Payments by a Restricted Subsidiary in an amount such that the sum of the aggregate amount of Restricted Payments made pursuant to this clause (vii) after the Issue Date does not exceed $2.5 million at any one time outstanding; and

          (viii) payments pursuant to any of the Transactions.

     For purposes of clause (iii) of the first paragraph of this covenant, the Permitted Payments referred to in clauses (i) and (v) above shall be included in the aggregate amount of Restricted Payments made since November 1, 2003, and any other Permitted Payments described above shall be excluded.

     Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale; and

          (ii) at least 75% of such consideration consists of either cash or Cash Equivalents.

     For purposes of this covenant, "cash" shall include (x) the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes), accounts payable and accrued expenses of the Company or such Restricted Subsidiary that is assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption of Indebtedness is effected on a basis such that there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities (other than customary indemnifications to the transferee and its Affiliates) and (y) any notes, obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are due and payable within 60 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

     Within 270 days after receipt of Net Proceeds from any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale:

          (a) to repay Indebtedness of a Restricted Subsidiary; and/or

          (b) make an investment in, or acquire assets and properties that will be used in, the business of the Company or a Restricted Subsidiary, existing on the Issue Date or in a Related Business.

     Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company under the Credit Agreement or temporarily invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 270 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

     Each date that the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer (as defined below) has not been made exceeds $5.0 million shall be deemed an "Asset Sale Offer Trigger Date." As soon as practicable, but in no event later than 20 business days after each Asset Sale Offer Trigger Date, the Company shall commence an offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of

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Notes outstanding, and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by the Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

     Notice of an Asset Sale Offer shall be mailed by the Company not later than the 20th business day after the related Asset Sale Offer Trigger Date to each Holder at such Holder's registered address, stating:

          (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

          (ii) the amount of accrued and unpaid interest and Additional Interest, if any, as of the Asset Sale Offer Purchase Date;

          (iii) that any Note not tendered will continue to accrue interest and Additional Interest, if applicable;

          (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if applicable, after the Asset Sale Offer Purchase Date;

          (v) the procedures, consistent with the Indenture, to be followed by a Holder in order to accept an Asset Sale Offer or to withdraw such acceptance; and

          (vi) such other information as may be required by the Indenture and applicable laws and regulations.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer.

     If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest and Additional Interest, if any, thereon, and the Trustee shall promptly authenticate and mail to such Holder accepted for payment in part a Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after an Asset Sale Offer Purchase Date, interest and Additional Interest, if applicable, will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

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     The foregoing provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described under "-- Merger, Consolidation and Sale of Assets" below.

     The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.

     Limitation on Liens. The Indenture provides that the Company will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits there from, or assign or convey any right to receive income therefrom, in each case, other than Permitted Liens.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to, or issue any guaranty for the benefit of, the Company or any other Restricted Subsidiary or
(iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of

          (a) the Credit Agreement, the 2007 Indenture and the 2008 Indenture, in each case, as in effect on the Issue Date, and any amendments, modifications, renewals, refundings, replacements or refinancings thereof; provided that such amendments, modifications, renewals, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in such agreements (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing;

          (b) applicable law;

          (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that no such encumbrance or restriction is applicable to any Person, or the properties or assets of any Person, other than the Acquired Person;

          (d) customary non-assignment, subletting or net worth provisions in leases or other agreements entered into the ordinary course of business;

          (e) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions only on the property so acquired;

          (f) an agreement for the sale or disposition of assets or the Capital Stock of a Restricted Subsidiary; provided, however, that such restriction or encumbrance is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted by the provisions described under "-- Certain Covenants -- Limitation on Asset Sales;" provided further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery (other than any such restriction or encumbrance contained in the Belgium Purchase Agreement);

          (g) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more

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     restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

          (h) the Indenture, the Notes, and the Collateral Agreements; and

          (i) encumbrances and restrictions imposed by amendments, restatements, renewals, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (h) above; provided that such encumbrances and restrictions are, in the good faith judgment of the Company's Board of Directors, no more restrictive, in any material respect, than those contained in such contracts, instruments or obligations immediately prior to such amendment, restatement, renewal, replacement or refinancing.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable transaction in arm's-length dealings with an unrelated third party, and (2) the Company delivers to the Trustee (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $250,000, an Officer's Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company, and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     Notwithstanding the foregoing, this covenant does not apply to:

          (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out-of-pocket expenses, and director's and officer's liability insurance);

          (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company;

          (iii) any transaction permitted by the second paragraph under "-- Certain Covenants -- Limitation on Restricted Payments,"

          (iv) transactions permitted by, and complying with, the provisions described under "-- Merger, Consolidation and Sale of Assets";

          (v) any Transaction or any transaction described under the caption "Use of Proceeds" in the Prospectus pursuant to which the Notes are offered and sold; and

          (vi) agreements to make the payments described in clause (y)(2) of the second sentence of the definition of the term "Investment" (as defined in the 2007 Indenture (as in effect on the Issue Date)).

     The Indenture provides that as of the Issue Date, the cash salary and bonus in the aggregate payable to Jack Bendheim in respect of each fiscal year (i) for which Cash Flow of the prior fiscal year is less than $25.0 million shall be capped at $750,000, (ii) for which Cash Flow of the prior fiscal year is greater than or equal to $25.0 million but less than $36.0 million, shall not exceed the sum of (A) $750,000 plus (B)(I) $900,000 times (II) a ratio, the numerator of which is Cash Flow with respect to such prior fiscal year less $25.0 million and the denominator of which is $11.0 million and (iii) for which Cash Flow of the prior fiscal year is greater than or equal to $36.0 million, shall be determined by the Compensation Committee of the Board of Directors and shall not exceed $2.0 million.

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     Limitation on Issuances and Sales of Capital Stock of Subsidiaries.  The
Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock except:

          (1) to the Company or a Wholly Owned Restricted Subsidiary of the Company;

          (2) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries to the extent required by applicable law;

          (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

          (4) sales of (i) all of the Capital Stock of a Restricted Subsidiary of the Company or (ii) Common Stock of a Foreign Subsidiary, in each case in compliance with the provisions of the "Limitation on Asset Sales" covenant.

     Limitation on Designation of Unrestricted Subsidiaries. The Indenture provides that the Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") unless:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b) immediately after giving effect to such Designation, Phibro Animal Health would be able to incur $1.00 of additional Indebtedness pursuant to clause (c) of the covenant described under "-- Certain
     Covenants -- Limitation on Incurrence of Indebtedness;" and

          (c) the Company would not be prohibited under the Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the greater of (x) the book value of such Restricted Subsidiary on such date and (y) the Fair Market Value of such Restricted Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" for all purposes of the Indenture in an amount equal to the Designation Amount.

     The Indenture further provides that the Company will not designate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation"), unless:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Redesignation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of the Indenture.

     An Unrestricted Subsidiary shall be deemed to be redesignated as a Restricted Subsidiary at any time if (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or (b) a default with respect to any Indebtedness of such Unrestricted Subsidiary (including any right which the holders thereof may have to take enforcement action against it) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, except in the case of clause (a) to the extent

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permitted under the covenant described above under the caption "-- Certain
Covenants -- Limitation on Restricted Payments."

     If any Unrestricted Subsidiary is (or is deemed to have been) redesignated as a Restricted Subsidiary, each Subsidiary of the Company that owns all or any portion of the Capital Stock of such Unrestricted Subsidiary shall be deemed to have been redesignated as a Restricted Subsidiary as well.

     All Designations and Redesignations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions. Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The Designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed a Designation of all of the Subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries.

     Business Activities. The Indenture provides that the Company will not engage in any business other than the ownership of the Capital Stock of Phibro Animal Health and activities incidental thereto, and will not permit any of its Restricted Subsidiaries to engage in any business other than such business as conducted by them on the Issue Date and any Related Business.

     Impairment of Security Interest. The Company shall not take or knowingly omit to take any action which would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to any material portion of the Collateral securing the Notes. The Company shall not grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent) to retain any interest whatsoever in the Collateral other than Permitted Liens or as otherwise permitted by the Indenture. The Company shall not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Collateral Agreements. The Company will, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company will, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements, subject to Permitted Liens.

     Provision of Financial Statements and Information. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Indenture provides that the Company will file with the Commission following the effectiveness of the Exchange Offer Registration Statement, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject; provided the Commission will accept such filings. The Company will also in any event (i) within 15 days of each Required Filing Date following the effectiveness of the Exchange Offer Registration Statement, file with the Trustee, and supply the Trustee with copies for delivery to the Holders and prospective purchasers of the Notes, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and
(ii) if the Commission will not accept the filing of such documents promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder of the Notes. Prior to the effectiveness of the Exchange Offer Registration Statement, the Company will provide upon request from Holders or prospective Holders of Notes the information required by Rule 144A(d)(4) under the Securities Act.

     Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, the Registration Rights Agreement, or the Collateral Agreements unless such consideration is
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offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium, interest and Additional Interest; (ii) maintenance of an office or agency in The City of New York or appointment of a registrar or paying agent to so maintain such office or agency; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Indenture provides that the Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless:

          (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia;

          (ii) the Surviving Person (if other than the Company) assumes (a) all the obligations of the Company under the Notes, the Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all Obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

          (iii) immediately both before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iv) after giving pro forma effect to such transaction, the Surviving Person (x) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction and (y) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness;" and

          (v) the Company or the Surviving Person shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any amendment or supplement to the Collateral Agreements is required in connection with such transaction, such supplemental indenture or such amendment or supplement comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied to the extent such conditions are required to be satisfied thereunder either prior to or concurrent with the consummation of the applicable transaction.

     Notwithstanding clauses (iii) and (iv) above, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

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     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations under, the Indenture, the Notes, the Collateral Agreements and the Registration Rights Agreement.

EVENTS OF DEFAULT

     The Indenture provides that each of the following constitutes an event of default (each, an "Event of Default"):

          (i) a default for 30 days in the payment when due of premium, if any, or interest or Additional Interest, if any, on or with respect to any Note;

          (ii) a default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

          (iii) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses (i) and (ii) above) or any Collateral Agreement which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such acceleration is not rescinded, annulled or cured within 10 days thereafter;

          (v) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry;

          (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; or

          (vii) any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or the Company denies that it has any further liability under any Collateral Agreement, or gives notice to such effect (other than by reason of the termination of the Indenture), or any Collateral Agreement at any time for any reason shall cease to be effective in all material respects to grant the Collateral Agent the Liens purported to be created thereby on a material portion of the Collateral thereunder, subject to Permitted Liens and no other Liens except as permitted by the Indenture or the Collateral Agreements, in each case for 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes.

     If any Event of Default (other than as specified in clause (vi) of the preceding paragraph with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Company, and to the Company and the Trustee if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (vi) of the preceding paragraph with respect to the Company, the principal of, premium, if any, and any accrued interest and Additional Interest, if any, on all outstanding Notes shall ipso facto become

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immediately due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on, the Notes (which may only be waived with the consent of each affected Holder), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of each Holder. Subject to certain limitations, the Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Additional Interest) if it determines that withholding notice is in their interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, interest on or Additional Interest, if any, with respect to any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, and the Collateral Agent and the Trustee, waive and release all such liability.

DEFEASANCE

     The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all other obligations under the Notes and the Indenture except for:

          (i) the rights of the Holders to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due;

          (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture; and

          (iv) the defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute Events of Default with respect to the Notes.

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     In order to exercise either defeasance or covenant defeasance:

          (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking form, to pay and discharge the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes to redemption or maturity;

          (ii) the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws);

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vi) under the first paragraph under "-- Events of Default" is concerned, at any time during the period ending on the 91st day after the date of deposit;

          (iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other agreement or instrument to which the Company is a party or by which it is bound;

          (v) the Company shall have delivered to the Trustee opinions of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness (other than the Holders) and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (vi) the Company shall have delivered to the Trustee Officers' Certificate and opinions of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          (i) either (a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, interest and Additional Interest, if any, to the date of deposit;

          (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and

          (iii) the Company has delivered to the Trustee Officers' Certificate and opinions of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

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AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two paragraphs, the Indenture, the Notes, the Collateral Agreements, or the Escrow Agreement may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each affected Holder, an amendment or waiver shall not:

          (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note, or alter or waive the provisions with respect to the redemption of the Notes in a manner adverse to the Holders other than with respect to a Change of Control Offer or an Asset Sale Offer;

          (iii) reduce the rate of or change the time for payment of interest or Additional Interest on any Notes;

          (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest or Additional Interest, if any, on the Notes (except that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration)

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of the Indenture relating to the right of the Holders to waive past Defaults or the rights of the Holders to receive payments of principal of, or premium, if any, or interest or Additional Interest, if any, on, the Notes;

          (vii) following the occurrence of a Change of Control, amend, change or modify the Company's obligation to make and consummate a Change of Control Offer by reason of such a Change of Control or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Change of Control, or following the occurrence of an Asset Sale, amend, change or modify the Company's obligations to make and consummate an Asset Sale Offer with respect to such Asset Sale, or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Asset Sale Offer; or

          (viii) release all or substantially all of the Collateral.

     Notwithstanding the foregoing, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes:

          (i) to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption of the Company's Obligations to Holders in the event of any Disposition which the Company is not the Surviving Person;

          (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; or

          (v) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

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TRANSFER AND EXCHANGE

     The registered Holder of a Note will be treated as the owner of such Note for all purposes. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to the Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

THE TRUSTEE

     HSBC Bank USA, National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Indenture (including the provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture, the Notes and the Collateral Agreements will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

     "2007 Indenture" means the Indenture dated as of October 21, 2003 between Phibro Animal Health, Philipp Brothers Netherlands III B.V., the guarantors named therein, and HSBC Bank USA, National Association, as trustee and collateral agent, as the same may be amended, modified, renewed, refunded or refinanced from time to time.

     "2008 Indenture" means the Indenture dated as of June 11, 1998 between Phibro Animal Health, the guarantors named therein, and The Chase Manhattan Bank, as trustee, as the same may be amended, modified, renewed, refunded or refinanced from time to time.

     "2007 Notes" means the outstanding 13% Senior Secured notes due 2007 of Phibro Animal Health and Philipp Brothers Netherlands III B.V., as the same may be amended, modified, renewed, refunded, refinanced or replaced from time to time.

     "2008 Notes" means Phibro Animal Health's outstanding 9.875% senior subordinated notes due 2008 as the same may be amended, modified, renewed, refunded, refinanced or replaced from time to time.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such Acquired Person which is redeemed, deceased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions
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by which such Acquired Person merges with or into or becomes a Restricted
Subsidiary of such specified Person shall not be Acquired Debt.

     "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

     "Administrative Agent" has the meaning set forth in the definition of the term "Credit Agreement."

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than (A) to the Company or any Restricted Subsidiary, (B) directors' qualifying shares and (C) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company and its Restricted Subsidiaries from using the intellectual property so licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for such use) for Net Proceeds in excess of $250,000.

     "Belgium Plant" means the plant owned by Phibro Belgium in Rixensart, Belgium.

     "Belgium Plant Sale and Virginiamycin Production Transactions" means the following transactions and payments, including payments required pursuant to the documents to evidence such transactions, each of which is subject to entering into definitive documentation containing customary representations, warranties, covenants and indemnities for a transaction of that type, and changes in the definitive economic terms which are not, individually or in the aggregate, material to the Company: (i) the transfer of substantially all of the land and buildings and certain equipment of Phibro Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of Phibro Belgium, for a purchase price of EUR 6.2 million, payable at closing; (ii) the transfer to GSK of a majority of the employees of Phibro Belgium and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for costs of cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for Phibro Belgium to reimburse GSK up to a maximum of EUR 0.7 million for such clean-up costs; (iv) in recognition of the benefits to the Company from the proposed transaction, Phibro Belgium agreeing to pay to GSK EUR 1.5 million within six months from the closing date, EUR 1.5 million within eighteen months from the closing date, EUR 1.5 million within thirty months from the closing date, and EUR 0.5 million within forty-two months from the closing date; (v) Phibro Belgium retaining certain excess land (valued at approximately EUR 0.4 million) and being able to sell such land for its own account; (vi) Phibro Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 7.7 million, of which an amount estimated to be approximately EUR 4.1 million would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 3.6 million would be payable over periods up to thirteen years; and (vii) Phibro Belgium retaining any or all equipment at the Belgium Plant, and being able to sell such equipment for the account of Phibro Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to the Company's Restricted Subsidiary in Brazil that owns the facility in Guarulhos or in connection with alternative production arrangements.

     "Belgium Purchase Agreement" means a Purchase Agreement between Phibro Belgium and GSK relating to the Belgium Plant Sale and Virginiamycin Production Transactions, and any related or ancillary agreements or instruments entered into by Phibro Belgium, GSK, their respective Affiliates and/or other

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persons in connection with the Belgium Plant Sale and Virginiamycin Production
Transactions, in each case, as such agreements may be amended, modified or supplemented (so long as such amendments, modifications or supplements are not, individually or in the aggregate, materially adverse to the Company or the Holders).

     "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

     "Cash Equivalents" means:

          (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;

          (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.;

          (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Union or any U.S. branch of a foreign bank or (with respect to any Restricted Subsidiary) any foreign country in which such Restricted Subsidiary is located, having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million and a Thompson or Keefe Bank Watch Rating of "B" or better (including bank accounts in such banks);

          (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above;

          (vi) in the case of any Foreign Restricted Subsidiary, Investments:
     (a) in direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Foreign Restricted Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency or instrumentality thereof), (b) of the type and maturity described in clauses
     (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors), are not rated as provided in such clauses or in clause (vi)(b) but which are, in the reasonable judgment of the Company, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and

          (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through
     (vi) above.

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     "Cash Flow" means, with respect to any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net
Income: (i) extraordinary net losses, plus (ii) provision for taxes based on income or profits and any provision for taxes utilized in computing the extraordinary net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization and all other non-cash charges (including amortization of goodwill and other intangibles but excluding any items that will require cash payments in the future for which an accrual or reserve is made), plus (v) any non-recurring fees, charges or other expenses made or incurred by the Company in connection with the Transactions.

     "Change of Control" means:

          (a) with respect to the Company, the occurrence of any of the following events after the Issue Date:

             (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than one or more Permitted Holders) is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company;

             (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the Company then in office; or

             (iii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms of the Indenture); or

          (b) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the Capital Stock or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group (as defined in Rule 13d-5 of the Exchange Act) (other than to one or more of the Permitted Holders) as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the "beneficial owners" of the Voting Stock of such Person immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of such Person immediately after such transaction.

     "Collateral" means Collateral as defined in the Collateral Agreements.

     "Collateral Agent" means HSBC Bank USA, National Association, as collateral agent, and any successor thereto in accordance with the terms of the Indenture.

     "Collateral Agreements" means, collectively, the Security Agreement and the Pledge Agreement.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Cash Flow Coverage Ratio" means, for any period, the ratio of
(i) the aggregate amount of Cash Flow for such period, to (ii) Consolidated Interest Expense for such period, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of the Indebtedness giving rise to the calculation of the Consolidated Cash Flow Coverage Ratio and (if applicable) the application of the

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net proceeds therefrom, including to refinance other Indebtedness, as if such
Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such period; and (d) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (a) amortization of debt discount,
(b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, plus (iii) all dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than by any Restricted Subsidiary to the Company or any other Restricted Subsidiary and other than any dividend paid in Capital Stock (other than Disqualified Stock)), in each case, as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication:

          (i) all extraordinary gains (less all fees and expenses relating thereto);

          (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period;

          (iii) for purposes of the covenant entitled "-- Certain
     Covenants -- Limitation on Restricted Payments," net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling-of-interests" basis attributable to any period prior to the date of combination;

          (iv) net gains and losses (less all fees and expenses relating thereto) in respect of disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business;

          (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (vi) the cumulative non-cash effect of any change in accounting principles; provided that any net gain referred to in clause (iv) above that relates to a Restricted Investment and which is received in or converted into cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company; and

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          (vii) the amount of accretions on preferred stock not paid in cash and dividends paid in kind on preferred stock reducing Consolidated Net Income in accordance with FASB 150.

     "Consolidated Net Worth" means, with respect to any Person at any date, the sum of (i) the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Disqualified Stock of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied and (ii) the amount of any Preferred Stock of such Person not included in the stockholders' equity of such Person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Stock.

     "Credit Agreement" means the Loan and Security Agreement, dated as of October 21, 2003, among Phibro Animal Health, each of its Subsidiaries parties thereto, lenders parties thereto as such (together with their successors and assigns, the "Lenders") and Wells Fargo Foothill, Inc., as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), or any other agreement providing for revolving credit loans, term loans, receivables financing or letters of credit, as the same may be further amended, modified, renewed, refunded, replaced or refinanced from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries of the Company as additional borrowers or guarantors, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary (other than Preferred Stock owned by the Company or any Wholly Owned Restricted Subsidiary) and (ii) that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Company in circumstances where the Holders would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

     "Dollars" and "$" means lawful money of the United States of America.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company that is a Foreign Subsidiary.
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     "Foreign Subsidiary" means a Subsidiary of the Company (1) which is organized under the laws of any jurisdiction outside of the United States of America, (2) which conducts the major portion of its business outside of the United States of America and (3) all or substantially all of the property and assets of which are located outside of the United States of America.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable as of the Issue Date and consistently applied.

     "GSK" means Glaxosmithkline Biologicals SA and/or Affiliates thereof.

     "Guaranty" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent:

          (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument;

          (ii) all obligations of such Person to pay the deferred or unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

          (iii) all Capital Lease Obligations of such Person;

          (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person;

          (v) to the extent not otherwise included in this definition, all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person;

          (vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) secured by any Lien on any property owned by such Person; provided, however, if the obligations secured by a Lien (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness) on any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien and the Fair Market Value of the property subject to such Lien;

          (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person (other than Preferred Stock of a Restricted Subsidiary owned by the Company or a Wholly Owned Restricted Subsidiary); and

          (viii) to the extent not otherwise included, any guaranty by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

     Notwithstanding the foregoing, Indebtedness shall not include Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within
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3 business days of the incurrence thereof. In addition, Indebtedness shall not include a government grant and any guaranty of the Company or a Restricted Subsidiary required by such grant which obligates the Company or a Restricted Subsidiary to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayment); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Company or a Restricted Subsidiary becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred at the time such obligation to repay is triggered.

     "Indenture Documents" means, collectively, the Indenture, the Notes and the Collateral Agreements.

     "Interest Rate Agreement Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, any guaranty) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude (x) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and (y) payments made by the Company and its Restricted Subsidiaries in respect of liabilities of the type described in clauses (ii)(b) and (e) of the definition of the term "Net Proceeds" in connection with any Asset Sales by the Company or any of its Restricted Subsidiaries (provided, however, that the aggregate amount of such payments relating to any such Asset Sale shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such Asset Sale). For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary (to the extent of the Company's equity interest in such Restricted Subsidiary) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company and/or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means February 10, 2005, the date of the original issuance of the Notes.

     "Lenders" has the meaning set forth in the definition of the term "Credit Agreement."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in any asset).
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     "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash or Cash Equivalents received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be (and is in fact) repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, directly attributable to the Asset Sale or to prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale, plus (e) appropriate amounts to be provided or established by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that upon the release of any such reserves, such amounts shall constitute "Net Proceeds" hereunder.

     "Obligations" means any principal, premium, interest (including Additional Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities and obligations payable under the Indenture, any Note or any other Indenture Document.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in the Indenture.

     "Operating Company Refinancing Event" means the occurrence of one or more Specified Refinancing Events since the Issue Date involving at least $20.0 million in aggregate principal amount of the 2007 Notes and/or the 2008 Notes.

     "Palladium Investors" means Palladium Equity Partners II, LP and certain of its Affiliates.

     "Permitted Holders" means (i) Jack Bendheim; (ii) each of his spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the individual named in clause (i) above.

     "Permitted Investments" means:

          (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company;

          (ii) any investment in cash or Cash Equivalents;

          (iii) Investments in the Company by any Restricted Subsidiary of the Company;

          (iv) Investments in accounts and notes receivable acquired in the ordinary course of business;

          (v) any notes, obligations or other securities received in connection with an Asset Sale that complies with the covenant described under "Limitations on Asset Sales" or any other disposition not constituting an Asset Sale;

          (vi) Interest Rate Agreement Obligations and Currency Agreement Obligations permitted pursuant to paragraph (d) of the covenant described under "Limitation on Incurrence of Indebtedness" above;
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

          (vii) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes; and

          (viii) other Investments made after the Issue Date in an aggregate amount at any one time outstanding not to exceed $2.5 million.

     "Permitted Liens" means:

          (i) Liens securing the Notes;

          (ii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (iii) Liens to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company, including the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and rights to offset and set-off;

          (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

          (vi) easements, rights-of-way, zoning restrictions, title irregularities and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phibro Animal Health" means Phibro Animal Health Corporation, a New York Corporation and a Wholly Owned Restricted Subsidiary of the Company.

     "Phibro Belgium" means Phibro Animal Health SA (formerly Phibro Animal Health (Belgium) SPRL).

     "Pledge Agreement" means the Pledge Agreement, dated as of the Issue Date, made by the Company in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

     "PMC Sale Transactions" means the following transactions and payments, including payments required pursuant to the documents evidencing such transactions: (i) the transfer of ownership to the Palladium Investors of The Prince Manufacturing Company ("PMC") which would be valued at approximately $21 million; (ii) the reduction of the preferred stock of the Palladium Investors to $15.2 million (as of September 30, 2003); (iii) the termination of any obligation of the Company or any Restricted Subsidiary of the Company in respect of the $2.25 million annual management advisory fee (subject to reinstatement if these transactions are not consummated on or before December 31, 2003); (iv) a separate cash payment to the Palladium Investors of $10 million from the recent sale of MRT; (v) payments by PMC to the Company for central support services for the three years ending June 30, 2006 of $1 million, $0.5 million and $0.2 million, respectively; (vi) supply arrangements between the

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Company and PMC with respect to manganous oxide and red iron oxide; (vii)
customary representations, warranties and indemnities by the Company, and provisions for closing working capital balance adjustments, settlement of intercompany accounts owed to PMC, a closing fee payable to Palladium and the agreement of the Company to pay or reimburse the Palladium Investors for their reasonable out-of-pocket expenses; and (viii) the establishment by the Company of a $1 million escrow or other credit support for two years to secure its net working capital and foregoing indemnification obligations, and indemnification of the Palladium Investors, payable after the maturity of the Notes, for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of PMC less than $21 million, up to a maximum payment by the Company of $4 million.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Purchase Money Obligation" means any Indebtedness (as amended, modified, renewed, refunded, replaced or refinanced) secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased, constructed or improved by the Company or any Restricted Subsidiary at any time after the Issue Date; provided, however, that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction or improvement of such assets and shall at all times be confined solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price or cost of construction or improvement to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom.

     "Related Business" means any business that is reasonably related to or complementary to the businesses conducted by the Company, or the Restricted Subsidiaries, on the Issue Date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means, with respect to any Person (i) any dividend or other distribution declared or paid on any Capital Stock of such Person (other than (A) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of such Person, (B) dividends or distributions payable to such Person or any Restricted Subsidiary of such Person and (C) dividends or distributions payable to the Company); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of such Person, other than Capital Stock held by the Company or its Restricted Subsidiaries; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Indebtedness other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under clause (4) of paragraph (b) of the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness;" or (iv) any Restricted Investment. A Permitted Investment is not a Restricted Payment.

     "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

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     "Security Agreement" means the Security Agreement, dated as of the Issue
Date, made by the Company in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

     "Series C Preferred Stock" means the Series C Redeemable Participating Preferred Stock of Phibro Animal Health.

     "Shareholders Agreements" means (i) the Shareholders Agreement dated December 29, 1987 by and between Marvin S. Sussman and Phibro Animal Health;
(ii) the Shareholders Agreement dated February 21, 1995 among Phibro-Tech, Inc.,
I. David Paley, Nathan Z. Bistricer and James O. Herlands; (iii) the Severance Agreement between Phibro-Tech, Inc. and James O. Herlands, dated February 21, 1995 and (iv) the Stockholders Agreement, dated as of November 30, 2000, among, inter alia, Phibro Animal Health, Jack C. Bendheim and the Palladium Investors; each as amended and in effect on the Issue Date, and as thereafter amended, except for any amendment subsequent to the Issue Date which causes the terms of such agreement to be less favorable to the Company or Phibro-Tech, as the case may be.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

     "Specified Refinancing Event" means:

          (i) any redemption, repayment, retirement or defeasance of;

          (ii) any acquisition or purchase by the Company, any of its Subsidiaries or any of their respective Affiliates of;

          (iii) any extension or waiver (or exchange that results in the extension) of any payment date in respect of interest on, or principal in respect of; or

          (iv) any other modification to the 2007 Notes, the 2008 Notes, the 2007 Indenture and/or the 2008 Indenture that results in (A) the extension or waiver of any payment date in respect of interest on, or principal in respect of, or (B) the redemption, repayment, retirement or defeasance of, in each case, any 2007 Notes or any 2008 Notes.

     "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Notes.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Subsidiary Permitted Lien" means:

          (i) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (i), (viii), (ix) or
     (xii) of paragraph (d) of the "Limitation on Incurrence of Indebtedness" covenant;

          (ii) Liens securing the 2007 Notes and guarantees thereof; and

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

          (iii) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clauses (x) or (xii) of paragraph (d) of the "Limitation on Incurrence of Indebtedness" covenant.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Transactions" means, collectively, the PMC Sale Transactions and the Belgium Plant Sale and Virginiamycin Production Transactions.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "-- Limitation on Designation of Unrestricted Subsidiaries" and not redesignated a Restricted Subsidiary in compliance with such covenant.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares or nominee shares held by a third party to comply with local law) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing each Note will be issued in fully registered form without interest coupons.

     Notes sold in reliance on Rule 144A will initially be represented by permanent global notes in fully registered form without interest coupons (each a "Restricted Global Note") and will be deposited with the Trustee as a custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of such depositary.

     Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by global notes in fully registered form without interest coupons (a "Regulation S Global Note") and will be deposited with the Trustee as custodian for DTC, as depositary, and registered in the name of a nominee of such depositary for the account of the operator of the Euroclear System or Clearstream Banking. Prior to the expiration of the "distribution compliance period" (as defined in Regulation S), a beneficial interest in the Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A. Beneficial interests in a Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note whether before, on or after such a time, only upon receipt by the Trustee of a written certification to the effect that such transfer is being made in accordance with Regulation S.

     Any beneficial interest in a Regulation S Global Note or a Restricted Global Note (each a "Global Note") that is transferred to a Person who takes delivery in the form of an interest in a Restricted Global
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Note or a Regulation S Global Note, respectively, will, upon transfer, cease to be an interest in the type of Global Note previously held and become an interest in the other type of Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other type of Global Note for as long as it remains an interest.

     The Global Notes (and any Notes issued in exchange therefore) will be subject to certain restrictions on transfer set forth therein and in the indenture and will bear the legend regarding such restrictions set forth under the heading "Notice to Investors" herein. Subject to such restrictions, QIBs or non-U.S. purchasers may elect to take physical delivery of their certificates (each a "Certified Security") instead of holding their interests through the Global Notes (and which are then ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certified Security will, unless the transferee requests otherwise or the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Notes. For a description of the restrictions on transfer of Certificated Securities and any interest in the Global Notes, see "Notice to Investors."

     Book-entry interests for Restricted Global Notes and Permanent Regulation S Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by Euroclear or Clearstream and their participants. The laws of some jurisdictions, including some states of the United States, may require that certain purchasers of securities take physical delivery of those securities in definitive form.

THE GLOBAL NOTES

     We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by the underlying Global Notes to the respective accounts of Persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to Persons who have accounts with DTC ("participants") or Persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

     So long as DTC, Euroclear, Clearstream, or any of their respective nominees, is the registered owner or holder of the Notes, DTC, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's, Euroclear's or Clearstream's, as applicable, procedures, in addition to those provided for under the indenture with respect to the Notes.

     Payments of the principal of, and premium (if any) and interest (including Additional Interest) on, the Global Notes will be made to DTC, Euroclear, Clearstream or their respective nominees, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC, Euroclear, Clearstream or their respective nominees, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC, Euroclear, Clearstream or
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their respective nominees. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a Holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to Persons in states which require physical delivery of the Notes, or to pledge such securities, such Holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

     Participants in Euroclear and/or Clearstream must rely upon the procedures of Euroclear and Clearstream in order to transfer their interests in the Global Notes, and indirect participants must rely on the procedures of the participants through which they own book-entry interests to transfer their interests or to exercise any rights of holders under the indenture.

     DTC, Euroclear and Clearstream have advised us that they will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC, Euroclear or Clearstream interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC, Euroclear and Clearstream will exchange the Global Notes for Certificated Securities, which they will distribute to their participants and which will be legended as set forth under the heading "Notice to Investors."

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     We understand as follows with respect to Euroclear and Clearstream:
Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with Euroclear or Clearstream participants, either directly or indirectly.

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CERTIFICATED SECURITIES

     Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes and underlying Global Notes (i) for Global Notes held by DTC, if requested by a Holder of such interests or (ii) if DTC, Euroclear or Clearstream is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

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

                         CERTAIN UNITED STATES FEDERAL
                            INCOME TAX CONSEQUENCES

     The following is a summary of certain material U.S. federal income tax consequences of the exchange, ownership and disposition of Notes to holders of old notes that acquired old notes at the initial offering price thereof pursuant to the initial offering thereof. Unless the context otherwise requires, any reference in this summary to Notes refers to both old notes and Exchange Notes. Unless otherwise stated under the heading "Non-U.S. holders" below, this summary deals only with Notes held as capital assets within the meaning of Section 1221 of the Code (as defined below) by U.S. holders (as defined below). It does not deal with special classes of holders such as banks, thrifts and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers or traders in securities or currency or tax-exempt investors. This summary also does not address the tax consequences to U.S. holders that have a functional currency other than the U.S. Dollar, U.S. expatriates, partnerships or other entities treated as partnerships for U.S. federal income tax purposes that hold Notes, persons that hold Notes as part of a straddle, hedging, constructive sale or conversion transaction, or shareholders, partners or beneficiaries of a holder of Notes. It also does not include any description of any tax consequences under the U.S. federal estate and gift tax laws, or the tax laws of any state or local government or of any foreign jurisdiction that may be applicable to the Notes. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code, Treasury regulations under the Code, which we refer to in this prospectus as the Treasury Regulations, and administrative and judicial interpretations thereof, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis.

     AS DESCRIBED BELOW, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE NOTES IS NOT CLEAR. IN THE ABSENCE OF CLEAR RULES, WE INTEND TO REPORT INCOME ON THE NOTES UNDER THE METHOD DESCRIBED BELOW UNDER THE HEADING "-- TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF NOTES -- U.S. HOLDERS." IF YOU ARE CONSIDERING EXCHANGING NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE EXCHANGE, OWNERSHIP AND DISPOSITION OF THE OLD NOTES AND THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR SITUATION.

     As used in this section, the term "U.S. holder" means any beneficial owner of Notes that is, for United States federal income tax purposes,

     - a citizen or resident of the United States,

     - a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

     As used in this discussion, the term "Non-U.S. holder" means a beneficial owner of Notes that is not a U.S. holder and is not an entity organized in or under the laws of the United States, any state thereof or the District of Columbia.

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TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of old notes for publicly registered notes ("Exchange Notes") having substantially identical terms, under current law, will not be treated as an "exchange" or other taxable event for U.S. federal income tax purposes. Accordingly,

     - holders will not recognize taxable gain or loss upon the receipt of Exchange Notes in exchange for old notes in the Exchange Offer,

     - the holding period for an Exchange Note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor, and

     - the adjusted tax basis of an Exchange Note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

CHARACTERIZATION OF NOTES AS CONTINGENT PAYMENT DEBT INSTRUMENTS

     As described under the heading "Description of the New Notes -- Principal, Maturity and Interest" above, we have the option of paying interest on the notes through the issuance of PIK Notes in lieu of paying interest in cash. In addition, we will be required to call for the redemption of the notes at the redemption price then applicable on the redemption date (as set forth under the caption "Description of the New Notes -- Redemption -- Optional Redemptions"), plus accrued and unpaid interest, if any, to the date of redemption upon the occurrence of an Operating Company Refinancing Event. Because the stated maturity of the Senior Secured Notes is February 1, 2010, an Operating Company Refinancing Event could occur, and we could be required to call the notes for redemption, at any time on or before that date (or in certain circumstances on dates after February 1, 2010). As a result, the payment of amounts in redemption of the notes is contingent as to time. In addition, because different redemption prices would be applicable to the notes depending on the date on which the notes are redeemed, the redemption price of the notes is contingent in amount. As a result of the foregoing contingencies, the notes will be treated for U.S. federal income tax purposes as debt instruments that provide for one or more contingent payments.

     Applicable Treasury regulations addressing debt instruments that provide for one or more contingent payments do not provide specific rules for debt instruments having payments that are contingent as to time. The U.S. federal income tax consequences to a U.S. holder of the ownership and disposition of a note therefore are not clear. In the absence of clear rules, we intend to treat the inclusion of income with respect to the notes as governed by certain analogous rules, including the "noncontingent bond method" normally governing debt instruments that provide for one or more contingent payments, and rules providing that issuers and holders of debt instruments will exercise options with respect to debt instruments in a manner that minimizes and maximizes, respectively, the yield to maturity on the instrument. By analogy to those rules, we will accrue interest on the notes under rules applicable to debt instruments issued with original issue discount ("OID") under the assumption that the notes will be redeemed on February 1, 2008 (the latest date on which, in accordance with the terms of the notes, we could call for redemption of the notes in the event that we repay the Senior Secured Notes on their stated maturity date). If we do not in fact redeem the notes on that date, then we will accrue interest on the notes thereafter under rules applicable to debt instruments issued with OID under the assumption that on each succeeding date on which the notes are outstanding, the notes will be redeemed on the next following date. We intend to file information returns with the IRS on Form 1099-OID consistent with this treatment.

     The accrual of income on the notes under the foregoing assumptions is described below.

TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF NOTES

  U.S. HOLDERS

     Income on the Notes. We will accrue income on the notes from the issue date of the notes to February 1, 2008 (or an earlier date on which the notes are redeemed) under the assumption that we will always pay interest in PIK Notes. Regulations governing debt instruments issued with OID provide that,

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

for purposes of determining the yield to maturity and accrual of OID on the notes, each note purchased in this offering will be aggregated with any PIK Notes paid as interest thereon and paid as interest on such PIK Notes, and the aggregate of such notes will be treated as a single debt instrument (an "Aggregated Note"). The amount of OID on an Aggregated Note will be equal to the excess of the sum of the principal amounts of the note and PIK Notes issued through February 1, 2008, comprising the Aggregated Note over the issue price of the note purchased in this offering. Each U.S. holder would be required to include in income through February 1, 2008, as ordinary income a portion of the OID on the Aggregated Note on a constant yield to maturity basis in the advance of payments of cash on the note and without regard to the U.S. holder's method of accounting for U.S. federal income tax purposes. If we make any payments of interest on the notes in cash, contrary to the foregoing assumption that interest payments on an Aggregated Note will always be made in PIK Notes, then we would be treated as having first issued a PIK Note in payment of such interest. The payment of interest in cash will then be treated as a payment in retirement of a portion of the Aggregated Note. The portion of the Aggregated Note treated as retired will equal the portion of the aggregate principal amount of the Aggregated Note equal to the amount of the cash payment. Under these rules, a holder could recognize gain or loss as described below under "-- Sale, Exchange or Retirement of Notes" upon such deemed retirement, taking into account the portion of its adjusted tax basis in the Aggregated Note (determined as described below) allocable to the portion of the Aggregated Note treated as retired.

     If we have not redeemed the notes on or prior to February 1, 2008, then we will accrue income on the notes on each day on which the notes remain outstanding through the stated maturity date of the notes under the assumption that the notes will be retired on the next succeeding day. Under such assumption, a U.S. holder would be required to include in income each day the amount of interest accrued on the notes for that day, without regard to the U.S. holder's method of accounting for U.S. federal income tax purposes, provided, however, that if the notes are still outstanding on the August 1, 2008 interest payment date and interest is paid on such date in PIK Notes, then a U.S. holder would include in income on the next succeeding day an additional five percent of the amount of interest accrued on the notes from the preceding interest payment date in order to reflect the redemption premium attributable to the PIK Notes paid as interest on the August 1, 2008 interest payment date. If, however, the notes are still outstanding on February 1, 2009, by analogy to the "noncontingent bond method" that is applicable to the accrual of OID on debt instruments providing for one or more contingent payments that are not contingent as to time, we intend to include an amount in our income on such date, and we will report a U.S. holder as being entitled to take a deduction against ordinary income on such date, in an amount equal to the reduction in the redemption price of the U.S. holder's notes on such date.

     Although not entirely clear, it appears that a U.S. holder will be required to include income on notes under the foregoing method unless such method is unreasonable (i.e., the method was set with a purpose to overstate, understate, accelerate or defer interest accruals on the notes), in which event the holder would be required to include income on the notes under an alternative method disclosed on the holder's timely filed U.S. federal income tax return for the year in which the holder acquires notes.

     Sale, Exchange or Retirement of Notes. Upon a taxable sale, exchange, redemption or retirement of a note or a PIK Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the note and the U.S. holder's adjusted tax basis in the note. Under the foregoing method of inclusion of income on the notes, a U.S. holder's adjusted tax basis in a note or PIK Note comprising part of an Aggregated Note would be determined by reference to the adjusted tax basis of the Aggregated Note of which such note or PIK Note is a part. A U.S. holder's adjusted tax basis in an Aggregated Note under such method would generally equal the cost of the related note purchased in this offering, increased by the amount of OID attributable to the Aggregated Note included in income by the U.S. holder through the date of disposition, and reduced by the deduction on February 1, 2009 (if the notes are then still outstanding) attributable to the reduction in the redemption price of the notes on that date. A U.S. holder's adjusted tax basis in an Aggregated Note would be allocated among the note purchased in this offering and its related PIK Notes based upon their relative principal amounts. The character of gain or loss so recognized is not clear. Under rules analogous

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

to those applicable to debt instruments providing for one or more contingent payments that are not contingent as to time, gain so recognized would be treated as ordinary interest income, and loss would be treated as ordinary loss to the extent of the U.S. holder's total income inclusions on the note to the date of disposition (or in the case of a disposition on or after February 1, 2009, to the extent of the excess of such total income inclusions over the deduction taken on February 1, 2009 attributable to the reduction in the redemption premium of the notes on that date), and any additional loss would be a capital loss. The deduction of capital losses is subject to certain limitations applicable to both corporations and non-corporate taxpayers. U.S. holders are urged to consult their own tax advisors regarding the character of gain or loss recognized on redemption or on any other taxable disposition of the notes.

     AS DESCRIBED ABOVE, THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO A U.S. HOLDER OF THE OWNERSHIP AND DISPOSITION OF NOTES IS NOT CLEAR. ALTHOUGH THE ISSUER BELIEVES THAT THE FOREGOING METHOD OF ACCRUING INCOME ON THE NOTES IS REASONABLE, THE ISSUER CANNOT GIVE ANY ASSURANCE THAT THE IRS WOULD NOT CHALLENGE THE FOREGOING METHOD, OR THAT ANY SUCH CHALLENGE WOULD NOT BE SUSTAINED. IF A U.S. HOLDER WERE REQUIRED TO INCLUDE INCOME ON THE NOTES UNDER ANOTHER METHOD, THE AMOUNT, TIMING AND CHARACTER OF INCOME ON THE NOTES COULD BE ADVERSELY AFFECTED. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

  NON-U.S. HOLDERS

     Income on the Notes. Generally, payments of accrued original issue discount on a note of a Non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate or, if applicable, a lower tax rate specified by a treaty. However, a Non-U.S. holder may qualify for the "portfolio interest" exemption and therefore not be subject to United States federal income tax or withholding tax on such payments, if income on a note is not effectively connected with a United States trade or business of the Non-U.S. holder and if:

     - the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the issuer's stock entitled to vote,

     - the Non-U.S. holder is not a controlled foreign corporation that is related to the issuer's through stock ownership,

     - the Non-U.S. holder certifies to the issuer's or the issuer's agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or otherwise satisfies applicable identification requirements, and

     - neither the issuer nor its paying agent knows or has reason to know that the conditions of the exemption are, in fact, not satisfied.

     In the case of notes held by a foreign partnership, the certification described above generally must be provided by the partners, rather than by the partnership, and the partnership must provide certain information, including a U.S. taxpayer identification number. A look through rule applies in the case of tiered partnerships.

     A Non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to income on notes that is effectively connected with a United States trade or business of the Non-U.S. holder unless an applicable treaty provides otherwise. In the case of a Non-U.S. holder that is eligible for benefits of an income tax treaty with the United States, such Non-U.S. holder generally will be taxed on its effectively connected interest income in the same manner as a U.S. holder only if such income is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States. Such effectively connected interest received or accrued by a corporate Non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate or, if
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

applicable, a lower tax rate specified by a treaty. Even though such effectively connected income is subject to U.S. income tax and may be subject to the branch profits tax, it is not subject to U.S. withholding tax if the holder delivers a properly executed IRS Form W-8ECI (or a suitable substitute form) to us or our paying agent and neither we nor our paying agent knows or has reason to know that the information on the form is incorrect. As described above under the heading "-- U.S. Holders -- Income on the Notes", the method of including income on a note for U.S. federal income purposes is not clear. A Non-U.S. holder for whom income on the notes is treated as effectively connected with the conduct by the holder of a United States trade or business should review and discuss with its own tax advisor the method of including income on the note that the Issuer intends to adopt, as described above under such heading.

     Sale, Exchange, or Retirement of Notes. A Non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, or retirement of notes unless:

     - the gain is effectively connected with a United States trade or business of the Non-U.S. holder (and, if a treaty applies, the gain is generally attributable to a United States permanent establishment maintained by that Non-U.S. holder), or

     - in the case of a Non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting on IRS Form 1099 will apply to payments to a U.S. Holder on the notes and the proceeds of the sale of the notes. Backup withholding may apply to such payments to a non-corporate U.S. holder if:

     - the U.S. holder fails to furnish or certify its correct taxpayer identification number to us or our paying agent in the manner required,

     - we are notified by the IRS that the U.S. holder has failed to report payments of interest or dividends properly and such holder is subject to backup withholding, or

     - under certain circumstances the U.S. holder fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

     Information reporting on IRS Form 1099 and backup withholding generally will not apply to payments on notes to a Non-U.S. holder if the certification or identification requirements described in "-- Non-U.S. holders -- Interest Income" above are satisfied by the holder, unless the payor knows or has reason to know that the holder is not entitled to an exemption from information reporting or backup withholding. However, we may report payments of OID on the notes to a Non-U.S. holder on IRS Form 1042-S regardless of whether a Non-U.S. holder provides the certification or identification requirements described above.

     Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of notes effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless the broker is a United States person or has certain other connections to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of a broker with such connections to the United States described in the preceding sentence will not be subject to backup withholding but will be subject to information reporting requirements, unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the notes provides the certification described in "-- Non-U.S. holders -- Interest Income" or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS. The current rate for backup withholding is 28%.

     THE FOREGOING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE, OWNERSHIP AND DISPOSITION OF NOTES IS INTENDED FOR GENERAL INFORMATION. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR AS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES AS WELL AS THE CONSEQUENCES UNDER U.S. FEDERAL ESTATE AND GIFT, OR STATE, LOCAL AND FOREIGN INCOME TAX LAW. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF INCOME TAX TREATIES AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN THE NOTES.

                              PLAN OF DISTRIBUTION

     The exchange offer is not being made to, nor will we accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

     Under existing SEC interpretations, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like this exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment of the new notes) with the prospectus contained in the exchange offer registration statement.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until           , 2005 (90 days after the date of this prospectus),
all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     A broker-dealer intending to use this prospectus in the resale of new notes must so notify us on or prior to the expiration date. This notice may be given in the space provided in the letter of transmittal or may be delivered to the exchange agent.

     We may, in certain cases, issue a notice suspending use of this exchange offer registration statement. If we do so, the period during which the registration statement must remain effective will be extended for a number of days equal to the number of days the registration statement was in suspense.

     We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the date of this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the new notes offered hereby will be passed upon for the Company by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of PAHC Holdings Corporation as of June 30, 2004 and 2003 and for each of the three years in the period ended June 30, 2004, the consolidated financial statements of Philipp Brothers Netherlands I B.V. as of June 30, 2004 and 2003 and for each of the three years in the period ended June 30, 2004 and the financial statements of Phibro Animal Health SA (Belgium) as of June 30, 2004 and 2003 and for each of the three years in the period ended June 30, 2004 included in this prospectus, have all been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Prior to the filing of the registration statement of which this prospectus is a part, we were not subject to the reporting or informational requirements of the Securities Exchange Act of 1934. In accordance therewith, we now file reports and other information with the SEC. Those reports and other information so filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. The SEC also maintains a site on the World Wide Web at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, covering the new notes to be issued in the exchange
offer (Registration No. 333-      ). This prospectus, which is a part of the
registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding us and the new notes to be issued in the exchange offer, please reference the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

     Copies of the registration statement, including all related exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC. In addition, you may request a copy of any of these filings, at no cost, by writing our Chief Financial Officer at our principal executive offices, which are located at 65 Challenger Road, Ridgefield Park, NJ 07660 telephone number (201) 329-7300.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Report of Independent Registered Public Accounting Firm.....   F-2
Consolidated Balance Sheets as of June 30, 2004 and 2003....   F-3
Consolidated Statements of Operations and Comprehensive
  Income (Loss) for the years ended June 30, 2004, 2003 and
  2002......................................................   F-4
Consolidated Statements of Changes in Stockholders' Deficit
  for the years ended June 30, 2004, 2003 and 2002..........   F-5
Consolidated Statements of Cash Flows for the years ended
  June 30, 2004, 2003 and 2002..............................   F-6
Notes to Consolidated Financial Statements..................   F-7
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Condensed Consolidated Balance Sheets as of December 31,
  2004 and June 30, 2004....................................  F-47
Condensed Consolidated Statements of Operations and
  Comprehensive Income (Loss) for the three months and six
  months ended December 31, 2004 and 2003...................  F-48
Condensed Consolidated Statements of Changes in
  Stockholders' Deficit for the three months and six months
  ended December 31, 2004...................................  F-49
Condensed Consolidated Statements of Cash Flows for the six
  months ended December 31, 2004 and 2003...................  F-50
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................  F-51

OTHER FINANCIAL STATEMENTS OF CERTAIN PHIBRO ANIMAL HEALTH CORPORATION SUBSIDIARIES

The following financial statements for certain of Phibro Animal Health Corporation's indirectly wholly owned subsidiaries are included pursuant to Regulation S-X Rule 3-16 of the Exchange Act, "Financial Statements of Affiliates Whose Securities Collateralize an Issue Registered or Being Registered." See Note 10 to the Phibro Animal Health Corporation consolidated financial statements.

PHILIPP BROTHERS NETHERLANDS I B.V.
Report of Independent Registered Public Accounting Firm.....  F-73
Consolidated Balance Sheets as of June 30, 2004 and 2003....  F-74
Consolidated Statements of Operations and Comprehensive Loss
  for the years ended June 30, 2004, 2003 and 2002..........  F-75
Consolidated Statements of Changes in Stockholders' Deficit
  for the years ended June 30, 2004, 2003 and 2002..........  F-76
Consolidated Statements of Cash Flows for the years ended
  June 30, 2004, 2003 and 2002..............................  F-77
Notes to Consolidated Financial Statements..................  F-78
PHIBRO ANIMAL HEALTH SA
Report of Independent Registered Public Accounting Firm.....  F-90
Balance Sheets as of June 30, 2004 and 2003.................  F-91
Statements of Operations and Comprehensive Income (Loss) for
  the years ended June 30, 2004, 2003 and 2002..............  F-92
Statements of Changes in Stockholders' Equity for the years
  ended June 30, 2004, 2003 and 2002........................  F-93
Statements of Cash Flows for the years ended June 30, 2004,
  2003 and 2002.............................................  F-94
Notes to Financial Statements...............................  F-95

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of PAHC Holdings Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders' deficit and cash flows present fairly, in all material respects, the financial position of PAHC Holdings Corporation and its subsidiaries at June 30, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
September 27, 2004, except for Note 1 as to which the date is February 18, 2005.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                AS OF JUNE 30,
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
                                                                (IN THOUSANDS)
                                     ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  5,568   $ 11,179
  Trade receivables, less allowance for doubtful accounts of
     $1,358 and $1,437 at June 30, 2004 and 2003,
     respectively...........................................    57,658     52,714
  Other receivables.........................................     2,766      3,503
  Inventories...............................................    79,910     87,849
  Prepaid expenses and other current assets.................     8,688      9,868
  Current assets from discontinued operations...............        --      9,276
                                                              --------   --------
       Total current assets.................................   154,590    174,389
Property, plant and equipment, net..........................    58,786     63,905
Intangibles.................................................    11,695      8,669
Other assets................................................    16,298     14,059
Other assets from discontinued operations...................        --     13,325
                                                              --------   --------
                                                              $241,369   $274,347
                                                              ========   ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Cash overdraft............................................  $    891   $  1,686
  Loans payable to banks....................................    10,996     37,878
  Current portion of long-term debt.........................     1,351     24,124
  Accounts payable..........................................    46,972     55,355
  Accrued expenses and other current liabilities............    40,010     40,699
  Current liabilities from discontinued operations..........        --      5,557
                                                              --------   --------
       Total current liabilities............................   100,220    165,299
Long-term debt..............................................   158,018    102,263
Other liabilities...........................................    22,286     21,241
Other liabilities from discontinued operations..............        --      1,173
                                                              --------   --------
       Total liabilities....................................   280,524    289,976
                                                              --------   --------
Commitments and contingencies
Redeemable securities:
  Series B and C preferred stock............................    24,678     68,881
                                                              --------   --------
Stockholders' deficit:
  Preferred stock -- $100 par value, 150,543 shares
     authorized, none issued at June 30, 2004 and 2003;
     Series A preferred stock -- $100 par value, 6% non-
     cumulative, 5,207 shares authorized, issued and
     outstanding at June 30, 2004 and 2003..................       521        521
  Common stock -- $0.10 par value, 30,300 authorized and
     24,488 shares issued and outstanding at June 30, 2004
     and 2003...............................................         2          2
  Paid-in capital...........................................       860        860
  Accumulated deficit.......................................   (57,964)   (79,489)
  Accumulated other comprehensive income (loss):
     Gain on derivative instruments.........................         9         81
     Cumulative currency translation adjustment.............    (7,261)    (6,485)
                                                              --------   --------
       Total stockholders' deficit..........................   (63,833)   (84,510)
                                                              --------   --------
                                                              $241,369   $274,347
                                                              ========   ========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                                               FOR THE YEARS ENDED JUNE 30,
                                                              ------------------------------
                                                                2004       2003       2002
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Net sales...................................................  $358,274   $341,746   $328,676
Cost of goods sold..........................................   267,871    251,200    247,411
                                                              --------   --------   --------
  Gross profit..............................................    90,403     90,546     81,265
Selling, general and administrative expenses (includes
  litigation income of $3,040 in 2003 and $742 in 2002).....    66,128     65,050     70,636
Costs of non-completed transaction..........................     5,261         --         --
                                                              --------   --------   --------
  Operating income..........................................    19,014     25,496     10,629
Other:
  Interest expense..........................................    18,618     16,281     18,070
  Interest (income).........................................      (130)       (85)      (346)
  Other (income) expense, net...............................      (781)     1,539      3,349
  Net (gain) on extinguishment of debt......................   (23,226)        --         --
                                                              --------   --------   --------
  Income from continuing operations before income taxes.....    24,533      7,761    (10,444)
Provision for income taxes..................................     7,969     10,060     14,767
                                                              --------   --------   --------
  Income (loss) from continuing operations..................    16,564     (2,299)   (25,211)
Discontinued operations:
  (Loss) from discontinued operations (net of income
     taxes).................................................    (1,625)   (14,577)   (26,559)
  (Loss) on disposal of discontinued operations (net of
     income taxes)..........................................    (2,089)      (683)        --
                                                              --------   --------   --------
  Net income (loss).........................................    12,850    (17,559)   (51,770)
Other comprehensive income (loss):
  Change in derivative instruments, net of tax..............       (72)      (981)     1,062
  Change in currency translation adjustment.................      (776)     7,377     (6,125)
                                                              --------   --------   --------
  Comprehensive income......................................  $ 12,002   $(11,163)  $(56,833)
                                                              ========   ========   ========
  Net income (loss).........................................    12,850    (17,559)   (51,770)
Excess of the reduction of redeemable preferred stock over
  total assets divested and costs and liabilities incurred
  on the Prince Transactions................................    20,138         --         --
Dividends and equity value accreted on Series B and C
  redeemable preferred stock................................   (11,463)   (12,278)    (7,623)
                                                              --------   --------   --------
  Net income (loss) available to common shareholders........  $ 21,525   $(29,837)  $(59,393)
                                                              ========   ========   ========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                              FOR THE YEARS ENDED JUNE 30, 2004, 2003 AND 2002
                              ---------------------------------------------------------------------------------
                                                                                        ACCUMULATED
                                                                          RETAINED         OTHER
                              PREFERRED     COMMON STOCK                  EARNINGS     COMPREHENSIVE
                                STOCK     -----------------   PAID-IN   (ACCUMULATED      (LOSS)
                              SERIES A    CLASS A   CLASS B   CAPITAL     DEFICIT)        INCOME        TOTAL
                              ---------   -------   -------   -------   ------------   -------------   --------
                                                          (IN THOUSANDS)
Balance, June 30, 2001......    $521        $1        $1       $ 878      $  9,741       $ (7,737)     $  3,405
  Dividends on Series B and
     C redeemable preferred
     stock..................                                                (7,623)                      (7,623)
  Change in derivative
     instruments, net of
     tax....................                                                                1,062         1,062
  Foreign currency
     translation
     adjustment.............                                                               (6,125)       (6,125)
  Receivable from principal
     shareholder............                                    (138)                                      (138)
  Net (loss)................                                               (51,770)                     (51,770)
                                ----        --        --       -----      --------       --------      --------
Balance, June 30, 2002......    $521        $1        $1       $ 740      $(49,652)      $(12,800)     $(61,189)
                                ====        ==        ==       =====      ========       ========      ========
  Dividends on Series B and
     C redeemable preferred
     stock..................                                                (8,808)                      (8,808)
  Equity value accreted on
     Series B and C
     redeemable preferred
     stock..................                                                (3,470)                      (3,470)
  Change in derivative
     instruments, net of
     tax....................                                                                 (981)         (981)
  Foreign currency
     translation
     adjustment.............                                                                7,377         7,377
  Payable to principal
     shareholder............                                     120                                        120
  Net (loss)................                                               (17,559)                     (17,559)
                                ----        --        --       -----      --------       --------      --------
Balance, June 30, 2003......    $521        $1        $1       $ 860      $(79,489)      $ (6,404)     $(84,510)
                                ====        ==        ==       =====      ========       ========      ========
  Excess of the reduction in
     redeemable preferred
     stock over total assets
     divested and costs and
     liabilities incurred on
     the Prince
     Transactions...........                                                20,138                       20,138
  Dividends on Series B and
     C redeemable preferred
     stock..................                                                (6,042)                      (6,042)
  Equity value accreted on
     Series B and C
     redeemable preferred
     stock..................                                                (5,421)                      (5,421)
  Change in derivative
     instruments, net of
     tax....................                                                                  (72)          (72)
  Foreign currency
     translation
     adjustment.............                                                                 (776)         (776)
  Net (loss)................                                                12,850                       12,850
                                ----        --        --       -----      --------       --------      --------
Balance, June 30, 2004......    $521        $1        $1       $ 860      $(57,964)      $ (7,252)     $(63,833)
                                ====        ==        ==       =====      ========       ========      ========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE YEARS ENDED JUNE 30,
                                                              ------------------------------
                                                                2004       2003       2002
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 12,850   $(17,559)  $(51,770)
  Adjustment for discontinued operations....................     3,714     15,260     26,559
                                                              --------   --------   --------
  Income (loss) from continuing operations..................    16,564     (2,299)   (25,211)
  Adjustments to reconcile income (loss) from continuing
    operations to net cash provided (used) by operating
    activities:
    Depreciation and amortization...........................    13,183     12,524     12,355
    Deferred income taxes...................................       326      6,460     11,238
    Net gain from sales of assets...........................      (692)      (127)        (5)
    Net gain on extinguishment of debt......................   (23,226)        --         --
    Change in redemption amount of redeemable common
      stock.................................................        --         --       (378)
    Effects of changes in foreign currency..................      (548)       390      2,120
    Other...................................................     1,114        387      2,416
    Changes in operating assets and liabilities:
      Accounts receivable...................................    (7,222)     3,810      6,046
      Inventories...........................................     3,660     (1,598)   (13,991)
      Prepaid expenses and other current assets.............      (314)    (3,122)    (2,819)
      Other assets..........................................    (3,079)    (2,632)     2,667
      Accounts payable......................................    (5,650)    20,503     (6,606)
      Accrued expenses and other liabilities................     6,965       (355)     8,511
      Accrued costs of non-completed transaction............     3,970         --         --
  Cash provided (used) by discontinued operations...........    (2,189)       716     (1,088)
                                                              --------   --------   --------
      Net cash provided (used) by operating activities......     2,862     34,657     (4,745)
                                                              --------   --------   --------
INVESTING ACTIVITIES:
  Capital expenditures......................................    (6,244)    (8,636)    (8,518)
  Acquisition of a business, net of cash acquired...........        --         --     (7,182)
  Proceeds from property damage claim.......................        --         --        411
  Proceeds from sale of assets..............................     1,094      2,565         19
  Other investing...........................................      (655)       737        580
  Discontinued operations...................................    14,875      1,363     (2,671)
                                                              --------   --------   --------
      Net cash provided (used) by investing activities......     9,070     (3,971)   (17,361)
                                                              --------   --------   --------
FINANCING ACTIVITIES:
  Net increase (decrease) in cash overdraft.................      (795)    (6,081)     3,438
  Net increase (decrease) in short-term debt................   (26,954)    (6,660)    14,237
  Proceeds from long-term debt..............................   109,661      2,000      2,322
  Payments of long-term debt................................   (35,453)   (16,014)    (4,730)
  Payment of Pfizer obligations.............................   (28,300)        --         --
  Payments relating to the Prince Transactions and related
    costs...................................................   (21,393)        --         --
  Debt refinancing costs....................................   (15,548)        --         --
  Discontinued operations...................................     1,005        377     (1,590)
                                                              --------   --------   --------
      Net cash provided (used) by financing activities......   (17,777)   (26,378)    13,677
                                                              --------   --------   --------
Effect of exchange rate changes on cash.....................       234        452          3
                                                              --------   --------   --------
      Net increase (decrease) in cash and cash
         equivalents........................................    (5,611)     4,760     (8,426)
Cash and cash equivalents at beginning of period............    11,179      6,419     14,845
                                                              --------   --------   --------
Cash and cash equivalents at end of period..................  $  5,568   $ 11,179   $  6,419
                                                              ========   ========   ========
Supplemental Cash Flow Information:
  Interest paid.............................................  $ 17,578   $ 16,104   $ 17,003
  Income taxes paid.........................................     4,755      3,046      2,629

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS

     Formed on February 1, 2005 PAHC Holdings Corporation (the "Company" or "Holdings") is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives ("MFA") and nutritional feed additives ("NFA"), which the Company sells throughout the world predominately to the poultry, swine and cattle markets. The Company is also a specialty chemicals manufacturer and marketer, serving numerous markets.

     The audited financial statements contained herein are substantially identical to those of Phibro Animal Health Corporation ("PAHC") and its subsidiaries, the previous reporting entity.

     The Company was formed as a holding company for PAHC by the holders of all of PAHC's capital stock, other than the holders of PAHC's Series C Preferred Stock, to hold the capital stock of PAHC, except for its Series C Preferred Stock. In particular, Jack Bendheim, Marvin S. Sussman and trusts for the benefit of Mr. Bendheim and his family exchanged all of their shares of Series A Preferred Stock and Class B Common Stock, and Mr. Bendheim exchanged fifty percent (50%) of his shares of Class A Common Stock, for the same number and class of shares of the Company, having the same designations, relative rights, privileges and limitations as the PAHC shares of such class (except to the extent that the Company is a Delaware corporation and PAHC is a New York corporation).

2.  SUBSEQUENT EVENTS (UNAUDITED)

  ISSUANCE OF ADDITIONAL 13% SENIOR SECURED NOTES:

     On December 21, 2004, PAHC completed a private placement pursuant to which PAHC and Philipp Brothers Netherlands III B.V., an indirect wholly-owned subsidiary of PAHC (the "Dutch Issuer" and together with PAHC, the "Issuers") issued and sold 22,491 additional units consisting of $18,207 13% Senior Secured Notes due 2007 of PAHC (the "U.S. Notes") and $4,284 13% Senior Secured Notes due 2007 of the Dutch Issuer (the "Dutch Notes" and together with the U.S. Notes, the "Additional Notes"), from which they received gross proceeds of $23,391. The proceeds were used to refinance indebtedness outstanding under PAHC's domestic senior credit facility. PAHC incurred financing costs of $2,275 in connection with the issuance of the Additional Notes. The Additional Notes were issued under the Indenture dated October 21, 2003, as amended and supplemented (the "Indenture") under which the Issuers previously issued 105,000 units consisting of $85,000 aggregate principal amount of U.S. Notes and $20,000 aggregate principal amount of Dutch Notes.

     On January 14, 2005, PAHC and its domestic subsidiaries filed a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-4 with respect to an exchange offer for all its Senior Secured Notes, comprised of 105,000 units sold on October 21, 2003 and 22,491 additional units sold on December 21, 2004. On February 4, 2005, such registration statement was declared effective. On February 24, 2005, PAHC and its domestic subsidiaries filed a post-effective amendment to their registration statement. On March 2, 2005, such post-effective amendment was declared effective. On March 9, 2005, all of PAHC's outstanding units were exchanged for the new registered units.

  AMENDMENT TO THE DOMESTIC SENIOR CREDIT FACILITY:

     On December 21, 2004, concurrent with the completion of the offering of the Additional Notes, PAHC amended its domestic senior credit facility to: (i) amend the EBITDA definition to exclude charges and expenses related to the sale of the Belgium Plant in an aggregate amount not to exceed $26,800 for purposes of calculating a certain financial covenant; (ii) amend the Indenture reserve definition to include scheduled payments of interest due on the Additional Notes; (iii) amend the maximum aggregate amount of borrowing

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                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

available under the working capital facility to permit a temporary increase to $22,500 and for its reduction to $17,500 on such borrowings being refinanced by the proceeds of the Additional Notes; (iv) amend the Permitted Investments definition to include investments in connection with the Belgium Plant Transaction and transfer of certain equipment, together with other assets and rights related to the production of virginiamycin, to Phibro Saude Animal International Ltda, ("PAH Brazil") or in connection with alternative production arrangements; and (v) provide for the issuance of the Additional Notes and the sale of the Belgium Plant and related transactions.

  BELGIUM PLANT TRANSACTIONS:

     On December 16, 2004, Phibro Animal Health SA, ("PAH Belgium") entered into an agreement with GlaxoSmithKline Biologicals ("GSK") to sell to GSK substantially all of PAH Belgium's facilities in Rixensart, Belgium (the "Belgium Plant"). Such sale, when completed (the "Belgium Plant Transactions"), will include the following elements (U.S. dollar amounts at the December 31, 2004 exchange rate): (i) the transfer of substantially all of the land and buildings and certain equipment of PAH Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of PAH Belgium for a purchase price of EUR 6,200 ($8,394), payable at closing; (ii) the transfer to GSK of a majority of the employees of the Belgium Plant and the corresponding responsibility for statutory severance obligations;
(iii) GSK agreeing to be responsible cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for PAH Belgium to reimburse GSK up to a maximum of EUR 700 ($948) for such cleaning-up costs; (iv) in recognition of the benefits to PAHC from the proposed transaction, PAH Belgium agreeing to pay to GSK EUR 1,500 ($2,031) within six months from the closing date, EUR 1,500 ($2,031) within eighteen months from the closing date, EUR 1,500 ($2,031) within thirty months from the closing date, and EUR 500 ($677) within forty-two months from the closing date; (v) PAH Belgium retaining certain excess land (valued at approximately EUR 400 ($542)) and being able to sell such land for its own account; (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 9,100 ($12,320), of which an amount estimated to be approximately EUR 4,600 ($6,227) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 4,500 ($6,092) would be payable over periods up to thirteen years; and (vii) PAH Belgium retaining any or all equipment at the Belgium Plant, and being able to sell such equipment for the account of PAH Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to PAH Brazil which owns a facility in Guarulhos, Brazil or in connection with alternative production arrangements.

     The foregoing transactions and agreements are subject to a closing that is expected to occur on November 30, 2005, but in no event earlier than July 1, 2005 or later than June 30, 2006.

     The Dutch Notes and related guarantees are collateralized by a mortgage on the Belgium Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

     As a result of the above agreement, the Company will depreciate the Belgium plant to its estimated salvage value of EUR 2,470 ($3,344) as of the projected closing date of November 30, 2005. The Company recorded incremental depreciation expense of EUR 394 ($533) in December 2004 and will record an additional EUR 8,662 ($11,727) of incremental depreciation expense ratably through November 2005. The Company recorded severance expense of EUR 6,650 ($9,003) in December 2004 for the estimated minimum severance amounts indicated by law, contract, and/or past practice. The Company estimates it will record additional expense of EUR 2,450 ($3,317) ratably through November 2005 for severance, retention agreements and other costs. The incremental depreciation expense of $533 and severance expense of $9,003 were recorded in December 2004 and were included in cost of goods sold.

     The Company has determined that the carrying amount of the Belgium Plant at December 31, 2004 is recoverable based on the estimated future cash flows arising from the use of the assets.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     In anticipation of transferring production of virginiamycin from the Belgium plant to an alternative production location, the Company has been increasing inventory levels of virginiamycin to ensure adequate supplies during the transfer period. At December 31, 2004 virginiamycin inventories were approximately $40,000 and are expected to continue to increase through November 2005, based on current production rates.

  SENIOR SECURED NOTES DUE 2010 AND REDEMPTION OF SERIES C PREFERRED STOCK:

     On February 10, 2005, the Company issued $29,000 of its 15% Senior Secured Notes due 2010 (the "HoldCo Notes") in a private placement. Interest is payable at the option of the Company in cash or pay-in-kind HoldCo Notes. PAHC is not obligated for the HoldCo Notes. PAHC's ability to make payments to the Company is subject to the terms of PAHC's Senior Secured Notes, its Senior Subordinated Notes, and its domestic senior credit facility, and to applicable law.

     The HoldCo Notes are collateralized by all of the Company's assets (consisting solely of all the outstanding capital stock of PAHC). The HoldCo Notes and such security interest are effectively subordinated to all liabilities, including PAHC's and its subsidiaries' trade payables, as well as PAHC's indenture indebtedness.

     The proceeds from the sale of the HoldCo Notes were released from escrow on February 28, 2005 and $26,400 of such proceeds were contributed by the issuer to the capital of PAHC and used to redeem on such date PAHC's Series C Preferred Stock, all of which was held by Palladium Equity Partners II, L.P. and certain of its affiliates, for $26,400. In connection with the release of the proceeds of the HoldCo Notes from escrow and following the redemption of PAHC's Series C Preferred Stock, Mr. Bendheim contributed to the issuer the balance of PAHC's outstanding Class A Common Stock. All of PAHC's Series A Preferred Stock and Class B Common Stock, its non-voting classes of stock, and all of PAHC's outstanding Class A Common Stock, PAHC's voting stock, is currently owned by the Company and pledged as security for the HoldCo Notes. The HoldCo Notes are secured by all of our assets (now consisting substantially of all of the outstanding capital stock of PAHC).

     In connection with the redemption of the Series C Preferred Stock, the Company, PAHC, Palladium and the principal stockholders of the Company entered into an agreement with respect to (i) the redemption price (consisting of $19,600 of liquidation preference and $6,800 of equity value), (ii) amending the terms of the post-redemption redemption price adjustment set forth in the certificate of incorporation of PAHC (a) from an amount payable upon the occurrence of certain capital stock transactions determined with respect to the value of PAHC upon the occurrence of such capital stock transaction, to a liquidated amount of $4,000, payable only after the occurrence of certain capital stock transactions and the receipt by the current stockholders of the Company, on a cumulative basis, of an aggregate of $24,000 of dividends and distributions in respect of such capital stock transactions, and (b) to remove the one year time period for such adjustment of the redemption price, and (iii) eliminating the backstop indemnification obligation of up to $4,000 of PAHC to Palladium incurred in connection with the sale by PAHC to Palladium in December 2003 of the Prince Manufacturing Company. The excess of the redemption price over the carrying value of the Series C Preferred Stock and the elimination of the backstop indemnification obligation will be reflected as adjustments to stockholder's deficit on the consolidated balance sheet. The post-redemption redemption price adjustment will be fair-valued and recorded as a liability on the consolidated balance sheet, with an offsetting charge to earnings on the consolidated statements of operations and comprehensive income (loss).

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION:

     The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     The Company consolidates the financial statements of Koffolk (1949) Ltd. (Israel) ("Koffolk") and Planalquimica Industrial Ltda. (Brazil)
("Planalquimica") on the basis of their March 31 fiscal year-ends to facilitate the timely inclusion of such entities in the Company's consolidated financial reporting.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     The Company's Odda Smelteverk (Norway) ("Odda"), Carbide Industries (U.K.) ("Carbide"), Mineral Resource Technologies, Inc. ("MRT"), and La Cornubia S.A. (France) ("La Cornubia") businesses have been classified as discontinued operations as discussed in Note 5. The Company's consolidated financial statements have been reclassified to report separately the operating results, financial position and cash flows of the discontinued operations. These footnotes present information only for continuing operations, unless otherwise indicated.

     The Company presents its consolidated financial statements on the basis of its fiscal year ending June 30. All references to years 2004, 2003, and 2002 in these financial statements refer to the fiscal year ended June 30 of that year.

  RISKS, UNCERTAINTIES AND LIQUIDITY:

     The Company's ability to fund its operating plan relies upon the continued availability of borrowing under PAHC's domestic senior credit facility. The Company believes that it will be able to comply with the terms of its covenants under the amended domestic senior credit facility based on its forecasted operating plan. In the event of adverse operating results and/or violation of covenants under this facility, there can be no assurance that the Company would be able to obtain waivers or amendments on favorable terms, if at all. The Company's 2005 operating plan projects adequate liquidity throughout the year, with periods of reduced availability around the dates of the semi-annual interest payments due December 1, 2004 and June 1, 2005. The Company is pursuing additional cost reduction activities, working capital improvement plans, and sales of non-strategic assets to ensure additional liquidity. The Company also has availability under foreign credit lines that would be available as needed. The Company has also undertaken a strategic review of its manufacturing capabilities, and is currently increasing inventory levels of certain products to enhance future flexibility and reduce costs. There can be no assurance the Company will be successful in any of the above-noted actions.

     The use of antibiotics in medicated feed additives is a subject of legislative and regulatory interest. The issue of potential for increased bacterial resistance to certain antibiotics used in certain food-producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotics in food-producing animals. The sale of feed additives containing antibiotics is a material portion of the Company's business. Should regulatory or other developments result in further restrictions on the sale of such products, it could have a material adverse impact on the Company's financial position, results of operations and cash flows.

     The testing, manufacturing, and marketing of certain products are subject to extensive regulation by numerous government authorities in the United States and other countries.

     The Company has significant assets located outside of the United States, and a significant portion of the Company's sales and earnings are attributable to operations conducted abroad.

     The Company has assets located in Israel and a portion of its sales and earnings are attributable to operations conducted in Israel. The Company is affected by social, political and economic conditions affecting Israel, and any major hostilities involving Israel as well as the Middle East or curtailment of trade between Israel and its current trading partners, either as a result of hostilities or otherwise, could have a material adverse effect on the Company.

     The Company's operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the remediation of contaminated soil and groundwater, the manufacture, sale and use of pesticides and the health and safety of employees. As such, the nature of the Company's current and former operations and those of its subsidiaries exposes the Company and its subsidiaries to the risk of claims with respect to such matters.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

  USE OF ESTIMATES:

     Preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Actual results could differ from these estimates. Significant estimates include reserves for bad debts, inventory obsolescence, environmental matters, depreciation and amortization periods of long-lived assets, recoverability of long-lived assets, realizability of deferred tax assets and actuarial assumptions related to the Company's pension plans.

  REVENUE RECOGNITION:

     Revenue is recognized upon transfer of title and when risk of loss passes to the customer, generally at the time of shipment. Net sales reflect total sales billed, less reductions for goods returned, trade discounts and customer allowances.

  CASH AND CASH EQUIVALENTS:

     Cash equivalents include highly liquid investments with maturities of three months or less when purchased.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS:

     Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the probable credit losses in its existing accounts receivable. The allowance is based on historical write-off experience and is reviewed periodically. Past due balances are reviewed individually for collectibility. Account balances are charged against the allowance when the Company feels that it is probable that the receivable will not be recovered. Receivables consist of the following:

                                                                          AS OF
                                                              -----------------------------
                                                              JUNE 30, 2004   JUNE 30, 2003
                                                              -------------   -------------
Trade receivables...........................................     $57,658         $52,714
Employee receivables........................................         256             267
Other receivables...........................................       2,510           3,236
                                                                 -------         -------
Total receivables...........................................     $60,424         $56,217
                                                                 =======         =======

     The allowance for doubtful accounts was:

                                                             2004     2003     2002
                                                            ------   ------   -------
Balance at beginning of period............................  $1,437   $1,461   $ 1,760
Provision for bad debts...................................     565      347       979
Bad debt write-offs.......................................    (644)    (371)   (1,278)
                                                            ------   ------   -------
Balance at end of period..................................  $1,358   $1,437   $ 1,461
                                                            ======   ======   =======

  INVENTORIES:

     Inventories are valued at the lower of cost or market. Cost is determined principally under the first-in, first-out (FIFO) and average methods; cost for certain inventories is determined under the last-in, first-out (LIFO) method. Inventories valued at LIFO amounted to $0 and $3,805 at June 30, 2004 and 2003,

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES respectively. Obsolete and unsaleable inventories are reflected at estimated net realizable value. Inventory costs include materials, direct labor and manufacturing overhead. Inventories are comprised of:

                                                                          AS OF
                                                              -----------------------------
                                                              JUNE 30, 2004   JUNE 30, 2003
                                                              -------------   -------------
Raw materials...............................................     $16,313         $21,668
Work-in-process.............................................       1,764           1,565
Finished goods..............................................      61,833          65,248
Excess of FIFO cost over LIFO cost..........................          --            (632)
                                                                 -------         -------
Total inventory.............................................     $79,910         $87,849
                                                                 =======         =======

  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are stated at cost. The Company capitalizes interest expense as part of the cost of construction of facilities and equipment. Interest expense capitalized was $0, $0 and $106 in 2004, 2003 and 2002, respectively.

     Depreciation is charged to results of operations using the straight-line method based upon the assets' estimated useful lives ranging from 8 to 20 years for buildings and improvements and 3 to 10 years for machinery and equipment.

     The Company capitalizes costs that extend the useful life or productive capacity of an asset. Repair and maintenance costs are expensed as incurred. In the case of disposals, the assets and related accumulated depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in the statements of operations and comprehensive income (loss).

  DEFERRED FINANCING COSTS:

     Deferred financing costs related to the senior secured notes and senior subordinated notes are amortized over the respective lives of the notes. Deferred financing costs related to the domestic senior credit facility are amortized over the life of the agreement.

  INTANGIBLES:

     Product intangibles cost arising from the MFA acquisition was $10,673 and $10,449 at June 30, 2004 and 2003, respectively, and accumulated amortization of $3,230 and $1,780 at June 30, 2004 and 2003, respectively. Amortization expense was $1,229, $964 and $816 for 2004, 2003 and 2002, respectively. Amortization expense from the MFA acquisition for each of the next five years from 2005 to 2009 is expected to be $1,145 per year.

     In May 2004 the Company acquired the rights to sell amprolium, an anticoccidial MFA, in most international markets. In payment for the acquired rights, the Company relinquished its claims against the seller for certain purchase order commitments, and will make $2,100 of cash payments to the seller over the next five years. The present value of these payments is $1,898 and was recorded as a liability. The $2,354 value of the purchase order commitments was recorded as a reduction in cost of goods sold and inventory, and an intangible asset of $4,252 was recorded representing the fair value of the acquired rights and is included on the Company's balance sheet at June 30, 2004. The Company will amortize this intangible over a ten year period. No amortization was recorded in 2004. Amortization expense for each of the next five years from 2005 to 2009 is expected to be $425 per year.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

  FOREIGN CURRENCY TRANSLATION:

     Financial position and results of operations of the Company's international subsidiaries generally are measured using local currencies as the functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect at each fiscal year end. The translation adjustments related to assets and liabilities that arise from the use of differing exchange rates from period to period are included in accumulated other comprehensive loss in stockholders' deficit. Income statement accounts are translated at the average rates of exchange prevailing during the year.

     A business unit of Koffolk and all of Planalquimica operate primarily in U.S. dollars. The U.S. dollar is designated as the functional currency for these businesses and translation gains and losses are included in determining net income or loss.

     Foreign currency transaction gains and losses primarily arise from short-term intercompany balances. Net foreign currency transaction and translation (gains) losses were $(116), $789 and $3,385 for 2004, 2003 and 2002, respectively, and were included in other expense, net in the consolidated statements of operations and comprehensive income (loss).

  DERIVATIVE FINANCIAL INSTRUMENTS:

     The Company records all derivative financial instruments on the consolidated balance sheet at fair value. Changes in the fair value of derivatives are recorded in results of operations or accumulated other comprehensive income (loss), depending on whether a derivative is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in accumulated other comprehensive income (loss) are included in operations in the periods in which operations are affected by the hedged item.

  RECOVERABILITY OF LONG-LIVED ASSETS:

     The Company evaluates the recoverability of long-lived assets, including intangible assets, when events or circumstances indicate that a diminution in value may have occurred, using financial indicators such as historical and future ability to generate cash flows from operations. The Company's policy is to record an impairment loss in the period it is determined the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates, or if the expected future net cash flows (undiscounted and without interest or income taxes) are less than the carrying amount of the assets.

  ENVIRONMENTAL LIABILITIES:

     Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. The Company capitalizes expenditures made to improve the condition of property, compared with the condition of that property when constructed or acquired. The Company also capitalizes expenditures that prevent future environmental contamination. Other expenditures are expensed as incurred. The Company records the expense and related liability in the period an environmental assessment indicates remedial efforts are probable and the costs can be reasonably estimated. Estimates of the liability are based upon currently available facts, existing technology, and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors. All available evidence is considered, including prior experience in remediation of contaminated sites, other companies' experience, and data released by the U.S. Environmental Protection Agency or other organizations. When such costs will be incurred over a long-term period and can be reliably estimated as to timing, the liabilities are included in the consolidated balance sheet at their discounted amounts.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

  INCOME TAXES:

     Income tax expense includes U.S. federal, state, and foreign income taxes. The tax effect of certain temporary differences between amounts recognized for financial reporting purposes and amounts recognized for tax purposes are reported as deferred income taxes. Deferred tax balances are adjusted to reflect tax rates, based on current tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established as necessary to reduce deferred tax assets to amounts more likely than not to be realized.

  RESEARCH AND DEVELOPMENT EXPENDITURES:

     Research and development expenditures are expensed as incurred, recorded in selling, general and administrative expenses and were $5,076, $4,634 and $4,251 for 2004, 2003 and 2002, respectively.

  NEW ACCOUNTING PRONOUNCEMENTS:

     The Company adopted the following new and revised accounting pronouncements in fiscal 2004:

     Statement of Financial Accounting Standards No. 149, "Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The adoption of SFAS No. 149 did not result in a material impact on the Company's financial statements.

     Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 requires that an issuer classify a financial instrument, that is within its scope, as a liability (or an asset in some circumstances). SFAS No. 150 also revises the definition of liabilities to encompass certain obligations that can, or must, be settled by issuing equity shares, depending on the nature of the relationship established between the holder and the issuer. The adoption of SFAS No. 150 did not result in a material impact on the Company's financial statements.

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits, an amendment to FASB Statements No. 87, 88, and 106 (revised 2003)" ("SFAS No. 132"). This revision to SFAS No. 132 relates to employers' disclosures about pension plans and other postretirement benefit plans. SFAS No. 132 now requires additional disclosures to describe the types of plan assets, investment strategy, measurement date(s), plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods of defined pension plans and other defined postretirement plans. The additional disclosures required by this revision to SFAS No. 132 have been provided in the notes to consolidated financial statements.

     FASB Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)" ("FIN No. 46"). This revision to FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The adoption of FIN No. 46 did not result in a material impact on the Company's financial statements.

4.  REFINANCING

     On October 21, 2003, PAHC issued 105,000 units consisting of $85,000 of 13% Senior Secured Notes due 2007 (the "US Senior Secured Notes") and $20,000 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V. (the "Dutch Senior Secured Notes" and, together with the US Senior Secured

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

Notes, the "Senior Secured Notes"), an indirect wholly-owned subsidiary of PAHC (the "Dutch issuer"). PAHC used the proceeds from the issuance to: (i) repurchase $51,971 of its 9 7/8% Senior Subordinated Notes due 2008 at a price equal to 60% of the principal amount thereof, plus accrued and unpaid interest;
(ii) repay its domestic senior credit facility of $34,888 outstanding at the repayment date; (iii) satisfy, for a payment of approximately $29,315, certain of its outstanding obligations to Pfizer Inc., including: (a) $20,075 aggregate principal amount of its promissory note plus accrued and unpaid interest, (b) $9,748 of accounts payable, (c) $9,040 of accrued expenses, and (d) future contingent purchase price obligations under its agreements with Pfizer Inc. by which PAHC acquired Pfizer's medicated feed additive business; and (iv) pay fees and expenses relating to the above transactions.

     A net gain on extinguishment of debt is included in the Company's condensed consolidated statement of operations, calculated as follows:

NET GAIN ON REPURCHASE OF 9 7/8% SENIOR SUBORDINATED NOTES
  DUE 2008:
  Principal amount of repurchased notes.....................  $ 51,971
  Repurchased at 60% of principal amount....................   (31,183)
  Transaction costs.........................................    (4,107)
                                                              --------
NET GAIN ON REPURCHASE OF NOTES.............................    16,681
                                                              --------
LOSS ON REPAYMENT OF SENIOR CREDIT FACILITY.................    (1,018)
                                                              --------
NET GAIN ON PAYMENT OF PFIZER OBLIGATIONS:
  Obligations paid:
  -- promissory note........................................    20,075
  -- accrued interest on promissory note....................     1,015
  -- accounts payable and accrued expenses..................    18,788
                                                              --------
  Total obligations paid....................................    39,878
  Cash payment to Pfizer....................................   (29,315)
  Transaction costs.........................................    (3,000)
                                                              --------
NET GAIN ON PAYMENT OF PFIZER OBLIGATIONS...................     7,563
                                                              --------
NET GAIN ON EXTINGUISHMENT OF DEBT..........................  $ 23,226
                                                              ========

     The US Senior Secured Notes and the Dutch Senior Secured Notes are senior secured obligations of each of PAHC (the "US Issuer") and the Dutch issuer, respectively. The US Senior Secured Notes and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by all the US Issuer's domestic restricted subsidiaries, and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by the US Issuer and by the restricted subsidiaries of the Dutch issuer, presently consisting of Phibro Animal Health SA. The US Senior Secured Notes and related guarantees are collateralized by substantially all of the US Issuer's assets and the assets of its domestic restricted subsidiaries, other than real property and interests therein, including a pledge of all the capital stock of such domestic restricted subsidiaries. The Dutch Senior Secured Notes and related guarantees are collateralized by a pledge of all the accounts receivable, a security interest or floating charge on the inventory to the extent permitted by applicable law, and a mortgage on substantially all of the real property of the Dutch issuer and each of its restricted subsidiaries, a pledge of 100% of the capital stock of each subsidiary of the Dutch issuer, a pledge of the intercompany loans made by the Dutch issuer to its restricted subsidiaries and substantially all of the assets of the U.S. guarantors, other than real property and interests therein. The indenture governing the Senior Secured Notes provides for optional make-whole redemptions at any time prior to June 1, 2005, optional redemption on or after June 1, 2005, and requires the Company to make certain offers to purchase Senior Secured Notes upon a change of control,

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES upon certain asset sales and from fifty percent (50%) of excess cash flow (as such terms are defined in the indenture).

     Also, on October 21, 2003, PAHC entered into a new replacement domestic senior credit facility ("domestic senior facility") with Wells Fargo Foothill, Inc., providing for a working capital facility plus a letter of credit facility. The aggregate amount of borrowings under such working capital and letter of credit facilities initially could not exceed $25,000, including aggregate borrowings under the working capital facility up to $15,000. On April 29, 2004, PAHC amended the domestic senior facility to increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $25,000 to $27,500 and to increase the amount of aggregate borrowings available under the working capital facility from $15,000 to $17,500. As of September 24, 2004, PAHC amended the domestic senior credit facility to: (i) increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $27,500 to $32,500; the amount of aggregate borrowings available under the working capital facility remained unchanged at $17,500; (ii) amend the EBITDA definition to exclude charges and expenses related to unsuccessful acquisitions and related financings in an aggregate amount not to exceed $5,300 for the period beginning January 1, 2004 and ending June 30, 2004; (iii) amend the definition of Additional Indebtedness to exclude advances under the working capital facility; (iv) amend the definition of Permitted Investments to allow other investments made during the period from January 1, 2004 through June 30, 2004 in an aggregate amount not to exceed $336; and (v) establish covenant EBITDA levels for the periods ending after June 30, 2004. The amendment was effective June 30, 2004 for items (i), (ii) and (iii); effective January 1, 2004 for item (iv); and effective September 24, 2004 for all other items.

     Borrowings under the domestic senior credit facility are subject to a borrowing base formula based on percentages of eligible domestic receivables and domestic inventory. Under the domestic senior credit facility, the Company may choose between two interest rate options: (i) the applicable base rate as defined plus 0.50% and (ii) the LIBOR rate as defined plus 2.75%. Indebtedness under the domestic senior credit facility is secured by a first priority lien on substantially all of PAHC's assets and assets of substantially all of PAHC's domestic subsidiaries. PAHC is required to pay an unused line fee of 0.375% on the unused portion of the domestic senior credit facility, a monthly servicing fee and standard letter of credit fees to issuing banks. Borrowings under the domestic senior credit facility are available until, and are repayable no later than, October 31, 2007, although borrowings must be repaid by June 30, 2007 if the maturity of the Senior Secured Notes has not been extended, as required by the domestic senior credit facility, by that date.

     Pursuant to the terms of an intercreditor agreement, the security interest securing the Senior Secured Notes and the guarantees made by PAHC's domestic restricted subsidiaries are subordinated to a lien securing the domestic senior credit facility.

5.  PRINCE TRANSACTIONS

     Effective December 26, 2003 (the "Closing Date"), the Company completed the divestiture of substantially all of the business and assets of The Prince Manufacturing Company ("PMC") to a company ("Buyer") formed by Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"), and the related reduction of PAHC's preferred stock held by the Palladium Investors (collectively the "Prince Transactions").

     Pursuant to definitive purchase and other agreements executed on and effective as of the Closing Date, the Prince Transactions included the following elements: (i) the transfer of substantially all of the business and assets of PMC to Buyer; (ii) the reduction of the value of PAHC's Preferred Stock owned by the Palladium Investors from $72,184 to $16,517 (accreted through the Closing
Date) by means of the redemption of all of its shares of Series B Preferred Stock and a portion of its Series C Preferred Stock; (iii) the termination of $2,250 in annual management advisory fees payable by the Company to Palladium;
(iv) a cash payment of $10,000 to the Palladium Investors in respect of the portion of PAHC's Preferred

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

Stock not exchanged in consideration of the business and assets of PMC; (v) the agreement of the Buyer to pay the Company for advisory fees for the next three years of $1,000, $500, and $200, respectively (which were pre-paid at closing by the Buyer and satisfied for $1,300, the net present value of such payments); and
(vi) the Buyer agreed to supply manganous oxide and red iron oxide products and to provide certain mineral blending services to the Company's Prince Agriproducts subsidiary ("Prince Agri"). Prince Agri agreed to continue to provide the Buyer with certain laboratory, MIS and telephone services, all on terms substantially consistent with the historic relationship between Prince Agri and PMC, and to lease to Buyer office space used by PMC in Quincy, Illinois. The Company has an agreement to receive certain treasury services from Palladium for $100 per year. Pursuant to definitive agreements, the Company made customary representations, warranties and environmental and other indemnities, agreed to a post-closing working capital adjustment, paid $3,958 in full satisfaction of all intercompany debt owed to PMC, paid a closing fee to Palladium of $500, made certain capital expenditure adjustments included as part of the intercompany settlement amount, and agreed to pay for certain out-of-pocket transaction expenses. PMC retained $414 of its accounts receivable. The Company established a $1,000 letter of credit escrow for two years to secure its working capital adjustment and certain indemnification obligations. The Company agreed to indemnify the Palladium Investors for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of Buyer for less than $21,000, up to a maximum payment by the Company of $4,000 (the "Backstop Indemnification Amount"). The Backstop Indemnification Amount would be payable on the earlier to occur of July 1, 2008 or six months after the redemption date of all of PAHC's Senior Secured Notes due 2007 if such a disposition closes prior to such redemption and six months after the closing of any such disposition if the disposition closes after any such redemption. The Company's obligations with respect to the Backstop Indemnification Amount will cease if the Palladium Investors do not close the disposition of Buyer by January 1, 2009. The definition of "Equity Value" in PAHC's Certificate of Incorporation was amended to reduce the multiple of trailing EBITDA payable in connection with any future redemption of Series C Preferred to 6.0 from 7.5

     The excess of the reduction in redeemable preferred stock over total assets divested and costs and liabilities incurred on the Prince Transactions was recorded as a decrease to accumulated deficit on the Company's consolidated balance sheet at December 31, 2003, and was calculated as follows:

SERIES B & C REDEEMABLE PREFERRED STOCK:
Accreted value pre-transaction..............................  $72,184
Accreted value post-transaction.............................   16,517
                                                              -------
REDUCTION IN REDEEMABLE PREFERRED STOCK.....................   55,667
                                                              -------
ASSETS DIVESTED AND COSTS INCURRED:
PMC net assets divested.....................................    7,430
Cash paid to Palladium Investors for:
  -- reduction of redeemable preferred stock................   10,000
  -- settlement of PMC intercompany debt....................    3,958
  -- working capital adjustment.............................    1,331
  -- closing fee............................................      500
Transaction costs...........................................    8,310
Contingent Backstop Indemnification Amount accrued..........    4,000
                                                              -------
TOTAL ASSETS DIVESTED AND COSTS AND LIABILITIES INCURRED....   35,529
                                                              -------
EXCESS AMOUNT RECORDED AS A DECREASE TO ACCUMULATED
  DEFICIT...................................................  $20,138
                                                              =======

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     PMC is included in the Company's Industrial Chemicals segment. The results of operations of PMC were:

                                                           FOR THE YEARS ENDED JUNE 30,
                                                          ------------------------------
                                                            2004       2003       2002
                                                          --------   --------   --------
Net sales...............................................  $11,118    $22,332    $21,451
Operating income........................................    2,278      3,579      3,640
Depreciation and amortization...........................      487        956        966

     The divestiture of PMC has not been reflected as a discontinued operation due to the existence of the Backstop Indemnification and continuing supply and service agreements.

6.  DISCONTINUED OPERATIONS

     The Company shutdown Odda and divested Carbide during 2003, and sold MRT and shutdown La Cornubia during 2004. These businesses have been classified as discontinued operations.

  ODDA AND CARBIDE

     Operating results and loss on disposal of Odda and Carbide were:

                                                              FOR THE YEARS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
OPERATING RESULTS:
Net sales...................................................  $ 11,217   $ 31,219
Cost of goods sold..........................................    13,723     46,116
Selling, general and administrative expenses................     3,175     12,812
Asset writedowns............................................     7,781         --
Other income................................................     2,327      3,699
                                                              --------   --------
(Loss) before income taxes..................................   (11,135)   (24,010)
(Benefit) for income taxes..................................       (58)    (1,170)
                                                              --------   --------
(Loss) from operations......................................  $(11,077)  $(22,840)
                                                              ========   ========
Depreciation and amortization...............................  $    894   $ 17,676
                                                              ========   ========
LOSS ON DISPOSAL:
Assets......................................................  $ (3,359)
Liabilities.................................................     6,432
Unsecured debt..............................................     2,488
Currency translation adjustment.............................    (6,244)
                                                              --------
(Loss) on disposal..........................................  $   (683)
                                                              ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

  MINERAL RESOURCE TECHNOLOGIES, INC.

     The Company sold MRT on August 28, 2003. Net proceeds, after transaction costs, were approximately $13,836. Operating results, gain on sale and balance sheet items of MRT were:

                                                         FOR THE YEARS ENDED JUNE 30,
                                                         -----------------------------
                                                           2004       2003      2002
                                                         --------   --------   -------
OPERATING RESULTS:
Net sales..............................................  $  3,327   $18,671    $17,045
Cost of goods sold.....................................     3,135    19,943     17,676
Selling, general and administrative expenses...........       316     2,182      2,299
                                                         --------   -------    -------
(Loss) before income taxes.............................      (124)   (3,454)    (2,930)
Provision for income taxes.............................        --        --         --
                                                         --------   -------    -------
(Loss) from operations.................................  $   (124)  $(3,454)   $(2,930)
                                                         ========   =======    =======
Depreciation and amortization..........................  $     --   $ 1,309    $ 1,192
                                                         ========   =======    =======

                                                               FOR THE YEAR
                                                              ENDED JUNE 30,
                                                                   2003
                                                              --------------
GAIN ON SALE:
Current assets..............................................     $ (5,813)
Property, plant & equipment -- net and other assets.........      (10,703)
Liabilities.................................................        2,911
Net proceeds of sale........................................       13,836
                                                                 --------
Gain on sale................................................     $    231
                                                                 ========

                                                                  AS OF
                                                                 JUNE 30,
                                                                   2003
                                                                 --------
BALANCE SHEET:
Trade receivables...........................................     $ 2,633
Other receivables...........................................         304
Inventories.................................................       1,643
Prepaid expenses and other current assets...................         362
                                                                 -------
Current assets from discontinued operations.................     $ 4,942
                                                                 =======
Property, plant and equipment, net..........................     $ 9,999
Intangibles.................................................         196
Other assets................................................         455
                                                                 -------
Other assets from discontinued operations...................     $10,650
                                                                 =======

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                                                                  AS OF
                                                                 JUNE 30,
                                                                   2003
                                                                 --------
Accounts payable............................................     $ 1,466
Accrued expenses and other current liabilities..............         585
                                                                 -------
Current liabilities from discontinued operations............     $ 2,051
                                                                 =======
Other liabilities...........................................     $   198
                                                                 -------
Other liabilities from discontinued operations..............     $   198
                                                                 =======

  LA CORNUBIA, S.A.

     During June 2004 the Company determined that it would no longer fund the operations of La Cornubia. On June 30, 2004, La Cornubia filed for bankruptcy in France. The bankruptcy is proceeding in accordance with French law. The Company has been advised that, as a result of the bankruptcy, the creditors of La Cornubia have recourse only to the assets of La Cornubia. The Company removed all assets, liabilities, and cumulative translation adjustments related to La Cornubia from the Company's consolidated balance sheet as of June 30, 2004, and recorded a loss on disposal of discontinued operations. The Company obtained the consent of a majority of the holders of its senior secured notes due 2007 and its senior subordinated notes due 2008 to amend the indentures governing these notes in such a manner that the bankruptcy of La Cornubia would not create an event of default thereunder. The Company also obtained a waiver under its domestic senior credit facility so that the bankruptcy of La Cornubia would not constitute an event of default under the terms of the domestic senior credit facility.

     Operating results, loss on disposal and balance sheet items of La Cornubia were:

                                                           FOR THE YEARS ENDED JUNE 30,
                                                          ------------------------------
                                                            2004       2003       2002
                                                          --------   --------   --------
OPERATING RESULTS:
Net sales...............................................  $13,918    $13,479    $11,873
Cost of goods sold......................................   13,723     12,528     11,144
Selling, general and administrative expenses............    1,686      1,310      1,641
Other income............................................      102        389        263
Interest (expense) -- net...............................      (94)       (60)       (78)
                                                          -------    -------    -------
(Loss) before income taxes..............................   (1,483)       (30)      (727)
Provision for income taxes..............................       18         16         62
                                                          -------    -------    -------
(Loss) from operations..................................  $(1,501)   $   (46)   $  (789)
                                                          =======    =======    =======
Depreciation and amortization...........................  $   400    $   359    $   325
                                                          =======    =======    =======
LOSS ON DISPOSAL:
Current Assets..........................................  $(5,085)
Property, plant & equipment -- net and other assets.....   (2,557)
Liabilities.............................................    3,614
Unsecured debt..........................................    2,167
Currency translation adjustment.........................     (459)
                                                          -------
(Loss) on disposal......................................  $(2,320)
                                                          =======

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                                                                     AS OF
                                                                    JUNE 30,
                                                                      2003
                                                                    --------
BALANCE SHEET:
Trade receivables.......................................            $ 2,957
Other receivables.......................................                139
Inventories.............................................                918
Prepaid expenses and other current assets...............                348
                                                                    -------
Current assets from discontinued operations.............            $ 4,362
                                                                    =======
Property, plant and equipment, net......................            $ 2,535
Other assets............................................                140
                                                                    -------
Other assets from discontinued operations...............            $ 2,675
                                                                    =======
Accounts payable........................................            $ 1,560
Accrued expenses and other current liabilities..........                910
Unsecured debt..........................................              1,036
                                                                    -------
Current liabilities from discontinued operations........            $ 3,506
                                                                    =======
Other liabilities.......................................            $   975
                                                                    -------
Other liabilities from discontinued operations..........            $   975
                                                                    =======

7.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment was:

                                                                AS OF JUNE 30,
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
Land........................................................  $  5,657   $  5,816
Buildings and improvements..................................    27,925     29,841
Machinery and equipment.....................................   105,308    106,026
                                                              --------   --------
                                                               138,890    141,683
Less: accumulated depreciation..............................    80,104     77,778
                                                              --------   --------
                                                              $ 58,786   $ 63,905
                                                              ========   ========

     Certain of the buildings of Koffolk are on land leased for a nominal amount from the Israel Land Authority. The lease expires on July 9, 2027.

     Depreciation expense was $9,122, $9,202 and $10,235 for 2004, 2003 and 2002, respectively.

8.  RELATED PARTY TRANSACTIONS

     The Company owns approximately $2,300 par value of preferred stock of a pharmaceutical company. The principal common stockholder of the Company owns approximately 15% voting common stock interest in the pharmaceutical company, acquired for approximately $500. The preferred stock investment, included in other assets, has a net carrying value of $1,610 at June 30, 2004.

     A subsidiary of the Company leases the property underlying its Santa Fe Springs, California plant from a limited partnership controlled by common shareholders of the Company. The lease requires annual base rent

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES of $250 and terminates on December 31, 2008. The Company is responsible under the lease agreement to pay all real property taxes.

     In accordance with the terms of the Prince Transactions (Note 4) the Buyer paid the Company advisory fees of $500 for the year ended June 30, 2004. The Buyer also supplied manganous oxide and red iron oxide products, and provided certain mineral blending services to the Company's Prince Agriproducts subsidiary ("Prince Agri") for which Prince Agri paid $2,149 during the year ended June 30, 2004. Prince Agri provided the Buyer with certain laboratory, MIS and telephone services, and leased to Buyer office space in Quincy, Illinois for which the buyer paid Prince Agri $421 during the year ended June 30, 2004. The Company also has an agreement to receive certain treasury services from the Palladium Investors for $100 per year. Prior to the Prince Transactions an annual management advisory fee of $2,250 was payable to the Palladium Investors. Payments were due quarterly in advance and were charged to selling, general and administrative expenses. The management fee was $1,125, $2,250 and $2,250 for 2004, 2003 and 2002, respectively.

9.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities were:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Employee related expenses...................................  $11,444   $10,003
Payments due to Pfizer......................................       --     9,040
Interest and tax accruals...................................    4,836     9,249
Other accrued liabilities...................................   23,730    12,407
                                                              -------   -------
                                                              $40,010   $40,699
                                                              =======   =======

10.  DEBT

  LOANS PAYABLE TO BANKS

     At June 30, 2004, loans payable to banks included $10,996 under PAHC's domestic senior credit facility with Wells Fargo Foothill, Inc. The weighted average interest rate under the domestic senior credit facility from its inception at October 21, 2003 through June 30, 2004 was 8.0%. At June 30, 2004, PAHC had $6,504 of borrowings available under the borrowing base formula in effect for the domestic senior credit facility that is provided under the domestic senior credit facility.

     On October 21, 2003, PAHC entered into a new domestic senior credit facility with Wells Fargo Foothill, Inc., providing for a working capital facility plus a letter of credit facility. The aggregate amount of borrowings under such working capital and letter of credit facilities may not exceed $25,000, including aggregate borrowings under the working capital facility of up to $15,000. On April 29, 2004, PAHC amended the domestic senior credit facility to increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $25,000 to $27,500 and to increase the amount of aggregate borrowings available under the working capital facility from $15,000 to $17,500. As of September 24, 2004, PAHC amended the domestic senior credit facility to: (i) increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $27,500 to $32,500; the amount of aggregate borrowings available under the working capital facility remained unchanged at $17,500; (ii) amend the EBITDA definition to exclude charges and expenses related to unsuccessful acquisitions and related financings in an aggregate amount not to exceed $5,300 for the period beginning January 1, 2004 and ending June 30, 2004; (iii) amend the definition of Additional Indebtedness to exclude advances under the working capital facility; (iv) amend the definition of Permitted Investments to allow other investments made during the period from January 1, 2004 through June 30, 2004 in an aggregate amount not to exceed $336; and (v) establish covenant EBITDA levels for the periods after June 30, 2004. The amendment was effective

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

June 30, 2004 for items (i), (ii) and (iii); effective January 1, 2004 for item
(iv); and effective September 24, 2004 for all other items.

     Borrowings under the domestic senior credit facility are subject to a borrowing base formula based on percentages of eligible domestic receivables and domestic inventory. Under the domestic senior credit facility, PAHC may choose between two interest rate options: (i) the applicable base rate as defined plus 0.50% and (ii) the LIBOR rate as defined plus 2.75%. Indebtedness under the domestic senior credit facility is secured by a first priority lien on substantially all of PAHC's assets and assets of substantially all of PAHC's domestic subsidiaries. PAHC is required to pay an unused line fee of 0.375% on the unused portion of the domestic senior credit facility, a monthly servicing fee and standard letter of credit fees to issuing banks. Borrowings under the domestic senior credit facility are available until, and are repayable no later than, October 31, 2007, although borrowings must be repaid by June 30, 2007 if the maturity of the Senior Secured Notes has not been extended, as required by the domestic senior credit facility, by that date.

     As of June 30, 2004, PAHC was in compliance with the financial covenants of the amended domestic senior credit facility. The domestic senior credit facility requires, among other things, the maintenance of certain levels of trailing consolidated and domestic EBITDA (earnings before interest, taxes, depreciation and amortization) calculated on a monthly basis, and an acceleration clause should an event of default (as defined in the agreement) occur. In addition, there are certain restrictions on additional borrowings, additional liens on PAHC's assets, guarantees, dividend payments, redemption or purchase of PAHC's stock, sale of subsidiaries' stock, disposition of assets, investments, and mergers and acquisitions.

     The domestic senior credit facility contains a lock-box requirement and a material adverse change clause should an event of default (as defined in the agreement) occur. Accordingly, the amounts outstanding have been classified as short-term and are included in loans payable to banks in the consolidated balance sheet.

  LONG-TERM DEBT

                                                                AS OF JUNE 30,
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
Senior secured notes due December 1, 2007...................  $105,000   $     --
Senior subordinated notes due June 1, 2008..................    48,029    100,000
Foreign bank loans..........................................     6,237      3,906
Pfizer promissory note......................................        --     20,075
Bank capital expenditure facility...........................        --      1,496
Capitalized lease obligations and other.....................       103        910
                                                              --------   --------
                                                               159,369    126,387
Less: current maturities....................................     1,351     24,124
                                                              --------   --------
                                                              $158,018   $102,263
                                                              ========   ========

  Senior Secured Notes due 2007

     In October 2003 PAHC issued 105,000 units, consisting of $85,000 of 13% Senior Secured Notes due 2007 (the "US Senior Secured Notes") and $20,000 of 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V. (the "Dutch Senior Secured Notes" and, together with the US Senior Secured Notes, the "Senior Secured Notes"), an indirect wholly-owned subsidiary of PAHC (the "Dutch issuer").

     The US Senior Secured Notes and the Dutch Senior Secured Notes are senior secured obligations of each of PAHC (the "US issuer") and the Dutch issuer, respectively. The US Senior Secured Notes and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by all the US Issuer's domestic

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES restricted subsidiaries, and the Dutch Senior Secured Notes are guaranteed on a senior secured basis by the US Issuer and by the restricted subsidiaries of the Dutch issuer, presently consisting of Phibro Animal Health SA. The US Senior Secured Notes and related guarantees are collateralized by substantially all of the US Issuer's assets and the assets of its domestic restricted subsidiaries, other than real property and interests therein, including a pledge of all the capital stock of such domestic restricted subsidiaries. The Dutch Senior Secured Notes and related guarantees are collateralized by a pledge of all the accounts receivable, a security interest or floating charge on the inventory to the extent permitted by applicable law, and a mortgage on substantially all of the real property of the Dutch issuer and each of its restricted subsidiaries, a pledge of 100% of the capital stock of each subsidiary of the Dutch issuer, a pledge of the intercompany loans made by the Dutch issuer to its restricted subsidiaries and substantially all of the assets of the U.S. guarantors, other than real property and interests therein. The indenture governing the Senior Secured Notes provides for optional make-whole redemptions at any time prior to June 1, 2005, optional redemption on or after June 1, 2005, and requires PAHC to make certain offers to purchase Senior Secured Notes upon a change of control, upon certain asset sales and from fifty percent (50%) of excess cash flow (as such terms are defined in the indenture).

     The indenture contains certain covenants with respect to PAHC and the guarantors, which restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale of assets, (e) certain payment restrictions affecting subsidiaries, and (f) transactions with affiliates. The indenture restricts PAHC's ability to consolidate, or merge with or into, or to transfer all or substantially all of its assets to, another person.

  Senior Subordinated Notes due 2008

     PAHC issued $100,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2008 ("Senior Subordinated Notes") of which $51,971 principal amount was repurchased with proceeds of the Senior Secured Notes. The Senior Subordinated Notes are general unsecured obligations of PAHC and are subordinated in right of payment to all existing and future senior debt (as defined in the indenture agreement of PAHC) and rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of PAHC. The Senior Subordinated Notes are unconditionally guaranteed on a senior subordinated basis by the domestic restricted subsidiaries of PAHC. Additional future domestic subsidiaries may become guarantors under certain circumstances.

     The indenture contains certain covenants with respect to PAHC and the Guarantors, which restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale of assets, (e) certain payment restrictions affecting subsidiaries, and (f) transactions with affiliates. The indenture restricts PAHC's ability to consolidate, or merge with or into, or to transfer all or substantially all of its assets to, another person.

  Foreign Bank Loans

     The bank loans of PAHC's Koffolk Ltd. (Israel) subsidiary are collateralized by its receivables and inventory, accrue interest at LIBOR plus 1.25%, and are repayable in equal quarterly payments through 2005. The LIBOR rate was 1.15% at June 30, 2004.

     PAHC's foreign subsidiaries have aggregate credit lines of $11,044. At June 30, 2004, PAHC had $4,807 of borrowings available under these credit lines.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

  Aggregate Maturities of Long-Term Debt

     The aggregate maturities of long-term debt as of June 30, 2004 were:

YEAR ENDED JUNE 30,
-------------------
2005........................................................  $  1,351
2006........................................................     4,127
2007........................................................        --
2008........................................................   153,891
2009........................................................        --
                                                              --------
  Total.....................................................  $159,369
                                                              ========

11.  REDEEMABLE COMMON STOCK OF SUBSIDIARY

     A key executive of the Company has a 2.1% ownership interest in the common stock of a subsidiary. The subsidiary's shares are redeemable at fair market value, based on independent appraisal, upon the death, disability or termination of the key executive. The Company and its subsidiary have entered into a severance agreement with the executive for payments based on a multiple of pre-tax earnings (as defined). The payments are subject to certain restrictions pursuant to terms of the domestic senior credit facility. At June 30, 2004 no severance payments would have been due upon termination.

12.  REDEEMABLE PREFERRED STOCK

     Effective December 26, 2003 (the "Closing Date"), the Company entered into the Prince Transactions with the Palladium Investors (Note 4). Pursuant to definitive purchase and other agreements executed on and effective as of the Closing Date, the Prince Transactions included the following elements which relate to PAHC's Redeemable Preferred Stock: the reduction of the value of PAHC's Preferred Stock owned by the Palladium Investors from $72,184 (25,000 Series B shares and 20,000 Series C shares) to $16,517 (accreted through the Closing Date) (10,591 Series C shares) by means of the redemption of all of its shares of Series B Preferred Stock and a portion of its Series C Preferred Stock; the termination of $2,250 in annual management advisory fees payable by the Company to Palladium; a cash payment of $10,000 to the Palladium Investors in respect of the portion of PAHC's Preferred Stock not exchanged in consideration of the business and assets of PMC; and the agreement of the Palladium Investors to pay the Company for advisory fees for the next three years of $1,000, $500, and $200, respectively (which were pre-paid at closing by the Palladium Investors and satisfied for $1,300, the net present value of such payments). The Company has an agreement to receive certain treasury services from the Palladium Investors for $100 per year.

     The redeemable preferred stock is entitled to cumulative cash dividends, payable semi-annually, at 15% per annum of the liquidation value. The redeemable Series C Preferred Stock is entitled to the Liquidation Value plus a percentage of the equity value of PAHC, as defined in the amended Certificate of Incorporation. The equity value is calculated as a multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA") of PAHC's business ("Equity Value").

     On the third closing anniversary and on each closing anniversary thereafter, PAHC may redeem, for cash only, in whole the Series C Preferred Stock, at the Liquidation Value plus the Equity Value payment. At any time after the redemption of PAHC's Senior Subordinated Notes (due June 2008), Palladium Investors shall have the right to require PAHC to redeem, for cash, the Series C Preferred Stock at the Liquidation Value plus the Equity Value payment.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     Dividends of $6,042, $8,808 and $7,623 for the years ended June 30, 2004, 2003 and 2002, respectively, were accrued on the preferred shares and charged to retained earnings. Equity Value of $5,421, $3,470 and $0 for the years ended June 30, 2004, 2003 and 2002, respectively, was accrued and charged to retained earnings.

     Redeemable preferred stock is comprised of:

                                                                          AS OF
                                                              -----------------------------
                                                              JUNE 30, 2004   JUNE 30, 2003
                                                              -------------   -------------
Series B
  Value at issuance.........................................     $    --         $25,000
  Accrued dividends.........................................          --          11,339
Series C
  Value at issuance.........................................      10,591          20,000
  Accrued dividends.........................................       7,200           9,072
  Accreted equity value.....................................       6,887           3,470
                                                                 -------         -------
Total redeemable preferred stock............................     $24,678         $68,881
                                                                 =======         =======

     The agreement with the Palladium Investors contains covenants which restrict, without the consent of at least one director designated by the Palladium Investors (or if no such director is then serving on the Board, at least one of the Palladium Investors), certain (a) issuances of equity securities, (b) sales of assets in excess of $10,000, (c) purchases of business and other investments in excess of $10,000, (d) incurrence of indebtedness for borrowed money in excess of $12,500, (e) redemptions, acquisitions or other purchases of equity securities, (f) transactions with officers, directors, stockholders or employees or any family member or affiliate thereof in excess of $500, (g) compensation and benefits of certain officers, and (h) transactions involving a change of control.

13.  COMMON STOCK AND PAID-IN CAPITAL

  COMMON STOCK:

     Common stock at June 30, 2004 and 2003 was:

                                                           AUTHORIZED   ISSUED   AMOUNT
                                                             SHARES     SHARES   AT PAR
                                                           ----------   ------   ------
Class A common stock.....................................    16,200     12,600    $.10
Class B common stock.....................................    14,100     11,888    $.10
                                                             ------     ------
                                                             30,300     24,488

     The entire voting power is vested in the holders of Class A common stock, except the holders of Class A common stock are entitled to elect all but four of the directors. The holders of Class B common stock are entitled to elect one director, and the purchasers of the Preferred B and Preferred C are entitled by contract to elect two directors. No dividends may be paid to common stockholders until all dividends have been paid to preferred stockholders. Thereafter, holders of Class A common stock shall receive dividends, when and as declared by the directors, at the rate of 5.5% of the par value of such stock (non-cumulative). After all declared dividends have been paid to Class A common stockholders, dividends may be declared and paid to the holders of Class B common stock. In the event of any complete liquidation, dissolution, winding-up of the business, or sale of all the assets of the Company, and after the redemption of the preferred stock, the Class A common stockholders are entitled to a distribution equal to the par value of the stock plus declared and unpaid dividends. Thereafter, the remaining assets of the Company shall be distributed to the holders of Class B common stock.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

  REDEEMABLE COMMON STOCK:

     Pursuant to terms of an agreement with a minority shareholder, who is also an officer of the Company, the Company is required to purchase at book value, the Class B shares of such shareholder upon his retirement, death, disability, or the termination of his employment. Should such shareholder elect to sell his shares, the Company has a right of first offer and an option to purchase the shares. The Company records a liability for the redemption amount as calculated at each balance sheet date. No liability was recorded as of June 30, 2004 and 2003. Income of $378 was recorded during 2002 to adjust the shares to redeemable value.

14.  EMPLOYEE BENEFIT PLANS

     The Company and its domestic subsidiaries maintain noncontributory defined benefit pension plans for all eligible domestic nonunion employees who meet certain requirements of age, length of service and hours worked per year. The Company's Belgium subsidiary maintains a defined contribution and defined benefit plan for eligible employees. The benefits provided by the plans are based upon years of service and the employees' average compensation, as defined. The measurement date for the domestic and international pension plans was June 30, 2004 and 2003, respectively.

     Reconciliations of changes in benefit obligations, plan assets, and funded status of the plans were:

                                                       DOMESTIC         INTERNATIONAL
                                                   -----------------   ---------------
                                                    2004      2003      2004     2003
                                                   -------   -------   ------   ------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year..........  $15,846   $11,821   $6,595   $4,251
Service cost.....................................    1,260     1,056      467      310
Employee contributions...........................       --        --       27      100
Interest cost....................................      891       784      374      259
Benefits paid....................................     (595)     (243)      (3)     (29)
Actuarial (gain) or loss.........................     (251)     (663)    (475)     879
Curtailment......................................     (922)       --       --       --
Change in Discount Rate..........................     (786)    3,091       --       --
Exchange rate impact.............................       --        --      338      825
                                                   -------   -------   ------   ------
Benefit obligation at end of year................  $15,443   $15,846   $7,323   $6,595
                                                   =======   =======   ======   ======

At June 30, 2004 and 2003, the accumulated benefit obligation was $13,075 and $12,458, respectively, for domestic pension plans and $4,383 and $4,248, respectively, for international pension plans.

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of
  year.........................................  $10,387   $ 9,717   $ 4,566   $ 2,882
Actual return on plan assets...................    1,068       537       435       204
Employer contributions.........................      935       376       558       841
Employee contributions.........................       --        --        27       100
Benefits paid..................................     (595)     (243)       (3)      (29)
Exchange rate impact...........................       --        --       245       568
                                                 -------   -------   -------   -------
Fair value of plan assets at end of year.......  $11,795   $10,387   $ 5,828   $ 4,566
                                                 =======   =======   =======   =======

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

FUNDED STATUS
Funded status of the plan......................  $(3,648)  $(5,459)  $(1,495)  $(2,029)
Unrecognized net actuarial (gain) or loss......      152     2,358       368       961
Unrecognized prior service cost................     (338)     (553)       --        --
Unrecognized transition obligation/(asset).....       (8)      (12)       --        --
                                                 -------   -------   -------   -------
(Accrued) pension cost.........................  $(3,842)  $(3,666)  $(1,127)  $(1,068)
                                                 =======   =======   =======   =======

     The Company expects to contribute $990 and $602 to its Domestic and International plans, respectively, during fiscal 2005. The Company's policy is to fund the pension plans in amounts which comply with contribution limits imposed by law.

     Components of net periodic pension expense were:

                                                               2004     2003    2002
                                                              ------   ------   -----
DOMESTIC PENSION EXPENSE
Service cost -- benefits earned during the year.............  $1,260   $1,056   $ 879
Interest cost on benefit obligation.........................     891      784     714
Expected return on plan assets..............................    (846)    (756)   (709)
Amortization of initial unrecognized net transition
  (asset)...................................................      (3)      (3)     (3)
Amortization of prior service costs.........................    (153)    (162)   (165)
Amortization of net actuarial loss (gain)...................      25      (57)    (31)
Curtailment benefit.........................................     (64)      --      --
                                                              ------   ------   -----
Net periodic pension cost -- domestic.......................  $1,110   $  862   $ 685
                                                              ======   ======   =====
INTERNATIONAL PENSION EXPENSE
Service cost -- benefits earned during the year.............  $  467   $  310   $ 217
Interest cost on benefit obligation.........................     374      259     164
Expected return on plan assets..............................    (300)    (203)   (123)
Amortization of net actuarial loss..........................      22       --      --
                                                              ------   ------   -----
Net periodic pension cost -- international..................  $  563   $  366   $ 258
                                                              ======   ======   =====

     Significant actuarial assumptions for the plans were:

                                                          2004       2003       2002
                                                        --------   --------   --------
DOMESTIC ACTUARIAL ASSUMPTIONS
Discount rate for service and interest................      5.8%       7.1%       7.5%
Expected rate of return on plan assets................      7.5%       7.5%       7.5%
Rate of compensation increase.........................  3.0%-4.5%  3.0%-4.5%  3.0%-4.5%
Discount rate for year-end benefit obligation.........      6.1%       5.8%       7.1%
INTERNATIONAL ACTUARIAL ASSUMPTIONS
Discount rate for service and interest................      5.5%       5.8%       5.8%
Expected rate of return on plan assets................      6.0%       6.0%       6.0%
Rate of compensation increase.........................      3.0%       3.0%       3.0%
Discount rate for year-end benefit obligation.........      5.5%       5.5%       5.8%

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     Estimated future benefit payments, including benefits attributable to future service, are as follows:

                                                              DOMESTIC   INTERNATIONAL
                                                              --------   -------------
2005........................................................   $  295       $   37
2006........................................................      301           38
2007........................................................      311           40
2008........................................................      451           41
2009........................................................      508           42
2010-2014...................................................    4,500        1,817

     The Company's domestic plan target allocations for fiscal 2005 and the weighted asset allocation of plan assets as of June 30, 2004 and 2003 are as follows:

                                                               2005     2004   2003
                                                              -------   ----   ----
DOMESTIC PLAN ASSET ALLOCATIONS
Debt Securities.............................................  45%-55%    50%    59%
Equity Securities...........................................  15%-25%    19%     9%
Other.......................................................  25%-35%    31%    32%

     The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the median of the target allocation of each class. Equity securities are expected to return 8% to 10% over the long-term, while debt securities are expected to return 4% to 6%. Based on historical experience, the Committee expects that the Plan's asset managers will provide a modest (1/2% to 1% per annum) premium to their respective market benchmark indices.

     The investment policy and strategy is to earn a long-term investment return sufficient to meet the obligations of the Plan, while assuming a moderate amount of risk in order to maximize investment return. In order to achieve this goal, assets are invested in a diversified portfolio consisting of equity securities, debt securities, limited partnerships and other investments in a manner consistent with ERISA's fiduciary requirements.

     The Company's international plan target allocations for fiscal 2005 and the weighted asset allocation of plan assets as of June 30, 2004 and 2003 are as follows:

                                                              2005   2004   2003
                                                              ----   ----   ----
INTERNATIONAL PLAN ASSET ALLOCATIONS
Debt Securities.............................................   59%    62%    79%
Equity Securities...........................................   25%    21%    20%
Other.......................................................   16%    17%     1%

     The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the target allocation for each class. Equity securities are expected to return 7.5% over the long-term, while debt securities are expected to return 5.5%.

     The Company assumed the liability for the International pension plan during 2002 as part of the MFA acquisition.

     In addition to Belgium, most of the Company's foreign subsidiaries have retirement plans covering substantially all employees. Contributions to these plans are generally deposited under fiduciary-type arrangements. Benefits under these plans primarily are based on compensation levels. Funding policies are based on legal requirements and local practices. Expense under these plans was $585, $522 and $534 for 2004, 2003 and 2002, respectively.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     The Company and its domestic subsidiaries provide a 401(k) savings plan, under which an employee may make a pre-tax contribution of up to 60% of base compensation. The Company makes a non-matching contribution equal to 1% of the employee's base compensation and a matching contribution equal to 50% of the employee's contribution up to the first 3% of base compensation and 25% of the employee's contribution from 3% to 6% of base compensation. All employee contributions are subject to the maximum amounts permitted for federal income tax purposes. Employees vest in the Company's matching contributions over 5 years. The Company's contribution was $502, $528 and $539 in 2004, 2003 and 2002, respectively.

     The Company has a deferred compensation and supplemental retirement plan for certain senior executives. The benefits provided by the plan are based upon years of service and the executives' average compensation, subject to certain limits. The plan also provides for death benefits before retirement. Expense under this plan was $259, $249, and $204 in 2004, 2003 and 2002, respectively. The aggregate liability under this plan amounted to $2,018 and $1,678 at June 30, 2004 and 2003, respectively. To assist in funding the benefits of the plan, the Company invested in corporate-owned life insurance policies, through a trust, which at June 30, 2004 and 2003 had cash surrender values of $1,481 and $1,299, respectively, and are included in other assets.

     The Company has an executive income program to provide a pre-retirement death benefit and a supplemental retirement benefit for certain senior executives. The aggregate liability under this plan amounted to $416 and $385 at June 30, 2004 and 2003, respectively. To assist in funding the benefits of the plan, the Company invested in split-dollar life insurance policies, which at June 30, 2004 and 2003 had cash surrender values to the Company of $1,529 and $1,392, respectively, and are included in other assets.

15.  INCOME TAXES

     Income (loss) from continuing operations before income taxes was:

                                                           2004      2003      2002
                                                          -------   ------   --------
Domestic................................................  $27,587   $3,855   $ (5,507)
Foreign.................................................   (3,054)   3,906     (4,937)
                                                          -------   ------   --------
Income (loss) from continuing operations before income
  taxes.................................................  $24,533   $7,761   $(10,444)
                                                          =======   ======   ========

     Components of the provision for income taxes were:

                                                           2004      2003      2002
                                                          -------   -------   -------
Current tax provision (benefit):
  Federal...............................................  $   563   $    --   $    --
  State and local.......................................    1,333       516      (256)
  Foreign...............................................    5,747     3,084     3,785
                                                          -------   -------   -------
  Total current tax provision...........................    7,643     3,600     3,529
                                                          -------   -------   -------
Deferred tax provision (benefit):
  Federal...............................................   10,150     1,705    (1,225)
  State and local.......................................   (1,396)     (345)     (590)
  Foreign...............................................   (1,671)      850    (1,673)
  Change in valuation allowance -- domestic.............   (8,754)   (1,360)   14,726
                                  -- foreign............    1,997     5,610        --
                                                          -------   -------   -------
  Total deferred tax provision..........................      326     6,460    11,238
                                                          -------   -------   -------
Provision for income taxes..............................  $ 7,969   $10,060   $14,767
                                                          =======   =======   =======

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     Reconciliations of the Federal statutory rate to the Company's effective tax rate are:

                                                              2004    2003    2002
                                                              -----   -----   -----
Federal income tax rate.....................................   35.0%   35.0%  (35.0)%
State and local taxes, net of federal income tax effect.....    3.5     1.4    (4.9)
Foreign tax rate differences and taxes in certain profitable
  foreign jurisdictions.....................................   22.9    33.2    50.8
Change in valuation allowance...............................  (41.4)   55.0   131.8
Gain not taxable for book purposes..........................   10.4      --      --
Expenses with no tax benefit................................    1.7     4.4     1.0
Other.......................................................    0.3     0.6    (2.3)
                                                              -----   -----   -----
Effective tax rate..........................................   32.4%  129.6%  141.4%
                                                              =====   =====   =====

     Most of the investments in fixed assets of the Company's Israeli subsidiary have been granted "approved enterprise" status under Israeli law. The subsidiary is also a "foreign investors' company" as defined by Israeli law. This status entitles the subsidiary to reduced tax rates. The entitlement of the reduced tax rates is conditional upon the subsidiary fulfilling the conditions stipulated by Israeli law, regulations published there-under and the instruments of approval for the specific investments in approved enterprises. In the event of failure to comply with these conditions, the benefits may be canceled and the subsidiary may be required to refund the amount of the benefits, in whole or in part, with the addition of interest. The periods of benefits expire in various years through 2010.

     Provision has not been made for United States or additional foreign taxes on undistributed earnings of foreign subsidiaries of approximately $39,200, whose earnings have been or are intended to be reinvested. It is not practicable at this time to determine the amount of income tax liability that would result should such earnings be repatriated.

     The tax effects of significant temporary differences that comprise deferred tax assets and liabilities at June 30, 2004 and 2003 were:

                                                                AS OF JUNE 30,
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
Deferred tax assets:
  Employee benefits.........................................  $  3,274   $  3,194
  Property, plant and equipment.............................       475        686
  Insurance.................................................       350        341
  Receivables allowances....................................       724        770
  Inventory.................................................     3,441      4,588
  Environmental remediation.................................     1,322      1,232
  Alternative minimum tax...................................       701        163
  Net operating loss carry forwards -- domestic.............    11,645     20,186
                                     -- foreign.............    10,432      1,290
  Other.....................................................     1,333      2,059
                                                              --------   --------
                                                                33,697     34,509
  Valuation allowance.......................................   (30,045)   (32,954)
                                                              --------   --------
                                                                 3,652      1,555
                                                              --------   --------

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                                                                AS OF JUNE 30,
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
Deferred tax liabilities
  Property, plant and equipment.............................    (2,727)    (2,354)
  Other.....................................................    (2,649)        --
                                                              --------   --------
                                                                (5,376)    (2,354)
                                                              --------   --------
Net deferred tax liability..................................  $ (1,724)  $   (799)
                                                              ========   ========

     Deferred taxes are included in the following line items in the consolidated balance sheets:

                                                               2004      2003
                                                              -------   -------
Prepaid expenses and other current assets...................  $   502   $   543
Accrued expenses and other current liabilities..............     (138)     (111)
Other assets................................................      669       624
Other liabilities...........................................   (2,757)   (1,855)
                                                              -------   -------
                                                              $(1,724)  $  (799)
                                                              =======   =======

     The Company has incurred domestic and foreign losses in recent years and has reassessed the likelihood of recovering net deferred tax assets, resulting in the recording of valuation allowances due to the uncertainty of future profitability. The Company recorded income tax expense and increased the valuation allowances by $5,610 and $11,594 during the fourth quarters of 2003 and 2002, respectively. The Company will continue to evaluate the likelihood of recoverability of these deferred tax assets based upon actual and expected operating performance.

     The valuation allowance for deferred tax assets was:

                                                           2004      2003      2002
                                                          -------   -------   -------
Balance at beginning of period..........................  $32,954   $18,495   $ 1,434
Change in valuation allowance...........................   (6,757)    4,250    14,726
Other adjustments.......................................    3,848    10,209     2,335
                                                          -------   -------   -------
Balance at end of period................................  $30,045   $32,954   $18,495
                                                          =======   =======   =======

     The other adjustments in the valuation allowance consist primarily of changes in the valuation allowance attributable to discontinued operations.

     The Company has domestic federal net operating loss carry forwards of approximately $25,000 that expire in 2019 through 2024, state net operating loss carry forwards of approximately $55,000 that expire over various periods beginning in 2005 and foreign net operating loss carry forwards of approximately $30,000 that expire over various periods beginning in 2010.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

16.  COMMITMENTS AND CONTINGENCIES

  LEASES:

     The Company leases office, warehouse and manufacturing equipment and facilities for minimum annual rentals (plus certain cost escalations) as follows:

                                                                NON-CANCELABLE
                                                              -------------------
                                                              CAPITAL   OPERATING
YEAR ENDED JUNE 30                                            LEASES     LEASES
------------------                                            -------   ---------
2005........................................................   $103      $1,524
2006........................................................      2         778
2007........................................................     --         568
2008........................................................     --         456
2009........................................................     --         167
Thereafter..................................................     --          72
                                                               ----      ------
Total minimum lease payments................................   $105      $3,565
                                                                         ======
Amounts representing interest...............................      2
                                                               ----
Present value of minimum lease payments.....................   $103
                                                               ====

     Equipment under capitalized leases included in the consolidated balance sheet at June 30, 2004 was $1,027, net of accumulated depreciation of $440.

     Operating lease commitments include $1,125 with a related party controlled by shareholders of the Company, as described in Related Party Transactions.

     Rent expense under operating leases for 2004, 2003 and 2002 was $2,441, $2,221 and $2,015, respectively.

  LITIGATION:

     On or about April 17, 1997, CP Chemicals, Inc. (a subsidiary, "CP") and the Company were served with a complaint filed by Chevron U.S.A. Inc. ("Chevron") in the United States District Court for the District of New Jersey, alleging that the operations of CP at its Sewaren plant affected adjoining property owned by Chevron and alleging that the Company, as the parent of CP, is also responsible to Chevron. In July 2002, a phased settlement agreement was reached and a Consent Order entered by the Court. That settlement is in the process of being implemented. The Company's and CP's portion of the settlement for past costs and expenses through the entry of the Consent Order was $495 and was included in selling, general and administrative expenses in fiscal 2002 and was paid in fiscal 2003. The Consent Order then provides for a period of due diligence investigation of the property owned by Chevron. The investigation has been conducted and the results are under review. The investigation costs are being split with one other defendant, Vulcan Materials Company. Upon completion of the review of the results of the investigation, a decision will be made whether to opt out of the settlement or proceed. If no party opts out of the settlement, the Company and CP will take title to the adjoining Chevron property, probably through the use of a three-member New Jersey limited liability company. In preparation to move forward, a limited liability company has been formed, with Vulcan Materials Company as the third member. The Company also has commenced negotiations with Chevron regarding its allocation of responsibility and associated costs under the Consent Order. While the costs cannot be estimated with any degree of certainty at this time, the Company believes that insurance recoveries will be available to offset some of those costs.

     The Company's Phibro-Tech subsidiary was named in 1993 as a potentially responsible party ("PRP") in connection with an action commenced under the Federal Comprehensive Environmental Response, Compen-

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES sation, and Liability Act ("CERCLA") by the United States Environmental Protection Agency ("the EPA"), involving a former third-party fertilizer manufacturing site in Jericho, South Carolina. An agreement has been reached under which such subsidiary agreed to contribute up to $900 of which $635 has been paid as of June 30, 2004. Some recovery from insurance and other sources is expected but has not been recorded. The Company also has accrued its best estimate of any future costs.

     Phibro-Tech, Inc. has resolved certain alleged technical permit violations with the California Department of Toxic Substances Control and has reached an agreement to pay $425 over a six year period ending October 2008.

     In February 2000, the EPA notified numerous parties of potential liability for waste disposal at a licensed Casmalia, California disposal site, including a business, assets of which were originally acquired by a subsidiary in 1984. A settlement has been reached in this matter and the Company has paid $171 in full settlement.

     On or about April 5, 2002, the Company was served, as a potentially responsible party, with an information request from the EPA relating to a third-party superfund site in Rhode Island. The Company is investigating the matter, which relates to events in the 1950's and 1960's, but management does not believe that the Company has any liability in this matter.

     On or about August 13, 2004 the Company was served with a Request for Information pursuant to Section 104 of CERCLA and Section 3007 of RCRA relating to possible discharges into Turkey Creek in Sumter, South Carolina. The Company is preparing its response to the Request for Information and believes that, because its Sumter, South Carolina facility is distant from Turkey Creek and does not discharge into Turkey Creek, there is a low probability of liability associated with this matter.

     The Company and its subsidiaries are party to a number of claims and lawsuits arising out of the normal course of business including product liabilities and governmental regulation. Certain of these actions seek damages in various amounts. In most cases, such claims are covered by insurance. The Company believes that none of the claims or pending lawsuits, either individually or in the aggregate, will have a material adverse effect on its financial position.

  ENVIRONMENTAL REMEDIATION:

     The Company's operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the remediation of contaminated soil and groundwater, the manufacture, sale and use of pesticides and the health and safety of employees. As such, the nature of the Company's current and former operations and those of its subsidiaries exposes the Company and its subsidiaries to the risk of claims with respect to such matters. Under certain circumstances, the Company or any of its subsidiaries might be required to curtail operations until a particular problem is remedied. Known costs and expenses under environmental laws incidental to ongoing operations are generally included within operating results. Potential costs and expenses may also be incurred in connection with the repair or upgrade of facilities to meet existing or new requirements under environmental laws or to investigate or remediate potential or actual contamination and from time to time the Company establishes reserves for such contemplated investigation and remediation costs. In many instances, the ultimate costs under environmental laws and the time period during which such costs are likely to be incurred are difficult to predict.

     The Company's subsidiaries have, from time to time, implemented procedures at their facilities designed to respond to obligations to comply with environmental laws. The Company believes that its operations are currently in material compliance with such environmental laws, although at various sites its subsidiaries are

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES engaged in continuing investigation, remediation and/or monitoring efforts to address contamination associated with their historic operations.

     The nature of the Company's and its subsidiaries' current and former operations exposes the Company and its subsidiaries to the risk of claims with respect to environmental matters and the Company cannot assure it will not incur material costs and liabilities in connection with such claims. Based upon its experience to date, the Company believes that the future cost of compliance with existing environmental laws, and liability for known environmental claims pursuant to such environmental laws, will not have a material adverse effect on the Company's financial position.

     Based upon information available, the Company estimates the cost of litigation proceedings described above and the cost of further investigation and remediation of identified soil and groundwater problems at operating sites, closed sites and third-party sites, and closure costs for closed sites to be approximately $2,933, which is included in current and long-term liabilities in the June 30, 2004 consolidated balance sheet (approximately $2,652 at June 30,
2003). Environmental provisions were $1,511, $1,610 and $2,148 for 2004, 2003 and 2002, respectively, and were included in selling, general and administrative expenses in the consolidated statements of operations.

17.  GUARANTEES

     As part of the Prince Transactions (Note 4), as is normal for such transactions, the Company has agreed to indemnify the Palladium Investors for losses arising out of breach of representations, warranties and covenants. The Company's maximum liability under such indemnifications is limited to $15,000.

     The Company agreed to indemnify the Palladium Investors for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of Buyer for less than $21,000, up to a maximum payment by the Company of $4,000 (the "Backstop Indemnification Amount"). The Backstop Indemnification Amount would be payable on the earlier to occur of July 1, 2008 or six months after the redemption date of all of the Company's Senior Secured Notes due 2007 if such a disposition closes prior to such redemption and six months after the closing of any such disposition if the disposition closes after any such redemption. The Company's obligations with respect to the Backstop Indemnification Amount will cease if the Palladium Investors do not close the disposition of Buyer by January 1, 2009. The maximum potential Backstop Indemnification Amount is included in other liabilities on the Company's consolidated balance sheet at June 30, 2004.

     The Company established a $1,000 letter of credit escrow for two years to collateralize its working capital adjustment and certain other indemnification obligations relating to the Prince Transactions.

18.  FINANCIAL INSTRUMENTS

     Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high quality financial institutions in various countries. The Company sells to customers in a variety of industries, markets and countries. Concentrations of credit risk with respect to receivables arising from these sales are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial conditions are performed and, generally, no collateral is required. The Company maintains appropriate reserves for uncollectible receivables.

     The carrying amounts of cash and cash equivalents, trade receivables, trade payables and short-term debt is considered to be representative of their fair value because of their short maturities. The fair values of PAHC's Senior Secured Notes and Senior Subordinated Notes are estimated based on quoted market prices. At June 30, 2004 the fair values of PAHC's Senior Secured Notes and Senior Subordinated Notes were $114,450 and $43,706, respectively, and the related carrying amounts were $105,000 and $48,029, respectively.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

At June 30, 2003 the fair value of PAHC's Senior Subordinated Notes was $40,000 and the related carrying amount was $100,000. The fair value of the Company's other long-term debt does not differ materially from its carrying amount based on the variable interest rate structure of these obligations.

     The Company obtains third-party letters of credit in connection with certain inventory purchases and insurance obligations. The contract values of the letters of credit at June 30, 2004 and 2003 were $9,263 and $2,593, respectively. The difference between the carrying values and fair values of these letters of credit was not material.

     The Company operates internationally, with manufacturing and sales facilities in various locations around the world and utilizes certain financial instruments to manage its foreign currency and commodity exposures, primarily related to forecasted transactions. To qualify a derivative as a hedge at inception and throughout the hedge period, the Company formally documents the nature and relationships between hedging instruments and hedged items, as well as its risk-management objectives, strategies for undertaking the various hedge transactions and method of assessing hedge effectiveness. Additionally, for hedges of forecasted transactions, the significant characteristics and expected terms of a forecasted transaction must be specifically identified, and it must be probable that each forecasted transaction would occur. If it were deemed probable that the forecasted transaction would not occur, the gain or loss would be recognized in operations currently. Financial instruments qualifying for hedge accounting must maintain a specified level of effectiveness between the hedging instrument and the item being hedged, both at inception and throughout the hedged period. The Company hedges forecasted transactions for periods not exceeding the next twelve months. The Company does not engage in trading or other speculative uses of financial instruments.

     From time to time, the Company uses forward contracts and options to mitigate its exposure to changes in foreign currency exchange rates and as a means of hedging forecasted operating costs. When using options as a hedging instrument, the Company excludes the time value from the assessment of effectiveness. Pursuant to SFAS No. 133, all cumulative changes in a foreign currency option's fair value are deferred as a component of accumulated other comprehensive income until the underlying hedged transactions are reported on the Company's consolidated statement of operations and comprehensive income. The Company also utilizes, on a limited basis, certain commodity derivatives, primarily on copper used in its manufacturing process, to hedge the cost of its anticipated production requirements. The Company's foreign currency options and forward contracts and commodity futures contracts were designated as cash flow hedges and qualified for hedge accounting treatment. The Company deferred $9 and $81 of cumulative gains (net of losses) on various copper futures contracts designated as cash flow hedges as of June 30, 2004 and 2003, respectively.

     The fair value of commodity contracts is estimated based on quotes from the market makers of these instruments and represents the estimated amounts that the Company would expect to receive or pay to terminate the agreements as of the reporting date.

19.  BUSINESS SEGMENTS

     The Company's reportable segments are Animal Health and Nutrition, Industrial Chemicals, Distribution and All Other. Reportable segments have been determined primarily on the basis of the nature of products and services and certain similar operating units have been aggregated. The Company's Animal Health and Nutrition segment manufactures and markets more than 500 formulations and concentrations of medicated feed additives and nutritional feed additives including antibiotics, antibacterials, anticoccidials, anthelmintics, trace minerals, vitamins, vitamin premixes and other animal health and nutrition products. The Industrial Chemicals segment manufactures and markets a number of chemicals for use in the pressure-treated wood, chemical catalyst, semiconductor, automotive, and aerospace industries. The Distribution segment markets and distributes a variety of industrial, specialty and fine organic chemicals and intermediates produced primarily by third parties. The All Other segment manufactures and markets a variety of specialty

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES custom chemicals and copper-based fungicides. Intersegment sales and transfers were not significant. The following segment data includes information only for continuing operations.

                                ANIMAL                                              CORPORATE
                               HEALTH &    INDUSTRIAL                              EXPENSES &
2004 SEGMENT DETAIL            NUTRITION   CHEMICALS    DISTRIBUTION   ALL OTHER   ADJUSTMENTS    TOTAL
-------------------            ---------   ----------   ------------   ---------   -----------   --------
Net Sales....................  $265,421     $42,253       $30,861       $19,739     $     --     $358,274
Operating income/(loss)......    33,307       2,899         2,900         2,301      (22,393)      19,014
Depreciation and
  amortization...............     8,263       2,123            11           419        2,367       13,183
Identifiable assets..........   185,601      26,146         7,715         5,696       16,211      241,369
Capital expenditures.........     3,850       2,216             6           115           57        6,244

                                ANIMAL                                              CORPORATE
                               HEALTH &    INDUSTRIAL                              EXPENSES &
2003 SEGMENT DETAIL            NUTRITION   CHEMICALS    DISTRIBUTION   ALL OTHER   ADJUSTMENTS    TOTAL
-------------------            ---------   ----------   ------------   ---------   -----------   --------
Net Sales....................  $250,706     $48,797       $30,072       $12,171     $     --     $341,746
Operating income/(loss)......    38,472      (1,855)        3,207           620      (14,948)      25,496
Depreciation and
  amortization...............     7,690       2,904            12           364        1,554       12,524
Identifiable assets..........   190,864      33,191         9,154         5,726       12,811      251,746
Capital expenditures.........     5,669       2,836            --           129            2        8,636

                                ANIMAL                                              CORPORATE
                               HEALTH &    INDUSTRIAL                              EXPENSES &
2002 SEGMENT DETAIL            NUTRITION   CHEMICALS    DISTRIBUTION   ALL OTHER   ADJUSTMENTS    TOTAL
-------------------            ---------   ----------   ------------   ---------   -----------   --------
Net Sales....................  $239,602     $50,854       $27,852       $10,368     $     --     $328,676
Operating income/(loss)......    28,298      (7,324)        2,345         1,164      (13,854)      10,629
Depreciation and
  amortization...............     7,438       3,535            12           321        1,049       12,355
Identifiable assets..........   186,118      38,985         8,059         8,097       10,393      251,652
Capital expenditures.........     5,915       2,328            12           144          119        8,518

20.  GEOGRAPHIC INFORMATION

     The following is information about the Company's geographic operations. Information is attributed to the geographic areas based on the location of the Company's subsidiaries.

                                                         2004       2003       2002
                                                       --------   --------   --------
NET SALES:
  United States......................................  $248,577   $233,942   $219,981
  Europe.............................................    18,605     16,643     12,004
  Israel.............................................    43,170     44,383     45,266
  Latin America......................................    26,800     25,235     28,970
  Asia/Pacific.......................................    21,122     21,543     22,455
                                                       --------   --------   --------
  Total..............................................  $358,274   $341,746   $328,676
                                                       ========   ========   ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                                                         2004       2003       2002
                                                       --------   --------   --------
PROPERTY, PLANT AND EQUIPMENT, NET:
  United States......................................  $ 13,836   $ 16,719   $ 19,370
  Europe.............................................    20,732     20,463     17,451
  Israel.............................................     9,157     10,990     12,647
  Latin America......................................    14,783     15,396     13,772
  Asia/Pacific.......................................       278        337        258
                                                       --------   --------   --------
  Total..............................................  $ 58,786   $ 63,905   $ 63,498
                                                       ========   ========   ========

21.  CONSOLIDATING FINANCIAL STATEMENTS

     The units of Senior Secured Notes due 2007, consisting of US Senior Secured Notes issued by PAHC (the "Parent Issuer") and Dutch Senior Secured Notes issued by Philipp Brothers Netherlands III B.V. (the "Dutch Issuer"), are guaranteed by certain subsidiaries. PAHC and its U.S. subsidiaries ("U.S. Guarantor Subsidiaries"), excluding The Prince Manufacturing Company, Prince MFG, LLC and Mineral Resource Technologies, Inc. (until divested) (the "Unrestricted Subsidiaries", as defined in the indenture), fully and unconditionally guarantee all of the Senior Secured Notes on a joint and several basis. In addition, the Dutch Issuer's subsidiaries, presently consisting of Phibro Animal Health SA (the "Belgium Guarantor"), fully and unconditionally guarantee the Dutch Senior Secured Notes. The Dutch issuer and the Belgium Guarantor do not guarantee the US Senior Secured Notes. Other foreign subsidiaries ("Non-Guarantor Subsidiaries") do not presently guarantee the Senior Secured Notes. The U.S. Guarantor Subsidiaries include all domestic subsidiaries of PAHC other than the Unrestricted Subsidiaries and include: CP Chemicals, Inc., Phibro-Tech, Inc., Prince Agriproducts, Inc, Phibrochem, Inc., Phibro Chemicals, Inc., Western Magnesium Corp., Phibro Animal Health Holdings, Inc., and Phibro Animal Health U.S., Inc.

     The Senior Subordinated Notes due 2008, issued by the Parent Issuer, are guaranteed by certain subsidiaries. PAHC's U.S. subsidiaries, including the U.S. Guarantor Subsidiaries and the Unrestricted Subsidiaries, fully and unconditionally guarantee the Senior Subordinated Notes on a joint and several basis. The Dutch Issuer, Belgium Guarantor and Non-Guarantor Subsidiaries do not presently guarantee the Senior Subordinated Notes. The U.S. Guarantor Subsidiaries and Unrestricted Subsidiaries include all domestic subsidiaries of PAHC including: CP Chemicals, Inc., Phibro-Tech, Inc., Prince Agriproducts, Inc., The Prince Manufacturing Company, Prince MFG, LLC, Mineral Resource Technologies, Inc. (until divested), Phibrochem, Inc., Phibro Chemicals, Inc., Western Magnesium Corp., Phibro Animal Health Holdings, Inc., and Phibro Animal Health U.S., Inc.

     The following consolidating financial data summarizes the assets, liabilities and results of operations and cash flows of the Parent Issuer, Unrestricted Subsidiaries, U.S. Guarantor Subsidiaries, Dutch Issuer, Belgium Guarantor and Non-Guarantor Subsidiaries. The Unrestricted Subsidiaries, U.S. Guarantor Subsidiaries, Dutch Issuer, Belgium Guarantor and Non-Guarantor Subsidiaries are directly or indirectly wholly owned as to voting stock by PAHC.

     Investments in subsidiaries are accounted for by the Parent Issuer using the equity method. Income tax expense (benefit) is allocated among the consolidating entities based upon taxable income (loss) by jurisdiction within each group. The principal consolidation adjustments are to eliminate investments in subsidiaries and intercompany balances and transactions.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET

                                                          AS OF JUNE 30, 2004
                             ------------------------------------------------------------------------------
                              PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH     BELGIUM    NON-GUARANTOR
                              ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER    GUARANTOR   SUBSIDIARIES
                             --------   ------------   --------------   -------   ---------   -------------
                                                             (IN THOUSANDS)
                                                  ASSETS
Current Assets:
  Cash and cash
    equivalents............  $    136     $    --         $    801      $    17    $   212      $  4,402
  Trade receivables........     2,670          --           26,996           --      2,592        25,400
  Other receivables........       317         414            1,195           --         72           768
  Inventory................     1,994          --           37,890           --     23,159        16,867
  Prepaid expenses and
    other..................     3,195         110              565           --      1,018         3,800
                             --------     -------         --------      -------    -------      --------
    Total current assets...     8,312         524           67,447           17     27,053        51,237
                             --------     -------         --------      -------    -------      --------
Property, plant &
  equipment, net...........       105          --           13,730           --     17,321        27,630
Intangibles................        --          --            4,252           --      1,569         5,874
Investment in
  subsidiaries.............   125,355          --            3,619        1,604         --            --
Intercompany...............   (14,995)     20,995           60,030       20,181      1,630       (12,497)
Other assets...............    14,506          --            1,056           --         --           736
                             --------     -------         --------      -------    -------      --------
                             $133,283     $21,519         $150,134      $21,802    $47,573      $ 72,980
                             ========     =======         ========      =======    =======      ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Cash overdraft...........  $     --     $    10         $    881      $    --    $    --      $     --
  Loan payable to banks....    10,996          --               --           --         --            --
  Current portion of
    long-term debt.........        --          --              101           --         --         1,250
  Accounts payable.........     4,734           9           28,434           --      2,258        11,537
  Accrued expenses and
    other..................    11,857         159            8,306          216     12,022         7,450
                             --------     -------         --------      -------    -------      --------
    Total current
      liabilities..........    27,587         178           37,722          216     14,280        20,237
                             --------     -------         --------      -------    -------      --------
Long-term debt.............   133,029          --                2       20,000         --         4,987
Intercompany debt..........        --          --               --           --     30,553        44,791
Other liabilities..........    11,822          --            4,897           --      1,136         4,431
                             --------     -------         --------      -------    -------      --------
    Total liabilities......   172,438         178           42,621       20,216     45,969        74,446
                             --------     -------         --------      -------    -------      --------
Redeemable Securities:
  Series C preferred
    stock..................    24,678          --               --           --         --            --
                             --------     -------         --------      -------    -------      --------
Stockholders' Equity
  (Deficit):
  Series A preferred
    stock..................       521          --               --           --         --            --
  Common stock.............         2           1               31           --         --            --
  Paid-in capital..........       860          --          112,004           21         52         1,537
  Retained earnings
    (accumulated
    deficit)...............   (57,964)     21,340           (4,339)      (2,744)    (2,757)        8,374
  Accumulated other
    comprehensive income
    (loss):
    Gain on derivative
      instruments..........         9          --                9           --         --            --
    Cumulative currency
      translation
      adjustment...........    (7,261)         --             (192)       4,309      4,309       (11,377)
                             --------     -------         --------      -------    -------      --------
    Total stockholders'
      equity (deficit).....   (63,833)     21,341          107,513        1,586      1,604        (1,466)
                             --------     -------         --------      -------    -------      --------
                             $133,283     $21,519         $150,134      $21,802    $47,573      $ 72,980
                             ========     =======         ========      =======    =======      ========

                                 AS OF JUNE 30, 2004
                             ----------------------------
                             CONSOLIDATION   CONSOLIDATED
                              ADJUSTMENTS      BALANCE
                             -------------   ------------
                                    (IN THOUSANDS)
                                        ASSETS
Current Assets:
  Cash and cash
    equivalents............    $      --       $  5,568
  Trade receivables........           --         57,658
  Other receivables........           --          2,766
  Inventory................                      79,910
  Prepaid expenses and
    other..................           --          8,688
                               ---------       --------
    Total current assets...           --        154,590
                               ---------       --------
Property, plant &
  equipment, net...........           --         58,786
Intangibles................           --         11,695
Investment in
  subsidiaries.............     (130,578)            --
Intercompany...............      (75,344)            --
Other assets...............           --         16,298
                               ---------       --------
                               $(205,922)      $241,369
                               =========       ========

                                   LIABILITIES AND
                                  STOCKHOLDERS' EQUITY
                                       (DEFICIT)
Current Liabilities:
  Cash overdraft...........    $      --       $    891
  Loan payable to banks....           --         10,996
  Current portion of
    long-term debt.........           --          1,351
  Accounts payable.........           --         46,972
  Accrued expenses and
    other..................                      40,010
                               ---------       --------
    Total current
      liabilities..........           --        100,220
                               ---------       --------
Long-term debt.............           --        158,018
Intercompany debt..........      (75,344)            --
Other liabilities..........           --         22,286
                               ---------       --------
    Total liabilities......      (75,344)       280,524
                               ---------       --------
Redeemable Securities:
  Series C preferred
    stock..................           --         24,678
                               ---------       --------
Stockholders' Equity
  (Deficit):
  Series A preferred
    stock..................           --            521
  Common stock.............          (32)             2
  Paid-in capital..........     (113,614)           860
  Retained earnings
    (accumulated
    deficit)...............      (19,874)       (57,964)
  Accumulated other
    comprehensive income
    (loss):                                          --
    Gain on derivative
      instruments..........           (9)             9
    Cumulative currency
      translation
      adjustment...........        2,951         (7,261)
                               ---------       --------
    Total stockholders'
      equity (deficit).....     (130,578)       (63,833)
                               ---------       --------
                               $(205,922)      $241,369
                               =========       ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                                                             FOR THE YEAR ENDED JUNE 30, 2004
                       -------------------------------------------------------------------------------------------------------------
                        PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH     BELGIUM    NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                        ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER    GUARANTOR   SUBSIDIARIES     ADJUSTMENTS      BALANCE
                       --------   ------------   --------------   -------   ---------   -------------   -------------   ------------
                                                                      (IN THOUSANDS)
Net sales............  $ 21,868     $11,118         $215,591      $    --    $ 5,742      $103,955        $     --        $358,274
Net sales --
  intercompany.......       150       2,598              468           --     28,970         4,375         (36,561)             --
Cost of goods sold...    17,318      10,139          160,136           --     25,293        91,546         (36,561)        267,871
                       --------     -------         --------      -------    -------      --------        --------        --------
  Gross profit.......     4,700       3,577           55,923           --      9,419        16,784              --          90,403
Selling, general and
  administrative
  expenses...........    20,238       1,299           25,317            4      2,676        16,594              --          66,128
Costs of
  non-completed
  transaction........     5,261          --               --           --         --            --              --           5,261
                       --------     -------         --------      -------    -------      --------        --------        --------
  Operating income
    (loss)...........   (20,799)      2,278           30,606           (4)     6,743           190              --          19,014
Other:
  Interest expense...    16,208          18               --        1,806         95           491              --          18,618
  Interest
    (income).........        (4)         --               --           --         --          (126)             --            (130)
  Other (income)
    expense, net.....       578          --             (605)          --       (265)         (489)             --            (781)
  Net (gain) on
    extinguishment of
    debt.............   (23,226)         --               --           --         --            --              --         (23,226)
  Intercompany
    interest and
    other............   (26,755)      1,892           16,392       (1,823)     3,335         6,959              --              --
  (Profit) loss
    relating to
    subsidiaries.....    (5,349)         --               --       (2,124)        --            --           7,473              --
                       --------     -------         --------      -------    -------      --------        --------        --------
  Income (loss) from
    continuing
    operations before
    income taxes.....    17,749         368           14,819        2,137      3,578        (6,645)         (7,473)         24,533
Provision for income
  taxes..............     1,185         221            1,294           --      1,454         3,815              --           7,969
                       --------     -------         --------      -------    -------      --------        --------        --------
  Income (loss) from
    continuing
    operations.......    16,564         147           13,525        2,137      2,124       (10,460)         (7,473)         16,564
Discontinued
  operations:
  Profit (loss)
    relating to
    discontinued
    operations.......      (517)         --               --           --         --            --             517              --
  (Loss) from
    discontinued
    operations (net
    of income
    taxes)...........        --        (124)              --           --         --        (1,501)             --          (1,625)
  Gain (loss) from
    disposal of
    discontinued
    operations (net
    of income
    taxes)...........    (3,197)         --           (2,735)          --         --         3,843              --          (2,089)
                       --------     -------         --------      -------    -------      --------        --------        --------
  Net income
    (loss)...........  $ 12,850     $    23         $ 10,790      $ 2,137    $ 2,124      $ (8,118)       $ (6,956)       $ 12,850
                       ========     =======         ========      =======    =======      ========        ========        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                                  FOR THE YEAR ENDED JUNE 30, 2004
                                   ---------------------------------------------------------------
                                    PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH      BELGIUM
                                    ISSUER    SUBSIDIARIES    SUBSIDIARIES     ISSUER    GUARANTOR
                                   --------   ------------   --------------   --------   ---------
                                                           (IN THOUSANDS)
Operating Activities:
 Net income (loss)...............  $ 12,850     $     23        $10,790       $  2,137    $2,124
 Adjustment for discontinued
   operations....................     3,714          124          2,735             --        --
                                   --------     --------        -------       --------    ------
 Income (loss) from continuing
   operations....................    16,564          147         13,525          2,137     2,124
 Adjustments to reconcile income
   (loss) from continuing
   operations to net cash
   provided (used) by operating
   activities:
   Depreciation and
     amortization................     2,367          487          2,542             --     2,669
   Deferred income taxes.........       733           --             --             --        --
   Net gain from sales of
     assets......................        --           --           (689)            --        --
   Net gain on extinguishment of
     debt........................   (23,226)          --             --             --        --
   Effects of changes in foreign
     currency....................        --           --             84             --      (264)
   Other.........................       525           --            395             --        --
   Changes in operating assets
     and liabilities:
     Accounts receivable.........        79          336         (4,826)            --      (945)
     Inventory...................       618         (543)         4,143             --    (8,762)
     Prepaid expenses and
       other.....................      (268)         188           (479)            --     1,369
     Other assets................     1,997           --         (4,548)            --        --
     Intercompany................      (981)      17,331         (8,706)       (22,336)   13,316
     Accounts payable............      (370)        (328)        (2,368)            --    (2,395)
     Accrued expenses and
       other.....................     2,803          (89)         5,089            216     2,742
     Accrued costs of non-
       completed transaction.....     3,970           --             --             --        --
 Cash provided (used) by
   discontinued operations.......    (3,197)        (652)        (2,735)            --        --
                                   --------     --------        -------       --------    ------
   Net cash provided (used) by
     operating activities........     1,614       16,877          1,427        (19,983)    9,854
                                   --------     --------        -------       --------    ------
Investing Activities:
 Capital expenditures............       (57)         (62)        (2,506)            --    (1,613)
 Proceeds from sale of assets....        --           --          1,057             --        --
 Other investing.................      (654)          --             --             --        --
 Discontinued operations.........    14,343           --             --             --        --
                                   --------     --------        -------       --------    ------
   Net cash provided (used) by
     investing activities........    13,632          (62)        (1,449)            --    (1,613)
                                   --------     --------        -------       --------    ------
Financing Activities:
 Net (decrease) in cash
   overdraft.....................      (350)        (276)          (160)            --        --
 Net (decrease) in short-term
   debt..........................   (26,882)          --             --             --        --
 Proceeds from long-term debt....    85,000           --             --         20,000        --
 Payments of long-term debt......   (32,679)         (13)        (1,055)            --        --
 Payments of Pfizer
   obligations...................   (20,075)          --             --             --    (8,225)
   Transactions and transaction
     costs.......................    (4,619)     (16,645)          (129)            --        --
 Debt refinancing costs..........   (15,548)          --             --             --        --
 Discontinued operations.........        --           --             --             --        --
                                   --------     --------        -------       --------    ------
   Net cash provided (used) by
     financing activities........   (15,153)     (16,934)        (1,344)        20,000    (8,225)
                                   --------     --------        -------       --------    ------
Effect of exchange rate changes
 on cash.........................        --           --             --             --        11
                                   --------     --------        -------       --------    ------
Net increase (decrease) in cash
 and cash equivalents............        93         (119)        (1,366)            17        27
Cash and cash equivalents at
 beginning of period.............        43          119          2,167             --       185
                                   --------     --------        -------       --------    ------
Cash and cash equivalents at end
 of period.......................  $    136     $     --        $   801       $     17    $  212
                                   ========     ========        =======       ========    ======

                                         FOR THE YEAR ENDED JUNE 30, 2004
                                   --------------------------------------------
                                   NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                   SUBSIDIARIES     ADJUSTMENTS      BALANCE
                                   -------------   -------------   ------------
                                                  (IN THOUSANDS)
Operating Activities:
 Net income (loss)...............    $ (8,118)        $(6,956)       $ 12,850
 Adjustment for discontinued
   operations....................      (2,342)           (517)          3,714
                                     --------         -------        --------
 Income (loss) from continuing
   operations....................     (10,460)         (7,473)         16,564
 Adjustments to reconcile income
   (loss) from continuing
   operations to net cash
   provided (used) by operating
   activities:
   Depreciation and
     amortization................       5,118              --          13,183
   Deferred income taxes.........        (407)             --             326
   Net gain from sales of
     assets......................          (3)             --            (692)
   Net gain on extinguishment of
     debt........................          --              --         (23,226)
   Effects of changes in foreign
     currency....................        (368)             --            (548)
   Other.........................         194              --           1,114
   Changes in operating assets
     and liabilities:                                                      --
     Accounts receivable.........      (1,866)             --          (7,222)
     Inventory...................       8,204              --           3,660
     Prepaid expenses and
       other.....................      (1,124)             --            (314)
     Other assets................        (528)             --          (3,079)
     Intercompany................      (6,097)          7,473              --
     Accounts payable............        (189)             --          (5,650)
     Accrued expenses and
       other.....................      (3,796)             --           6,965
     Accrued costs of non-
       completed transaction.....          --              --           3,970
 Cash provided (used) by
   discontinued operations.......       4,395              --          (2,189)
                                     --------         -------        --------
   Net cash provided (used) by
     operating activities........      (6,927)             --           2,862
                                     --------         -------        --------
Investing Activities:
 Capital expenditures............      (2,006)             --          (6,244)
 Proceeds from sale of assets....          37              --           1,094
 Other investing.................          (1)             --            (655)
 Discontinued operations.........         532              --          14,875
                                     --------         -------        --------
   Net cash provided (used) by
     investing activities........      (1,438)             --           9,070
                                     --------         -------        --------
Financing Activities:
 Net (decrease) in cash
   overdraft.....................          (9)             --            (795)
 Net (decrease) in short-term
   debt..........................         (72)             --         (26,954)
 Proceeds from long-term debt....       4,661              --         109,661
 Payments of long-term debt......      (1,706)             --         (35,453)
 Payments of Pfizer
   obligations...................          --              --         (28,300)
   Transactions and transaction
     costs.......................          --              --         (21,393)
 Debt refinancing costs..........          --              --         (15,548)
 Discontinued operations.........       1,005              --           1,005
                                     --------         -------        --------
   Net cash provided (used) by
     financing activities........       3,879              --         (17,777)
                                     --------         -------        --------
Effect of exchange rate changes
 on cash.........................         223                             234
                                     --------         -------        --------
Net increase (decrease) in cash
 and cash equivalents............      (4,263)             --          (5,611)
Cash and cash equivalents at
 beginning of period.............       8,665                          11,179
                                     --------         -------        --------
Cash and cash equivalents at end
 of period.......................    $  4,402         $    --        $  5,568
                                     ========         =======        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET

                                                            AS OF JUNE 30, 2003
                                 --------------------------------------------------------------------------
                                                               U.S.                                NON-
                                  PARENT    UNRESTRICTED    GUARANTOR     DUTCH     BELGIUM     GUARANTOR
                                  ISSUER    SUBSIDIARIES   SUBSIDIARIES   ISSUER   GUARANTOR   SUBSIDIARIES
                                 --------   ------------   ------------   ------   ---------   ------------
                                                               (IN THOUSANDS)
                                                  ASSETS
Current Assets:
  Cash and cash equivalents....  $     43     $    119       $  2,167     $  --     $   185      $  8,665
  Trade receivables............     2,759        2,452         22,071        --       1,542        23,890
  Other receivables............       957            3            733        --         518         1,292
  Inventory....................     2,612        4,278         41,266        --      13,460        26,233
  Prepaid expenses and other...     3,267          458            981        --       1,866         3,296
  Current assets from
    discontinued operations....        --        4,942             --        --          --         4,334
                                 --------     --------       --------     ------    -------      --------
    Total Current Assets.......     9,638       12,252         67,218        --      17,571        67,710
                                 --------     --------       --------     ------    -------      --------
Property, plant & equipment,
  net..........................       153        3,269         13,297        --      17,049        30,137
Intangibles....................        --           --             --        --       1,818         6,851
Investment in subsidiaries.....   103,574           --          3,619        --          --            --
Intercompany...................    35,034      (19,431)        59,765        --       6,731        (9,116)
Other assets...................    11,516          710          1,122        --          --           711
Other assets from discontinued
  operations...................        --       10,650             --        --          --         2,675
                                 --------     --------       --------     ------    -------      --------
                                 $159,915     $  7,450       $145,021     $  --     $43,169      $ 98,968
                                 ========     ========       ========     ======    =======      ========

                                         )                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT
                                         )
Current Liabilities:
  Cash overdraft...............  $    350     $    286       $  1,041     $  --     $    --      $      9
  Loan payable to banks........    37,878           --             --        --          --            --
  Current portion of long-term
    debt.......................    21,599           66            381        --          --         2,078
  Accounts payable.............     3,304        2,350         25,926        --      12,115        11,660
  Accrued expenses and other...     7,943        1,151          9,931        --       8,583        13,091
  Current liabilities from
    discontinued operations....        --        2,051             --        --          --         3,506
                                 --------     --------       --------     ------    -------      --------
    Total Current
      Liabilities..............    71,074        5,904         37,279        --      20,698        30,344
                                 --------     --------       --------     ------    -------      --------
Long-term debt.................   100,073          213            149        --          --         1,828
Intercompany debt..............        --           --             --        --      22,319        50,664
Other liabilities..............     4,397          114         13,289        --       1,256         2,185
Other liabilities from
  discontinued operations......        --          198             --        --          --           975
                                 --------     --------       --------     ------    -------      --------
Total Liabilities..............   175,544        6,429         50,717        --      44,273        85,996
                                 --------     --------       --------     ------    -------      --------
Redeemable Securities:
  Series B and C preferred
    stock......................    68,881           --             --        --          --            --
                                 --------     --------       --------     ------    -------      --------
Stockholders' Equity (Deficit):
  Series A preferred stock.....       521           --             --        --          --            --
  Common stock.................         2            1             31        --          --            --
  Paid-in capital..............       860           --        110,883        --          --         5,179
  Retained earnings
    (accumulated deficit)......   (79,489)       1,020        (16,499)       --      (4,881)       17,862
  Accumulated other
    comprehensive income
    (loss):....................
    Gain on derivative
      instruments..............        81           --             81        --          --            --
    Cumulative foreign currency
      translation adjustment...    (6,485)          --           (192)       --       3,777       (10,069)
                                 --------     --------       --------     ------    -------      --------
      Total Stockholders'
        Equity (Deficit).......   (84,510)       1,021         94,304        --      (1,104)       12,972
                                 --------     --------       --------     ------    -------      --------
                                 $159,915     $  7,450       $145,021     $  --     $43,169      $ 98,968
                                 ========     ========       ========     ======    =======      ========

                                     AS OF JUNE 30, 2003
                                 ----------------------------

                                 CONSOLIDATION   CONSOLIDATED
                                  ADJUSTMENTS      BALANCE
                                 -------------   ------------
                                        (IN THOUSANDS)
                                            ASSETS
Current Assets:
  Cash and cash equivalents....                    $ 11,179
  Trade receivables............                      52,714
  Other receivables............                       3,503
  Inventory....................                      87,849
  Prepaid expenses and other...                       9,868
  Current assets from
    discontinued operations....                       9,276
                                   ---------       --------
    Total Current Assets.......           --        174,389
                                   ---------       --------
Property, plant & equipment,
  net..........................                      63,905
Intangibles....................                       8,669
Investment in subsidiaries.....     (107,193)            --
Intercompany...................      (72,983)            --
Other assets...................                      14,059
Other assets from discontinued
  operations...................                      13,325
                                   ---------       --------
                                   $(180,176)      $274,347
                                   =========       ========

                                              LIABILITIES AND
                                         STOCKHOLDERS' EQUITY
                                                     (DEFICIT
Current Liabilities:
  Cash overdraft...............                    $  1,686
  Loan payable to banks........                      37,878
  Current portion of long-term
    debt.......................                      24,124
  Accounts payable.............                      55,355
  Accrued expenses and other...                      40,699
  Current liabilities from
    discontinued operations....                       5,557
                                   ---------       --------
    Total Current
      Liabilities..............           --        165,299
                                   ---------       --------
Long-term debt.................                     102,263
Intercompany debt..............      (72,983)            --
Other liabilities..............                      21,241
Other liabilities from
  discontinued operations......                       1,173
                                   ---------       --------
Total Liabilities..............      (72,983)       289,976
                                   ---------       --------
Redeemable Securities:
  Series B and C preferred
    stock......................                      68,881
                                   ---------       --------
Stockholders' Equity (Deficit):
  Series A preferred stock.....                         521
  Common stock.................          (32)             2
  Paid-in capital..............     (116,062)           860
  Retained earnings
    (accumulated deficit)......        2,498        (79,489)
  Accumulated other
    comprehensive income
    (loss):....................
    Gain on derivative
      instruments..............          (81)            81
    Cumulative foreign currency
      translation adjustment...        6,484         (6,485)
                                   ---------       --------
      Total Stockholders'
        Equity (Deficit).......     (107,193)       (84,510)
                                   ---------       --------
                                   $(180,176)      $274,347
                                   =========       ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                                              FOR THE YEAR ENDED JUNE 30, 2003
                                 -----------------------------------------------------------
                                                               U.S.
                                  PARENT    UNRESTRICTED    GUARANTOR     DUTCH     BELGIUM
                                  ISSUER    SUBSIDIARIES   SUBSIDIARIES   ISSUER   GUARANTOR
                                 --------   ------------   ------------   ------   ---------
                                                       (IN THOUSANDS)
Net sales......................  $ 23,982     $22,332        $187,628     $  --     $ 6,625
Net sales -- intercompany......     1,338       4,244             775        --      26,994
Cost of goods sold.............    20,083      20,422         144,543        --      31,435
                                 --------     -------        --------     ------    -------
  Gross profit.................     5,237       6,154          43,860        --       2,184
Selling, general and
  administrative expenses......    18,064       2,575          26,632        --       1,868
                                 --------     -------        --------     ------    -------
Operating income (loss)........   (12,827)      3,579          17,228        --         316
Other:
  Interest expense.............    15,050          86               1        --          62
  Interest (income)............        (2)         --              --        --          --
  Other (income) expense,
    net........................     3,283          --          (3,481)       --       1,283
  Intercompany interest and
    other......................   (33,819)      4,952          18,997        --       2,849
  (Profit) loss relating to
    subsidiaries...............     4,036          --              --        --          --
                                 --------     -------        --------     ------    -------
  Income (loss) from continuing
    operations before income
    taxes......................    (1,375)     (1,459)          1,711        --      (3,878)
Provision for income taxes.....       924          52             570        --         572
                                 --------     -------        --------     ------    -------
  Income (loss) from continuing
    operations.................    (2,299)     (1,511)          1,141        --      (4,450)
Discontinued operations:
  Profit (loss) relating to
    discontinued operations....    14,759          --              --        --          --
  (Loss) from discontinued
    operations (net of income
    taxes).....................        --      (3,454)             --        --          --
  Gain (loss) from disposal of
    discontinued operations
    (net of income taxes)......   (30,019)         --              --        --          --
                                 --------     -------        --------     ------    -------
    Net income (loss)..........  $(17,559)    $(4,965)       $  1,141     $  --     $(4,450)
                                 ========     =======        ========     ======    =======

                                      FOR THE YEAR ENDED JUNE 30, 2003
                                 -------------------------------------------
                                     NON-
                                  GUARANTOR     CONSOLIDATION   CONSOLIDATED
                                 SUBSIDIARIES    ADJUSTMENTS      BALANCE
                                 ------------   -------------   ------------
                                               (IN THOUSANDS)
Net sales......................    $101,179       $     --        $341,746
Net sales -- intercompany......       6,812        (40,163)             --
Cost of goods sold.............      74,880        (40,163)        251,200
                                   --------       --------        --------
  Gross profit.................      33,111             --          90,546
Selling, general and
  administrative expenses......      15,911                         65,050
                                   --------       --------        --------
Operating income (loss)........      17,200             --          25,496
Other:
  Interest expense.............       1,082                         16,281
  Interest (income)............         (83)                           (85)
  Other (income) expense,
    net........................         454                          1,539
  Intercompany interest and
    other......................       7,021                             --
  (Profit) loss relating to
    subsidiaries...............          --         (4,036)             --
                                   --------       --------        --------
  Income (loss) from continuing
    operations before income
    taxes......................       8,726          4,036           7,761
Provision for income taxes.....       7,942                         10,060
                                   --------       --------        --------
  Income (loss) from continuing
    operations.................         784          4,036          (2,299)
Discontinued operations:
  Profit (loss) relating to
    discontinued operations....          --        (14,759)             --
  (Loss) from discontinued
    operations (net of income
    taxes).....................     (11,123)                       (14,577)
  Gain (loss) from disposal of
    discontinued operations
    (net of income taxes)......      29,336                           (683)
                                   --------       --------        --------
    Net income (loss)..........    $ 18,997       $(10,723)       $(17,559)
                                   ========       ========        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                              FOR THE YEAR ENDED JUNE 30, 2003
                                 -----------------------------------------------------------
                                                               U.S.
                                  PARENT    UNRESTRICTED    GUARANTOR     DUTCH     BELGIUM
                                  ISSUER    SUBSIDIARIES   SUBSIDIARIES   ISSUER   GUARANTOR
                                 --------   ------------   ------------   ------   ---------
                                                       (IN THOUSANDS)
Operating Activities:
  Net income (loss)............  $(17,559)    $(4,965)       $  1,141     $  --     $(4,450)
  Adjustment for discontinued
    operations.................    15,260       3,454              --        --          --
                                 --------     -------        --------     ------    -------
  Income (loss) from continuing
    operations.................    (2,299)     (1,511)          1,141        --      (4,450)
  Adjustments to reconcile
    income (loss) from
    continuing operations to
    net cash provided (used) by
    operating activities:
    Depreciation and
      amortization.............     1,554         956           2,900        --       2,019
    Deferred income taxes......        --          --              --        --          --
    Net gain from sales of
      assets...................        --          --            (118)       --          --
    Effects of changes in
      foreign currency.........        --          --            (399)       --       1,268
    Other......................       218          13             540        --          --
    Changes in operating assets
      and liabilities:
      Accounts receivable......       301         245           1,489        --        (322)
      Inventory................        95         (61)         (3,658)       --       2,270
      Prepaid expenses and
        other..................      (702)       (195)            558        --      (1,191)
      Other assets.............    (3,171)         --           1,131        --          --
      Intercompany.............    12,780       2,717         (12,285)       --       4,989
      Accounts payable.........     2,280         714          12,542        --       3,523
      Accrued expenses and
        other..................     1,415          95           2,326        --      (6,444)
  Cash provided (used) by
    discontinued operations....        --      (1,928)             --        --          --
                                 --------     -------        --------     ------    -------
    Net cash provided (used) by
      operating activities.....    12,471       1,045           6,167        --       1,662
                                 --------     -------        --------     ------    -------
Investing Activities:
  Capital expenditures.........        (2)       (350)         (2,573)       --      (2,149)
  Proceeds from sale of
    assets.....................        --          --           2,530        --          --
  Other investing..............        --          --              --        --          --
  Discontinued operations......        --        (493)             --        --          --
                                 --------     -------        --------     ------    -------
    Net cash provided (used) by
      Investing Activities.....        (2)       (843)            (43)       --      (2,149)
                                 --------     -------        --------     ------    -------
Financing Activities:
  Net (decrease) in cash
    overdraft..................      (226)        (24)         (4,151)       --          --
  Net (decrease) in short-term
    debt.......................    (5,844)         --              --        --          --
  Proceeds from long-term
    debt.......................        --          --              --        --          --
  Payments of long-term debt...    (6,813)       (111)           (415)       --          --
  Discontinued operations......        --          --              --        --          --
                                 --------     -------        --------     ------    -------
    Net cash provided (used) by
      financing activities.....   (12,883)       (135)         (4,566)       --          --
                                 --------     -------        --------     ------    -------
Effect of exchange rate changes
  on cash......................        --          --               9        --          54
                                 --------     -------        --------     ------    -------
Net increase (decrease) in cash
  and cash equivalents.........      (414)         67           1,567        --        (433)
Cash and cash equivalents at
  beginning of period..........       457          52             600        --         618
                                 --------     -------        --------     ------    -------
Cash and cash equivalents at
  end of period................  $     43     $   119        $  2,167     $  --     $   185
                                 ========     =======        ========     ======    =======

                                      FOR THE YEAR ENDED JUNE 30, 2003
                                 -------------------------------------------
                                     NON-
                                  GUARANTOR     CONSOLIDATION   CONSOLIDATED
                                 SUBSIDIARIES    ADJUSTMENTS      BALANCE
                                 ------------   -------------   ------------
                                               (IN THOUSANDS)
Operating Activities:
  Net income (loss)............    $ 18,997       $(10,723)       $(17,559)
  Adjustment for discontinued
    operations.................     (18,213)        14,759          15,260
                                   --------       --------        --------
  Income (loss) from continuing
    operations.................         784          4,036          (2,299)
  Adjustments to reconcile
    income (loss) from
    continuing operations to
    net cash provided (used) by
    operating activities:
    Depreciation and
      amortization.............       5,095                         12,524
    Deferred income taxes......       6,460                          6,460
    Net gain from sales of
      assets...................          (9)                          (127)
    Effects of changes in
      foreign currency.........        (479)                           390
    Other......................        (384)                           387
    Changes in operating assets
      and liabilities:
      Accounts receivable......       2,097                          3,810
      Inventory................        (244)                        (1,598)
      Prepaid expenses and
        other..................      (1,592)                        (3,122)
      Other assets.............        (592)                        (2,632)
      Intercompany.............      (4,165)        (4,036)             --
      Accounts payable.........       1,444                         20,503
      Accrued expenses and
        other..................       2,253                           (355)
  Cash provided (used) by
    discontinued operations....       2,644                            716
                                   --------       --------        --------
    Net cash provided (used) by
      operating activities.....      13,312             --          34,657
                                   --------       --------        --------
Investing Activities:
  Capital expenditures.........      (3,562)                        (8,636)
  Proceeds from sale of
    assets.....................          35                          2,565
  Other investing..............         737                            737
  Discontinued operations......       1,856                          1,363
                                   --------       --------        --------
    Net cash provided (used) by
      Investing Activities.....        (934)            --          (3,971)
                                   --------       --------        --------
Financing Activities:
  Net (decrease) in cash
    overdraft..................      (1,680)                        (6,081)
  Net (decrease) in short-term
    debt.......................        (816)                        (6,660)
  Proceeds from long-term
    debt.......................       2,000                          2,000
  Payments of long-term debt...      (8,675)                       (16,014)
  Discontinued operations......         377                            377
                                   --------       --------        --------
    Net cash provided (used) by
      financing activities.....      (8,794)            --         (26,378)
                                   --------       --------        --------
Effect of exchange rate changes
  on cash......................         389                            452
                                   --------       --------        --------
Net increase (decrease) in cash
  and cash equivalents.........       3,973             --           4,760
Cash and cash equivalents at
  beginning of period..........       4,692                          6,419
                                   --------       --------        --------
Cash and cash equivalents at
  end of period................    $  8,665       $     --        $ 11,179
                                   ========       ========        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                                               FOR THE YEAR ENDED JUNE 30, 2002
                               ----------------------------------------------------------------
                                                                  U.S.
                                               UNRESTRICTED    GUARANTOR     DUTCH     BELGIUM
                               PARENT ISSUER   SUBSIDIARIES   SUBSIDIARIES   ISSUER   GUARANTOR
                               -------------   ------------   ------------   ------   ---------
                                                        (IN THOUSANDS)
Net sales....................    $ 24,578        $21,451        $173,952     $  --     $ 4,196
Net sales -- intercompany....       1,114          4,212             924        --      21,509
Cost of goods sold...........      20,837         19,400         135,378        --      21,631
                                 --------        -------        --------     ------    -------
  Gross profit...............       4,855          6,263          39,498        --       4,074
Selling, general and
  administrative expenses....      16,786          2,623          32,959        --       1,559
                                 --------        -------        --------     ------    -------
  Operating income (loss)....     (11,931)         3,640           6,539        --       2,515
Other:
  Interest expense...........      15,858            (29)           (172)       --         365
  Interest (income)..........         (15)            --              --        --          --
  Other (income) expense,
    net......................      (2,001)            --            (839)       --       2,294
  Intercompany interest and
    other....................     (28,534)         5,210          12,467        --       2,486
  (Profit) loss relating to
    subsidiaries.............      17,913             --              --        --          --
                                 --------        -------        --------     ------    -------
  Income (loss) from
    continuing operations
    before income taxes......     (15,152)        (1,541)         (4,917)       --      (2,630)
Provision (benefit) for
  income taxes...............      10,059           (407)          4,636        --        (626)
                                 --------        -------        --------     ------    -------
  Income (Loss) from
    continuing operations....     (25,211)        (1,134)         (9,553)       --      (2,004)
Discontinued Operations:
  Profit (loss) relating to
    discontinued
    operations...............     (26,559)            --              --        --          --
  (Loss) from discontinued
    operations (net of income
    taxes)...................          --         (2,930)             --        --          --
                                 --------        -------        --------     ------    -------
    Net income (loss)........    $(51,770)       $(4,064)       $ (9,553)    $  --     $(2,004)
                                 ========        =======        ========     ======    =======

                                    FOR THE YEAR ENDED JUNE 30, 2002
                               -------------------------------------------
                                   NON-
                                GUARANTOR     CONSOLIDATION   CONSOLIDATED
                               SUBSIDIARIES    ADJUSTMENTS      BALANCE
                               ------------   -------------   ------------
                                             (IN THOUSANDS)
Net sales....................    $104,499       $     --        $328,676
Net sales -- intercompany....       9,607        (37,366)             --
Cost of goods sold...........      87,531        (37,366)        247,411
                                 --------       --------        --------
  Gross profit...............      26,575             --          81,265
Selling, general and
  administrative expenses....      16,709                         70,636
                                 --------       --------        --------
  Operating income (loss)....       9,866             --          10,629
Other:
  Interest expense...........       2,048                         18,070
  Interest (income)..........        (331)                          (346)
  Other (income) expense,
    net......................       3,895                          3,349
  Intercompany interest and
    other....................       8,371                             --
  (Profit) loss relating to
    subsidiaries.............          --        (17,913)             --
                                 --------       --------        --------
  Income (loss) from
    continuing operations
    before income taxes......      (4,117)        17,913         (10,444)
Provision (benefit) for
  income taxes...............       1,105                         14,767
                                 --------       --------        --------
  Income (Loss) from
    continuing operations....      (5,222)        17,913         (25,211)
Discontinued Operations:
  Profit (loss) relating to
    discontinued
    operations...............          --         26,559              --
  (Loss) from discontinued
    operations (net of income
    taxes)...................     (23,629)                       (26,559)
                                 --------       --------        --------
    Net income (loss)........    $(28,851)      $ 44,472        $(51,770)
                                 ========       ========        ========

                           PAHC HOLDINGS CORPORATION

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                                      FOR THE YEAR ENDED JUNE 30, 2002
                                         -----------------------------------------------------------
                                                                       U.S.
                                          PARENT    UNRESTRICTED    GUARANTOR     DUTCH     BELGIUM
                                          ISSUER    SUBSIDIARIES   SUBSIDIARIES   ISSUER   GUARANTOR
                                         --------   ------------   ------------   ------   ---------
                                                               (IN THOUSANDS)
Operating Activities:
  Net income (loss)....................  $(51,770)    $(4,064)       $(9,553)     $  --    $ (2,004)
  Adjustment for discontinued
    operations.........................    26,559       2,930             --         --          --
                                         --------     -------        -------      -----    --------
  Income (loss) from continuing
    operations.........................   (25,211)     (1,134)        (9,553)        --      (2,004)
  Adjustments to reconcile income
    (loss) from continuing operations
    to net cash provided (used) by
    operating activities:
    Depreciation and amortization......     1,049         966          3,434         --       2,252
    Deferred income taxes..............     9,297        (466)         5,356         --          --
    Net gain from sales of assets......        --          --             --         --          --
    Change in redemption amount of
      redeemable common stock..........      (378)         --             --         --          --
    Effects of changes in foreign
      currency.........................        --          --           (100)        --       1,912
    Other..............................       (43)         12            985         --          --
    Changes in operating assets and
      liabilities:
      Accounts receivable..............     1,299         278          1,932         --         886
      Inventory........................       606       1,165         (2,915)        --     (10,325)
      Prepaid expenses and other.......       210        (157)        (1,550)        --         273
      Other assets.....................    (1,335)          1          2,519         --          66
      Intercompany.....................       473       4,753          2,164         --       7,562
      Accounts payable.................      (719)       (844)         1,460         --       1,472
      Accrued expenses and other.......      (119)       (225)        (3,248)        --       3,487
  Cash provided (used) by discontinued
    operations.........................        --      (2,437)            --         --          --
                                         --------     -------        -------      -----    --------
    Net cash provided (used) by
      operating activities.............   (14,871)      1,912            484         --       5,581
                                         --------     -------        -------      -----    --------
Investing Activities:
  Capital expenditures.................      (119)       (192)        (3,022)        --      (1,939)
  Acquisition of a business............        --          --             --         --      (4,421)
  Proceeds from property damage
    claim..............................        --          --            411         --          --
  Proceeds from sale of assets.........        --          --             --         --          --
  Other investing......................       613          --             --         --          --
  Discontinued operations..............        --      (1,832)            --         --          --
                                         --------     -------        -------      -----    --------
    Net cash provided (used) by
      investing activities.............       494      (2,024)        (2,611)        --      (6,360)
                                         --------     -------        -------      -----    --------
Financing Activities:
  Net increase (decrease) in cash
    overdraft..........................       563        (116)         1,447         --          --
  Net increase in short-term debt......    13,520          --             --         --          --
  Proceeds from long-term debt.........     2,000         322             --         --          --
  Payments of long-term debt...........    (2,541)        (98)          (396)        --          --
  Discontinued operations..............        --          --             --         --          --
                                         --------     -------        -------      -----    --------
    Net cash provided (used) by
      financing activities.............    13,542         108          1,051         --          --
                                         --------     -------        -------      -----    --------
Effect of exchange rate changes on
  cash.................................        --          --             --         --         128
                                         --------     -------        -------      -----    --------
Net increase (decrease) in cash and
  cash equivalents.....................      (835)         (4)        (1,076)        --        (651)
Cash and cash equivalents at beginning
  of period............................     1,292          56          1,676         --       1,269
                                         --------     -------        -------      -----    --------
Cash and cash equivalents at end of
  period...............................  $    457     $    52        $   600      $  --    $    618
                                         ========     =======        =======      =====    ========

                                              FOR THE YEAR ENDED JUNE 30, 2002
                                         -------------------------------------------
                                             NON-
                                          GUARANTOR     CONSOLIDATION   CONSOLIDATED
                                         SUBSIDIARIES    ADJUSTMENTS      BALANCE
                                         ------------   -------------   ------------
                                                       (IN THOUSANDS)
Operating Activities:
  Net income (loss)....................    $(28,851)      $ 44,472        $(51,770)
  Adjustment for discontinued
    operations.........................      23,629        (26,559)         26,559
                                           --------       --------        --------
  Income (loss) from continuing
    operations.........................      (5,222)        17,913         (25,211)
  Adjustments to reconcile income
    (loss) from continuing operations
    to net cash provided (used) by
    operating activities:
    Depreciation and amortization......       4,654                         12,355
    Deferred income taxes..............      (2,949)                        11,238
    Net gain from sales of assets......          (5)                            (5)
    Change in redemption amount of
      redeemable common stock..........          --                           (378)
    Effects of changes in foreign
      currency.........................         308                          2,120
    Other..............................       1,462                          2,416
    Changes in operating assets and
      liabilities:
      Accounts receivable..............       1,651                          6,046
      Inventory........................      (2,522)                       (13,991)
      Prepaid expenses and other.......      (1,595)                        (2,819)
      Other assets.....................       1,416                          2,667
      Intercompany.....................       2,961        (17,913)             --
      Accounts payable.................      (7,975)                        (6,606)
      Accrued expenses and other.......       8,616                          8,511
  Cash provided (used) by discontinued
    operations.........................       1,349                         (1,088)
                                           --------       --------        --------
    Net cash provided (used) by
      operating activities.............       2,149             --          (4,745)
                                           --------       --------        --------
Investing Activities:
  Capital expenditures.................      (3,246)                        (8,518)
  Acquisition of a business............      (2,761)                        (7,182)
  Proceeds from property damage
    claim..............................          --                            411
  Proceeds from sale of assets.........          19                             19
  Other investing......................         (33)                           580
  Discontinued operations..............        (839)                        (2,671)
                                           --------       --------        --------
    Net cash provided (used) by
      investing activities.............      (6,860)            --         (17,361)
                                           --------       --------        --------
Financing Activities:
  Net increase (decrease) in cash
    overdraft..........................       1,544                          3,438
  Net increase in short-term debt......         717                         14,237
  Proceeds from long-term debt.........          --                          2,322
  Payments of long-term debt...........      (1,695)                        (4,730)
  Discontinued operations..............      (1,590)                        (1,590)
                                           --------       --------        --------
    Net cash provided (used) by
      financing activities.............      (1,024)            --          13,677
                                           --------       --------        --------
Effect of exchange rate changes on
  cash.................................        (125)                             3
                                           --------       --------        --------
Net increase (decrease) in cash and
  cash equivalents.....................      (5,860)            --          (8,426)
Cash and cash equivalents at beginning
  of period............................      10,552                         14,845
                                           --------       --------        --------
Cash and cash equivalents at end of
  period...............................    $  4,692       $     --        $  6,419
                                           ========       ========        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                              DECEMBER 31,   JUNE 30,
                                                                  2004         2004
                                                              ------------   --------
                                                                  (IN THOUSANDS)
                                       ASSETS
Current Assets:
  Cash and cash equivalents.................................    $ 10,170     $  5,568
  Trade receivables, less allowance for doubtful accounts of
     $1,307 at December 31, 2004 and $1,358 at June 30,
     2004...................................................      56,875       57,658
  Other receivables.........................................       4,470        2,766
  Inventories...............................................      97,604       79,910
  Prepaid expenses and other current assets.................       6,914        8,688
                                                                --------     --------
     Total current assets...................................     176,033      154,590
Property, plant and equipment, net..........................      61,111       58,786
Intangibles.................................................      11,116       11,695
Other assets................................................      16,790       16,298
                                                                --------     --------
                                                                $265,050     $241,369
                                                                ========     ========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Cash overdraft..............................................    $  1,787     $    891
Loans payable to banks......................................         297       10,996
Current portion of long-term debt...........................       4,082        1,351
Accounts payable............................................      46,368       46,972
Accrued expenses and other current liabilities..............      47,809       40,010
                                                                --------     --------
     Total current liabilities..............................     100,343      100,220
Long-term debt..............................................     178,630      158,018
Other liabilities...........................................      23,340       22,286
                                                                --------     --------
     Total liabilities......................................     302,313      280,524
                                                                --------     --------
Commitments and Contingencies
Redeemable securities:
     Series C preferred stock...............................      22,817       24,678
                                                                --------     --------
Stockholders' Deficit:
  Series A preferred stock..................................         521          521
  Common stock..............................................           2            2
  Paid-in capital...........................................         860          860
  Accumulated deficit.......................................     (62,844)     (57,964)
  Accumulated other comprehensive income (loss):
     Gain on derivative instruments.........................         331            9
     Cumulative currency translation adjustment.............       1,050       (7,261)
                                                                --------     --------
     Total stockholders' deficit............................     (60,080)     (63,833)
                                                                --------     --------
                                                                $265,050     $241,369
                                                                ========     ========

      See notes to unaudited condensed consolidated financial statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
                    COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

                                                       THREE MONTHS ENDED     SIX MONTHS ENDED
                                                          DECEMBER 31,          DECEMBER 31,
                                                       -------------------   -------------------
                                                         2004       2003       2004       2003
                                                       --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Net Sales............................................  $93,060    $92,540    $181,335   $177,490
Cost of goods sold (includes Belgium Plant
  Transactions costs of $9,536 for the three months
  and six months ended December 31, 2004)............   79,191     69,991     144,844    133,781
                                                       -------    -------    --------   --------
  Gross profit.......................................   13,869     22,549      36,491     43,709
Selling, general and administrative expenses.........   17,759     16,824      34,353     32,609
                                                       -------    -------    --------   --------
  Operating income (loss)............................   (3,890)     5,725       2,138     11,100
Other:
  Interest expense...................................    5,389      4,549      10,635      8,482
  Interest (income)..................................      (33)       168         (58)       (74)
  Other (income) expense, net........................     (791)       127        (767)      (458)
  Net (gain) on extinguishment of debt...............       --    (23,226)         --    (23,226)
                                                       -------    -------    --------   --------
  Income (loss) from continuing operations before
     income taxes....................................   (8,455)    24,107      (7,672)    26,376
Provision (benefit) for income taxes.................     (884)     2,880          40      3,663
                                                       -------    -------    --------   --------
  Income (loss) from continuing operations...........   (7,571)    21,227      (7,712)    22,713
DISCONTINUED OPERATIONS:
  Gain (loss) from discontinued operations (net of
     income taxes)...................................       --         59          --       (403)
  Gain on disposal of discontinued operations (net of
     income taxes)...................................       --         --          --        231
                                                       -------    -------    --------   --------
Net income (loss)....................................   (7,571)    21,286      (7,712)    22,541
Other comprehensive income:
  Change in derivative instruments, net of tax.......      247        102         322        419
  Change in currency translation adjustment..........    5,304      3,031       8,311      2,172
                                                       -------    -------    --------   --------
  Comprehensive income (loss)........................  $(2,020)   $24,419    $    921   $ 25,132
                                                       =======    =======    ========   ========
  Net income (loss)..................................   (7,571)    21,286      (7,712)    22,541
Excess of the reduction of redeemable preferred stock
  over total assets divested and costs and
  liabilities incurred on the Prince Transactions....      973     20,138         973     20,138
Dividends and equity value accreted on Series B and C
  redeemable preferred stock.........................    2,541     (2,864)      1,859     (3,851)
                                                       -------    -------    --------   --------
  Net income (loss) available to common
     shareholders....................................  $(4,057)   $38,560    $ (4,880)  $ 38,828
                                                       =======    =======    ========   ========

      See notes to unaudited condensed consolidated financial statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                  (UNAUDITED)

                                           FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2004
                           -------------------------------------------------------------------------------------------
                           PREFERRED        COMMON STOCK                                  ACCUMULATED OTHER
                             STOCK     -----------------------   PAID-IN   ACCUMULATED      COMPREHENSIVE
                           SERIES A     CLASS A      CLASS B     CAPITAL     DEFICIT        INCOME (LOSS)      TOTAL
                           ---------   ----------   ----------   -------   ------------   -----------------   --------
                                                                 (IN THOUSANDS)
Balance, June 30, 2004...    $521          $1           $1        $860       $(57,964)         $(7,252)       $(63,833)
  Dividends on Series C
     redeemable preferred
     stock...............                                                        (668)                            (668)
  Equity value accreted
     on Series C
     redeemable preferred
     stock...............                                                         (14)                             (14)
  Change in derivative
     instruments, net of
     tax.................                                                                           75              75
  Foreign currency
     translation
     adjustment..........                                                                        3,007           3,007
  Net (loss).............                                                        (141)                            (141)
                             ----          --           --        ----       --------          -------        --------
Balance, September 30,
  2004...................    $521          $1           $1        $860       $(58,787)         $(4,170)       $(61,574)
                             ====          ==           ==        ====       ========          =======        ========
  Excess of the reduction
     in redeemable
     preferred stock over
     total assets
     divested and costs
     and liabilities
     incurred on the
     Prince
     Transactions........                                                         973                              973
  Dividends on Series C
     redeemable preferred
     stock...............                                                        (667)                            (667)
  Equity value accreted
     on Series C
     redeemable preferred
     stock...............                                                       3,208                            3,208
  Change in derivative
     instruments, net of
     tax.................                                                                          247             247
  Foreign currency
     translation
     adjustment..........                                                                        5,304           5,304
  Net (loss).............                                                      (7,571)                          (7,571)
                             ----          --           --        ----       --------          -------        --------
Balance, December 31,
  2004...................    $521          $1           $1        $860       $(62,844)         $ 1,381        $(60,080)
                             ====          ==           ==        ====       ========          =======        ========

      See notes to unaudited condensed consolidated financial statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                               SIX MONTHS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                               2004        2003
                                                              -------     -------
                                                                (IN THOUSANDS)
Operating activities:
  Net income (loss).........................................  $(7,712)    $22,541
  Adjustment for discontinued operations....................       --         172
                                                              -------     -------
  Income (loss) from continuing operations..................   (7,712)     22,713
  Adjustments to reconcile income (loss) from continuing
    operations to net cash used by operating activities:
    Depreciation and amortization (includes accelerated
     depreciation from the Belgium Plant Transactions of
     $533 for the six months ended December 31, 2004).......    7,308       6,544
    Deferred income taxes...................................     (172)         93
    Net gain on extinguishment of debt......................       --     (23,226)
    Effects of changes in foreign currency..................   (1,174)     (1,166)
    Other...................................................      366         589
    Changes in operating assets and liabilities:
      Accounts receivable...................................    1,518      (2,132)
      Inventories...........................................  (11,641)     (1,499)
      Prepaid expenses and other current assets.............    1,456         705
      Other assets..........................................      316         605
      Accounts payable......................................   (1,600)     (6,749)
      Accrued expenses and other liabilities................     (913)      4,516
      Accrued costs of non-completed transaction............   (1,893)         --
      Accrued costs of the Belgium Plant Transactions.......    9,003          --
Cash used by discontinued operations........................       --      (1,665)
                                                              -------     -------
  Net cash used by operating activities.....................   (5,138)       (672)
                                                              -------     -------
Investing activities:
  Capital expenditures......................................   (3,676)     (2,280)
  Proceeds from sale of assets..............................       40          23
  Discontinued operations...................................       --      14,397
                                                              -------     -------
    Net cash provided (used) by investing activities........   (3,636)     12,140
                                                              -------     -------
Financing activities:
  Net increase in cash overdraft............................      896       2,204
  Net decrease in short-term debt...........................  (10,699)    (31,453)
  Proceeds from long-term debt..............................   26,100     107,500
  Payments of long-term debt................................   (1,862)    (34,020)
  Payment of Pfizer obligations.............................       --     (28,300)
  Payments relating to the Prince Transactions and
    transaction costs.......................................       --     (19,979)
  Debt refinancing costs....................................   (1,550)    (11,496)
  Discontinued operations...................................       --       1,391
                                                              -------     -------
    Net cash provided (used) by financing activities........   12,885     (14,153)
                                                              -------     -------
Effect of exchange rate changes on cash.....................      491         188
                                                              -------     -------
    Net increase (decrease) in cash and cash equivalents....    4,602      (2,497)
Cash and cash equivalents at beginning of period............    5,568      11,179
                                                              -------     -------
Cash and cash equivalents at end of period..................  $10,170     $ 8,682
                                                              =======     =======

      See notes to unaudited condensed consolidated financial statements.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 (IN THOUSANDS)

1.  GENERAL

  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION:

     In the opinion of PAHC Holdings Corporation (the "Company"), formed on February 1, 2005, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly its financial position as of December 31, 2004 and its results of operations and cash flows for the three months and six months ended December 31, 2004 and 2003.

     The audited financial statements contained herein are substantially identical to those of Phibro Animal Health Corporation ("PAHC") and its subsidiaries, the previous reporting entity.

     The Company was formed as a holding company for PAHC by the holders of all of PAHC's capital stock, other than the holders of PAHC's Series C Preferred Stock, to hold the capital stock of PAHC, except for its Series C Preferred Stock. In particular, Jack Bendheim, Marvin S. Sussman and trusts for the benefit of Mr. Bendheim and his family exchanged all of their shares of Series A Preferred Stock and Class B Common Stock, and Mr. Bendheim exchanged fifty percent (50%) of his shares of Class A Common Stock, for the same number and class of shares of the Company, having the same designations, relative rights, privileges and limitations as the PAHC shares of such class (except to the extent that the Company is a Delaware corporation and PAHC is a New York corporation).

     The condensed consolidated balance sheet as of June 30, 2004 was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. Additionally it should be noted the accompanying condensed consolidated financial statements and notes thereto have been prepared in accordance with accounting standards appropriate for interim financial statements. While the Company believes the disclosures presented are adequate to make the information contained herein not misleading, these financial statements should be read in conjunction with PAHC's audited consolidated financial statements as found in PAHC's annual report filed on Form 10-K for the year ended June 30, 2004.

     The Company's Mineral Resource Technologies, Inc. ("MRT") and La Cornubia S.A. (France) ("La Cornubia") businesses have been classified as discontinued operations as discussed in these notes to condensed consolidated financial statements. The Company's condensed consolidated financial statements have been reclassified to report separately the financial position, operating results and cash flows of the discontinued operations. These footnotes present information only for continuing operations, unless otherwise noted.

     The results of operations for all interim periods presented may not be indicative of results for the full year.

  NEW ACCOUNTING PRONOUNCEMENTS:

     The Company will adopt the following new accounting pronouncements during 2005:

          Statement of Financial Accounting Standards No. 151, "Inventory Costs, an amendment to Accounting Research Bulletin No. 43, Chapter 4" ("SFAS No. 151"). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated ". . .under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . .". SFAS No. 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 30, 2005 and the provisions of this statement shall be applied prospectively. The Company is currently assessing the impact of this statement.

          Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after December 2004. The provisions of this statement shall be applied prospectively. The Company is currently assessing the impact of this statement.

          Statement of Financial Accounting Standards No. 123, "Share-Based Payment (revised 2004)" ("SFAS No. 123"). This Statement is a revision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" and supercedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued, and it does not address the accounting for employee share ownership plans. This Statement applies to all awards granted after the effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date. SFAS No. 123, as revised, is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently assessing the impact of this statement.

2.  RISKS, UNCERTAINTIES, AND LIQUIDITY

     The Company's ability to fund its operating plan depends upon the continued availability of borrowing under PAHC's domestic senior credit facility. The Company believes that it will be able to comply with the terms of its covenants under the domestic senior credit facility based on its forecasted operating plan. In the event of adverse operating results and/or violation of covenants under this facility, there can be no assurance that the Company would be able to obtain waivers or amendments on favorable terms, if at all. The Company expects adequate liquidity throughout 2005, with periods of reduced availability around the dates of the semi-annual interest payments due June 1 and December 1 related to PAHC's Senior Secured Notes and Senior Subordinated Notes. The Company is pursuing additional cost reduction activities, working capital improvement plans, and sales of non-strategic assets to ensure additional liquidity. The Company also has availability under foreign credit lines that likely would be available. There can be no assurance the Company will be successful in any of the above-noted actions.

     The use of antibiotics in medicated feed additives is a subject of legislative and regulatory interest. The issue of potential for increased bacterial resistance to certain antibiotics used in certain food-producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotics in food-producing animals. The sale of feed additives containing antibiotics is a material portion of the Company's business. Should regulatory or other developments result in further restrictions on the sale of such products, it could have a material adverse impact on the Company's financial position, results of operations and cash flows.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     The testing, manufacturing, and marketing of certain of the Company's products are subject to extensive regulation by numerous government authorities in the United States and other countries.

     The Company has significant assets located outside of the United States, and a significant portion of the Company's sales and earnings are attributable to operations conducted abroad.

     The Company has assets located in Israel and a portion of its sales and earnings are attributable to operations conducted in Israel. The Company is affected by social, political and economic conditions affecting Israel, and any major hostilities involving Israel as well as the Middle East or curtailment of trade between Israel and its current trading partners, either as a result of hostilities or otherwise, could have a material adverse effect on the Company.

     The Company's operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the remediation of contaminated soil and groundwater, the manufacture, sale and use of pesticides and the health and safety of employees. As such, the nature of the Company's current and former operations and those of its subsidiaries exposes the Company and its subsidiaries to the risk of claims with respect to such matters.

3.  REFINANCING

  ISSUANCE OF ADDITIONAL 13% SENIOR SECURED NOTES:

     On December 21, 2004, PAHC completed a private placement pursuant to which PAHC and Philipp Brothers Netherlands III B.V., an indirect wholly-owned subsidiary of PAHC (the "Dutch Issuer" and together with PAHC, the "Issuers") issued and sold 22,491 additional units consisting of $18,207 13% Senior Secured Notes due 2007 of PAHC (the "U.S. Notes") and $4,284 13% Senior Secured Notes due 2007 of the Dutch Issuer (the "Dutch Notes" and together with the U.S. Notes, the "Additional Notes"), from which they received gross proceeds of $23,391. The proceeds were used to refinance indebtedness outstanding under PAHC's domestic senior credit facility. PAHC incurred financing costs of $2,275 in connection with the issuance of the Additional Notes. The Additional Notes were issued under the Indenture dated October 21, 2003, as amended and supplemented (the "Indenture") under which the Issuers previously issued 105,000 units consisting of $85,000 aggregate principal amount of U.S. Notes and $20,000 aggregate principal amount of Dutch Notes.

     On January 14, 2005, PAHC and its domestic subsidiaries filed a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-4 with respect to an exchange offer for all its senior secured notes, comprised of 105,000 units sold on October 21, 2003 and 22,491 additional units sold on December 21, 2004. On February 4, 2005, such registration statement was declared effective.

  AMENDMENT TO THE DOMESTIC SENIOR CREDIT FACILITY:

     On December 21, 2004, concurrent with the completion of the offering of the Additional Notes, PAHC amended its domestic senior credit facility to: (i) amend the EBITDA definition to exclude charges and expenses related to the sale of the Belgium Plant in an aggregate amount not to exceed $26,800 for purposes of calculating a certain financial covenant; (ii) amend the Indenture reserve definition to include scheduled payments of interest due on the Additional Notes; (iii) amend the maximum aggregate amount of borrowing available under the working capital facility to permit a temporary increase to $22,500 and for its reduction to $17,500 on such borrowings being refinanced by the proceeds of the Additional Notes; (iv) amend the Permitted Investments definition to include investments in connection with the sale of the Belgium Plant and transfer of certain equipment, together with other assets and rights related to the production of virginiamycin, to Phibro Saude Animal International Ltda, ("PAH Brazil") or in connection with alternative production arrangements; and (v) provide for the issuance of the Additional Notes and the sale of the Belgium Plant and related transactions.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

4.  BELGIUM PLANT TRANSACTIONS

     On December 16, 2004, Phibro Animal Health SA, ("PAH Belgium") entered into an agreement with GlaxoSmithKline Biologicals ("GSK") to sell to GSK substantially all of PAH Belgium's facilities in Rixensart, Belgium (the "Belgium Plant"). Such sale, when completed (the "Belgium Plant Transactions"), will include the following elements (U.S. dollar amounts at the December 31, 2004 exchange rate): (i) the transfer of substantially all of the land and buildings and certain equipment of PAH Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of PAH Belgium for a purchase price of EUR 6,200 ($8,394), payable at closing; (ii) the transfer to GSK of a majority of the employees of the Belgium Plant and the corresponding responsibility for statutory severance obligations;
(iii) GSK agreeing to be responsible cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for PAH Belgium to reimburse GSK up to a maximum of EUR 700 ($948) for such cleaning-up costs; (iv) in recognition of the benefits to PAHC from the proposed transaction, PAH Belgium agreeing to pay to GSK EUR 1,500 ($2,031) within six months from the closing date, EUR 1,500 ($2,031) within eighteen months from the closing date, EUR 1,500 ($2,031) within thirty months from the closing date, and EUR 500 ($677) within forty-two months from the closing date; (v) PAH Belgium retaining certain excess land (valued at approximately EUR 400 ($542)) and being able to sell such land for its own account; (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 9,100 ($12,320), of which an amount estimated to be approximately EUR 4,600 ($6,227) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 4,500 ($6,092) would be payable over periods up to thirteen years; and (vii) PAH Belgium retaining any or all equipment at the Belgium Plant, and being able to sell such equipment for the account of PAH Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to PAH Brazil which owns a facility in Guarulhos, Brazil or in connection with alternative production arrangements.

     The foregoing transactions and agreements are subject to a closing that is expected to occur on November 30, 2005, but in no event earlier than July 1, 2005 or later than June 30, 2006.

     The Dutch Notes and related guarantees are collateralized by a mortgage on the Belgium Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

     As a result of the above agreement, the Company will depreciate the Belgium plant to its estimated salvage value of EUR 2,470 ($3,344) as of the projected closing date of November 30, 2005. The Company recorded incremental depreciation expense of EUR 394 ($533) in December 2004 and will record an additional EUR 8,662 ($11,727) of incremental depreciation expense ratably through November 2005. The Company recorded severance expense of EUR 6,650 ($9,003) in December 2004 for the estimated minimum severance amounts indicated by law, contract, and/or past practice. The Company estimates it will record additional expense of EUR 2,450 ($3,317) ratably through November 2005 for severance, retention agreements and other costs. The incremental depreciation expense of $533 and severance expense of $9,003 recorded in December 2004 are included in cost of goods sold on the Company's condensed consolidated statements of operations and comprehensive income (loss).

     The Company has determined that the carrying amount of the Belgium Plant at December 31, 2004 is recoverable based on the estimated future cash flows arising from the use of the assets.

     In anticipation of transferring production of virginiamycin from the Belgium plant to an alternative production location, the Company has been increasing inventory levels of virginiamycin to ensure adequate supplies during the transfer period. At December 31, 2004, worldwide virginiamycin inventories were approximately $40,000 and are expected to continue to increase through November 2005, based on current production rates.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

5.  HOLDING COMPANY AND HOLDCO NOTES

     During February 2005, the Company was formed to hold the capital stock of PAHC, except for its Series C Preferred Stock. On February 10, 2005, the Company issued $29,000 of its 15% Senior Secured Notes due 2010 (the "HoldCo Notes") in a private placement. Interest is payable at the option of the Company in cash or pay-in-kind HoldCo Notes. PAHC is not obligated for the HoldCo Notes. PAHC's ability to make payments to the Company is subject to the terms of PAHC's Senior Secured Notes, its Senior Subordinated Notes, and its domestic senior credit facility, and to applicable law.

     The proceeds from the sale of the HoldCo Notes, upon release from escrow, will be used, directly or indirectly, to redeem PAHC's Series C Preferred Stock either by the Company (i) making a capital contribution to PAHC to contemporaneously finance the redemption of PAHC's Series C Preferred Stock, or
(ii) purchasing a new series of PAHC's preferred stock, referred to as Series D Preferred Stock, that may be issued by PAHC to finance the redemption of PAHC's Series C Preferred Stock. It is contemplated that such redemption will occur on or before February 28, 2005. On March 1, 2005, the applicable percentage for determining the equity value component of the redemption price increases, as currently provided in PAHC's certificate of incorporation, from 18% to 22%. If on March 1, 2005, PAHC has not redeemed its Series C Preferred Stock from escrow, the Company will be required to redeem the HoldCo Notes, primarily with the proceeds of the HoldCo Notes placed in escrow.

     The Company was formed by the holders of all of PAHC's capital stock, other than the holders of PAHC's Series C Preferred Stock. In particular, Jack Bendheim, Marvin Sussman and trusts for the benefit of Mr. Bendheim and his family exchanged all of their shares of Series A Preferred Stock and Class B Common Stock, and Mr. Bendheim exchanged fifty percent (50%) of his shares of Class A Common Stock, for the same number and class of shares of the Company, having the same designations, relative rights, privileges and limitations as PAHC's shares of such class (except to the extent that the Company is a Delaware corporation and PAHC is a New York corporation).

     The HoldCo Notes are to be secured by all of the Company's assets (now consisting solely of PAHC's capital stock and, until disbursed, the proceeds of the HoldCo Notes in escrow). Currently, such pledge covers all of PAHC's Series A Preferred Stock and Class B Common Stock, PAHC's non-voting classes of stock. In connection with the release of the proceeds of the HoldCo Notes from escrow and following the redemption of PAHC's Series C Preferred Stock, Mr. Bendheim will contribute to the Company the balance of PAHC's outstanding Class A Common Stock, and all of PAHC's outstanding Class A Common Stock, PAHC's voting stock, will be pledged as security for the HoldCo Notes.

     See Note 6 contained herein updating the status of the transaction.

6. SUBSEQUENT EVENT: HOLDING COMPANY, HOLDCO NOTES AND REDEMPTION OF SERIES C PREFERRED STOCK

     The proceeds from the sale of the HoldCo Notes were released from escrow on February 28, 2005 and were used to redeem PAHC's Series C Preferred Stock for a total amount of $26,000. The Company made a capital contribution to PAHC to contemporaneously finance the redemption of PAHC's Series C Preferred Stock.

     In connection with the release of the proceeds of the old notes from escrow and following the redemption of the Series C Preferred Stock, Mr. Bendheim contributed to the Company the balance of PAHC's outstanding Class A Common Stock. Subsequent to the release of the proceeds of the old notes from escrow the Company owns all of the outstanding capital stock of all classes of PAHC, and Mr. Bendheim, Mr. Sussman and trusts for the benefit of Mr. Bendheim's family own the same number and class of shares of the Company as they previously owned of PAHC, and having the same designations, relative rights, privileges and limitations as PAHC's shares of such class.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     The HoldCo Notes are collateralized by all of the Company's assets (consisting substantially of all the outstanding capital stock of PAHC). The HoldCo Notes and such security interest are effectively subordinated to all liabilities, including PAHC's and its subsidiaries' trade payables, as well as PAHC's indenture indebtedness.

     In connection with the redemption of the Series C Preferred Stock, the Company, PAHC, Palladium and the principal stockholders of the Company entered into an agreement with respect to (i) the redemption price (consisting of $19,600 of liquidation preference and $6,800 of equity value), (ii) amending the terms of the post-redemption redemption price adjustment set forth in the certificate of incorporation of PAHC (a) from an amount payable upon the occurrence of certain capital stock transactions determined with respect to the value of PAHC upon the occurrence of such capital stock transaction, to a liquidated amount of $4,000, payable only after the occurrence of certain capital stock transactions and the receipt by the current stockholders of the Company, on a cumulative basis, of an aggregate of $24,000 of dividends and distributions in respect of such capital stock transactions, and (b) to remove the one year time period for such adjustment of the redemption price, and (iii) eliminating the backstop indemnification obligation of up to $4,000 of PAHC to Palladium incurred in connection with the sale by PAHC to Palladium in December 2003 of the Prince Manufacturing Company. The excess of the redemption price over the carrying value of the Series C Preferred Stock and the elimination of the backstop indemnification obligation will be reflected as adjustments to stockholder's deficit on the consolidated balance sheet. The post-redemption redemption price adjustment will be fair-valued and recorded as a liability on the consolidated balance sheet, with an offsetting charge to earnings on the consolidated statements of operations and comprehensive income (loss).

7.  PRINCE TRANSACTIONS

     Effective December 26, 2003, the Company completed the divestiture of substantially all of the business and assets of Prince Quincy, Inc. (f/k/a The Prince Manufacturing Company ("PMC")), to a company ("Buyer") formed by Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"), and the related reduction of PAHC's preferred stock held by the Palladium Investors (collectively, the "Prince Transactions").

     The divestiture of PMC has not been reflected as a discontinued operation due to the existence of the Backstop Indemnification Amount and continuing supply and service agreements.

     On December 29, 2004, PAHC and the Buyer reached agreement regarding the post-closing working capital adjustment, which resulted in a final $227 payment to PAHC from the Buyer. PAHC reassessed the accruals relating to the Prince Transactions and adjusted the accruals accordingly. The adjustments resulted in a net gain of $973 which was recorded as a decrease to accumulated deficit on the Company's condensed consolidated balance sheet as of December 31, 2004.

     PMC is included in the Company's Industrial Chemicals segment. The results of operations of PMC were:

                                                     THREE MONTHS ENDED   SIX MONTHS ENDED
                                                     DECEMBER 31, 2003    DECEMBER 31, 2003
                                                     ------------------   -----------------
Net sales..........................................        $5,435              $11,118
Operating income...................................         1,065                2,278
Depreciation and amortization......................           244                  487

8.  INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined principally under the first-in, first-out (FIFO) and average methods. Obsolete and unsaleable inventories are reflected at estimated net

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES realizable value. Inventory costs include materials, direct labor and manufacturing overhead. Inventories are comprised of:

                                                                        AS OF
                                                          ---------------------------------
                                                          DECEMBER 31, 2004   JUNE 30, 2004
                                                          -----------------   -------------
Raw materials...........................................       $21,349           $16,313
Work-in-process.........................................         1,782             1,764
Finished goods..........................................        74,473            61,833
                                                               -------           -------
Total inventory.........................................       $97,604           $79,910
                                                               =======           =======

9.  INTANGIBLES

     Product intangible cost arising from the acquisition of the medicated feed additive business of Pfizer, Inc. and the acquisition of the rights to sell amprolium was $15,033 and $14,925 at December 31, 2004 and June 30, 2004, respectively, with related accumulated amortization of $3,917 and $3,230 at December 31, 2004 and June 30, 2004, respectively. Amortization expense was $375 and $304 for the three months ended December 31, 2004 and 2003, respectively, and $746 and $608 for the six months ended December 31, 2004 and 2003, respectively.

10.  DISCONTINUED OPERATIONS

     The Company divested MRT and shutdown La Cornubia during fiscal 2004. These businesses have been classified as discontinued operations.

     Operating results and gain on sale of MRT were:

                                                               SIX MONTHS ENDED
                                                               DECEMBER 31, 2003
                                                               -----------------
OPERATING RESULTS:
Net sales...................................................       $  3,327
Cost of goods sold..........................................          3,135
Selling, general and administrative expenses................            316
                                                                   --------
Loss before income taxes....................................           (124)
Provision for income taxes..................................             --
                                                                   --------
Loss from operations........................................       $   (124)
                                                                   ========
GAIN ON SALE:
Current assets..............................................       $ (5,813)
Property, plant & equipment -- net and other assets.........        (10,703)
Current liabilities.........................................          2,911
Net proceeds of sale........................................         13,836
                                                                   --------
Gain on sale................................................       $    231
                                                                   ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     Operating results of La Cornubia were:

                                                     THREE MONTHS ENDED   SIX MONTHS ENDED
                                                     DECEMBER 31, 2003    DECEMBER 31, 2003
                                                     ------------------   -----------------
OPERATING RESULTS:
Net sales..........................................        $3,503              $5,723
Cost of goods sold.................................         3,199               5,415
Selling, general and administrative expenses.......           412                 788
Other (income).....................................          (193)               (243)
Interest expense...................................            26                  42
                                                           ------              ------
Income (loss) before income taxes..................            59                (279)
Provision for income taxes.........................            --                  --
Income (loss) from operations
                                                           ------              ------
                                                           $   59              $ (279)
                                                           ======              ======
Depreciation and amortization......................        $  101              $  201
                                                           ======              ======

11.  DEBT

  LOANS PAYABLE TO BANKS

     At December 31, 2004, loans payable to banks included $297 under PAHC's domestic senior credit facility with Wells Fargo Foothill, Inc. The weighted average interest rate at December 31, 2004 was 5.75%. At December 31, 2004, PAHC had $17,203 of borrowings available under the working capital facility that is provided under the domestic senior credit facility.

     As of September 24, 2004, PAHC amended its domestic senior credit facility to: (i) increase the aggregate amount of borrowings available under such working capital and letter of credit facilities from $27,500 to $32,500; the amount of aggregate borrowings available under the working capital facility remained unchanged at $17,500; (ii) amend the EBITDA definition to exclude charges and expenses related to unsuccessful acquisitions and related financings in an aggregate amount not to exceed $5,300 for the period beginning January 1, 2004 and ending June 30, 2004; (iii) amend the definition of Additional Indebtedness to exclude advances under the working capital facility; (iv) amend the definition of Permitted Investments to allow other investments made during the period from January 1, 2004 through June 30, 2004 in an aggregate amount not to exceed $336; and (v) establish EBITDA covenant levels for the periods after June 30, 2004. The amendment was effective June 30, 2004 for items (i), (ii) and
(iii); effective January 1, 2004 for item (iv); and effective September 24, 2004 for item (v).

     On December 21, 2004, concurrent with the completion of the offering of the Additional Notes, PAHC amended its domestic senior credit facility to: (i) amend the EBITDA definition to exclude charges and expenses related to the sale of the Belgium Plant in an aggregate amount not to exceed $26,800 for purposes of calculating a certain financial covenant; (ii) amend the Indenture reserve definition to include scheduled payments of interest due on the Additional Notes; (iii) amend the maximum aggregate amount of borrowing available under the working capital facility to permit a temporary increase to $22,500 and for its reduction to $17,500 on such borrowings being refinanced by the proceeds of the Additional Notes; (iv) amend the Permitted Investments definition to include investments in connection with the sale of the Belgium Plant and transfer of certain equipment, together with other assets and rights related to the production of virginiamycin, to Phibro Saude Animal International Ltda, ("PAH Brazil") or in connection with alternative production arrangements; and (v) provide for the issuance of the Additional Notes and the sale of the Belgium Plant and related transactions.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     As of December 31, 2004, PAHC was in compliance with the financial covenants of its domestic senior credit facility. The domestic senior credit facility requires, among other things, the maintenance of certain levels of trailing consolidated and domestic EBITDA (earnings before interest, taxes, depreciation and amortization) calculated on a monthly basis, and an acceleration clause should an event of default (as defined in the agreement) occur. In addition, there are certain restrictions on additional borrowings, additional liens on PAHC's assets, guarantees, dividend payments, redemption or purchase of PAHC's stock, sale of subsidiaries' stock, disposition of assets, investments, and mergers and acquisitions.

     The domestic senior credit facility contains a lock-box requirement and a material adverse change clause should an event of default (as defined in the agreement) occur. Accordingly, the amounts outstanding have been classified as short-term and are included in loans payable to banks in the consolidated balance sheet.

  LONG-TERM DEBT

                                                                       AS OF
                                                              -----------------------
                                                              DECEMBER 31,   JUNE 30,
                                                                  2004         2004
                                                              ------------   --------
Senior secured notes due December 1, 2007...................    $127,491     $105,000
Senior subordinated notes due June 1, 2008..................      48,029       48,029
Foreign bank loans..........................................       7,192        6,237
Capitalized lease obligations and other.....................          --          103
                                                                --------     --------
                                                                 182,712      159,369
Less: current maturities....................................       4,082        1,351
                                                                --------     --------
                                                                $178,630     $158,018
                                                                ========     ========

     The Company's foreign subsidiaries have aggregate credit lines of $11,075. At December 31, 2004, the Company had $3,883 of borrowings available under these credit lines.

12.  EMPLOYEE BENEFIT PLANS

     The Company and its domestic subsidiaries maintain noncontributory defined benefit pension plans for all eligible domestic nonunion employees who meet certain requirements of age, length of service and hours worked per year. The Company's Belgium subsidiary maintains a defined contribution and defined benefit plan for eligible employees.

     Components of net periodic pension expense were:

                                                       THREE MONTHS     SIX MONTHS
                                                           ENDED           ENDED
                                                       DECEMBER 31,    DECEMBER 31,
                                                       -------------   -------------
DOMESTIC PENSION EXPENSE                               2004    2003    2004    2003
------------------------                               -----   -----   -----   -----
Service cost -- benefits earned during the year......  $ 337   $ 321   $ 624   $ 683
Interest cost on benefit obligation..................    315     226     479     456
Expected return on plan assets.......................   (308)   (210)   (458)   (420)
Amortization of initial unrecognized net transition
  (asset)............................................     (2)     (1)     (2)     (2)
Amortization of prior service costs..................    (55)    (41)    (72)    (82)
Amortization of net actuarial loss (gain)............     (2)      5      --      21
Curtailment Benefit..................................     --     (64)     --     (64)
                                                       -----   -----   -----   -----
NET PERIODIC PENSION COST -- DOMESTIC................  $ 285   $ 236   $ 571   $ 592
                                                       =====   =====   =====   =====

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                                                       THREE MONTHS     SIX MONTHS
                                                           ENDED           ENDED
                                                       DECEMBER 31,    DECEMBER 31,
                                                       -------------   -------------
INTERNATIONAL PENSION EXPENSE                          2004    2003    2004    2003
-----------------------------                          -----   -----   -----   -----
Service cost -- benefits earned during the year......  $ 114   $ 117   $ 236   $ 227
Interest cost on benefit obligation..................    111      94     209     182
Expected return on plan assets.......................   (100)    (75)   (179)   (146)
Amortization of net actuarial loss (gain)............     (5)      5       1      11
                                                       -----   -----   -----   -----
NET PERIODIC PENSION COST -- INTERNATIONAL...........  $ 120   $ 141   $ 267   $ 274
                                                       =====   =====   =====   =====

13.  CONTINGENCIES

  LITIGATION:

     On or about April 17, 1997, CP Chemicals, Inc. (a subsidiary, "CP") and the Company were served with a complaint filed by Chevron U.S.A. Inc. ("Chevron") in the United States District Court for the District of New Jersey, alleging that the operations of CP at its Sewaren plant affected adjoining property owned by Chevron and alleging that the Company, as the parent of CP, is also responsible to Chevron. In July 2002, a phased settlement agreement was reached and a Consent Order entered by the Court. That settlement is in the process of being implemented. The Company's and CP's portion of the settlement for past costs and expenses through the entry of the Consent Order was $495 and was included in selling, general and administrative expenses in fiscal 2002 and was paid in fiscal 2003. The Consent Order then provides for a period of due diligence investigation of the property owned by Chevron. The investigation has been conducted and the results are under review. The investigation costs are being split with one other defendant, Vulcan Materials Company. Upon completion of the review of the results of the investigation, a decision will be made whether to opt out of the settlement or proceed. If no party opts out of the settlement, the Company and CP will take title to the adjoining Chevron property, probably through the use of a three-member New Jersey limited liability company. In preparation to move forward, a limited liability company has been formed, with Vulcan Materials Company as the third member. The Company also has commenced negotiations with Chevron regarding its allocation of responsibility and associated costs under the Consent Order. While the costs cannot be estimated with any degree of certainty at this time, the Company believes that insurance recoveries will be available to offset some of those costs.

     The Company's Phibro-Tech subsidiary was named in 1993 as a potentially responsible party ("PRP") in connection with an action commenced under the Federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") by the United States Environmental Protection Agency ("the EPA"), involving a former third-party fertilizer manufacturing site in Jericho, South Carolina. An agreement has been reached under which such subsidiary agreed to contribute up to $900 of which $635 has been paid as of December 31, 2004. Some recovery from insurance and other sources is expected but has not been recorded. The Company also has accrued its best estimate of any future costs.

     Phibro-Tech, Inc. has resolved certain alleged technical permit violations with the California Department of Toxic Substances Control ("DTSC") and has reached an agreement to pay $425 over a six year period ending October 2008. The annual payments required under this agreement are not expected to have any material adverse impact on the Company.

     Phibro-Tech, Inc. and the DTSC are currently negotiating the settlement of certain alleged technical permit violations from 2003. Phibro-Tech, Inc. believes most, if not all, of the alleged violations will be withdrawn. In the event penalties are assessed, they are not expected to exceed $50.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     In February 2000, the EPA notified numerous parties of potential liability for waste disposal at a licensed Casmalia, California disposal site, including a business, assets of which were originally acquired by a subsidiary in 1984. A settlement has been reached in this matter and the Company has paid $171 in full settlement.

     On or about April 5, 2002, the Company was served, as a potentially responsible party, with an information request from the EPA relating to a third-party superfund site in Rhode Island. The Company has investigated the matter, which relates to events in the 1950's and 1960's, and management does not believe that the Company has any liability in this matter.

     On or about August 13, 2004 the Company was served with a Request for Information pursuant to Section 104 of CERCLA and Section 3007 of RCRA relating to possible discharges into Turkey Creek in Sumter, South Carolina. The Company is preparing its response to the Request for Information and believes that, because its Sumter, South Carolina facility is distant from Turkey Creek and does not discharge into Turkey Creek, the likelihood of liability associated with this matter is remote.

     The Company and its subsidiaries are party to a number of claims and lawsuits arising out of the normal course of business including product liabilities and governmental regulation. Certain of these actions seek damages in various amounts. In most cases, such claims are covered by insurance. The Company believes that none of the claims or pending lawsuits, either individually or in the aggregate, will have a material adverse effect on its financial position or results of operations.

  ENVIRONMENTAL REMEDIATION:

     The Company's operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the remediation of contaminated soil and groundwater, the manufacture, sale and use of pesticides and the health and safety of employees. As such, the nature of the Company's current and former operations and those of its subsidiaries exposes the Company and its subsidiaries to the risk of claims with respect to such matters. Under certain circumstances, the Company or any of its subsidiaries might be required to curtail operations until a particular problem is remedied. Known costs and expenses under environmental laws incidental to ongoing operations are generally included within operating results. Potential costs and expenses may also be incurred in connection with the repair or upgrade of facilities to meet existing or new requirements under environmental laws or to investigate or remediate potential or actual contamination and from time to time the Company establishes reserves for such contemplated investigation and remediation costs. In many instances, the ultimate costs under environmental laws and the time period during which such costs are likely to be incurred are difficult to predict.

     The Company's subsidiaries have, from time to time, implemented procedures at their facilities designed to respond to obligations to comply with environmental laws. The Company believes that its operations are currently in material compliance with such environmental laws, although at various sites its subsidiaries are engaged in continuing investigation, remediation and/or monitoring efforts to address contamination associated with their historic operations.

     The nature of the Company's and its subsidiaries' current and former operations exposes the Company and its subsidiaries to the risk of claims with respect to environmental matters and the Company cannot assure it will not incur material costs and liabilities in connection with such claims. Based upon its experience to date, the Company believes that the future cost of compliance with existing environmental laws, and liability for known environmental claims pursuant to such environmental laws, will not have a material adverse effect on the Company's financial position.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     Based upon information available, the Company estimates the cost of litigation proceedings described above and the cost of further investigation and remediation of identified soil and groundwater problems at operating sites, closed sites and third-party sites, and closure costs for closed sites to be approximately $2,777, which is included in current and long-term liabilities in the December 31, 2004 condensed consolidated balance sheet (approximately $2,933 at June 30, 2004).

14.  GUARANTEES

     As part of the Prince Transactions (as discussed in these notes to condensed consolidated financial statements), as is normal for such transactions, the Company has agreed to indemnify the Palladium Investors for losses arising out of breach of representations, warranties and covenants. The Company's maximum liability under such indemnification is limited to $15,000.

     The Company agreed to indemnify the Palladium Investors for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of the Buyer for less than $21,000, up to a maximum payment by the Company of $4,000 (the "Backstop Indemnification Amount"). The Backstop Indemnification Amount would be payable on the earlier to occur of July 1, 2008 or six months after the redemption date of all of the Company's Senior Secured Notes due 2007 if such a disposition closes prior to such redemption and six months after the closing of any such disposition if the disposition closes after any such redemption. The Company's obligations with respect to the Backstop Indemnification Amount will cease if the Palladium Investors do not close the disposition of the Buyer by January 1, 2009. The maximum potential Backstop Indemnification Amount is included in other liabilities on the Company's condensed consolidated balance sheet.

     The Company established a $1,000 letter of credit escrow for two years to collateralize certain indemnification obligations relating to the Prince Transactions.

15.  BUSINESS SEGMENTS

     The Company's reportable segments are Animal Health and Nutrition, Industrial Chemicals, Distribution and All Other. Reportable segments have been determined primarily on the basis of the nature of products and services and certain similar operating units have been aggregated. The Company's Animal Health and Nutrition segment manufactures and markets more than 500 formulations and concentrations of medicated feed additives and nutritional feed additives including antibiotics, antibacterials, anticoccidials, anthelmintics, trace minerals, vitamins, vitamin premixes and other animal health and nutrition products. The Industrial Chemicals segment manufactures and markets a number of chemicals for use in the pressure-treated wood, chemical catalyst, semiconductor, automotive, and aerospace industries. The Distribution segment markets and distributes a variety of industrial, specialty and fine organic chemicals and intermediates produced primarily by third parties. The All Other segment manufactures and markets a variety of specialty custom chemicals and copper-based fungicides. Intersegment sales and transfers were not significant. The following segment data includes information only for continuing operations.

                                          ANIMAL
                                         HEALTH &    INDUSTRIAL                   ALL     CORPORATE
THREE MONTHS ENDED DECEMBER 31, 2004     NUTRITION   CHEMICALS    DISTRIBUTION   OTHER     & OTHER     TOTAL
------------------------------------     ---------   ----------   ------------   ------   ---------   -------
Net sales..............................   $70,708      $7,686        $8,104      $6,562    $    --    $93,060
Operating income (loss)................    (1,520)        655           796         455     (4,276)    (3,890)
Depreciation and amortization..........     2,705         413             6         104        725      3,953

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

     The Animal Health and Nutrition segment includes Belgium Plant Transactions costs of $9,003 of severance expense and $533 of depreciation expense.

                                          ANIMAL
                                         HEALTH &    INDUSTRIAL                   ALL     CORPORATE
THREE MONTHS ENDED DECEMBER 31, 2003     NUTRITION   CHEMICALS    DISTRIBUTION   OTHER     & OTHER     TOTAL
------------------------------------     ---------   ----------   ------------   ------   ---------   -------
Net sales..............................   $68,687     $11,679        $7,656      $4,518    $    --    $92,540
Operating income (loss)................     7,655         778           692         657     (4,057)     5,725
Depreciation and amortization..........     2,059         639             4          98        576      3,376

                                          ANIMAL
                                         HEALTH &    INDUSTRIAL                              CORPORATE
SIX MONTHS ENDED DECEMBER 31, 2004       NUTRITION   CHEMICALS    DISTRIBUTION   ALL OTHER    & OTHER     TOTAL
----------------------------------       ---------   ----------   ------------   ---------   ---------   --------
Net sales..............................  $136,514     $16,079       $15,765       $12,977     $    --    $181,335
Operating income/(loss)................     6,295       1,428         1,660         1,160      (8,405)      2,138
Depreciation and amortization..........     4,900         816             8           204       1,380       7,308

     The Animal Health and Nutrition segment includes Belgium Plant Transactions costs of $9,003 of severance expense and $533 of depreciation expense.

                                          ANIMAL
                                         HEALTH &    INDUSTRIAL                   ALL     CORPORATE
SIX MONTHS ENDED DECEMBER 31, 2003       NUTRITION   CHEMICALS    DISTRIBUTION   OTHER     & OTHER     TOTAL
----------------------------------       ---------   ----------   ------------   ------   ---------   --------
Net sales..............................  $128,528     $23,661       $15,595      $9,706        $--    $177,490
Operating income/(loss)................    14,555       1,600         1,533       1,326     (7,914)     11,100
Depreciation and amortization..........     4,088       1,288             7         213        948       6,544

                                               ANIMAL
                                              HEALTH &    INDUSTRIAL                   ALL     CORPORATE
IDENTIFIABLE ASSETS OF CONTINUING OPERATIONS  NUTRITION   CHEMICALS    DISTRIBUTION   OTHER     & OTHER     TOTAL
--------------------------------------------  ---------   ----------   ------------   ------   ---------   --------
At December 31, 2004.....................     $209,126     $26,123        $7,775      $5,946    $16,080    $265,050
At June 30, 2004.........................      185,601      26,146         7,715       5,696     16,211     241,369

16.  CONSOLIDATING FINANCIAL STATEMENTS

     The units of Senior Secured Notes due 2007, consisting of US Senior Notes issued by PAHC (the "Parent Issuer") and Dutch Senior Notes issued by Philipp Brothers Netherlands III B.V. (the "Dutch Issuer"), are guaranteed by certain subsidiaries. PAHC and its U.S. subsidiaries ("U.S. Guarantor Subsidiaries"), excluding PMC, Prince MFG, LLC and MRT (until divested) (the "Unrestricted Subsidiaries", as defined in the indenture), fully and unconditionally guarantee all of the Senior Secured Notes on a joint and several basis. In addition, the Dutch Issuer's subsidiaries, presently consisting of Phibro Animal Health SA (the "Belgium Guarantor"), fully and unconditionally guarantee the Dutch Senior Notes. The Dutch issuer and the Belgium Guarantor do not guarantee the US Senior Notes. Other foreign subsidiaries ("Non-Guarantor Subsidiaries") do not presently guarantee the Senior Secured Notes. The U.S. Guarantor Subsidiaries include all domestic subsidiaries of PAHC other than the Unrestricted Subsidiaries and include: CP Chemicals, Inc.; Phibro-Tech, Inc.; Prince Agriproducts, Inc.; Phibrochem, Inc.; Phibro Chemicals, Inc.; Western Magnesium Corp.; Phibro Animal Health Holdings, Inc.; and Phibro Animal Health U.S., Inc.

     The Senior Subordinated Notes due 2008, issued by the Parent Issuer, are guaranteed by certain subsidiaries. PAHC's U.S. subsidiaries, including the U.S. Guarantor Subsidiaries and the Unrestricted Subsidiaries, fully and unconditionally guarantee the Senior Subordinated Notes on a joint and several basis. The Dutch Issuer, Belgium Guarantor and Non-Guarantor Subsidiaries do not presently guarantee the Senior Subordinated Notes. The U.S. Guarantor Subsidiaries and Unrestricted Subsidiaries include all domestic subsidiaries of PAHC including: CP Chemicals, Inc.; Phibro-Tech, Inc.; Prince Agriproducts, Inc.; PMC;

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

Prince MFG, LLC; MRT (until divested); Phibrochem, Inc.; Phibro Chemicals, Inc.; Western Magnesium Corp.; Phibro Animal Health Holdings, Inc.; and Phibro Animal Health U.S., Inc.

     The following consolidating financial data summarizes the assets, liabilities and results of operations and cash flows of the Parent Issuer, Unrestricted Subsidiaries, U.S. Guarantor Subsidiaries, Dutch Issuer, Belgium Guarantor and Non-Guarantor Subsidiaries. The Unrestricted Subsidiaries, U.S. Guarantor Subsidiaries, Dutch Issuer, Belgium Guarantor and Non-Guarantor Subsidiaries are directly or indirectly wholly owned as to voting stock by the Company.

     Investments in subsidiaries are accounted for by the Parent Issuer using the equity method. Income tax expense (benefit) is allocated among the consolidating entities based upon taxable income (loss) by jurisdiction within each group. The principal consolidation adjustments are to eliminate investments in subsidiaries and intercompany balances and transactions.

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                       AS OF DECEMBER 31, 2004
                            ------------------------------------------------------------------------------
                             PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH     BELGIUM    NON-GUARANTOR
                             ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER    GUARANTOR   SUBSIDIARIES
                            --------   ------------   --------------   -------   ---------   -------------
                                                            (IN THOUSANDS)
                                                  ASSETS
Current Assets:
  Cash and cash
    equivalents...........  $     13     $     --        $    968      $     2    $ 5,369      $  3,818
  Trade receivables.......     2,821           --          28,004           --      2,170        23,880
  Other receivables.......       693           --           2,066           --        766           945
  Inventory...............     2,867           --          35,276           --     34,888        24,573
  Prepaid expenses and
    other.................     1,360           --              64           --      1,516         3,974
                            --------     --------        --------      -------    -------      --------
    Total current
      assets..............     7,754           --          66,378            2     44,709        57,190
                            --------     --------        --------      -------    -------      --------
Property, plant &
  equipment, net..........       743           --          13,821           --     17,743        28,804
Intangibles...............        --           --           4,039           --      1,621         5,456
Investment in
  subsidiaries............   108,057           --              --       (3,728)        --            --
Intercompany..............     9,366           --          68,136       26,903     (5,194)      (11,407)
Other assets..............    15,191           --           1,142           --         --           457
                            --------     --------        --------      -------    -------      --------
                            $141,111     $     --        $153,516      $23,177    $58,879      $ 80,500
                            ========     ========        ========      =======    =======      ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Cash overdraft..........  $     --     $     --        $  1,787      $    --    $    --      $     --
  Loan payable to banks...       297           --              --           --         --            --
  Current portion of long-
    term debt.............        --           --              --           --         --         4,082
  Accounts payable........     4,011           --          28,077           --      2,561        11,719
  Accrued expenses and
    other.................     9,397           --           9,071          217     21,734         7,390
                            --------     --------        --------      -------    -------      --------
    Total current
      liabilities.........    13,705           --          38,935          217     24,295        23,191
                            --------     --------        --------      -------    -------      --------
Long-term debt............   151,236           --              --       24,284         --         3,110
Intercompany debt.........        --           --              --        2,411     37,881        47,512
Other liabilities.........    13,433           --           5,522           --        431         3,954
                            --------     --------        --------      -------    -------      --------
    Total liabilities.....   178,374           --          44,457       26,912     62,607        77,767
                            --------     --------        --------      -------    -------      --------
Redeemable Securities:
  Series C preferred
    stock.................    22,817           --              --           --         --            --
                            --------     --------        --------      -------    -------      --------
Stockholders' Equity
  (Deficit):
  Series A preferred
    stock.................       521           --              --           --         --            --
  Common stock............         2           --              33           --         --            --
  Paid-in capital.........       860           --         108,383           21         52         1,537
  Retained earnings
    (accumulated
    deficit)..............   (62,844)          --             610      (10,906)   (10,930)        6,997
  Accumulated other
    comprehensive.........
    income (loss):
    Gain on derivative
      instruments.........       331           --             331           --         --            --
    Cumulative currency
      translation
      adjustment..........     1,050           --            (298)       7,150      7,150        (5,801)
                            --------     --------        --------      -------    -------      --------
    Total stockholders'
      equity (deficit)....   (60,080)          --         109,059       (3,735)    (3,728)        2,733
                            --------     --------        --------      -------    -------      --------
                            $141,111     $     --        $153,516      $23,177    $58,879      $ 80,500
                            ========     ========        ========      =======    =======      ========

                              AS OF DECEMBER 31, 2004
                            ----------------------------
                            CONSOLIDATION   CONSOLIDATED
                             ADJUSTMENTS      BALANCE
                            -------------   ------------
                                   (IN THOUSANDS)
                                       ASSETS
Current Assets:
  Cash and cash
    equivalents...........    $      --       $ 10,170
  Trade receivables.......           --         56,875
  Other receivables.......           --          4,470
  Inventory...............                      97,604
  Prepaid expenses and
    other.................           --          6,914
                              ---------       --------
    Total current
      assets..............           --        176,033
                              ---------       --------
Property, plant &
  equipment, net..........           --         61,111
Intangibles...............           --         11,116
Investment in
  subsidiaries............     (104,329)            --
Intercompany..............      (87,804)            --
Other assets..............           --         16,790
                              ---------       --------
                              $(192,133)      $265,050
                              =========       ========

                                  LIABILITIES AND
                                STOCKHOLDERS' EQUITY
                                     (DEFICIT)
Current Liabilities:
  Cash overdraft..........    $      --       $  1,787
  Loan payable to banks...           --            297
  Current portion of long-
    term debt.............           --          4,082
  Accounts payable........           --         46,368
  Accrued expenses and
    other.................                      47,809
                              ---------       --------
    Total current
      liabilities.........           --        100,343
                              ---------       --------
Long-term debt............           --        178,630
Intercompany debt.........      (87,804)            --
Other liabilities.........           --         23,340
                              ---------       --------
    Total liabilities.....      (87,804)       302,313
                              ---------       --------
Redeemable Securities:
  Series C preferred
    stock.................           --         22,817
                              ---------       --------
Stockholders' Equity
  (Deficit):
  Series A preferred
    stock.................           --            521
  Common stock............          (33)             2
  Paid-in capital.........     (109,993)           860
  Retained earnings
    (accumulated
    deficit)..............       14,229        (62,844)
  Accumulated other
    comprehensive.........                          --
    income (loss):
    Gain on derivative
      instruments.........         (331)           331
    Cumulative currency
      translation
      adjustment..........       (8,201)         1,050
                              ---------       --------
    Total stockholders'
      equity (deficit)....     (104,329)       (60,080)
                              ---------       --------
                              $(192,133)      $265,050
                              =========       ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                            FOR THE THREE MONTHS ENDED DECEMBER 31, 2004
                          -------------------------------------------------
                          PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH
                          ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER
                          -------   ------------   --------------   -------
                                           (IN THOUSANDS)
Net sales...............  $ 6,247     $     --        $57,791       $    --
Net
 sales -- intercompany..       37           --             38            --
Cost of goods sold
  (includes Belgium
  Plant Transactions
  costs of $9,536)......    5,034           --         43,358            --
                          -------     --------        -------       -------
Gross profit............    1,250           --         14,471            --
Selling, general and
  administrative
  expenses..............    5,315           --          7,393            --
                          -------     --------        -------       -------
Operating income
  (loss)................   (4,065)          --          7,078            --
Other:
  Interest expense......    4,585           --              2           649
  Interest (income).....       (1)          --             (4)           --
  Other (income)
    expense, net........        3           --           (146)           --
  Intercompany interest
    and other...........   (6,407)          --          4,937          (656)
  (Profit) loss relating
    to subsidiaries.....    5,122           --             --         9,071
                          -------     --------        -------       -------
  Income (loss) from
    continuing
    operations before
    income taxes........   (7,367)          --          2,289        (9,064)
Provision (benefit) for
  income taxes..........      204           --            195            --
                          -------     --------        -------       -------
Income (loss) from
  continuing
  operations............   (7,571)          --          2,094        (9,064)
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations..........       --           --             --            --
  (Loss) from
    discontinued
    operations (net of
    income taxes).......       --           --             --            --
  Gain (loss) from
    disposal of
    discontinued
    operations (net of
    income taxes).......       --           --             --            --
                          -------     --------        -------       -------
  Net income (loss).....  $(7,571)    $     --        $ 2,094       $(9,064)
                          =======     ========        =======       =======

                                FOR THE THREE MONTHS ENDED DECEMBER 31, 2004
                          --------------------------------------------------------
                           BELGIUM    NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                          GUARANTOR   SUBSIDIARIES     ADJUSTMENTS      BALANCE
                          ---------   -------------   -------------   ------------
                                               (IN THOUSANDS)
Net sales...............  $  2,560       $26,462        $     --        $93,060
Net
 sales -- intercompany..     4,456         2,342          (6,873)            --
Cost of goods sold
  (includes Belgium
  Plant Transactions
  costs of $9,536)......    16,085        21,587          (6,873)        79,191
                          --------       -------        --------        -------
Gross profit............    (9,069)        7,217              --         13,869
Selling, general and
  administrative
  expenses..............       813         4,238              --         17,759
                          --------       -------        --------        -------
Operating income
  (loss)................    (9,882)        2,979              --         (3,890)
Other:
  Interest expense......        12           141              --          5,389
  Interest (income).....        --           (28)             --            (33)
  Other (income)
    expense, net........      (152)         (496)             --           (791)
  Intercompany interest
    and other...........       942         1,184              --             --
  (Profit) loss relating
    to subsidiaries.....        --            --         (14,193)            --
                          --------       -------        --------        -------
  Income (loss) from
    continuing
    operations before
    income taxes........   (10,684)        2,178          14,193         (8,455)
Provision (benefit) for
  income taxes..........    (1,613)          330              --           (884)
                          --------       -------        --------        -------
Income (loss) from
  continuing
  operations............    (9,071)        1,848          14,193         (7,571)
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations..........        --            --              --             --
  (Loss) from
    discontinued
    operations (net of
    income taxes).......        --            --              --             --
  Gain (loss) from
    disposal of
    discontinued
    operations (net of
    income taxes).......        --            --              --             --
                          --------       -------        --------        -------
  Net income (loss).....  $ (9,071)      $ 1,848        $ 14,193        $(7,571)
                          ========       =======        ========        =======

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                                    FOR THE SIX MONTHS ENDED DECEMBER 31, 2004
                           -------------------------------------------------------------
                           PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH     BELGIUM
                           ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER    GUARANTOR
                           -------   ------------   --------------   -------   ---------
                                                  (IN THOUSANDS)
Net sales................  $12,176     $     --        $114,466      $    --    $ 4,228
Net
 sales -- intercompany...       93           --             131           --     10,660
Cost of goods sold
  (includes Belgium Plant
  Transactions costs of
  $8,287)................    9,654           --          84,992           --     20,784
                           -------     --------        --------      -------    -------
Gross profit.............    2,615           --          29,605           --     (5,896)
Selling, general and
  administrative
  expenses...............   10,218           --          14,349            6      1,366
                           -------     --------        --------      -------    -------
Operating income
  (loss).................   (7,603)          --          15,256           (6)    (7,262)
Other:
  Interest expense.......    8,937           --              --        1,299         23
  Interest (income)......       (2)          --              (4)          --         --
  Other (income) expense,
    net..................        4           --            (374)          --       (211)
  Intercompany interest
    and other............  (13,934)          --          10,386       (1,316)     1,881
  (Profit) loss relating
    to subsidiaries......    4,590           --              --        7,504         --
                           -------     --------        --------      -------    -------
  Income (loss) from
    continuing operations
    before income
    taxes................   (7,198)          --           5,248       (7,493)    (8,955)
Provision (benefit) for
  income taxes...........      514           --             299           --     (1,451)
                           -------     --------        --------      -------    -------
Income (loss) from
  continuing
  operations.............   (7,712)          --           4,949       (7,493)    (7,504)
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations...........       --           --              --           --         --
  (Loss) from
    discontinued
    operations (net of
    income taxes)........       --           --              --           --         --
  Gain (loss) from
    disposal of
    discontinued
    operations (net of
    income taxes)........       --           --              --           --         --
                           -------     --------        --------      -------    -------
  Net income (loss)......  $(7,712)    $     --        $  4,949      $(7,493)   $(7,504)
                           =======     ========        ========      =======    =======

                            FOR THE SIX MONTHS ENDED DECEMBER 31, 2004
                           --------------------------------------------
                           NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                           SUBSIDIARIES     ADJUSTMENTS      BALANCE
                           -------------   -------------   ------------
                                          (IN THOUSANDS)
Net sales................     $50,465        $     --        $181,335
Net
 sales -- intercompany...       3,417         (14,301)             --
Cost of goods sold
  (includes Belgium Plant
  Transactions costs of
  $8,287)................      43,715         (14,301)        144,844
                              -------        --------        --------
Gross profit.............      10,167              --          36,491
Selling, general and
  administrative
  expenses...............       8,414              --          34,353
                              -------        --------        --------
Operating income
  (loss).................       1,753              --           2,138
Other:
  Interest expense.......         376              --          10,635
  Interest (income)......         (52)             --             (58)
  Other (income) expense,
    net..................        (186)             --            (767)
  Intercompany interest
    and other............       2,983              --              --
  (Profit) loss relating
    to subsidiaries......          --         (12,094)             --
                              -------        --------        --------
  Income (loss) from
    continuing operations
    before income
    taxes................      (1,368)         12,094          (7,672)
Provision (benefit) for
  income taxes...........         678              --              40
                              -------        --------        --------
Income (loss) from
  continuing
  operations.............      (2,046)         12,094          (7,712)
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations...........          --              --              --
  (Loss) from
    discontinued
    operations (net of
    income taxes)........          --              --              --
  Gain (loss) from
    disposal of
    discontinued
    operations (net of
    income taxes)........          --              --              --
                              -------        --------        --------
  Net income (loss)......     $(2,046)       $ 12,094        $ (7,712)
                              =======        ========        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                            FOR THE SIX MONTHS ENDED DECEMBER 31, 2004
                                  --------------------------------------------------------------
                                   PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH     BELGIUM
                                   ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER    GUARANTOR
                                  --------   ------------   --------------   -------   ---------
                                                          (IN THOUSANDS)
Operating Activities:
  Net income (loss).............  $ (7,712)      $ --          $ 4,949       $(7,493)   $(7,504)
  Adjustment for discontinued
    operations..................        --         --               --            --         --
                                  --------       ----          -------       -------    -------
  Income (loss) from continuing
    operations..................    (7,712)        --            4,949        (7,493)    (7,504)
  Adjustments to reconcile
    income (loss) from
    continuing operations to net
    cash provided (used) by
    operating activities:
    Depreciation and
      amortization (includes
      accelerated depreciation
      from the Belgium Plant
      Transactions of $533).....     1,380         --            1,435            --      2,008
    Deferred income taxes.......        --         --               --            --         --
    Effects of changes in
      foreign currency..........        --         --             (411)           --       (211)
    Other.......................       286         --               85            --         --
    Changes in operating assets
      and liabilities:..........        --
      Accounts receivable.......      (156)        --             (857)           --        660
      Inventory.................      (873)        --            3,580            --     (8,513)
      Prepaid expenses and
        other...................     1,512         --              233            --     (1,029)
      Other assets..............       255         --             (189)           --         --
      Intercompany..............     1,276          5           (9,084)        3,193     11,918
      Accounts payable..........    (1,171)         6             (386)           --         47
      Accrued expenses and
        other...................       801         (1)           1,170             1       (965)
      Accrued costs of non-
        completed transaction...    (1,893)        --               --            --         --
      Accrued costs of the
        Belgium Plant
        Transactions............        --         --               --            --      9,003
                                  --------       ----          -------       -------    -------
    Net cash provided (used) by
      operating activities......    (6,295)        10              525        (4,299)     5,414
                                  --------       ----          -------       -------    -------
Investing Activities:
  Capital expenditures..........      (686)        --           (1,184)           --       (459)
  Proceeds from sale of
    assets......................        --         --               16            --         --
  Other investing...............        --         --               --            --       (182)
                                  --------       ----          -------       -------    -------
    Net cash provided (used) by
      investing activities......      (686)        --           (1,168)           --       (641)
                                  --------       ----          -------       -------    -------
Financing Activities:
  Net increase (decrease) in
    cash overdraft..............        --        (10)             906            --         --
  Net (decrease) in short-term
    debt........................   (10,699)        --               --            --         --
  Proceeds from long-term
    debt........................    19,107         --               --         4,284         --
  Payments of long-term debt....        --         --             (103)           --         --
  Debt refinancing costs........    (1,550)        --               --            --         --
                                  --------       ----          -------       -------    -------
    Net cash provided (used) by
      financing activities......     6,858        (10)             803         4,284         --
                                  --------       ----          -------       -------    -------
Effect of exchange rate changes
  on cash.......................        --         --                7            --        384
                                  --------       ----          -------       -------    -------
Net increase (decrease) in cash
  and cash equivalents..........      (123)        --              167           (15)     5,157
Cash and cash equivalents at
  beginning of period...........       136         --              801            17        212
                                  --------       ----          -------       -------    -------
Cash and cash equivalents at end
  of period.....................  $     13       $ --          $   968       $     2    $ 5,369
                                  ========       ====          =======       =======    =======

                                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2004
                                  --------------------------------------------
                                  NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                  SUBSIDIARIES     ADJUSTMENTS      BALANCE
                                  -------------   -------------   ------------
                                                 (IN THOUSANDS)
Operating Activities:
  Net income (loss).............     $(2,046)       $ 12,094        $ (7,712)
  Adjustment for discontinued
    operations..................          --              --              --
                                     -------        --------        --------
  Income (loss) from continuing
    operations..................      (2,046)         12,094          (7,712)
  Adjustments to reconcile
    income (loss) from
    continuing operations to net
    cash provided (used) by
    operating activities:
    Depreciation and
      amortization (includes
      accelerated depreciation
      from the Belgium Plant
      Transactions of $533).....       2,485              --           7,308
    Deferred income taxes.......        (172)             --            (172)
    Effects of changes in
      foreign currency..........        (552)             --          (1,174)
    Other.......................          (5)             --             366
    Changes in operating assets
      and liabilities:..........
      Accounts receivable.......       1,871              --           1,518
      Inventory.................      (5,835)             --         (11,641)
      Prepaid expenses and
        other...................         740              --           1,456
      Other assets..............         250              --             316
      Intercompany..............       4,786         (12,094)             --
      Accounts payable..........         (96)             --          (1,600)
      Accrued expenses and
        other...................      (1,919)             --            (913)
      Accrued costs of non-
        completed transaction...          --              --          (1,893)
      Accrued costs of the
        Belgium Plant
        Transactions............          --              --           9,003
                                     -------        --------        --------
    Net cash provided (used) by
      operating activities......        (493)             --          (5,138)
                                     -------        --------        --------
Investing Activities:
  Capital expenditures..........      (1,347)             --          (3,676)
  Proceeds from sale of
    assets......................          24              --              40
  Other investing...............         182              --              --
                                     -------        --------        --------
    Net cash provided (used) by
      investing activities......      (1,141)             --          (3,636)
                                     -------        --------        --------
Financing Activities:
  Net increase (decrease) in
    cash overdraft..............          --              --             896
  Net (decrease) in short-term
    debt........................          --              --         (10,699)
  Proceeds from long-term
    debt........................       2,709              --          26,100
  Payments of long-term debt....      (1,759)             --          (1,862)
  Debt refinancing costs........          --              --          (1,550)
                                     -------        --------        --------
    Net cash provided (used) by
      financing activities......         950              --          12,885
                                     -------        --------        --------
Effect of exchange rate changes
  on cash.......................         100                             491
                                     -------        --------        --------
Net increase (decrease) in cash
  and cash equivalents..........        (584)             --           4,602
Cash and cash equivalents at
  beginning of period...........       4,402                           5,568
                                     -------        --------        --------
Cash and cash equivalents at end
  of period.....................     $ 3,818        $     --        $ 10,170
                                     =======        ========        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                         AS OF JUNE 30, 2004
                            ------------------------------------------------------------------------------
                             PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH     BELGIUM    NON-GUARANTOR
                             ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER    GUARANTOR   SUBSIDIARIES
                            --------   ------------   --------------   -------   ---------   -------------
                                                            (IN THOUSANDS)
                                                  ASSETS
Current Assets:
 Cash and cash
   equivalents............  $    136     $    --         $    801      $    17    $   212      $  4,402
 Trade receivables........     2,670          --           26,996           --      2,592        25,400
 Other receivables........       317         414            1,195           --         72           768
 Inventory................     1,994          --           37,890           --     23,159        16,867
 Prepaid expenses and
   other..................     3,195         110              565           --      1,018         3,800
                            --------     -------         --------      -------    -------      --------
   Total Current Assets...     8,312         524           67,447           17     27,053        51,237
                            --------     -------         --------      -------    -------      --------
Property, plant &
 equipment, net...........       105          --           13,730           --     17,321        27,630
Intangibles...............        --          --            4,252           --      1,569         5,874
Investment in
 subsidiaries.............   125,355          --               --        1,604         --            --
Intercompany..............   (14,995)     20,995           60,030       20,181      1,630       (12,497)
Other assets..............    14,506          --            1,056           --         --           736
                            --------     -------         --------      -------    -------      --------
                            $133,283     $21,519         $146,515      $21,802    $47,573      $ 72,980
                            ========     =======         ========      =======    =======      ========
                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
 Cash overdraft...........  $     --     $    10         $    881      $    --    $    --      $     --
 Loan payable to banks....    10,996          --               --           --         --            --
 Current portion of long-
   term debt..............        --          --              101           --         --         1,250
 Accounts payable.........     4,734           9           28,434           --      2,258        11,537
 Accrued expenses and
   other..................    11,857         159            8,306          216     12,022         7,450
                            --------     -------         --------      -------    -------      --------
   Total Current
     Liabilities..........    27,587         178           37,722          216     14,280        20,237
                            --------     -------         --------      -------    -------      --------
Long-term debt............   133,029          --                2       20,000         --         4,987
Intercompany debt.........        --          --               --           --     30,553        44,791
Other liabilities.........    11,822          --            4,897           --      1,136         4,431
                            --------     -------         --------      -------    -------      --------
   Total Liabilities......   172,438         178           42,621       20,216     45,969        74,446
                            --------     -------         --------      -------    -------      --------
Redeemable Securities:
 Series C preferred
   stock..................    24,678          --               --           --         --            --
                            --------     -------         --------      -------    -------      --------
Stockholders' Equity
 (Deficit):
 Series A preferred
   stock..................       521          --               --           --         --            --
 Common stock.............         2           1               33           --         --            --
 Paid-in capital..........       860          --          108,383           21         52         1,537
 Retained earnings
   (accumulated
   deficit)...............   (57,964)     21,340           (4,339)      (2,744)    (2,757)        8,374
 Accumulated other
   comprehensive income
   (loss):
Gain on derivative
 instruments..............         9          --                9           --         --            --
Cumulative currency
 translation adjustment...    (7,261)         --             (192)       4,309      4,309       (11,377)
                            --------     -------         --------      -------    -------      --------
   Total Stockholders'
     Equity (Deficit).....   (63,833)     21,341          103,894        1,586      1,604        (1,466)
                            --------     -------         --------      -------    -------      --------
                            $133,283     $21,519         $146,515      $21,802    $47,573      $ 72,980
                            ========     =======         ========      =======    =======      ========

                                AS OF JUNE 30, 2004
                            ----------------------------
                            CONSOLIDATION   CONSOLIDATED
                             ADJUSTMENTS      BALANCE
                            -------------   ------------
                                   (IN THOUSANDS)
                                       ASSETS
Current Assets:
 Cash and cash
   equivalents............    $      --       $  5,568
 Trade receivables........           --         57,658
 Other receivables........           --          2,766
 Inventory................                      79,910
 Prepaid expenses and
   other..................           --          8,688
                              ---------       --------
   Total Current Assets...           --        154,590
                              ---------       --------
Property, plant &
 equipment, net...........           --         58,786
Intangibles...............           --         11,695
Investment in
 subsidiaries.............     (126,959)            --
Intercompany..............      (75,344)            --
Other assets..............           --         16,298
                              ---------       --------
                              $(202,303)      $241,369
                              =========       ========
                                  LIABILITIES AND
                                STOCKHOLDERS' EQUITY
                                      (DEFICIT)
Current Liabilities:
 Cash overdraft...........    $      --       $    891
 Loan payable to banks....           --         10,996
 Current portion of long-
   term debt..............           --          1,351
 Accounts payable.........           --         46,972
 Accrued expenses and
   other..................                      40,010
                              ---------       --------
   Total Current
     Liabilities..........           --        100,220
                              ---------       --------
Long-term debt............           --        158,018
Intercompany debt.........      (75,344)            --
Other liabilities.........           --         22,286
                              ---------       --------
   Total Liabilities......      (75,344)       280,524
                              ---------       --------
Redeemable Securities:
 Series C preferred
   stock..................           --         24,678
                              ---------       --------
Stockholders' Equity
 (Deficit):
 Series A preferred
   stock..................           --            521
 Common stock.............          (34)             2
 Paid-in capital..........     (109,993)           860
 Retained earnings
   (accumulated
   deficit)...............      (19,874)       (57,964)
 Accumulated other
   comprehensive income
   (loss):                                          --
Gain on derivative
 instruments..............           (9)             9
Cumulative currency
 translation adjustment...        2,951         (7,261)
                              ---------       --------
   Total Stockholders'
     Equity (Deficit).....     (126,959)       (63,833)
                              ---------       --------
                              $(202,303)      $241,369
                              =========       ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                                    FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
                           --------------------------------------------------------------
                            PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH     BELGIUM
                            ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER    GUARANTOR
                           --------   ------------   --------------   -------   ---------
                                                   (IN THOUSANDS)
Net sales................  $  5,425      $5,435         $54,601       $    --    $ 1,248
Net
  sales -- intercompany..        52       1,259             184            --      3,727
Cost of goods sold.......     4,311       5,005          41,326            --      4,774
                           --------      ------         -------       -------    -------
  Gross profit...........     1,166       1,689          13,459            --        201
Selling, general and
  administrative
  expenses...............     5,395         624           6,154             2        561
                           --------      ------         -------       -------    -------
  Operating income
    (loss)...............    (4,229)      1,065           7,305            (2)      (360)
Other:
  Interest expense.......     4,029           7              --           506         19
  Interest (income)......        (3)         --              --            --         30
  Other (income) expense,
    net..................       300          --             (34)           --        566
  Net (gain) on
    extinguishment of
    debt.................   (23,226)         --              --            --         --
  Intercompany interest
    and other............    (5,753)        810           2,949          (510)       750
  (Profit) loss relating
    to subsidiaries......    (2,753)         --              --         1,052         --
                           --------      ------         -------       -------    -------
  Income (loss) from
    continuing operations
    before income
    taxes................    23,177         248           4,390        (1,050)    (1,725)
Provision (benefit) for
  income taxes...........     1,950          80             454            --       (673)
                           --------      ------         -------       -------    -------
  Income (loss) from
    continuing
    operations...........    21,227         168           3,936        (1,050)    (1,052)
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations...........        59          --              --            --         --
  Profit from
    discontinued
    operations (net of
    income taxes)........        --          --              --            --         --
  Gain from disposal of
    discontinued
    operations (net of
    income taxes)........        --          --              --            --         --
                           --------      ------         -------       -------    -------
    Net income (loss)....  $ 21,286      $  168         $ 3,936       $(1,050)   $(1,052)
                           ========      ======         =======       =======    =======

                           FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
                           ---------------------------------------------
                           NON-GUARANTORS   CONSOLIDATION   CONSOLIDATED
                            SUBSIDIARIES     ADJUSTMENTS      BALANCE
                           --------------   -------------   ------------
                                          (IN THOUSANDS)
Net sales................     $25,831          $    --        $ 92,540
Net
  sales -- intercompany..       1,405           (6,627)             --
Cost of goods sold.......      21,202           (6,627)         69,991
                              -------          -------        --------
  Gross profit...........       6,034               --          22,549
Selling, general and
  administrative
  expenses...............       4,088                           16,824
                              -------          -------        --------
  Operating income
    (loss)...............       1,946               --           5,725
Other:
  Interest expense.......         (12)                           4,549
  Interest (income)......         141                              168
  Other (income) expense,
    net..................        (705)                             127
  Net (gain) on
    extinguishment of
    debt.................          --                          (23,226)
  Intercompany interest
    and other............       1,754               --
  (Profit) loss relating
    to subsidiaries......          --            1,701              --
                              -------          -------        --------
  Income (loss) from
    continuing operations
    before income
    taxes................         768           (1,701)         24,107
Provision (benefit) for
  income taxes...........       1,069                            2,880
                              -------          -------        --------
  Income (loss) from
    continuing
    operations...........        (301)          (1,701)         21,227
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations...........          --              (59)             --
  Profit from
    discontinued
    operations (net of
    income taxes)........          59                               59
  Gain from disposal of
    discontinued
    operations (net of
    income taxes)........          --                               --
                              -------          -------        --------
    Net income (loss)....     $  (242)         $(1,760)       $ 21,286
                              =======          =======        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                                     FOR THE SIX MONTHS ENDED DECEMBER 31, 2003
                            -------------------------------------------------------------
                             PARENT    UNRESTRICTED   U.S. GUARANTOR   DUTCH     BELGIUM
                             ISSUER    SUBSIDIARIES    SUBSIDIARIES    ISSUER   GUARANTOR
                            --------   ------------   --------------   ------   ---------
                                                   (IN THOUSANDS)
Net sales.................  $ 11,122     $11,118         $102,696      $  --     $ 2,240
Net
  sales -- intercompany...        97       2,598              393         --      12,996
Cost of goods sold........     8,819      10,139           77,219         --      13,971
                            --------     -------         --------      -----     -------
  Gross profit............     2,400       3,577           25,870         --       1,265
Selling, general and
  administrative
  expenses................    10,068       1,299           12,375          2       1,084
                            --------     -------         --------      -----     -------
  Operating income
    (loss)................    (7,668)      2,278           13,495         (2)        181
Other:
  Interest expense........     7,741          18               --        506          19
  Interest (income).......        (3)         --               --         --          --
  Other (income) expense,
    net...................       528          --             (276)        --        (412)
  Net (gain) on
    extinguishment of
    debt..................   (23,226)         --               --         --          --
  Intercompany interest
    and other.............   (11,745)      1,892            5,488       (510)      1,446
  (Profit) loss relating
    to subsidiaries.......    (5,627)         --               --        532          --
                            --------     -------         --------      -----     -------
  Income (loss) from
    continuing operations
    before income taxes...    24,664         368            8,283       (530)       (872)
Provision (benefit) for
  income taxes............     1,951          96              672         --        (340)
                            --------     -------         --------      -----     -------
  Income (loss) from
    continuing
    operations............    22,713         272            7,611       (530)       (532)
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations............      (403)         --               --         --          --
  (Loss) from discontinued
    operations (net of
    income taxes).........        --        (124)              --         --          --
  Gain from disposal of
    discontinued
    operations (net of
    income taxes).........       231          --               --         --          --
                            --------     -------         --------      -----     -------
    Net income (loss).....  $ 22,541     $   148         $  7,611      $(530)    $  (532)
                            ========     =======         ========      =====     =======

                             FOR THE SIX MONTHS ENDED DECEMBER 31, 2003
                            ---------------------------------------------
                            NON-GUARANTORS   CONSOLIDATION   CONSOLIDATED
                             SUBSIDIARIES     ADJUSTMENTS      BALANCE
                            --------------   -------------   ------------
                                           (IN THOUSANDS)
Net sales.................     $50,314         $     --        $177,490
Net
  sales -- intercompany...       2,175          (18,259)             --
Cost of goods sold........      41,892          (18,259)        133,781
                               -------         --------        --------
  Gross profit............      10,597               --          43,709
Selling, general and
  administrative
  expenses................       7,781                           32,609
                               -------         --------        --------
  Operating income
    (loss)................       2,816               --          11,100
Other:
  Interest expense........         198                            8,482
  Interest (income).......         (71)                             (74)
  Other (income) expense,
    net...................        (298)                            (458)
  Net (gain) on
    extinguishment of
    debt..................          --                          (23,226)
  Intercompany interest
    and other.............       3,429                               --
  (Profit) loss relating
    to subsidiaries.......          --            5,095              --
                               -------         --------        --------
  Income (loss) from
    continuing operations
    before income taxes...        (442)          (5,095)         26,376
Provision (benefit) for
  income taxes............       1,284                            3,663
                               -------         --------        --------
  Income (loss) from
    continuing
    operations............      (1,726)          (5,095)         22,713
Discontinued operations:
  Profit (loss) relating
    to discontinued
    operations............          --              403              --
  (Loss) from discontinued
    operations (net of
    income taxes).........        (279)                            (403)
  Gain from disposal of
    discontinued
    operations (net of
    income taxes).........          --                              231
                               -------         --------        --------
    Net income (loss).....     $(2,005)        $ (4,692)       $ 22,541
                               =======         ========        ========

                   PAHC HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                               FOR THE SIX MONTHS ENDED DECEMBER 31, 2003
                                     --------------------------------------------------------------
                                     PARENT    UNRESTRICTED   U.S. GUARANTOR    DUTCH      BELGIUM
                                     ISSUER    SUBSIDIARIES    SUBSIDIARIES     ISSUER    GUARANTOR
                                     -------   ------------   --------------   --------   ---------
                                                             (IN THOUSANDS)
Operating Activities:
 Net income (loss).................  $22,541     $    148        $  7,611      $   (530)   $  (532)
 Adjustment for discontinued
   operations......................      172          124              --            --         --
                                     -------     --------        --------      --------    -------
 Income (loss) from continuing
   operations......................   22,713          272           7,611          (530)      (532)
 Adjustments to reconcile income
   (loss) from continuing
   operations to net cash provided
   (used) by operating activities:
   Depreciation and amortization...      948          487           1,248            --      1,857
   Deferred income taxes...........       --           --              --            --         --
   Net gain on extinguishment of
     debt..........................  (23,226)          --              --            --         --
   Effects of changes in foreign
     currency......................       --           --            (198)           --     (1,380)
   Other...........................      259           --             423            --         --
   Changes in operating assets and
     liabilities:
     Accounts receivable...........      185          329          (3,590)           --        308
     Inventory.....................     (330)        (543)             25            --     (2,250)
     Prepaid expenses and other....    1,340          273            (892)           --        289
     Other assets..................      605           --              (4)           --         --
     Intercompany..................    2,179       16,879         (13,879)      (19,955)     9,912
     Accounts payable..............   (2,414)        (337)            366            --     (2,647)
     Accrued expenses and other....    2,076         (128)          5,515           506      3,647
 Cash provided (used) by
   discontinued operations.........      231         (652)             --            --         --
                                     -------     --------        --------      --------    -------
   Net cash provided (used) by
     operating activities..........    4,566       16,580          (3,375)      (19,979)     9,204
                                     -------     --------        --------      --------    -------
Investing Activities:
 Capital expenditures..............       --          (62)           (648)           --       (659)
 Proceeds from sale of assets......       --           --              --            --         --
 Discontinued operations...........   13,849           --              --            --         --
                                     -------     --------        --------      --------    -------
   Net cash provided (used) by
     investing activities..........   13,849          (62)           (648)           --       (659)
                                     -------     --------        --------      --------    -------
Financing Activities:
 Net increase (decrease) in cash
   overdraft.......................     (350)        (286)          2,849            --         --
 Net increase (decrease) in
   short-term debt.................  (32,194)          --              --            --         --
 Proceeds from long-term debt......   85,000           --              --        20,000         --
 Payments of long-term debt........  (32,679)         (13)           (867)           --         --
 Payment of Pfizer obligations.....  (20,075)          --              --            --     (8,225)
 Payments relating to the Prince
   Transactions and transaction
   costs...........................   (3,667)     (16,312)             --            --         --
 Debt refinancing costs............  (11,496)          --              --            --         --
 Discontinued operations...........       --           --              --            --         --
                                     -------     --------        --------      --------    -------
   Net cash provided (used) by
     financing activities..........  (15,461)     (16,611)          1,982        20,000     (8,225)
                                     -------     --------        --------      --------    -------
Effect of exchange rate changes on
 cash..............................       --           --              --            --         42
                                     -------     --------        --------      --------    -------
Net increase (decrease) in cash and
 cash equivalents..................    2,954          (93)         (2,041)           21        362
Cash and cash equivalents at
 beginning of period...............       43          119           2,167            --        185
                                     -------     --------        --------      --------    -------
Cash and cash equivalents at end of
 period............................  $ 2,997     $     26        $    126      $     21    $   547
                                     =======     ========        ========      ========    =======

                                      FOR THE SIX MONTHS ENDED DECEMBER 31, 2003
                                     --------------------------------------------
                                     NON-GUARANTOR   CONSOLIDATION   CONSOLIDATED
                                     SUBSIDIARIES     ADJUSTMENTS      BALANCE
                                     -------------   -------------   ------------
                                                    (IN THOUSANDS)
Operating Activities:
 Net income (loss).................     $(2,005)        $(4,692)       $22,541
 Adjustment for discontinued
   operations......................         279            (403)           172
                                        -------         -------        -------
 Income (loss) from continuing
   operations......................      (1,726)         (5,095)        22,713
 Adjustments to reconcile income
   (loss) from continuing
   operations to net cash provided
   (used) by operating activities:
   Depreciation and amortization...       2,004                          6,544
   Deferred income taxes...........          93                             93
   Net gain on extinguishment of
     debt..........................          --                        (23,226)
   Effects of changes in foreign
     currency......................         412                         (1,166)
   Other...........................         (93)                           589
   Changes in operating assets and
     liabilities:
     Accounts receivable...........         636                         (2,132)
     Inventory.....................       1,599                         (1,499)
     Prepaid expenses and other....        (305)                           705
     Other assets..................           4                            605
     Intercompany..................        (231)          5,095             --
     Accounts payable..............      (1,717)                        (6,749)
     Accrued expenses and other....      (7,100)                         4,516
 Cash provided (used) by
   discontinued operations.........      (1,244)                        (1,665)
                                        -------         -------        -------
   Net cash provided (used) by
     operating activities..........      (7,668)             --           (672)
                                        -------         -------        -------
Investing Activities:
 Capital expenditures..............        (911)                        (2,280)
 Proceeds from sale of assets......          23                             23
 Discontinued operations...........         548                         14,397
                                        -------         -------        -------
   Net cash provided (used) by
     investing activities..........        (340)             --         12,140
                                        -------         -------        -------
Financing Activities:
 Net increase (decrease) in cash
   overdraft.......................          (9)                         2,204
 Net increase (decrease) in
   short-term debt.................         741                        (31,453)
 Proceeds from long-term debt......       2,500                        107,500
 Payments of long-term debt........        (461)                       (34,020)
 Payment of Pfizer obligations.....          --                        (28,300)
 Payments relating to the Prince
   Transactions and transaction
   costs...........................          --                        (19,979)
 Debt refinancing costs............          --                        (11,496)
 Discontinued operations...........       1,391                          1,391
                                        -------         -------        -------
   Net cash provided (used) by
     financing activities..........       4,162              --        (14,153)
                                        -------         -------        -------
Effect of exchange rate changes on
 cash..............................         146                            188
                                        -------         -------        -------
Net increase (decrease) in cash and
 cash equivalents..................      (3,700)             --         (2,497)
Cash and cash equivalents at
 beginning of period...............       8,665                         11,179
                                        -------         -------        -------
Cash and cash equivalents at end of
 period............................     $ 4,965         $    --        $ 8,682
                                        =======         =======        =======

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Philipp Brothers Netherlands I B.V.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, changes in stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Philipp Brothers Netherlands I B.V. and its subsidiaries at June 30, 2004 and June 30, 2003, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
January 10, 2005

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                 AS OF JUNE 30,
                                                              ---------------------
                                                                2004        2003
                                                              ---------   ---------
                                                              (U.S.$ IN THOUSANDS)
                                      ASSETS
CURRENT ASSETS:
  Cash, including restricted balance of $175 at June 30,
     2004 and 2003..........................................  $    422    $    689
  Trade receivables, less allowance for doubtful accounts of
     $39 and $58 at June 30, 2004 and 2003, respectively....     4,344       3,090
  Other receivables.........................................       304         711
  Inventories...............................................    32,611      22,768
  Prepaid expenses and other current assets.................     4,020       4,429
  Trade receivables -- related parties......................     7,917      11,116
                                                              --------    --------
     TOTAL CURRENT ASSETS...................................    49,618      42,803
PROPERTY, PLANT AND EQUIPMENT, net..........................    30,588      30,732
INTANGIBLES.................................................     1,569       1,818
OTHER ASSETS................................................     1,084          --
                                                              --------    --------
                                                              $ 82,859    $ 75,353
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................  $  3,223    $ 12,928
  Accrued expenses and other current liabilities............    13,438       9,160
  Trade payables -- related parties.........................     1,687         922
                                                              --------    --------
     TOTAL CURRENT LIABILITIES..............................    18,348      23,010
LONG-TERM DEBT..............................................    20,000          --
OTHER LIABILITIES...........................................     2,897       2,905
NOTES PAYABLE -- RELATED PARTIES............................    55,124      60,034
                                                              --------    --------
     TOTAL LIABILITIES......................................    96,369      85,949
                                                              --------    --------
STOCKHOLDERS' DEFICIT:
  Paid-in capital...........................................     7,405       3,877
  Accumulated deficit.......................................   (14,860)    (10,258)
  Cumulative foreign currency translation adjustment........    (6,055)     (4,215)
                                                              --------    --------
     TOTAL STOCKHOLDERS' DEFICIT............................   (13,510)    (10,596)
                                                              --------    --------
                                                              $ 82,859    $ 75,353
                                                              ========    ========

   The accompanying notes are an integral part of the consolidated financial statements

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                               FOR THE YEARS ENDED JUNE 30,
                                                              ------------------------------
                                                                2004       2003       2002
                                                              --------   --------   --------
                                                                   (U.S.$ IN THOUSANDS)
NET SALES...................................................  $15,601    $15,467    $14,639
NET SALES -- RELATED PARTIES................................   34,357     31,216     32,261
                                                              -------    -------    -------
  TOTAL SALES...............................................   49,958     46,683     46,900
COST OF GOODS SOLD..........................................   37,940     38,744     35,856
                                                              -------    -------    -------
  GROSS PROFIT..............................................   12,018      7,939     11,044
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................    6,966      5,205      5,071
                                                              -------    -------    -------
  OPERATING INCOME..........................................    5,052      2,734      5,973
OTHER:
  Interest expense..........................................    2,097        251        185
  Interest expense -- related parties.......................    6,624      7,336      6,397
  Other (income) expense, net...............................     (681)     1,650        231
  Other (income) expense, net -- related parties............       --      2,880         --
                                                              -------    -------    -------
  (LOSS) BEFORE INCOME TAXES................................   (2,988)    (9,383)      (840)
PROVISION FOR INCOME TAXES..................................    1,614        359        (10)
                                                              -------    -------    -------
  NET LOSS..................................................   (4,602)    (9,742)      (830)
OTHER COMPREHENSIVE INCOME (LOSS):
  Change in currency translation adjustment.................   (1,840)     2,669     (3,612)
                                                              -------    -------    -------
  COMPREHENSIVE LOSS........................................  $(6,442)   $(7,073)   $(4,442)
                                                              =======    =======    =======

   The accompanying notes are an integral part of the consolidated financial statements

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                    FOR THE YEARS ENDED JUNE 30, 2004 AND 2003 AND 2002
                                                    ---------------------------------------------------
                                                                                 FOREIGN
                                                                                 CURRENCY
                                                    PAID-IN    (ACCUMULATED    TRANSLATION
                                                    CAPITAL      DEFICIT)       ADJUSTMENT      TOTAL
                                                    --------   -------------   ------------   ---------
                                                                   (U.S.$ IN THOUSANDS)
BALANCE, JUNE 30, 2001............................   $   25      $    314        $(3,272)     $ (2,933)
  Contribution from parent........................    1,922                                      1,922
  Net (loss)......................................                   (830)                        (830)
  Foreign currency translation adjustment.........                                (3,612)       (3,612)
                                                     ------      --------        -------      --------
BALANCE, JUNE 30, 2002............................   $1,947      $   (516)       $(6,884)     $ (5,453)
                                                     ======      ========        =======      ========
  Contribution from parent........................    1,930                                      1,930
  Net (loss)......................................                 (9,742)                      (9,742)
  Foreign currency translation adjustment.........                                 2,669         2,669
                                                     ------      --------        -------      --------
BALANCE, JUNE 30, 2003............................   $3,877      $(10,258)       $(4,215)     $(10,596)
                                                     ======      ========        =======      ========
  Contribution from parent........................    3,528                                      3,528
  Net (loss)......................................                 (4,602)                      (4,602)
  Foreign currency translation adjustment.........                                (1,840)       (1,840)
                                                     ------      --------        -------      --------
BALANCE, JUNE 30, 2004............................   $7,405      $(14,860)       $(6,055)     $(13,510)
                                                     ======      ========        =======      ========

   The accompanying notes are an integral part of the consolidated financial statements

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED JUNE 30,
                                                              ----------------------------
                                                               2004      2003       2002
                                                              -------   -------   --------
                                                                  (U.S.$ IN THOUSANDS)
OPERATING ACTIVITIES:
  Net (loss)................................................  $(4,602)  $(9,742)  $   (830)
  Adjustments to reconcile net (loss) to net cash used by
     operating activities:
     Depreciation and amortization..........................    3,558     2,449      2,889
     Deferred taxes.........................................      112     1,376        862
     Allocated selling, general and administrative expenses
       from parent..........................................    2,217     1,930      1,922
     Effects of changes in foreign currency and other.......     (378)    1,419       (474)
     Changes in operating assets and liabilities:
       Accounts receivable..................................   (1,287)     (572)     1,469
       Inventories..........................................   (9,699)   (1,398)   (13,181)
       Prepaid expenses and other current assets............      354    (2,534)      (791)
       Other assets.........................................       --        --         66
       Related party receivables and payables...............    6,227     6,611      1,466
       Accounts payable.....................................   (2,169)    3,540        971
       Accrued expenses and other liabilities...............    4,022    (6,611)     5,021
                                                              -------   -------   --------
          NET CASH USED BY OPERATING ACTIVITIES.............   (1,645)   (3,532)      (610)
                                                              -------   -------   --------
INVESTING ACTIVITIES:
  Capital expenditures......................................   (3,024)   (4,260)    (2,657)
  Acquisition of a business.................................       --        --     (4,422)
  Other investing...........................................     (189)       --         --
                                                              -------   -------   --------
          NET CASH USED BY INVESTING ACTIVITIES.............   (3,213)   (4,260)    (7,079)
                                                              -------   -------   --------
FINANCING ACTIVITIES:
  Net increase (decrease) in intercompany debt..............   (7,176)    7,578        809
  Proceeds from long-term debt..............................   20,000        --         --
  Payment of Pfizer obligations.............................   (8,225)       --         --
                                                              -------   -------   --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    4,599     7,578        809
                                                              -------   -------   --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................       (8)       78         86
                                                              -------   -------   --------
          NET DECREASE IN CASH AND CASH EQUIVALENTS.........     (267)     (136)    (6,794)
CASH AND CASH EQUIVALENTS at beginning of period............      689       825      7,619
                                                              -------   -------   --------
CASH AND CASH EQUIVALENTS at end of period..................  $   422   $   689   $    825
                                                              =======   =======   ========
Supplemental Cash Flow Information:
  Interest paid.............................................  $    89   $    88   $     --
  Income taxes paid.........................................       63       956        358

   The accompanying notes are an integral part of the consolidated financial statements

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (U.S. $ IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS

     Philipp Brothers Netherlands I B.V., a company organized under the laws of The Netherlands, (the "Company") is a global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives ("MFA"), which the Company sells throughout the world predominately to the poultry, swine and cattle markets.

     The Company is a direct wholly-owned subsidiary of Phibro Animal Health Holdings, Inc ("PAH Holdings") and an indirect wholly-owned subsidiary of Phibro Animal Health Corporation ("PAHC"). PAHC has agreed to fund the Company's cash flows to the extent required through January 31, 2006.

     On November 30, 2000, PAHC purchased the medicated feed additive ("MFA") business of Pfizer, Inc. The Company, the Company's subsidiaries and PAH Holdings were part of that acquisition. In connection with the MFA acquisition additional purchase price of $4,422, was earned and paid in 2002. All earn-out requirements have been satisfied and no further payments are necessary.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION:

     The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries, including Phibro Animal Health SA ("PAH Belgium") and Phibro Saude Animal International Ltda. ("PAH Brazil"). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     The Company presents its consolidated financial statements on the basis of its fiscal year ending June 30. All references to years 2004, 2003, and 2002 in these financial statements refer to the fiscal year ended June 30 of that year.

  RISKS AND UNCERTAINTIES:

     The use of antibiotics in medicated feed additives is a subject of legislative and regulatory interest. The issue of potential for increased bacterial resistance to certain antibiotics used in certain food-producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotics in food-producing animals. The sale of feed additives containing antibiotics is a material portion of the Company's business. Should regulatory or other developments result in further restrictions on the sale of such products, it could have a material adverse impact on the Company's financial position, results of operations and cash flows.

     The testing, manufacturing, and marketing of certain products are subject to extensive regulation by numerous government authorities in the United States and other countries.

     A significant portion of the Company's sales and earnings are attributable to transactions with related parties.

  USE OF ESTIMATES:

     Preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Actual results could differ from these estimates. Significant estimates include reserves for bad debts, inventory obsolescence, environmental matters, depreciation and amortization periods of long-lived assets, recoverability of long-lived assets and realizability of deferred tax assets and actuarial assumptions related to the Company's pension plan.

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

  REVENUE RECOGNITION:

     Revenue is recognized upon transfer of title and when risk of loss passes to the customer, generally at time of shipment. Net sales reflect total sales billed, less reductions for goods returned and trade discounts.

  CASH:

     Cash includes cash in banks. Cash also includes cash, of a subsidiary of the Company, which is on deposit in a restricted bank account under a contractual obligation with a customer, in the amount of $175 at June 30, 2004 and 2003. This cash was subsequently released during December 2004.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS:

     Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the probable credit losses in its existing accounts receivable. The allowance is based on historical write-off experience and is reviewed periodically. Past due balances are reviewed individually for collectibility. Account balances are charged against the allowance when the Company feels that it is probable that the receivable will not be recovered.

     The allowance for doubtful accounts was:

                                                              2004   2003   2002
                                                              ----   ----   ----
Balance at beginning of period..............................  $ 58   $20    $25
Provision for bad debts.....................................    --    38     --
Bad debt write-offs.........................................   (19)   --     (5)
                                                              ----   ---    ---
Balance at end of period....................................  $ 39   $58    $20
                                                              ====   ===    ===

  INVENTORIES:

     Inventories are valued at the lower of cost or market. Cost is determined principally under the first-in, first-out (FIFO) method. Obsolete and unsaleable inventories are reflected at estimated net realizable value. Inventory costs include materials, direct labor and manufacturing overhead. Inventories are comprised of:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Raw materials...............................................  $ 1,454   $ 2,016
Work-in-process.............................................      585       220
Finished goods..............................................   30,572    20,532
                                                              -------   -------
Total inventory.............................................  $32,611   $22,768
                                                              =======   =======

  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are stated at cost.

     Depreciation is charged to results of operations using the straight-line method based upon the assets' estimated useful lives ranging from 8 to 20 years for buildings and improvements and 3 to 10 years for machinery and equipment.

     The Company capitalizes costs that extend the useful life or productive capacity of an asset. Repair and maintenance costs are expensed as incurred. In the case of disposals, the assets and related accumulated depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in the statements of operations and comprehensive loss.

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

  DEFERRED FINANCING COSTS:

     Deferred financing costs related to the 13% Senior Secured Notes due 2007 were allocated to the Company from PAHC and were $1,311 net of accumulated amortization of $227 at June 30, 2004. These deferred financing costs are being amortized over the life of the notes. Amortization expense was $227 for 2004.

  INTANGIBLES:

     Product intangibles cost arising from the MFA acquisition was $2,191 and $2,069 at June 30, 2004 and 2003, respectively, and accumulated amortization of $622 and $251 at June 30, 2004 and 2003, respectively. Amortization expense was $252, $156 and $201 for 2004, 2003 and 2002, respectively. Amortization expense from the MFA acquisition for each of the next five years from 2005 to 2009 is expected to be approximately $250 per year. These product intangible costs are being amortized on a straight-line basis over ten years with 6 1/2 years remaining at June 30, 2004.

  FOREIGN CURRENCY TRANSLATION:

     Financial position and results of operations of the Company are measured using the Euro as the functional currency. Assets and liabilities are translated at the exchange rates in effect at each fiscal year end. The translation adjustments related to assets and liabilities that arise from the use of differing exchange rates from period to period are included in cumulative foreign currency translation adjustment on the Company's balance sheet. Income statement accounts are translated at the average rates of exchange prevailing during the year.

     Foreign currency transaction gains and losses primarily arise from short-term intercompany balances. Net foreign currency transaction (gains) losses were $(378), $1,419 and $(474) for 2004, 2003 and 2002, respectively, and were included in other (income) expense, net in the consolidated statements of operations and comprehensive loss.

     PAHC considers long-term notes payable with related parties to be balances for which settlement is not planned or anticipated in the foreseeable future. PAHC considers these balances to be part of the net investment and, accordingly, foreign currency transaction (gains) losses from such items are recorded in cumulative foreign currency translation adjustment on the Company's balance sheet.

  RECOVERABILITY OF LONG-LIVED ASSETS:

     The Company evaluates the recoverability of long-lived assets, including intangible assets, when events or circumstances indicate that a diminution in value may have occurred, using financial indicators such as historical and future ability to generate cash flows from operations. The Company's policy is to record an impairment loss in the period it is determined the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates, or if the expected future net cash flows (undiscounted and without interest or income taxes) are less than the carrying amount of the assets.

  INCOME TAXES:

     Income tax expense includes The Netherlands, Belgium and Brazil income taxes. The tax effect of certain temporary differences between amounts recognized for financial reporting purposes and amounts recognized for tax purposes are reported as deferred income taxes. Deferred tax balances are adjusted to reflect tax rates, based on current tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established as necessary to reduce deferred tax assets to amounts more likely than not to be realized.

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

  RESEARCH AND DEVELOPMENT EXPENDITURES:

     Research and development expenditures are expensed as incurred, recorded in selling, general and administrative expenses and were $520, $273 and $273 for 2004, 2003 and 2002, respectively.

  NEW ACCOUNTING PRONOUNCEMENTS:

     The Company adopted the following new and revised accounting pronouncements in fiscal 2004:

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits, an amendment to FASB Statements No. 87, 88, and 106 (revised 2003)" ("SFAS No. 132"). This revision to SFAS No. 132 relates to employers' disclosures about pension plans and other postretirement benefit plans. SFAS No. 132 now requires additional disclosures to describe the types of plan assets, investment strategy, measurement date(s), plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods of defined pension plans and other defined postretirement plans. The additional disclosures required by this revision to SFAS No. 132 have been provided.

     FASB Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)" ("FIN No. 46"). This revision to FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The adoption of FIN No. 46 did not result in a material impact on the Company's financial statements.

     The Company will adopt the following new accounting pronouncements during 2005:

     Statement of Financial Accounting Standards No. 151, "Inventory Costs, an amendment to Accounting Research Bulletin No. 43, Chapter 4" ("SFAS No. 151"). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...."
SFAS No. 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 30, 2005 and the provisions of this statement shall be applied prospectively. The Company is currently assessing the impact of this statement.

     Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after December 2004. The provisions of this statement shall be applied prospectively. The Company is currently assessing the impact of this statement.

3.  REFINANCING

     On October 21, 2003, PAHC issued 105,000 units consisting of $85,000 of 13% Senior Secured Notes due 2007 of PAHC and $20,000 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

B.V., an indirect wholly-owned subsidiary of the Company. Certain proceeds from the issuance were to satisfy its outstanding obligations to Pfizer Inc., including $8,225 of accounts payable.

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is comprised of:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Land........................................................  $ 4,199   $ 4,287
Buildings and improvements..................................   10,267     8,820
Machinery and equipment.....................................   25,321    23,859
                                                              -------   -------
                                                               39,787    36,966
Less: accumulated depreciation..............................   (9,199)   (6,234)
                                                              -------   -------
                                                              $30,588   $30,732
                                                              =======   =======

     Depreciation expense was $3,079, $2,293 and $2,688 for 2004, 2003 and 2002,
respectively.

5.  RELATED PARTY TRANSACTIONS

     The Company transacts business with PAHC and certain of its subsidiaries. The amounts of these transactions, and the related receivables and payables, reflected in the Company's financial statements are as follows:

                                                           2004      2003      2002
                                                          -------   -------   -------
Product sales...........................................  $34,357   $31,216   $32,261
Product purchases.......................................      913     3,086     4,028
Receivables at June 30..................................    7,917    11,116    16,730
Payables at June 30.....................................    1,687       922     1,989

     The Company has notes payable to related parties. These notes bear interest at 6%, 9%, 13% and 13.125% per annum and interest is payable annually on December 31. The Company's related interest obligations to related parties will be payable only to the extent that the Company's cash flows are sufficient to service such obligations. These notes mature on June 23, 2006, September 22, 2006, December 1, 2007 and July 2, 2011. These notes payable are included in notes payable -- related parties on the Company's consolidated balance sheet.

     During August and September 2001, Odda, a Norwegian subsidiary of PAHC, issued $2,000 of 9 7/8% promissory notes, with a 5-year maturity, to PAH Brazil. During 2003 PAHC determined it would permanently shutdown and no longer fund the operations of Odda, and on February 28, 2003 Odda filed for bankruptcy in Norway. As a result of the bankruptcy, during 2003, the Company recorded a reserve of $2,280 for the principal amount of the promissory notes plus accrued interest. This reserve was included in other (income) expense, net -- related parties on the Company's consolidated statements of operations and comprehensive loss.

     Cost allocations from PAHC and certain other related parties are included in selling, general and administrative expenses on the Company's consolidated statements of operations and comprehensive loss. These allocations are based upon the ratio of the Company's third party sales to the third party sales of PAHC and certain other related parties, and represent administrative costs incurred by these entities in support of the operations of the Company. These cost allocations amounted to $2,217, $1,930 and $1,922 for 2004, 2003 and

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

2002, respectively. PAHC and the certain other related parties have decided not to seek repayment for these amounts from the Company and contributed these amounts as additional capital to the Company.

6.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities are comprised of:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Employee related expenses...................................  $ 3,264   $ 2,876
Tax accruals................................................    8,167     5,188
Interest accruals...........................................      217        --
Other accrued liabilities...................................    1,790     1,096
                                                              -------   -------
                                                              $13,438   $ 9,160
                                                              =======   =======

7.  DEBT

     In October 2003 PAHC issued 105,000 units, consisting of $85,000 of 13% Senior Secured Notes due 2007 of PAHC (the "US Senior Notes") and $20,000 of 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V. (the "Dutch Senior Notes" and together with the US Senior notes, the "Senior Secured Notes"), (the "Dutch issuer"), an indirect wholly-owned subsidiary of the Company.

     The Dutch Senior Notes are senior secured obligations of the Dutch issuer and are guaranteed on a senior secured basis by PAHC and by the restricted subsidiaries of the Dutch issuer, presently consisting of Phibro Animal Health SA. The Dutch Senior Notes and related guarantees are secured by a pledge of all the accounts receivable, a security interest or floating charge on the inventory to the extent permitted by applicable law, and a mortgage on substantially all of the real property of the Dutch issuer and each of its restricted subsidiaries, a pledge of 100% of the capital stock of each subsidiary of the Dutch issuer, and a pledge of the intercompany loans made by the Dutch issuer to its restricted subsidiaries.

     The indenture governing the Senior Secured Notes provides for optional make-whole redemptions at any time prior to June 1, 2005, optional redemption on or after June 1, 2005, and requires PAHC to make certain offers to purchase Senior Secured Notes upon a change of control, upon certain asset sales and from fifty percent (50%) of excess cash flow (as such terms are defined in the indenture).

     The indenture contains certain covenants with respect to PAHC, the Company and the guarantors, which restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale of assets, (e) certain payment restrictions affecting subsidiaries, and (f) transactions with affiliates. The indenture restricts the Company's ability to consolidate, or merge with or into, or to transfer all or substantially all of its assets to, another person.

8.  EMPLOYEE BENEFIT PLANS

     The Company's Belgium subsidiary maintains a defined benefit plan for eligible employees. The benefits provided by the plan are based upon years of service and the employees' average compensation, as defined. The measurement date for the plan was June 30, 2004 and 2003, respectively.

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

     Reconciliations of changes in benefit obligations, plan assets, and funded status of the plans were:

                                                              JUNE 2004   JUNE 2003
                                                              ---------   ---------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................   $6,595      $4,251
Service cost................................................      467         310
Employee contributions......................................       27         100
Interest cost...............................................      374         259
Benefits paid...............................................       (3)        (29)
Actuarial (gain) or loss....................................     (475)        879
Exchange rate impact........................................      338         825
                                                               ------      ------
Benefit obligation at end of year...........................   $7,323      $6,595
                                                               ======      ======

     At June 30, 2004 and 2003, the accumulated benefit obligations were $4,383 and $4,248, respectively.

                                                              JUNE 2004   JUNE 2003
                                                              ---------   ---------
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..............   $4,566      $2,882
Actual return on plan assets................................      435         204
Employer contributions......................................      558         841
Employee contributions......................................       27         100
Benefits paid...............................................       (3)        (29)
Exchange rate impact........................................      245         568
                                                               ------      ------
Fair value of plan assets at end of year....................   $5,828      $4,566
                                                               ======      ======

                                                              JUNE 2004   JUNE 2003
                                                              ---------   ---------
FUNDED STATUS
Funded status of the plan...................................   $(1,495)    $(2,029)
Unrecognized net actuarial (gain) or loss...................       368         961
                                                               -------     -------
(Accrued) pension cost......................................   $(1,127)    $(1,068)
                                                               =======     =======

     The Company expects to contribute $602 to the plan during fiscal 2005. The Company's policy is to fund the plan in amounts which comply with contribution limits imposed by law.

     Components of net periodic pension expense were:

                                                              2004    2003    2002
                                                              -----   -----   -----
Service cost -- benefits earned during the year.............  $ 467   $ 310   $ 217
Interest cost on benefit obligation.........................    374     259     164
Expected return on plan assets..............................   (300)   (203)   (123)
Amortization of net actuarial loss..........................     22      --      --
                                                              -----   -----   -----
Net periodic pension cost...................................  $ 563   $ 366   $ 258
                                                              =====   =====   =====

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

     Significant actuarial assumptions for the plan were:

                                                              2004   2003   2002
                                                              ----   ----   ----
Discount rate for service and interest......................  5.5%   5.8%   5.8%
Expected rate of return on plan assets......................  6.0%   6.0%   6.0%
Rate of compensation increase...............................  3.0%   3.0%   3.0%
Discount rate for year-end benefit obligation...............  5.5%   5.5%   5.8%

     Estimated future benefit payments, including benefits attributable to future service, are as follows:

2005........................................................  $   37
2006........................................................      38
2007........................................................      40
2008........................................................      41
2009........................................................      42
2010-2014...................................................   1,817

     The Company's plan target allocations for fiscal 2005 and the weighted asset allocation of plan assets as of June 30, 2004 and 2003 are as follows:

                                                              2005   2004   2003
                                                              ----   ----   ----
Debt securities.............................................  59%    62%    79%
Equity securities...........................................  25%    21%    20%
Other.......................................................  16%    17%     1%

     The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the target allocation for each class. Equity securities are expected to return 7.5% over the long-term, while debt securities are expected to return 5.5%.

     The Company assumed the liability for the plan during 2002 as part of the MFA acquisition from Pfizer.

     The Company's Brazil subsidiary provides a savings plan, under which eligible employees may make a pre-tax contribution of up to 12% of base compensation. The Company makes a matching contribution equal to the employee's contribution up to the first 6% of base compensation. All employee contributions are subject to the maximum amounts permitted under statutory income tax guidelines. Expense related to the Company's contribution under this plan was $58, $41 and $39 for 2004, 2003 and 2002, respectively.

     In addition the Company's Brazil subsidiary makes a supplemental retirement contribution on behalf of certain eligible employees transferred to the Company in December 2000. Expense related to the Company's contribution was $30, $24 and $30 in 2004, 2003 and 2002, respectively.

9.  INCOME TAXES

                                                             2004      2003     2002
                                                            -------   -------   -----
Loss before income taxes..................................  $(2,988)  $(9,383)  $(840)
                                                            =======   =======   =====
Current tax provision (benefit)...........................  $ 1,502   $(1,017)  $(872)
Deferred tax provision....................................      112     1,376     862
                                                            -------   -------   -----
Provision (benefit) for income taxes......................  $ 1,614   $   359   $ (10)
                                                            =======   =======   =====

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

     Reconciliations of the statutory income tax rate and the Company's effective income tax rate are:

                                                              2004    2003    2002
                                                              -----   -----   -----
                                                                %       %       %
Statutory income tax rate...................................  (34.0)  (34.0)  (34.0)
Foreign tax rate differences................................    9.3     1.5   (36.4)
Expenses with no tax benefit................................   34.2     6.4    72.4
Changes in valuation allowance..............................   33.8    27.2      --
Other.......................................................   10.7     2.7    (3.2)
                                                              -----   -----   -----
Effective income tax rate...................................   54.0     3.8    (1.2)
                                                              =====   =====   =====

     The tax effects of significant temporary differences that comprise deferred tax assets and deferred tax liabilities at June 30, 2004 and 2003 were:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Deferred tax assets:
  Depreciation..............................................  $     7   $     7
  Inventory.................................................      615       615
  Net operating loss carry forwards.........................    3,686     1,849
  Other.....................................................       97        11
                                                              -------   -------
                                                                4,405     2,482
  Less: valuation allowance.................................   (3,686)   (1,849)
                                                              -------   -------
                                                                  719       633
                                                              -------   -------
Deferred tax liabilities:
  Depreciation..............................................   (1,022)     (990)
  Other.....................................................   (1,143)     (977)
                                                              -------   -------
                                                               (2,165)   (1,967)
                                                              -------   -------
Net deferred tax liability..................................  $(1,446)  $(1,334)
                                                              =======   =======

     Deferred taxes are included in the following line items on the Company's consolidated balance sheets:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Prepaid expenses and other current assets...................  $   315   $   315
Other liabilities...........................................   (1,761)   (1,649)
                                                              -------   -------
                                                              $(1,446)  $(1,334)
                                                              =======   =======

     The Company has incurred losses in recent years and has reassessed the likelihood of recovering net deferred tax assets, resulting in the recording of valuation allowances due to the uncertainty of future profitability. The Company will continue to evaluate the likelihood of recoverability of these deferred tax assets based upon actual and expected operating performance.

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

10.  SUBSEQUENT EVENTS

  ISSUANCE OF ADDITIONAL 13% SENIOR SECURED NOTES:

     On December 21, 2004, PAHC completed a private offering of 22,491 additional units consisting of $18,207 13% Senior Secured Notes due 2007 of PAHC (the "U.S. Notes") and $4,284 13% Senior Secured Notes due 2007 (the "Dutch Notes" and together with the U.S. Notes, the "Additional Notes") of Philipp Brothers Netherlands III B.V., an indirect wholly-owned subsidiary of the Company (the "Dutch Issuer" and together with PAHC, the "Issuers"). The Additional Notes were issued under the Indenture dated October 21, 2003, as amended and supplemented (the "Indenture") under which the Issuers previously issued 105,000 units consisting of $85,000 aggregate principal amount of U.S. Notes and $20,000 aggregate principal amount of Dutch Notes. The proceeds from the sale of the Additional Notes will be used to refinance a portion of PAHC's indebtedness under its domestic senior credit facility.

  SALE OF BELGIUM PLANT:

     On December 16, 2004 PAH Belgium entered into an agreement with GlaxoSmithKline Biologicals ("GSK") to sell to GSK substantially all of PAH Belgium's facilities in Rixensart, Belgium ("the Belgium Plant") as follows (U.S. dollar amounts at the December 16, 2004 exchange rate): (i) the transfer of substantially all of the land and buildings and certain equipment of PAH Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of PAH Belgium for a purchase price of EUR 6,200 ($8,238), payable at closing; (ii) the transfer to GSK of a majority of the employees of the Belgium Plant and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for costs of removal, by demolition or otherwise, certain buildings not to be used by it, but for PAH Belgium to reimburse GSK up to a maximum of EUR 700 ($930) for such removal costs; (iv) in recognition of the benefits to PAHC from the proposed transaction, PAH Belgium agreeing to pay to GSK EUR 1,500 ($1,993) within six months from the closing date, EUR 1,500 ($1,993) within eighteen months from the closing date, EUR 1,500 ($1,993) within thirty months from the closing date, and EUR 500 ($664) within forty-two months from the closing date; (v) PAH Belgium retaining certain excess land (valued at approximately EUR 400 ($531)) and being able to sell such land for its own account; (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 7,700 ($10,231), of which an amount estimated to be approximately EUR 4,100 ($5,448) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 3,600 ($4,783) would be payable over periods up to thirteen years; and (vii) PAH Belgium retaining any or all equipment at the Belgium Plant, and being able to sell such equipment for the account of PAH Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to PAH Brazil which owns a facility in Guarulhos, Brazil or in connection with alternative production arrangements.

     The foregoing transactions and agreements are subject to a closing that is expected to occur no earlier than July 1, 2005 nor later than June 30, 2006.

     The Dutch Notes and related guarantees are secured by a mortgage on the Belgium Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

     The carrying value of the Belgium Plant and related assets at September 30, 2004 is EUR 13,098 ($18,480). The Company is in the process of evaluating the accounting for this transaction and will record an impairment loss, if required in the second quarter ended December 31, 2004. In addition, the Company will expense severance, plant closure and other related costs in the period in which such liabilities are incurred in accordance with Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". As of the date of this filing, estimates of such costs are in process of being determined.

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

11.  SUBSEQUENT EVENTS UPDATE (UNAUDITED)

  ISSUANCE OF ADDITIONAL 13% SENIOR SECURED NOTES:

     On December 21, 2004, PAHC and Philipp Brothers Netherlands III B.V. received gross proceeds of $23,391 from the issuance of the Additional Notes. The proceeds were used to refinance indebtedness outstanding under PAHC's domestic senior credit facility. PAHC incurred financing costs of $2,275 in connection with the issuance of the Additional Notes.

     On January 14, 2005, PAHC and its domestic subsidiaries filed a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-4 with respect to an exchange offer for all its Senior Secured Notes, comprised of 105,000 units sold on October 21, 2003 and 22,491 additional units sold on December 21, 2004. On February 4, 2005, such registration statement was declared effective. On February 24, 2005, PAHC and its domestic subsidiaries filed a post-effective amendment to their registration statement. On March 2, 2005, such post-effective amendment was declared effective. On March 9, 2005, all of PAHC's outstanding units were exchanged for the new registered units.

  SALE OF BELGIUM PLANT:

     The Company has subsequently revised its estimates for certain plant closure costs and legally required severance indemnities (U.S. dollar amounts at the December 31, 2004 exchange rate) as follows: (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 9,100 ($12,320), of which an amount estimated to be approximately EUR 4,600 ($6,227) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 4,500 ($6,092) would be payable over periods up to thirteen years.

     The foregoing transactions and agreements are subject to a closing that is expected to occur on November 30, 2005, but in no event earlier than July 1, 2005 or later than June 30, 2006.

     As a result of the above agreement, the Company will depreciate the Belgium plant to its estimated salvage value of EUR 2,470 ($3,344) as of the projected closing date of November 30, 2005. The Company recorded incremental depreciation expense of EUR 394 ($533) in December 2004 and will record an additional EUR 8,662 ($11,727) of incremental depreciation expense ratably through November 2005. The Company recorded severance expense of EUR 6,650 ($9,003) in December 2004 for the estimated minimum severance amounts indicated by law, contract, and/or past practice. The Company estimates it will record additional expense of EUR 2,450 ($3,317) ratably through November 2005 for severance, retention agreements and other costs. The incremental depreciation expense of $533 and severance expense of $9,003 were recorded in December 2004 and were included in cost of goods sold.

     The Company has determined that the carrying amount of the Belgium Plant at December 31, 2004 is recoverable based on the estimated future cash flows arising from the use of the assets.

     In anticipation of transferring production of virginiamycin from the Belgium plant to an alternative production location, the Company has been increasing inventory levels of virginiamycin to ensure adequate supplies during the transfer period. At December 31, 2004 virginiamycin inventories were approximately $40,000 and are expected to continue to increase through November 2005, based on current production rates.

12.  FINANCIAL INSTRUMENTS

     Financial instruments that potentially subject the Company to credit risk consist principally of cash and trade receivables. The Company places its cash with high quality financial institutions. The Company sells to customers in a variety of industries, markets and countries. Concentrations of credit risk with respect to receivables arising from these sales are limited due to the large number of customers comprising the

              PHILIPP BROTHERS NETHERLANDS I B.V. AND SUBSIDIARIES

Company's customer base. Ongoing credit evaluations of customers' financial conditions are performed and, generally, no collateral is required. The Company maintains appropriate reserves for uncollectible receivables.

     The carrying amounts of cash, trade receivables and trade payables is considered to be representative of their fair value because of their short maturities. The fair value of the Company's Dutch Senior Notes is estimated based on quoted market prices. At June 30, 2004 the fair value of the Company's Dutch Senior Notes was $21,800 and the related carrying amount was $20,000.

13.  BUSINESS SEGMENTS

     The Company has determined that it operates only in one segment. The Company manufactures and markets numerous formulations and concentrations of medicated feed additives including antibiotics, antibacterials, anticoccidials, anthelmintics, and other animal health and nutrition products.

14.  GEOGRAPHIC INFORMATION

     The following is information about the Company's geographic operations. Information is attributed to the geographic areas based on the location of the Company's subsidiaries.

                                                           2004      2003      2002
                                                          -------   -------   -------
TOTAL SALES
  Europe................................................  $34,713   $33,619   $25,705
  South America.........................................   15,245    13,064    21,195
                                                          -------   -------   -------
  Total.................................................  $49,958   $46,683   $46,900
                                                          =======   =======   =======

                                                           2004      2003      2002
                                                          -------   -------   -------
PROPERTY, PLANT AND EQUIPMENT, NET
  Europe................................................  $17,320   $17,049   $14,399
  South America.........................................   13,268    13,683    11,799
                                                          -------   -------   -------
  Total.................................................  $30,588   $30,732   $26,198
                                                          =======   =======   =======

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Phibro Animal Health SA (Belgium):

     In our opinion, the accompanying balance sheets and the related statements of operations and comprehensive (loss), changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Phibro Animal Health SA (Belgium) at June 30, 2004 and June 30, 2003, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
January 10, 2005

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

                                 BALANCE SHEETS

                                                                 AS OF JUNE 30,
                                                              ---------------------
                                                                2004        2003
                                                              ---------   ---------
                                                              (U.S.$ IN THOUSANDS)
                                      ASSETS
CURRENT ASSETS:
  Cash, including restricted balance of $175 at June 30,
     2004 and 2003..........................................   $   212     $   185
  Trade receivables, less allowance for doubtful accounts of
     $13 and $22 at June 30, 2004 and 2003, respectively....     2,592       1,542
  Other receivables.........................................        72         518
  Inventories...............................................    23,159      13,460
  Prepaid expenses and other current assets.................     1,018       1,866
  Trade receivables -- related parties......................     4,527       8,553
                                                               -------     -------
     TOTAL CURRENT ASSETS...................................    31,580      26,124
PROPERTY, PLANT AND EQUIPMENT, net..........................    17,321      17,049
INTANGIBLES.................................................     1,569       1,818
                                                               -------     -------
                                                               $50,470     $44,991
                                                               =======     =======

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $ 2,258     $12,115
  Accrued expenses and other current liabilities............     8,291       4,804
  Trade payables -- related parties.........................     2,879       1,835
                                                               -------     -------
     TOTAL CURRENT LIABILITIES..............................    13,428      18,754
OTHER LIABILITIES...........................................     2,897       2,905
NOTES PAYABLE -- RELATED PARTIES............................    30,571      22,306
                                                               -------     -------
     TOTAL LIABILITIES......................................    46,896      43,965
                                                               -------     -------
STOCKHOLDERS' EQUITY:
  Paid-in capital...........................................     1,896       1,186
  Accumulated deficit.......................................    (2,631)     (3,937)
  Cumulative foreign currency translation adjustment........     4,309       3,777
                                                               -------     -------
     TOTAL STOCKHOLDERS' EQUITY.............................     3,574       1,026
                                                               -------     -------
                                                               $50,470     $44,991
                                                               =======     =======

    The accompanying notes are an integral part of the financial statements

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                                               FOR THE YEARS ENDED JUNE 30,
                                                              ------------------------------
                                                                2004       2003       2002
                                                              --------   --------   --------
                                                                   (U.S.$ IN THOUSANDS)
NET SALES...................................................  $ 5,742    $ 6,625    $ 4,196
NET SALES -- RELATED PARTIES................................   28,970     26,994     21,509
                                                              -------    -------    -------
  TOTAL SALES...............................................   34,712     33,619     25,705
COST OF GOODS SOLD..........................................   25,293     31,435     21,631
                                                              -------    -------    -------
  GROSS PROFIT..............................................    9,419      2,184      4,074
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................    3,334      2,595      2,018
                                                              -------    -------    -------
  OPERATING INCOME (LOSS)...................................    6,085       (411)     2,056
OTHER:
  Interest expense..........................................       95         62        365
  Interest expense -- related parties.......................    3,335      2,849      2,486
  Other (income) expense, net...............................     (265)     1,283      2,294
                                                              -------    -------    -------
  INCOME (LOSS) BEFORE INCOME TAXES.........................    2,920     (4,605)    (3,089)
PROVISION (BENEFIT) FOR INCOME TAXES........................    1,614     (1,086)    (1,098)
                                                              -------    -------    -------
  NET INCOME (LOSS).........................................    1,306     (3,519)    (1,991)
OTHER COMPREHENSIVE INCOME:
  Change in currency translation adjustment.................      532      2,401      1,319
                                                              -------    -------    -------
  COMPREHENSIVE INCOME (LOSS)...............................  $ 1,838    $(1,118)   $  (672)
                                                              =======    =======    =======

    The accompanying notes are an integral part of the financial statements

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                     FOR THE YEARS ENDED JUNE 30, 2004 AND 2003 AND 2002
                                                    ------------------------------------------------------
                                                                                    FOREIGN
                                                                                   CURRENCY
                                                     PAID-IN     (ACCUMULATED     TRANSLATION
                                                     CAPITAL       DEFICIT)       ADJUSTMENT       TOTAL
                                                    ---------   --------------   -------------   ---------
                                                                     (U.S.$ IN THOUSANDS)
BALANCE, JUNE 30, 2001............................    $   --        $ 1,573          $   57       $ 1,630
  Contribution from parent........................       459                                          459
  Net (loss)......................................                   (1,991)                       (1,991)
  Foreign currency translation adjustment.........                                    1,319         1,319
                                                      ------        -------          ------       -------
BALANCE, JUNE 30, 2002............................    $  459        $  (418)         $1,376       $ 1,417
                                                      ======        =======          ======       =======
  Contribution from parent........................       727                                          727
  Net (loss)......................................                   (3,519)                       (3,519)
  Foreign currency translation adjustment.........                                    2,401         2,401
                                                      ------        -------          ------       -------
BALANCE, JUNE 30, 2003............................    $1,186        $(3,937)         $3,777       $ 1,026
                                                      ======        =======          ======       =======
  Contribution from parent........................       710                                          710
  Net (loss)......................................                    1,306                         1,306
  Foreign currency translation adjustment.........                                      532           532
                                                      ------        -------          ------       -------
BALANCE, JUNE 30, 2004............................    $1,896        $(2,631)         $4,309       $ 3,574
                                                      ======        =======          ======       =======

    The accompanying notes are an integral part of the financial statements

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

                            STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED JUNE 30,
                                                              ----------------------------
                                                               2004      2003       2002
                                                              -------   -------   --------
                                                                  (U.S.$ IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 1,306   $(3,519)  $ (1,991)
  Adjustments to reconcile net income (loss) to net cash
     provided (used) by operating activities:
     Depreciation and amortization..........................    2,669     2,019      2,252
     Deferred taxes.........................................      112       142       (178)
     Allocated selling, general and administrative expenses
       from parent..........................................      658       727        459
     Effects of changes in foreign currency and other.......     (264)    1,268      1,912
     Changes in operating assets and liabilities:
       Accounts receivable..................................     (945)     (322)       886
       Inventories..........................................   (8,762)    2,270    (10,325)
       Prepaid expenses and other current assets............    1,369    (1,191)       273
       Other assets.........................................       --        --         66
       Related party receivables and payables...............    5,135     1,557      4,022
       Accounts payable.....................................   (2,395)    3,523      1,472
       Accrued expenses and other liabilities...............    2,790    (8,244)     3,193
                                                              -------   -------   --------
          NET CASH PROVIDED (USED) BY OPERATING
            ACTIVITIES......................................    1,673    (1,770)     2,041
                                                              -------   -------   --------
INVESTING ACTIVITIES:
  Capital expenditures......................................   (1,613)   (2,149)    (1,938)
  Acquisition of a business.................................       --        --     (4,422)
  Other investing...........................................       --        --         --
                                                              -------   -------   --------
          NET CASH USED BY INVESTING ACTIVITIES.............   (1,613)   (2,149)    (6,360)
                                                              -------   -------   --------
FINANCING ACTIVITIES:
  Net increase in intercompany debt.........................    8,181     3,432      3,540
  Payment of Pfizer obligations.............................   (8,225)       --         --
                                                              -------   -------   --------
          NET CASH PROVIDED (USED) BY FINANCING
            ACTIVITIES......................................      (44)    3,432      3,540
                                                              -------   -------   --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................       11        54        128
                                                              -------   -------   --------
          NET INCREASE (DECREASE) IN CASH AND CASH
            EQUIVALENTS.....................................       27      (433)      (651)
CASH AND CASH EQUIVALENTS at beginning of period............      185       618      1,269
                                                              -------   -------   --------
CASH AND CASH EQUIVALENTS at end of period..................  $   212   $   185   $    618
                                                              =======   =======   ========
Supplemental Cash Flow Information:
  Interest paid.............................................  $    55   $    88   $     --
  Income taxes paid.........................................       --       366        358

    The accompanying notes are an integral part of the financial statements

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

                         NOTES TO FINANCIAL STATEMENTS
                              (U.S.$ IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS

     Phibro Animal Health SA, a company organized under the laws of Belgium, (the "Company") is a manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives ("MFA"), which the Company sells in various markets predominately to the poultry, swine and cattle markets.

     The Company is a direct wholly-owned subsidiary of Philipp Brothers Netherlands III B.V. ("BV III") and an indirect wholly-owned subsidiary of both Philipp Brothers Netherlands I B.V. ("BV I") and Phibro Animal Health Corporation ("PAHC").

     On November 30, 2000, PAHC purchased the medicated feed additive ("MFA") business of Pfizer, Inc. The Company, BV III and BV I were part of that acquisition. In connection with the MFA acquisition additional purchase price of $4,422 was earned and paid in 2002. All earn-out requirements have been satisfied and no further payments are necessary.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION:

     The Company presents its financial statements on the basis of its fiscal year ending June 30. All references to years 2004, 2003, and 2002 in these financial statements refer to the fiscal year ended June 30 of that year.

  RISKS AND UNCERTAINTIES:

     The use of antibiotics in medicated feed additives is a subject of legislative and regulatory interest. The issue of potential for increased bacterial resistance to certain antibiotics used in certain food-producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotics in food-producing animals. The sale of feed additives containing antibiotics is a material portion of the Company's business. Should regulatory or other developments result in further restrictions on the sale of such products, it could have a material adverse impact on the Company's financial position, results of operations and cash flows.

     The testing, manufacturing, and marketing of certain products are subject to extensive regulation by numerous government authorities in the United States and other countries.

     A significant portion of the Company's sales and earnings are attributable to transactions with related parties.

  USE OF ESTIMATES:

     Preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Actual results could differ from these estimates. Significant estimates include reserves for bad debts, inventory obsolescence, environmental matters, depreciation and amortization periods of long-lived assets, recoverability of long-lived assets and realizability of deferred tax assets and actuarial assumptions related to the Company's pension plan.

  REVENUE RECOGNITION:

     Revenue is recognized upon transfer of title and when risk of loss passes to the customer, generally at time of shipment. Net sales reflect total sales billed, less reductions for goods returned and trade discounts.

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

  CASH:

     Cash includes cash in banks. Cash also includes cash on deposit in a restricted bank account under a contractual obligation with a customer, in the amount of $175 at June 30, 2004 and 2003. This cash was subsequently released during December 2004.

  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS:

     Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the probable credit losses in its existing accounts receivable. The allowance is based on historical write-off experience and is reviewed periodically. Past due balances are reviewed individually for collectibility. Account balances are charged against the allowance when the Company feels that it is probable that the receivable will not be recovered.

     The allowance for doubtful accounts was:

                                                              2004   2003   2002
                                                              ----   ----   -----
Balance at beginning of period..............................  $22    $--    $  --
Provision for bad debts.....................................   --     22       --
Bad debt write-offs.........................................   (9)    --       --
                                                              ---    ---    -----
Balance at end of period....................................  $13    $22    $  --
                                                              ===    ===    =====

  INVENTORIES:

     Inventories are valued at the lower of cost or market. Cost is determined principally under the first-in, first-out (FIFO) method. Obsolete and unsaleable inventories are reflected at estimated net realizable value. Inventory costs include materials, direct labor and manufacturing overhead. Inventories are comprised of:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Raw materials...............................................  $   910   $   820
Work-in-process.............................................      166        60
Finished goods..............................................   22,083    12,580
                                                              -------   -------
Total inventory.............................................  $23,159   $13,460
                                                              =======   =======

  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are stated at cost.

     Depreciation is charged to results of operations using the straight-line method based upon the assets' estimated useful lives ranging from 8 to 20 years for buildings and improvements and 3 to 10 years for machinery and equipment.

     The Company capitalizes costs that extend the useful life or productive capacity of an asset. Repair and maintenance costs are expensed as incurred. In the case of disposals, the assets and related accumulated depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in the statements of operations and comprehensive income (loss).

  INTANGIBLES:

     Product intangibles cost arising from the MFA acquisition was $2,191 and $2,069 at June 30, 2004 and 2003, respectively, and accumulated amortization of $622 and $251 at June 30, 2004 and 2003, respectively.

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

Amortization expense was $252, $156 and $201 for 2004, 2003 and 2002, respectively. Amortization expense from the MFA acquisition for each of the next five years from 2005 to 2009 is expected to be approximately $250 per year. These product intangible costs are being amortized on a straight-line basis over ten years with 6 1/2 years remaining at June 30, 2004.

  FOREIGN CURRENCY TRANSLATION:

     Financial position and results of operations of the Company are measured using the Euro as the functional currency. Assets and liabilities are translated at the exchange rates in effect at each fiscal year end. The translation adjustments related to assets and liabilities that arise from the use of differing exchange rates from period to period are included in cumulative foreign currency translation adjustment on the Company's balance sheet. Income statement accounts are translated at the average rates of exchange prevailing during the year.

     Foreign currency transaction gains and losses primarily arise from short-term intercompany balances. Net foreign currency transaction (gains) losses were $(264), $1,268 and $1,912 for 2004, 2003 and 2002, respectively, and were included in other (income) expense, net in the statements of operations and comprehensive income (loss).

     PAHC considers long-term notes payable with related parties to be balances for which settlement is not planned or anticipated in the foreseeable future. PAHC considers these balances to be part of the net investment and, accordingly, foreign currency transaction (gains) losses from such items are recorded in cumulative foreign currency translation adjustment on the Company's balance sheet.

  RECOVERABILITY OF LONG-LIVED ASSETS:

     The Company evaluates the recoverability of long-lived assets, including intangible assets, when events or circumstances indicate that a diminution in value may have occurred, using financial indicators such as historical and future ability to generate cash flows from operations. The Company's policy is to record an impairment loss in the period it is determined the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates, or if the expected future net cash flows (undiscounted and without interest or income taxes) are less than the carrying amount of the assets.

  INCOME TAXES:

     Income tax expense includes Belgium income taxes. The tax effect of certain temporary differences between amounts recognized for financial reporting purposes and amounts recognized for tax purposes are reported as deferred income taxes. Deferred tax balances are adjusted to reflect tax rates, based on current tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established as necessary to reduce deferred tax assets to amounts more likely than not to be realized.

  RESEARCH AND DEVELOPMENT EXPENDITURES:

     Research and development expenditures are expensed as incurred, recorded in selling, general and administrative expenses and were $122 for 2004. There were no research and development expenditures in 2003 and 2002.

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

  NEW ACCOUNTING PRONOUNCEMENTS:

     The Company adopted the following new and revised accounting pronouncements in fiscal 2004:

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits, an amendment to FASB Statements No. 87, 88, and 106 (revised 2003)" ("SFAS No. 132"). This revision to SFAS No. 132 relates to employers' disclosures about pension plans and other postretirement benefit plans. SFAS No. 132 now requires additional disclosures to describe the types of plan assets, investment strategy, measurement date(s), plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods of defined pension plans and other defined postretirement plans. The additional disclosures required by this revision to SFAS No. 132 have been provided.

     FASB Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)" ("FIN No. 46"). This revision to FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The adoption of FIN No. 46 did not result in a material impact on the Company's financial statements.

     The Company will adopt the following new accounting pronouncements during 2005:

     Statement of Financial Accounting Standards No. 151, "Inventory Costs, an amendment to Accounting Research Bulletin No. 43, Chapter 4" ("SFAS No. 151"). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." SFAS No. 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 30, 2005 and the provisions of this statement shall be applied prospectively. The Company is currently assessing the impact of this statement.

     Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after December 2004. The provisions of this statement shall be applied prospectively. The Company is currently assessing the impact of this statement.

3.  REFINANCING

     On October 21, 2003, PAHC issued 105,000 units consisting of $85,000 of 13% Senior Secured Notes due 2007 of PAHC and $20,000 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V., the direct parent of the Company. Certain proceeds from the issuance were to satisfy its outstanding obligations to Pfizer Inc., including $8,225 of accounts payable.

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is comprised of:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Land........................................................  $ 1,912   $ 1,806
Buildings and improvements..................................    6,153     5,811
Machinery and equipment.....................................   16,425    14,133
                                                              -------   -------
                                                               24,490    21,750
Less: accumulated depreciation..............................   (7,169)   (4,701)
                                                              -------   -------
                                                              $17,321   $17,049
                                                              =======   =======

     Depreciation expense was $2,417, $1,863 and $2,051 for 2004, 2003 and 2002,
respectively.

5.  RELATED PARTY TRANSACTIONS

     The Company transacts business with PAHC and certain of its subsidiaries. The amounts of these transactions, and the related receivables and payables, reflected in the Company's financial statements are as follows:

                                                           2004      2003      2002
                                                          -------   -------   -------
Product sales...........................................  $28,970   $26,994   $21,509
Product purchases.......................................    3,553     5,344     3,498
Receivables at June 30..................................    4,527     8,553     9,770
Payables at June 30.....................................    2,879     1,835     1,371

     The Company has notes payable to related parties. These notes bear interest at 13.125% per annum and interest is payable annually on December 31. The Company's related interest obligations to related parties will be payable only to the extent that the Company's cash flows are sufficient to service such obligations. These notes mature on December 7, 2007 and July 2, 2011. These notes payable are included in notes payable -- related parties on the Company's balance sheet.

     Cost allocations from PAHC and certain other related parties are included in selling, general and administrative expenses on the Company's statements of operations and comprehensive income (loss). These allocations are based upon the ratio of the Company's third party sales to the third party sales of PAHC and certain other related parties, and represent administrative costs incurred by these entities in support of the operations of the Company. These cost allocations amounted to $658, $727 and $459 for 2004, 2003 and 2002, respectively. PAHC and the certain other related parties have elected not to seek repayment for these amounts from the Company and have contributed these amounts as additional capital to the Company.

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

6.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities are comprised of:

                                                              AS OF JUNE 30,
                                                              ---------------
                                                               2004     2003
                                                              ------   ------
Employee related expenses...................................  $2,507   $2,053
Tax accruals................................................   4,059    2,072
Other accrued liabilities...................................   1,725      679
                                                              ------   ------
                                                              $8,291   $4,804
                                                              ======   ======

7.  DEBT GUARANTEED

     In October 2003 PAHC issued 105,000 units, consisting of $85,000 of 13% Senior Secured Notes due 2007 of PAHC (the "US Senior Notes") and $20,000 of 13% Senior Secured Notes due 2007 of Philipp Brothers Netherlands III B.V. (the "Dutch Senior Notes" and together with the US Senior notes, the "Senior Secured Notes"), (the "Dutch issuer"), the direct parent of the Company.

     The Dutch Senior Notes are senior secured obligations of the Dutch issuer and are guaranteed on a senior secured basis by PAHC and by the restricted subsidiaries of the Dutch issuer, presently consisting of the Company. The Dutch Senior Notes and related guarantees are secured by a pledge of all the accounts receivable, a security interest or floating charge on the inventory to the extent permitted by applicable law, and a mortgage on substantially all of the real property of the Dutch issuer and each of its restricted subsidiaries, a pledge of 100% of the capital stock of each subsidiary of the Dutch issuer, and a pledge of the intercompany loans made by the Dutch issuer to its restricted subsidiaries.

     The indenture governing the Senior Secured Notes provides for optional make-whole redemptions at any time prior to June 1, 2005, optional redemption on or after June 1, 2005, and requires PAHC to make certain offers to purchase Senior Secured Notes upon a change of control, upon certain asset sales and from fifty percent (50%) of excess cash flow (as such terms are defined in the indenture).

     The indenture contains certain covenants with respect to PAHC, the Company and the guarantors, which restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale of assets, (e) certain payment restrictions affecting subsidiaries, and (f) transactions with affiliates. The indenture restricts the Company's ability to consolidate, or merge with or into, or to transfer all or substantially all of its assets to, another person.

8.  EMPLOYEE BENEFIT PLANS

     The Company maintains a defined benefit plan for eligible employees. The benefits provided by the plan are based upon years of service and the employees' average compensation, as defined. The measurement date for the plan was June 30, 2004 and 2003, respectively.

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

     Reconciliations of changes in benefit obligations, plan assets, and funded status of the plans were:

                                                              JUNE 2004   JUNE 2003
                                                              ---------   ---------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................   $6,595      $4,251
Service cost................................................      467         310
Employee contributions......................................       27         100
Interest cost...............................................      374         259
Benefits paid...............................................       (3)        (29)
Actuarial (gain) or loss....................................     (475)        879
Exchange rate impact........................................      338         825
                                                               ------      ------
Benefit obligation at end of year...........................   $7,323      $6,595
                                                               ======      ======

     At June 30, 2004 and 2003, the accumulated benefit obligations were $4,383 and $4,248, respectively.

                                                              JUNE 2004   JUNE 2003
                                                              ---------   ---------
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..............   $4,566      $2,882
Actual return on plan assets................................      435         204
Employer contributions......................................      558         841
Employee contributions......................................       27         100
Benefits paid...............................................       (3)        (29)
Exchange rate impact........................................      245         568
                                                               ------      ------
Fair value of plan assets at end of year....................   $5,828      $4,566
                                                               ======      ======

                                                              JUNE 2004   JUNE 2003
                                                              ---------   ---------
FUNDED STATUS
Funded status of the plan...................................   $(1,495)    $(2,029)
Unrecognized net actuarial (gain) or loss...................       368         961
                                                               -------     -------
(Accrued) pension cost......................................   $(1,127)    $(1,068)
                                                               =======     =======

     The Company expects to contribute $602 to the plan during fiscal 2005. The Company's policy is to fund the plan in amounts which comply with contribution limits imposed by law.

     Components of net periodic pension expense were:

                                                              2004    2003    2002
                                                              -----   -----   -----
Service cost -- benefits earned during the year.............  $ 467   $ 310   $ 217
Interest cost on benefit obligation.........................    374     259     164
Expected return on plan assets..............................   (300)   (203)   (123)
Amortization of net actuarial loss..........................     22      --      --
                                                              -----   -----   -----
Net periodic pension cost...................................  $ 563   $ 366   $ 258
                                                              =====   =====   =====

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

     Significant actuarial assumptions for the plan were:

                                                              2004   2003   2002
                                                              ----   ----   ----
Discount rate for service and interest......................  5.5%   5.8%   5.8%
Expected rate of return on plan assets......................  6.0%   6.0%   6.0%
Rate of compensation increase...............................  3.0%   3.0%   3.0%
Discount rate for year-end benefit obligation...............  5.5%   5.5%   5.8%

     Estimated future benefit payments, including benefits attributable to future service, are as follows:

2005........................................................  $   37
2006........................................................      38
2007........................................................      40
2008........................................................      41
2009........................................................      42
2010-2014...................................................   1,817

     The Company's plan target allocations for fiscal 2005 and the weighted asset allocation of plan assets as of June 30, 2004 and 2003 are as follows:

                                                              2005   2004   2003
                                                              ----   ----   ----
Debt securities.............................................  59%    62%    79%
Equity securities...........................................  25%    21%    20%
Other.......................................................  16%    17%     1%

     The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the target allocation for each class. Equity securities are expected to return 7.5% over the long-term, while debt securities are expected to return 5.5%.

     The Company assumed the liability for the plan during 2002 as part of the MFA acquisition from Pfizer.

9.  INCOME TAXES

                                                            2004     2003      2002
                                                           ------   -------   -------
Income (loss) before income taxes........................  $2,920   $(4,605)  $(3,089)
                                                           ======   =======   =======
Current tax provision (benefit)..........................  $1,502   $(1,228)  $  (920)
Deferred tax provision (benefit).........................     112       142      (178)
                                                           ------   -------   -------
Provision (benefit) for income taxes.....................  $1,614   $(1,086)  $(1,098)
                                                           ======   =======   =======

     Reconciliations of the statutory income tax rate to the Company's effective tax rate are:

                                                              2004   2003    2002
                                                              ----   -----   -----
                                                               %       %       %
Statutory income tax rate...................................  34.0   (34.0)  (40.0)
Expenses with no tax benefit................................  16.9     5.4     6.0
Changes in valuation allowance..............................  (6.5)    4.1      --
Other.......................................................  10.9     0.9    (1.5)
                                                              ----   -----   -----
Effective income tax rate...................................  55.3   (23.6)  (35.5)
                                                              ====   =====   =====

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

     The tax effects of significant temporary differences that comprise deferred tax assets and deferred tax liabilities at June 30, 2004 and 2003 were:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Deferred tax assets:
  Depreciation..............................................  $     7   $     7
  Inventory.................................................      615       615
  Net operating loss carry forwards.........................       --       191
  Other.....................................................       97        11
                                                              -------   -------
                                                                  719       824
  Less: valuation allowance.................................       --      (191)
                                                              -------   -------
                                                                  719       633
                                                              -------   -------
Deferred tax liabilities:
  Depreciation..............................................   (1,022)     (990)
  Other.....................................................   (1,143)     (977)
                                                              -------   -------
                                                               (2,165)   (1,967)
                                                              -------   -------
Net deferred tax liability..................................  $(1,446)  $(1,334)
                                                              =======   =======

     Deferred taxes are included in the following line items on the Company's balance sheets:

                                                               AS OF JUNE 30,
                                                              -----------------
                                                               2004      2003
                                                              -------   -------
Prepaid expenses and other current assets...................  $   315   $   315
Other liabilities...........................................   (1,761)   (1,649)
                                                              -------   -------
                                                              $(1,446)  $(1,334)
                                                              =======   =======

     The Company incurred losses in 2003 and prior years and assessed the likelihood of recovering net deferred tax assets, which resulted in the recording of valuation allowances. In 2004 the Company had taxable income and utilized the net operating loss carry forwards from 2003 and prior years. The Company will continue to evaluate the likelihood of recoverability of the remaining deferred tax assets based upon actual and expected operating performance.

10.  SUBSEQUENT EVENTS

 ISSUANCE OF ADDITIONAL 13% SENIOR SECURED NOTES:

     On December 21, 2004, PAHC completed a private offering of 22,491 additional units consisting of $18,207 13% Senior Secured Notes due 2007 of PAHC (the "U.S. Notes") and $4,284 13% Senior Secured Notes due 2007 (the "Dutch Notes" and together with the U.S. Notes, the "Additional Notes") of Philipp Brothers Netherlands III B.V., the direct parent of the Company (the "Dutch Issuer" and together with PAHC, the "Issuers"). The Additional Notes were issued under the Indenture dated October 21, 2003, as amended and supplemented (the "Indenture") under which the Issuers previously issued 105,000 units consisting of $85,000 aggregate principal amount of U.S. Notes and $20,000 aggregate principal amount of Dutch Notes. The proceeds from the sale of the Additional Notes will be used to refinance a portion of PAHC's indebtedness under its domestic senior credit facility.

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)

  SALE OF BELGIUM PLANT:

     On December 16, 2004 the Company entered into an agreement with GlaxoSmithKline Biologicals ("GSK") to sell to GSK substantially all of the Company's facilities in Rixensart, Belgium ("the Belgium Plant") as follows (U.S. dollar amounts at the December 16, 2004 exchange rate): (i) the transfer of substantially all of the land and buildings and certain equipment of the Company at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of the Company for a purchase price of EUR 6,200 ($8,238), payable at closing; (ii) the transfer to GSK of a majority of the employees of the Belgium Plant and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for costs of removal, by demolition or otherwise, certain buildings not to be used by it, but for the Company to reimburse GSK up to a maximum of EUR 700 ($930) for such removal costs; (iv) in recognition of the benefits to PAHC from the proposed transaction, the Company agreeing to pay to GSK EUR 1,500 ($1,993) within six months from the closing date, EUR 1,500 ($1,993) within eighteen months from the closing date, EUR 1,500 ($1,993) within thirty months from the closing date, and EUR 500 ($664) within forty-two months from the closing date; (v) the Company retaining certain excess land (valued at approximately EUR 400 ($531)) and being able to sell such land for its own account; (vi) the Company being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 7,700 ($10,231), of which an amount estimated to be approximately EUR 4,100 ($5,448) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 3,600 ($4,783) would be payable over periods up to thirteen years; and (vii) the Company retaining any or all equipment at the Belgium Plant, and being able to sell such equipment for the account of the Company or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to Philipp Brothers Brasil Holdings Ltda., a related party, which owns a facility in Guarulhos, Brazil or in connection with alternative production arrangements.

     The foregoing transactions and agreements are subject to a closing that is expected to occur no earlier than July 1, 2005 nor later than June 30, 2006.

     The Dutch Notes and related guarantees are secured by a mortgage on the Belgium Plant which will be released in connection with the closing of the sale of the Belgium Plant to GSK.

     The carrying value of the Belgium Plant and related assets at September 30, 2004 is EUR 13,908 ($18,480). The Company is in the process of evaluating the accounting for this transaction and will record an impairment loss, if required, in the second quarter ended December 31, 2004. In addition, the Company will expense severance, plant closure and other related costs in the period in which such liabilities are incurred in accordance with Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". As of the date of this filing, estimates of such costs are in process of being determined.

11.  SUBSEQUENT EVENTS UPDATE (UNAUDITED)

  ISSUANCE OF ADDITIONAL 13% SENIOR SECURED NOTES:

     On December 21, 2004, PAHC and Philipp Brothers Netherlands III B.V. received gross proceeds of $23,391 from the issuance of the Additional Notes. The proceeds were used to refinance indebtedness outstanding under PAHC's domestic senior credit facility. PAHC incurred financing costs of $2,275 in connection with the issuance of the Additional Notes.

     On January 14, 2005, PAHC and its domestic subsidiaries filed a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-4 with respect to an exchange offer for all its Senior Secured Notes, comprised of 105,000 units sold on October 21, 2003 and 22,491 additional units sold on December 21, 2004. On February 4, 2005, such registration statement was declared effective. On February 24, 2005, PAHC and its domestic subsidiaries filed a post-effective amendment to their registration

                       PHIBRO ANIMAL HEALTH SA (BELGIUM)
statement. On March 2, 2005, such post-effective amendment was declared effective. On March 9, 2005, all of PAHC's outstanding units were exchanged for the new registered units.

  SALE OF BELGIUM PLANT:

     The Company has subsequently revised its estimates for certain plant closure costs and legally required severance indemnities (U.S. dollar amounts at the December 31, 2004 exchange rate) as follows: (vi) PAH Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 9,100 ($12,320), of which an amount estimated to be approximately EUR 4,600 ($6,227) would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 4,500 ($6,092) would be payable over periods up to thirteen years.

     The foregoing transactions and agreements are subject to a closing that is expected to occur on November 30, 2005, but in no event earlier than July 1, 2005 or later than June 30, 2006.

     As a result of the above agreement, the Company will depreciate the Belgium plant to its estimated salvage value of EUR 2,470 ($3,344) as of the projected closing date of November 30, 2005. The Company recorded incremental depreciation expense of EUR 394 ($533) in December 2004 and will record an additional EUR 8,662 ($11,727) of incremental depreciation expense ratably through November 2005. The Company recorded severance expense of EUR 6,650 ($9,003) in December 2004 for the estimated minimum severance amounts indicated by law, contract, and/or past practice. The Company estimates it will record additional expense of EUR 2,450 ($3,317) ratably through November 2005 for severance, retention agreements and other costs. The incremental depreciation expense of $533 and severance expense of $9,003 were recorded in December 2004 and were included in cost of goods sold.

     The Company has determined that the carrying amount of the Belgium Plant at December 31, 2004 is recoverable based on the estimated future cash flows arising from the use of the assets.

     In anticipation of transferring production of virginiamycin from the Belgium plant to an alternative production location, the Company has been increasing inventory levels of virginiamycin to ensure adequate supplies during the transfer period. At December 31, 2004 virginiamycin inventories were approximately $40,000 and are expected to continue to increase through November 2005, based on current production rates.

12.  FINANCIAL INSTRUMENTS

     Financial instruments that potentially subject the Company to credit risk consist principally of cash and trade receivables. The Company places its cash with high quality financial institutions. The Company sells to customers in a variety of industries, markets and countries. Concentrations of credit risk with respect to receivables arising from these sales are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial conditions are performed and, generally, no collateral is required. The Company maintains appropriate reserves for uncollectible receivables.

     The carrying amounts of cash, trade receivables and trade payables is considered to be representative of their fair value because of their short maturities.

             ------------------------------------------------------
             ------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PAHC HOLDINGS CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

Prospectus Summary.......................    1
Risk Factors.............................   15
Use of Proceeds..........................   27
Capitalization...........................   28
Selected Consolidated Historical
  Financial Information..................   29
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................   32
Business.................................   60
Conditions in Israel.....................   79
Management...............................   81
Principal Stockholders...................   89
Description of Capital Stock.............   90
Certain Relationships and Related Party
  Transactions...........................   92
Description of Certain Indebtedness......   95
The Exchange Offer.......................   98
Description of the New Notes.............  107
Certain United States Federal Income Tax
  Consequences...........................  144
Plan of Distribution.....................  150
Legal Matters............................  151
Experts..................................  151
Where You Can Find More Information......  151
Index to Consolidated Financial
  Statements.............................  F-1

                             ---------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION
    UNTIL          , 2005 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  $29,000,000
                           PAHC HOLDINGS CORPORATION
                               OFFER TO EXCHANGE
                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                              FOR ALL OUTSTANDING
                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                          , 2005

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following summary is subject to the complete text of the statutes and organizational documents of the Registrant and is qualified in its entirety by reference thereto.

     PAHC Holdings Corporation is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers who are or were party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or are or were serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a Delaware corporation may indemnify its directors and officers who were or are a party or are threatened to be a made party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or are or were serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article Sixth of the Certificate of Incorporation of PAHC Holdings Corporation provides that the corporation shall have the power to indemnify and advance expenses to any person to the full extent permitted from time to time by the DGCL. Article Sixth further provides that the indemnification and advancement of expenses provided by Article Sixth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Article Seventh provides that to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

     Section 8.1 of the by-laws of PAHC Holdings Corporation provides that to the fullest extent permitted by the laws of the State of Delaware, a director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as director.

     Section 8.2(a) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section
8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that if the laws of the State of Delaware require, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 8.2 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 8.2(b) provides that if a claim under paragraph (a) of Section 8.2 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Delaware, nor an actual determination by the Corporation (including the Board's independent legal counsel, or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 8.3 provides that the right to indemnification and the payment of expenses conferred in Article VIII shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.4 provides that the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of Delaware.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
   3.1        Certificate of Incorporation of the Registrant.
   3.2        By-laws of the Registrant.
   4.1(a)     Indenture, dated as of February 10, 2005, between the
              Registrant, as Issuer, and HSBC Bank USA, National
              Association, as Trustee and as Collateral Agent, relating to the 15% Senior Secured Notes due 2010 of Registrant, and
              exhibits thereto, including Form of 15% Senior Secured Note due 2010 of Registrant.
   4.1(b)     Registration Rights Agreement, dated February 10, 2005,
              between the Registrant, as Issuer, and Jefferies & Company,
              Inc., as the Initial Purchaser.
   4.1(c)     Purchase Agreement, dated February 7, 2005, between the
              Registrant and Jefferies & Company, Inc., as the Initial
              Purchaser.
   5.1        Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP
              regarding the validity of the Notes, including consent.
  10.1(a)     Stockholders Agreement, dated December 29, 1987, by and
              between Phibro Animal Health Corporation (formerly Philipp
              Brothers Chemicals, Inc.) ("PAHC"), Charles H. Bendheim,
              Jack C. Bendheim and Marvin S. Sussman.
  10.1(b)     Subscription and Exchange Agreement, dated as of February
              10, 2005, by and between PAHC, the Registrant, Jack C.
              Bendheim and Marvin S. Sussman, amending the Stockholders
              Agreement dated December 29, 1987.
  10.2        Security Agreement, dated as of February 10, 2005, executed and delivered by the Registrant in favor of HSBC Bank USA,
              National Association as Collateral Agent for the Trustee and
              Holders.
  10.3        Pledge Agreement, dated as of February 10, 2005, by and
              between the Registrant and HSBC Bank USA, National
              Association as Collateral Agent for the Trustee and
              Noteholders.
  12          Computation of Ratio of Earnings to Fixed Charges.
  21          List of Subsidiaries.
  23.1        Consent of PricewaterhouseCoopers LLP.
  23.2        Consent of Golenbock Eiseman Assor Bell & Peskoe LLP
              (included in Exhibit 5.1).
  24.1        Powers of Attorney (included as part of signature page).
  25.1        Statement of Eligibility of HSBC Bank USA, National
              Association on Form T-1.
  99.1        Form of Letter of Transmittal.
  99.2        Form of Notice of Guaranteed Delivery.
  99.3        Form of Letter to Holders of Notes.
  99.4        Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees Concerning Offer For All
              Outstanding Notes.
  99.5        Form of Letter to Clients Concerning Offer For All
              Outstanding Notes.
  99.6        Guidelines for Certification of Taxpayer Identification
              Number on Substitute Form W-9.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield Park, State of New Jersey on March 28, 2005.

                                          PAHC HOLDINGS CORPORATION

                                          BY:     /s/ JACK C. BENDHEIM
                                            ------------------------------------
                                                      Jack C. Bendheim
                                                   Chairman of the Board

                                          By:     /s/ GERALD K. CARLSON
                                            ------------------------------------
                                                     Gerald K. Carlson
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jack C. Bendheim and Gerald K. Carlson, severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign the within Registration Statement and any and all amendments thereto, and to file the same, and all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

        /s/ GERALD K. CARLSON                 Chief Executive Officer         March 28, 2005
--------------------------------------     (Principal Executive Officer)
          Gerald K. Carlson

         /s/ JACK C. BENDHEIM             Director, Chairman of the Board     March 28, 2005
--------------------------------------     (Principal Executive Officer)
           Jack C. Bendheim

        /s/ RICHARD G. JOHNSON                Chief Financial Officer         March 28, 2005
--------------------------------------    (Principal Financial Officer and
          Richard G. Johnson               Principal Accounting Officer)

        /s/ MARVIN S. SUSSMAN                         Director                March 28, 2005
--------------------------------------
          Marvin S. Sussman

        /s/ JAMES O. HERLANDS                         Director                March 28, 2005
--------------------------------------
          James O. Herlands

                                 EXHIBIT INDEX

 EXHIBIT NO.                        DESCRIPTION OF EXHIBIT
 -----------                        ----------------------
   3.1           Certificate of Incorporation of the Registrant.
   3.2           By-laws of the Registrant.
   4.1(a)        Indenture, dated as of February 10, 2005, between the
                 Registrant, as Issuer, and HSBC Bank USA, National
                 Association, as Trustee and as Collateral Agent, relating to the 15% Senior Secured Notes due 2010 of Registrant, and
                 exhibits thereto, including Form of 15% Senior Secured Note due 2010 of Registrant.
   4.1(b)        Registration Rights Agreement, dated February 10, 2005,
                 between the Registrant, as Issuer, and Jefferies & Company,
                 Inc., as the Initial Purchaser.
   4.1(c)        Purchase Agreement, dated February 7, 2005, between the
                 Registrant and Jefferies & Company, Inc., as the Initial
                 Purchaser.
   5.1           Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP
                 regarding the validity of the Notes, including consent.
  10.1(a)        Stockholders Agreement, dated December 29, 1987, by and
                 between Phibro Animal Health Corporation (formerly Philipp
                 Brothers Chemicals, Inc.) ("PAHC"), Charles H. Bendheim,
                 Jack C. Bendheim and Marvin S. Sussman.
  10.1(b)        Subscription and Exchange Agreement, dated as of February
                 10, 2005, by and between PAHC, the Registrant, Jack C.
                 Bendheim and Marvin S. Sussman, amending the Stockholders
                 Agreement dated December 29, 1987.
  10.2           Security Agreement, dated as of February 10, 2005, executed and delivered by the Registrant in favor of HSBC Bank USA,
                 National Association as Collateral Agent for the Trustee and
                 Holders.
  10.3           Pledge Agreement, dated as of February 10, 2005, by and
                 between the Registrant and HSBC Bank USA, National
                 Association as Collateral Agent for the Trustee and
                 Noteholders.
  12             Computation of Ratio of Earnings to Fixed Charges.
  21             List of Subsidiaries.
  23.1           Consent of PricewaterhouseCoopers LLP.
  23.2           Consent of Golenbock Eiseman Assor Bell & Peskoe LLP
                 (included in Exhibit 5.1).
  24.1           Powers of Attorney (included as part of signature page).
  25.1           Statement of Eligibility of HSBC Bank USA, National
                 Association on Form T-1.
  99.1           Form of Letter of Transmittal.
  99.2           Form of Notice of Guaranteed Delivery.
  99.3           Form of Letter to Holders of Notes.
  99.4           Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                 Companies and Other Nominees Concerning Offer For All
                 Outstanding Notes.
  99.5           Form of Letter to Clients Concerning Offer For All
                 Outstanding Notes.
  99.6           Guidelines for Certification of Taxpayer Identification
                 Number on Substitute Form W-9.
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